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                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                         Dated as of September 26, 2002

                                $1,200,364,495.78

                       Mortgage Pass-Through Certificates
                                  Series 2002-E


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

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions...................................................
Section 1.02  Acts of Holders...............................................
Section 1.03  Effect of Headings and Table of Contents......................
Section 1.04  Benefits of Agreement.........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by Custodian.......................................
Section 2.03  Representations and Warranties of the Master Servicer and the
               Seller.......................................................
Section 2.04  Execution and Delivery of Certificates........................
Section 2.05  Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date............................
Section 2.06  Optional Substitution of Mortgage Loans.......................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account...........................................
Section 3.02  Permitted Withdrawals from the Certificate Account............
Section 3.03  Advances by Master Servicer and Trustee.......................
Section 3.04  Custodian to Cooperate; Release of Owner Mortgage Loan Files..
Section 3.05  Reports to the Trustee; Annual Compliance Statements..........
Section 3.06  Title, Management and Disposition of Any REO Mortgage Loan....
Section 3.07  Amendments to Servicing Agreements,
               Modification of Standard Provisions..........................
Section 3.08  Oversight of Servicing........................................
Section 3.09  Termination and Substitution of Servicing Agreements..........
Section 3.10  Application of Net Liquidation Proceeds.......................
Section 3.11  Act Reports...................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions.................................................
Section 4.02  Allocation of Realized Losses.................................
Section 4.03  Paying Agent..................................................
Section 4.04  Statements to Certificateholders;
               Reports to the Trustee and the Seller........................
Section 4.05  Reports to Mortgagors and the Internal Revenue Service........
Section 4.06  Calculation of Amounts; Binding Effect of Interpretations and
               Actions of Master Servicer...................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..............................................
Section 5.02  Registration of Certificates..................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 5.04  Persons Deemed Owners.........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses.....
Section 5.06  Maintenance of Office or Agency...............................
Section 5.07  Definitive Certificates.......................................
Section 5.08  Notices to Clearing Agency....................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer...............
Section 6.02  Merger or Consolidation of the Seller or the Master Servicer..
Section 6.03  Limitation on Liability of the Seller, the Master Servicer and
               Others ......................................................
Section 6.04  Resignation of the Master Servicer............................
Section 6.05  Compensation to the Master Servicer...........................
Section 6.06  Assignment or Delegation of Duties by Master Servicer.........
Section 6.07  Indemnification of Trustee and Seller by Master Servicer......


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default.............................................
Section 7.02  Other Remedies of Trustee.....................................
Section 7.03  Directions by Certificateholders and
               Duties of Trustee During Event of Default....................
Section 7.04  Action upon Certain Failures of the
               Master Servicer and upon Event of Default....................
Section 7.05  Trustee to Act; Appointment of Successor......................
Section 7.06  Notification to Certificateholders............................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee.............................................
Section 8.02  Certain Matters Affecting the Trustee.........................
Section 8.03  Trustee Not Required to Make Investigation....................
Section 8.04  Trustee Not Liable for Certificates or Mortgage Loans.........
Section 8.05  Trustee May Own Certificates..................................
Section 8.06  The Master Servicer to Pay Fees and Expenses..................
Section 8.07  Eligibility Requirements......................................
Section 8.08  Resignation and Removal.......................................
Section 8.09  Successor.....................................................
Section 8.10  Merger or Consolidation.......................................
Section 8.11  Authenticating Agent..........................................
Section 8.12  Separate Trustees and Co-Trustees.............................
Section 8.13  Tax Matters; Compliance with REMIC Provisions.................
Section 8.14  Monthly Advances..............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the
               Seller or Liquidation of All Mortgage Loans..................
Section 9.02  Additional Termination Requirements...........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment.....................................................
Section 10.02 Recordation of Agreement......................................
Section 10.03 Limitation on Rights of Certificateholders....................
Section 10.04 Governing Law; Jurisdiction...................................
Section 10.05 Notices.......................................................
Section 10.06 Severability of Provisions....................................
Section 10.07 Special Notices to Rating Agencies............................
Section 10.08 Covenant of Seller............................................
Section 10.09 Recharacterization............................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01 Cut-Off Date..................................................
Section 11.02 Cut-Off Date Aggregate Principal Balance......................
Section 11.03 Original Group Percentage.....................................
Section 11.03(a) Original Group I-A Percentage..............................
Section 11.03(b) Original Group II-A Percentage.............................
Section 11.04 Original Principal Balances of the Classes of Class A
               Certificates ................................................
Section 11.05 Original Subordinated Percentage..............................
Section 11.06 Original Aggregate Subordinate Percentage.....................
Section 11.07 Original Class B Principal Balance............................
Section 11.08 Original Principal Balances of the Classes of Class B
               Certificates. ...............................................
Section 11.09 Original Class M Percentage...................................
Section 11.10 Original Class M Principal Balance............................
Section 11.11 Original Class M Fractional Interest..........................
Section 11.12 Original Class B-1 Fractional Interest........................
Section 11.13 Original Class B-2 Fractional Interest........................
Section 11.14 Original Class B-3 Fractional Interest........................
Section 11.15 Original Class B-4 Fractional Interest........................
Section 11.16 Original Class B-5 Fractional Interest........................
Section 11.17 Closing Date..................................................
Section 11.18 Right to Purchase.............................................
Section 11.19 Wire Transfer Eligibility.....................................
Section 11.20 Single Certificate............................................
Section 11.21 Servicing Fee Rate............................................
Section 11.22 Master Servicing Fee Rate.....................................

                                    EXHIBITS

EXHIBIT A-I-A-1         -     Form of Face of Class I-A-1
EXHIBIT A-I-A-R         -     Form of Face of Class I-A-R Certificate
EXHIBIT A-I-A-LR        -     Form of Face of Class I-A-LR
EXHIBIT A-II-A-1        -     Form of Face of Class II-A-1 Certificate
EXHIBIT B-1             -     Form of Face of Class B-1 Certificate
EXHIBIT B-2             -     Form of Face of Class B-2 Certificate
EXHIBIT B-3             -     Form of Face of Class B-3 Certificate
EXHIBIT B-4             -     Form of Face of Class B-4 Certificate
EXHIBIT B-5             -     Form of Face of Class B-5 Certificate
EXHIBIT B-6             -     Form of Face of Class B-6 Certificate
EXHIBIT C               -     Form of Face of Class M Certificate
EXHIBIT D               -     Form of Reverse of Series 2002-E Certificates
EXHIBIT E               -     Custodial Agreement
EXHIBIT F-1             -     Schedule of Mortgage Loans in Loan Group I
EXHIBIT F-2             -     Schedule of Mortgage Loans in Loan Group II
EXHIBIT G               -     Request for Release
EXHIBIT H               -     Affidavit Pursuant to Section 860E(e)(4) of the
                               Internal
                              Revenue Code of 1986, as amended, and for
                               Non-ERISA Investors
EXHIBIT I               -     Letter from Transferor of Residual Certificates
EXHIBIT J               -     Transferee's Letter (Class [B-4] [B-5] [B-6]
                               Certificates)
EXHIBIT K               -     Reserved
EXHIBIT L               -     Servicing Agreements
EXHIBIT M               -     Form of Special Servicing Agreement
EXHIBIT N                     Form of Initial Certification of the Custodian
EXHIBIT O                     Form of Final Certification of the Custodian
SCHEDULE I              -     Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of September 26, 2002 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee.

                          W I T N E S S E T H  T H A T:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

            DEFINITIONS SECTION 1.01 DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Adjusted Principal Balance: As to any Distribution Date and the Class M Certificates or any Class of Class B Certificates, the greater of (A) zero and (B)(i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less, with respect to the Class M Certificates, the Class B Principal Balance or, with respect to any Class B Certificates, the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Aggregate Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Aggregate Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date and (ii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Adjustment Date: As to each Mortgage Loan, the Due Date on which date an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note, which Due Date is the date set forth in the Mortgage Loan Schedule as the first Adjustment Date and each subsequent anniversary thereof.

            Aggregate Adjusted Pool Amount: With respect to any Distribution Date, the sum of the Group I Adjusted Pool Amount and Group II Adjusted Pool Amount.

            Aggregate Class A Principal Balance: With respect to any Determination Date, the sum of the Group I-A Principal Balance and Group II-A Principal Balance.

            Aggregate Class A Percentage: With respect to any Distribution Date, the percentage, the numerator of which is the Aggregate Class A Principal Balance prior to giving effect to any distributions on such Distribution Date, and the denominator of which is the sum of the Pool Balances for each Loan Group on the first day of the month preceding the month of such Distribution Date.

            Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

            Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

            Aggregate Principal Balance: As of any Determination Date, the sum of the Group I-A Principal Balance, the Group II-A Principal Balance, the Class M Principal Balance and the Class B Principal Balance as of such date.

            Aggregate Subordinate Percentage: As to any Determination Date, the Subordinate Principal Balance divided by the sum of the Group I Pool Balance and Group II Pool Balance.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Apportioned Class B Principal Distribution Amount: As to any Distribution Date and any Class of Class B Certificates, the product of (i) the applicable Class B Principal Distribution Amount and (ii) the Apportionment Fraction for such Class.

            Apportioned Class M Principal Distribution Amount: As to any Distribution Date and the Class M Certificates, the product of (i) the Class M Principal Distribution Amount and (ii) the Apportionment Fraction for such Class.

            Apportionment Fraction: As to the Class M Certificates or any Class of Class B Certificates and any Distribution Date occurring prior to the Subordination Depletion Date and on or after the Distribution Date on which the Principal Balance of each Class of one Group has been reduced to zero, a fraction, the numerator of which is the Class M Loan Group Optimal Principal Amount or Class B Loan Group Optimal Principal Amount for which the corresponding Class A Certificates are no longer outstanding and the denominator of which is the Class M Optimal Principal Amount or applicable Class B Optimal Principal Amount, as the case may be, without regard to the proviso thereto.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicing Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-entry Certificate: Any one of the Class I-A-1 Certificates, Class II-A-1 Certificates, Class M Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates, Class M Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, Wachovia Bank, National Association; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class I-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit D hereto.

            Class I-A-1 Certificateholder: The registered holder of a Class I-A-1 Certificate.

            Class I-A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-LR and Exhibit D hereto.

            Class I-A-LR Certificateholder: The registered holder of the Class I-A-LR Certificate.

            Class I-A-lS Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class I-A-lQ Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class I-A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-R and Exhibit D hereto.

            Class I-A-R Certificateholder: The registered holder of the Class I-A-R Certificate.

            Class II-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-1 and Exhibit D hereto.

            Class II-A-1 Certificateholder: The registered holder of a Class II-A-1 Certificate.

            Class II-A-LS Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class II-A-LQ Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class A Certificate: Any of the Group I-A Certificates or Group II-A Certificates.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount and (b) the Group II-A Interest Accrual Amount.

            Class A Pass-through Rate: As to the Class I-A-1, Class I-A-LR, Class I-A-R Certificates and the first Distribution Date, 4.972% per annum. For each Distribution Date after the initial Distribution Date, the Class A Pass-Through Rate on the Class I-A-1, Class I-A-R and Class I-A-LR Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group I Mortgage Loans (based on Scheduled Principal Balances of the Group I Mortgage Loans on the first day of the month preceding the month of such Distribution Date). As to the Class II-A-1 Certificates and the first Distribution Date, 5.221% per annum. For each Distribution Date after the initial Distribution Date, the Class A Pass-Through Rate on the Class II-A-1 Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group II Mortgage Loans (based on Scheduled Principal Balances of the Group II Mortgage Loans on the first day of the month preceding the month of such Distribution Date).

            Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts or Group II-A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loan Group I Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group I Optimal Principal Amounts.

            Class B Loan Group Ii Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group II Optimal Principal Amounts.

            Class B Loan Group Optimal Principal Amount: Either the Class B Loan Group I Optimal Principal Amount or Class B Loan Group II Optimal Principal Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

            Class B Pass-through Rate: As to the initial Distribution Date, 5.068% per annum. As to each Distribution Date thereafter, a per annum rate equal to the weighted average (based on the Group Subordinate Amount of each Loan Group) of the Weighted Average Net Mortgage Interest Rate of each Loan Group.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Principal Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Principal Distribution Amounts.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit D hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs first, second and third of Section 4.01(a)(iii).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(iii).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan), or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-1 Prepayment Percentage or Group II Class B-1 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates
(A) pursuant to Paragraph third of Section 4.01(a)(iii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance and the Class M Principal Balance as of such Determination Date.

            Class B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraph third of Section 4.01(a)(iii).

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(iii).

            Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit D hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs fourth, fifth and sixth of Section 4.01(a)(iii).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph fourth of Section 4.01(a)(iii).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan), or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-2 Prepayment Percentage or Group II Class B-2 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates
(A) pursuant to Paragraph sixth of Section 4.01(a)(iii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class M Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraph sixth of Section 4.01(a)(iii).

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph fifth of Section 4.01(a)(iii).

            Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit D hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs seventh, eighth and ninth of Section 4.01(a)(iii).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph seventh of Section 4.01(a)(iii).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan), or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-3 Prepayment Percentage or Group II Class B-3 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates
(A) pursuant to Paragraph ninth of Section 4.01(a)(iii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraph ninth of Section 4.01(a)(iii).

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph eighth of Section 4.01(a)(iii).

            Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit D hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs tenth, eleventh and twelfth of Section 4.01(a)(iii).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.01(a)(iii).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan), or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-4 Prepayment Percentage or Group II Class B-4 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates
(A) pursuant to Paragraph twelfth of Section 4.01(a)(iii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraph twelfth of Section 4.01(a)(iii).

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eleventh of Section 4.01(a)(iii).

            Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit D hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs thirteenth, fourteenth and fifteenth of Section 4.01(a)(iii).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph thirteenth of Section 4.01(a)(iii).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan), or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-5 Prepayment Percentage or Group II Class B-5 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates
(A) pursuant to Paragraph fifteenth of Section 4.01(a)(iii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraph fifteenth of Section 4.01(a)(iii).

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph fourteenth of Section 4.01(a)(iii).

            Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit D hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a)(iii).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph sixteenth of Section 4.01(a)(iii).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan), or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-6 Prepayment Percentage or Group II Class B-6 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(iii); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraph eighteenth of Section 4.01(a)(iii).

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph seventeenth of Section 4.01(a)(iii).

            Class M Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit C and Exhibit D hereto.

            Class M Certificateholder: The registered holder of a Class M Certificate.

            Class M Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class M Certificates pursuant to Paragraphs first, second and third of Section 4.01(a)(ii).

            Class M Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class M Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class M Certificates on such Distribution Date pursuant to Paragraph third of Section 4.01(a)(ii).

            Class M Optimal Principal Amount: As to any Distribution Date, an amount equal the sum of (I) to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class M Percentage (with respect to each such Group I Mortgage Loan) or Group II Class M Percentage (with respect to each such Group II Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class M Prepayment Percentage (with respect to each such Group I Mortgage Loan), or Group II Class M Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class M Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class M Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class M Percentage (with respect to each such Group I Mortgage Loan) or Group II Class M Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class M Prepayment Percentage or Group II Class M Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class M Optimal Principal Amount will equal the lesser of (A) the Class M Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class M Certificates.

            Class M Pass-through Rate: As to the initial Distribution Date, 5.068% per annum. As to each Distribution Date thereafter, a per annum rate equal to the weighted average (based on the Group Subordinate Amount of each Loan Group) of the Weighted Average Net Mortgage Interest Rate of each Loan Group.

            Class M Principal Balance: As to the first Determination Date, the Original Class M Principal Balance. As of any subsequent Determination Date, the Original Class M Principal Balance less the sum of all amounts previously distributed in respect of the Class M Certificates on prior Distribution Dates
(A) pursuant to Paragraph third of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class M Certificates are the most subordinate Certificates outstanding, the Class M Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance as of such Determination Date.

            Class M Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class M Certificates pursuant to Paragraph third of Section 4.01(a)(ii).

            Class M Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class M Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class M Certificates on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(ii).

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.17.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the least of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (c) the Available Master Servicing Compensation for such Distribution Date.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument, is located at 401 South Tryon Street, Charlotte, North Carolina 28288.

            Current Group I-a Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph first clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph first clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs first, fourth, seventh, tenth, thirteenth and sixteenth of Section 4.01(a)(iii) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Current Class M Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Principal Balance by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class M Fractional Interest.

            Current Class M Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class M Certificates pursuant to Paragraph first of Section 4.01(a)(ii) on such Distribution Date.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Curtailment Interest Shortfall: On any Distribution Date with respect to a Mortgage Loan which was the subject of a Curtailment:

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Curtailment is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Curtailment is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Curtailment is received.

            Custodial Agreement: The Custodial Agreement, dated as of September 26, 2002, among the Custodian, the Seller, the Master Servicer and the Trustee, which is attached hereto as Exhibit E, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Wells Fargo Bank Minnesota, National Association, or its successor in interest under the Custodial Agreement.

            Cut-off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

            Cut-off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

            Cut-off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Delinquency and Loss Tests: As to any Distribution Date, the delinquency and loss tests described in clauses (A) and (B) of the second paragraph of the definition of "Group I-A Prepayment Percentage" and "Group II-A Prepayment Percentage."

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each Rating Agency and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (ix) ny mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments hereunder, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Liquidation Proceeds: Liquidation Proceeds received by a Servicer during the Unscheduled Principal Receipt Period in which the related Mortgage Loan became a Liquidated Loan.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Class A Certificates and Class B Certificates is October 25, 2032, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Adjustment Date to determine (subject to rounding, the Periodic Cap and the Rate Ceiling) the Mortgage Interest Rate on such Mortgage Loan until the next Adjustment Date.

            Group: The Group I-A Certificates or Group II-A Certificates.

            Group Subordinate Amount: Either the Group I Subordinate Amount or Group II Subordinate Amount.

            Group a Principal Balance: Any of the Group I-A Principal Balance or Group II-A Principal Balance.

            Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group I Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Apportioned Principal Balance: As to any Distribution Date and the Class M Certificates or any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of such Class of Class M or Class B Certificates and (ii) a fraction, the numerator of which is the Group I Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

            Group I Class B Percentage: Any one of the Group I Class B-1 Percentage, Group I Class B-2 Percentage, Group I Class B-3 Percentage, Group I Class B-4 Percentage, Group I Class B-5 Percentage or Group I Class B-6 Percentage.

            Group I Class B Prepayment Percentage: Any of the Group I Class B-1 Prepayment Percentage, Group I Class B-2 Prepayment Percentage, Group I Class B-3 Prepayment Percentage, Group I Class B-4 Prepayment Percentage, Group I Class B-5 Prepayment Percentage or Group I Class B-6 Prepayment Percentage.

            Group I Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance.

            Group I Class B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Subordinate Principal Balance and
(b) for the purpose of allocating all other unscheduled principal distributions, the sum of the Class M Principal Balance and the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(iii), in the event that the Class B-1 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-1 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Group I Class B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance.

            Group I Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Subordinate Principal Balance and
(b) for the purpose of allocating all other unscheduled principal distributions the sum of the Class M Principal Balance and the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(iii), in the event that the Class B-2 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-2 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Group I Class B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance.

            Group I Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Subordinate Principal Balance and
(b) for the purpose of allocating all other unscheduled principal distributions the sum of the Class M Principal Balance and the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(iii), in the event that the Class B-3 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-3 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Group I Class B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance.

            Group I Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Subordinate Principal Balance and
(b) for the purpose of allocating all other unscheduled principal distributions the sum of the Class M Principal Balance and the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(iii), in the event that the Class B-4 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-4 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Group I Class B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance.

            Group I Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Subordinate Principal Balance and
(b) for the purpose of allocating all other unscheduled principal distributions the sum of the Class M Principal Balance and the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(iii), in the event that the Class B-5 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-5 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Group I Class B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance.

            Group I Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Subordinate Principal Balance and
(b) for the purpose of allocating all other unscheduled principal distributions the sum of the Class M Principal Balance and the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(iii), in the event that the Class B-6 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-6 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Group I Class M Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance.

            Group I Class M Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, (i) if any Class B Certificates are eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or
(ii) except as set forth in Section 4.01(d)(iii), in the event that the Class B Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), one.

            Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1A attached hereto.

            Group I Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group I-A Certificates, Class M Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trustee;

            (c) that portion of each payment of interest on a particular Group I Mortgage Loan which represents (i) the applicable Servicing Fee and (ii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group I Mortgage Loan substituted for a Group I Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group I Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i)   Liquidation Profits in respect of Group I Mortgage Loans;

            (j)   Month End Interest in respect of Group I Mortgage Loans;

            (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group I Mortgage Loans; and

            (l) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group I Subordinate Amount: As to any Distribution Date, the excess of (i) the Group I Pool Balance over (ii) the Group I-A Principal Balance.

            Group I Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

            Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

            Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group II Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Apportioned Principal Balance: As to any Distribution Date and the Class M Certificates or any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of such Class of Class M or Class B Certificates and (ii) a fraction, the numerator of which is the Group II Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and Group II Subordinate Amount.

            Group II Class B Percentage: Any one of the Group II Class B-1 Percentage, Group II Class B-2 Percentage, Group II Class B-3 Percentage, Group II Class B-4 Percentage, Group II Class B-5 Percentage or Group II Class B-6 Percentage.

            Group II Class B Prepayment Percentage: Any of the Group II Class B-1 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group II Class B-4 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group II Class B-6 Prepayment Percentage.

            Group II Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance.

            Group II Class B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Subordinate Principal Balance and
(b) for the purpose of allocating all other unscheduled principal distributions the sum of the Class M Principal Balance and the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(iii), in the event that the Class B-1 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class B-1 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Group II Class B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance.

            Group II Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Subordinate Principal Balance and
(b) for the purpose of allocating all other unscheduled principal distributions the sum of the Class M Principal Balance and the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(iii), in the event that the Class B-2 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class B-2 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Group II Class B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance.

            Group II Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Subordinate Principal Balance and
(b) for the purpose of allocating all other unscheduled principal distributions the sum of the Class M Principal Balance and the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(iii), in the event that the Class B-3 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class B-3 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Group II Class B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance.

            Group II Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Subordinate Principal Balance and
(b) for the purpose of allocating all other unscheduled principal distributions the sum of the Class M Principal Balance and the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(iii), in the event that the Class B-4 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class B-4 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Group II Class B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance.

            Group II Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Subordinate Principal Balance and
(b) for the purpose of allocating all other unscheduled principal distributions the sum of the Class M Principal Balance and the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(iii), in the event that the Class B-5 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class B-5 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Group II Class B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance.

            Group II Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Subordinate Principal Balance and
(b) for the purpose of allocating all other unscheduled principal distributions the sum of the Class M Principal Balance and the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(iii), in the event that the Class B-6 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class B-6 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Group II Class M Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance.

            Group II Class M Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Subordinate Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, (i) if any Class B Certificates are eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or
(ii) except as set forth in Section 4.01(d)(iii), in the event that the Class B Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), one.

            Group II Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1B attached hereto.

            Group II Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group II-A Certificates, Class M Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trustee;

                  (c) that portion of each payment of interest on a particular Group II Mortgage Loan which represents (i) the applicable Servicing Fee and (ii) the Master Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group II Mortgage Loan substituted for a Group II Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group II Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

                  (h) all income from Eligible Investments that is held in the
            Certificate Account for the account of the Master Servicer;

                  (i) Liquidation Profits in respect of Group II Mortgage Loans;

                  (j) Month End Interest in respect of Group II Mortgage Loans;

                  (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group II Mortgage Loans; and

                  (l) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group II Subordinate Amount: As to any Distribution Date, the excess of (i) the Group II Pool Balance over (ii) the Group II-A Principal Balance.

            Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

            Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

            Group I-A Certificate: Any Class I-A-1, Class I-A-R or Class I-A-LR Certificate.

            Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates, the amount distributable to such Class of Group I-A Certificates pursuant to Paragraphs first clause (A), second clause (A) and third clause (A) of Section 4.01(a)(i).

            Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class I-A Certificates with respect to such Distribution Date.

            Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (A) of Section 4.01(a)(i).

            Group I-A Loss Denominator: As to any Determination Date, an amount equal to the Group I-A Principal Balance.

            Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group I-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount, (ii) the Aggregate Group I-A Unpaid Interest Shortfall and (iii) the Group I-A Optimal Principal Amount.

            Group I-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group I-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I-A Prepayment Percentage of the Recovery for Loan Group I for such Distribution Date.

            Group I-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group I-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in September 2009, 100%. As to any Distribution Date subsequent to September 2009 to and including the Distribution Date in September 2010, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2010 to and including the Distribution Date in September 2011, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2011 to and including the Distribution Date in September 2012, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2012 to and including the Distribution Date in September 2013, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2013, the Group I-A Percentage as of such Distribution Date.

            No reduction of the level of the Group I-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in both Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Subordinate Principal Balance; and (B) cumulative Realized Losses on the Mortgage Loans in both Loan Groups do not exceed the following percentages of the Original Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including October 2009 and September 2010 (2) 35%, if such Distribution Date occurs between and including October 2010 and September 2011,
(3) 40%, if such Distribution Date occurs between and including October 2011 and September 2012, (4) 45%, if such Distribution Date occurs between and including October 2012 and September 2013, and (5) 50%, if such Distribution Date occurs during or after October 2013.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the September preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Aggregate Subordinate Percentage is equal to or greater than twice the Aggregate Subordinate Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in both Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Subordinate Principal Balance and
(iii)(A) prior to the Distribution Date in October 2005, cumulative Realized Losses on the Mortgage Loans in both Loan Groups do not exceed 20% of the Original Subordinated Principal Amount, then the Group I-A Prepayment Percentage for such Distribution Date will equal the Group I-A Percentage for such Distribution Date plus 50% of the Group I Subordinated Percentage for such Distribution Date or (B) on or after the Distribution Date in October 2005, cumulative Realized Losses on the Mortgage Loans in both Loan Groups do not exceed 30% of the Original Subordinated Principal Amount, then the Group I-A Prepayment Percentage for such Distribution Date will equal the Group I-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group I-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group I-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group I-A Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group I-A Principal Balance to zero. In addition, once the Group I-A Principal Balance has been reduced to zero, the Group I-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group I-A Certificates.

            Group I-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

            Group I-A Shortfall Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group I-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group II-A Certificate: Any Class II-A-1 Certificate.

            Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates, the amount distributable to such Class of Group II-A Certificates pursuant to Paragraphs first clause (B), second clause
(B) and third clause (B) of Section 4.01(a)(i).

            Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

            Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (B) of Section 4.01(a)(i).

            Group II-A Loss Denominator: As to any Determination Date, an amount equal to the Group II-A Principal Balance.

            Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group II-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount, (ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Optimal Principal Amount.

            Group II-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group II-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group II-A Prepayment Percentage of the Recovery for Loan Group II for such Distribution Date.

            Group II-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group II-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in September 2009, 100%. As to any Distribution Date subsequent to September 2009 to and including the Distribution Date in September 2010, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2010 to and including the Distribution Date in September 2011, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2011 to and including the Distribution Date in September 2012, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2012 to and including the Distribution Date in September 2013, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2013, the Group II-A Percentage as of such Distribution Date.

            No reduction of the level of the Group II-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in both Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Subordinate Principal Balance; and (B) cumulative Realized Losses on the Mortgage Loans in both Loan Groups do not exceed the following percentages of the Original Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including October 2009 and September 2010 (2) 35%, if such Distribution Date occurs between and including October 2010 and September 2011,
(3) 40%, if such Distribution Date occurs between and including October 2011 and September 2012, (4) 45%, if such Distribution Date occurs between and including October 2012 and September 2013, and (5) 50%, if such Distribution Date occurs during or after October 2013.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the September preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Aggregate Subordinate Percentage is equal to or greater than twice the Aggregate Subordinate Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in both Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Subordinate Principal Balance and
(iii)(A) prior to the Distribution Date in October 2005, cumulative Realized Losses on the Mortgage Loans in both Loan Groups do not exceed 20% of the Original Subordinated Principal Amount, then the Group II-A Prepayment Percentage for such Distribution Date will equal the Group II-A Percentage for such Distribution Date plus 50% of the Group II Subordinated Percentage for such Distribution Date or (B) on or after the Distribution Date in October 2005, cumulative Realized Losses on the Mortgage Loans in both Loan Groups do not exceed 30% of the Original Subordinated Principal Amount, then the Group II-A Prepayment Percentage for such Distribution Date will equal the Group II-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group II-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group II-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group II-A Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group II-A Principal Balance to zero. In addition, once the Group II-A Principal Balance has been reduced to zero, the Group II-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group II-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class II-A-1 Certificates.

            Group II-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph third clause (B) of Section 4.01(a)(i).

            Group II-A Shortfall Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group II-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Index: As to any Mortgage Loan and Adjustment Date, a rate per annum that is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15
(519) and most recently available as of the date 45 days before the applicable Adjustment Date. In the event such Index is no longer available, the applicable Servicer will select a substitute Index in accordance with the terms of the related Mortgage Note and in compliance with federal and state law.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates, (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus
(ii) the sum of (A) the Group I-A Interest Percentage or Group II-A Interest Percentage of the interest portion of any Realized Losses allocated to the Group I-A Certificates or the Group II-A Certificates, as applicable, on or after the Subordination Depletion Date pursuant to Section 4.02(e) and (B) the Class A Interest Percentage of such Class of the sum of any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class A Certificates with respect to such Distribution Date.

            As to any Distribution Date and the Class M Certificates, an amount equal to (i) the product of 1/12th of the Class M Pass-Through Rate and the Principal Balance of the Class M Certificates as of the Determination Date preceding such Distribution Date minus (ii) the sum of any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class M Certificates with respect to such Distribution Date.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of the sum of any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B Certificates with respect to such Distribution Date.

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan Group I: The Group I Mortgage Loans.

            Loan Group II: The Group II Mortgage Loans.

            Loan Group: Either Loan Group I or Loan Group II.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 4.01(a)(iv).

            Lower-Tier Remic: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.22.

            MERS: As defined in Section 2.01.

            Mid-month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest: As defined in each Servicing Agreement.

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Moody's: Moody's Investors Service, Inc., or its successor in interest.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the unpaid principal balance of such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) prior to the first Adjustment Date for each such Mortgage Loan, the initial Mortgage Interest Rate for such Mortgage Loan indicated on the Mortgage Loan Schedule and (b) from and after such first Adjustment Date, the sum of the Index, as of the Adjustment Date applicable to such Due Date, and the Gross Margin, rounded as set forth in such Mortgage Note, subject to the Periodic Cap and the Lifetime Cap applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of September 26, 2002 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1A and F-1B, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

             (i)  the Mortgage Loan identifying number;

            (ii)  the city, state and zip code of the Mortgaged Property;

           (iii)  the type of property;

            (iv)  the Mortgage Interest Rate;

             (v)  the Net Mortgage Interest Rate;

            (vi)  the Monthly Payment;

           (vii)  the original number of months to maturity;

          (viii)  the scheduled maturity date;

            (ix)  the Cut-Off Date Principal Balance;

             (x)  the Loan-to-Value Ratio at origination;

            (xi) whether such Mortgage Loan is covered by primary mortgage insurance;

            (xii) the applicable Servicing Fee Rate;

            (xiii) the Master Servicing Fee Rate; (xiv) the Index;

            (xv) the Gross Margin; (xvi) the Periodic Cap;

            (xvii) the first Adjustment Date;

            (xviii) the Rate Ceiling; and

            (xix) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 and 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.21 with respect to such Mortgage Loan, and (b) the Master Servicing Fee Rate, as set forth in Section 11.22 with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net Reo Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-supported Interest Shortfall: With respect to any Distribution Date, the sum of (i) the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date and (ii) Curtailment Interest Shortfalls. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Group I-A Certificates and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Principal Balance or Group II-A Principal Balance, as applicable, by the Aggregate Principal Balance, (b) the Class M Certificates according to the percentage obtained by dividing the Class M Principal Balance by the Aggregate Principal Balance and (c) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(f).

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates or the Class M Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of the Class M Certificate or a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class M Principal Balance, Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Aggregate Subordinate Percentage: The Aggregate Subordinate Percentage as of the Cut-Off Date, as set forth in Section 11.06.

            Original Group I-a Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(a).

            Original Group Ii-a Percentage: The Group II-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(b).

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.07.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Cut-Off Date Aggregate Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.12.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Cut-Off Date Aggregate Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.13.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Cut-Off Date Aggregate Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.14.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Cut-Off Date Aggregate Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.15.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the Cut-Off Date Aggregate Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.16.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class M Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B Principal Balance by the Aggregate Principal Balance. The Original Class M Fractional Interest is specified in Section 11.11.

            Original Class M Percentage: The Class M Percentage as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class M Principal Balance: The Class M Principal Balance as of the Cut-Off Date, as set forth in Section 11.10.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.04; the Original Class M Principal Balance as set forth in Section 11.10, the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.08.

            Original Subordinated Principal Amount: The sum of the Class M Principal Balance and the Class B Principal Balance as of the Cut-Off Date.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any Mortgage Loan serviced under an Other Servicing Agreement. As of the Closing Date, there are no Other Servicer Mortgage Loans.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the Unscheduled Principal Receipt Period in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class M Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of the Class M Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Adjustment Date specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            Pool Balance: Any of the Group I Pool Balance or Group II Pool Balance.

            Pool Scheduled Principal Balance: The sum of the Group I Pool Balance and Group II Pool Balance.

            Prepayment in Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal Adjustment: In the event that the Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class M Certificates or Class of Class B Certificates shall equal the difference between
(i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(ii) or 4.01(a)(iii), as applicable, for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class less the sum of all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph THIRD clauses (A) and (B) of Section 4.01(a)(i) and (ii) as a result of a Principal Adjustment. After the Subordination Depletion Date, each such Principal Balance will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage or Group II-A Loss Percentage, as applicable, of such Class and the difference, if any, between (i) the Group I-A Principal Balance or Group II-A Principal Balance, as applicable, as of such Determination Date without regard to this sentence and (ii) the Group I Adjusted Pool Amount or Group II Adjusted Pool Amount, as applicable, for the preceding Distribution Date.

            As to the Class M Certificates, the Class M Principal Balance.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph THIRD clauses (A) or (B) of Section 4.01(a)(i), Paragraph THIRD of
Section 4.01(ii) or Paragraphs third, sixth, ninth, twelfth, fifteenth or eighteenth of Section 4.01(a)(iii).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated September 17, 2002 as supplemented by the prospectus supplement dated September 20, 2002, relating to the Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are S&P and Moody's. The Rating Agency for the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is S&P. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean A-1 in the case of S&P, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of S&P and Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: As to any Distribution Date and each Loan Group, the sum of all amounts received for Group I Mortgage Loans or Group II Mortgage Loans, as applicable, subsequent to any such Mortgage Loan being determined to be a Liquidated Loan received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date.

            Relief Act Shortfall: Any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Any Relief Act Shortfall will be allocated to (a) the Group I-A Certificates and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Principal Balance or Group II-A Principal Balance, as applicable, by the Aggregate Principal Balance, (b) the Class M Certificates according to the percentage obtained by dividing the Class M Principal Balance by the Aggregate Principal Balance and (c) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Principal Balance.

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: WFHM, as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.21.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.20.

            Startup Day: As defined in Section 2.05.

            Subordinate Balance Ratio: The ratio between the principal balances of the Class I-A-LS Interest and Class II-A-LS Interest, equal to the ratio between (i) the Group I Subordinate Amount; and (ii) the Group II-A Subordinate Amount.

            Subordinate Principal Prepayment Distribution Amount: As to any Distribution Date, the sum of the amounts distributable as principal to the Class M and Class B Certificates pursuant to Section 4.01(a) attributable to the amounts described in clauses (I)(ii) and (iii) of the Class M Optimal Principal Amount and the Class B Optimal Principal Amounts.

            Subordinate Principal Balance: As of any Determination Date, the sum of the Class M Principal Balance and the Class B Principal Balance.

            Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage and Group II-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full or Curtailment):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such
                  Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage
                  Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Account: If the Trust Estate contains any Subsidy Loans, the deposit account or accounts created and maintained by the Servicer for deposit of Subsidy Funds and amounts payable under interest subsidy agreements relating to Mortgage Loans other than the Mortgage Loans.

            Subsidy Funds: If the Trust Estate contains any Subsidy Loans, funds contributed by the employer of a Mortgagor in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02.

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans, such amounts as may be held from time to time in the Certificate Account, the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure and all other property and rights described in the first paragraph of Section 2.01.

            Trustee: Wachovia Bank, National Association, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Uncertificated Lower-tier Interest: Any of the Class I-A-LS Interest, the Class I-A-LQ Interest, the Class II-A-LS Interest and Class II-A-LQ Interest.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class M Unpaid Interest Shortfall, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-tier Certificate: Any one of the Class A Certificates (other than the Class I-A-MR and Class I-A-LR Certificates), the Class M Certificates and the Class B Certificates.

            Upper-tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

            Upper-tier Remic: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: As defined in Section 4.01(g).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, each Class of Certificates will be entitled to a pro rata portion of the Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, Group II-A Principal Balance, Class M Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Mortgage Loans initially by WFHM.

            SECTION 1.02 ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04 BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01 CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) the right to receive amounts, if any, payable on behalf of any Mortgagor from the Subsidy Account relating to any Subsidy Loan and (e) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Custodian promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Custodian any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Custodian within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Custodian on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Custodian the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of the initial issuance of the Certificates. In the event that the Custodian receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Custodian shall promptly notify the Trustee and the Custodian shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Custodian and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02 ACCEPTANCE BY CUSTODIAN.

            Subject to the provisions of the following paragraph, pursuant to the Custodial Agreement, the Custodian, on behalf of the Trustee, will declare that it holds and will hold the documents delivered to it pursuant to Section
2.01 above and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. Upon execution of this Agreement, the Custodian will deliver to the Seller and the Trustee an initial certification in the form of Exhibit N hereto, to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original Mortgage Notes relating to each Mortgage Loan on the Mortgage Loan Schedule.

            The Custodian will review each Owner Mortgage Loan File within 45 days after execution of this Agreement. The Custodian will deliver no later than 30 days after completion of such review to the Seller and the Trustee a final certification in the form of Exhibit O hereto to the effect that, except as may be specified in a list of exceptions attached thereto, all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule based on a comparison of the Mortgage Loan identifying number, Mortgagor name and street address, and in so doing the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.

            If within such 45 day period the Custodian finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Custodian shall promptly (and in no event more than 30 days after completion of the review) notify the Trustee and the Seller. The Seller shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Custodian and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Custodian of a Request for Release signed by an officer of the Seller, the Custodian shall release to the Seller the related Owner Mortgage Loan File. The Trustee shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Custodian to give the final certification or the Trustee to give any notice within the required time periods shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER
                         AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

            (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Custodian and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of the Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

              SECTION 2.04 EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trustee acknowledges (i) the assignment to it of the Mortgage Loans and (ii) the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders. The Trustee acknowledges the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

    SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND
                 LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class I-A-R and Class I-A-LR Certificates), Class M Certificates and the Classes of Class B Certificates as classes of "regular interests" and the Class I-A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class I-A-LS Interest, Class I-A-LQ Interest, Class II-A-LS Interest and Class II-A-LQ Interest, as classes of "regular interests" and the Class I-A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is October 25, 2032 for purposes of Code Section 860G(a)(1).

             SECTION 2.06 OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Group I or Group II Mortgage Loan, a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account.

                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01 CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

        SECTION 3.02 PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

            (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein; and

            (xii) to clear and terminate the Certificate Account pursuant to
      Section 9.01.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03 ADVANCES BY MASTER SERVICER AND TRUSTEE.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

   SECTION 3.04 CUSTODIAN TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN FILES.

            In connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer or applicable Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and the Master Servicer or applicable Servicer shall deliver two copies of such Request for Release to the Custodian. The Custodian shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer or such Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer or Custodian two copies of a Request for Release in hard copy or in electronic format acceptable to the Custodian. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request in hard copy or in electronic format acceptable to the Custodian to the Custodian. The Custodian shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return the Owner Mortgage Loan File to the Custodian by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. Upon receipt of two copies of a Request for Release stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Custodian shall amend its records.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

       SECTION 3.05 REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee. Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a report identifying (i) all requests made by Servicers for the release of documents by the Custodian during the immediately preceding calendar month and (ii) all documents released by the Custodian during the immediately preceding calendar month.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

    SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Custodian shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Custodian shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS,
                         MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08 OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided however that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Custodian shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Custodian shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Custodian, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09 TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the WFHM Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10 APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11 ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates, Class M Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01 DISTRIBUTIONS.

            (a) On each Distribution Date, the Group I Pool Distribution Amount and Group II Pool Distribution Amount will be applied in the following amounts, to the extent the Group I Pool Distribution Amount and Group II Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows:

            (i) with respect to the Group I-A Certificates and Group II-A Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, respectively, as follows:

            first, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group I-A Interest Accrual Amount with respect to such Distribution Date; or (B) to the Group II-A Certificates, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date;

            second, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group I-A Unpaid Interest Shortfall; or (B) to the Group II-A Certificates, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall;

            third, (A) to the Group I-A Certificates in an aggregate amount up to the Group I-A Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i); or (B) to the Group II-A Certificates in an aggregate amount up to the Group II-A Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with
Section 4.01(b)(ii);

            (ii) to the Class M Certificates, from the Group I Pool Distribution Amount, and Group II Pool Distribution Amount, as follows:

            first, to the Class M Certificates in an amount up to the Class M Interest Accrual Amount with respect to such Distribution Date;

            second, to the Class M Certificates in an amount up to the Class M Unpaid Interest Shortfall;

            third, to the Class M Certificates in an amount up to the Class M Optimal Principal Amount;

            (iii) to the Class B Certificates, from the Group I Pool Distribution Amount, and Group II Pool Distribution Amount, as follows:

            first, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            second, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            third, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount.

            fourth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            fifth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            sixth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount.

            seventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            eighth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            ninth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount.

            tenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            eleventh, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            twelfth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount.

            thirteenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            fourteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            fifteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount.

            sixteenth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            seventeenth, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            eighteenth, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; and

            nineteenth to the Holder of the Class I-A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class I-A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class I-A-R and Class I-A-LR Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to the Class M Certificates will be allocated to the Classes of Class A Certificates and the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates, Class M Certificates and any Class of Class B Certificates with a lower numerical designation, in each case pro rata based on their outstanding Principal Balances.

            Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, distributions of principal with respect to the related Loan Group shall be made first, to the Class I-A-LS Interest and the Class II-A-LS Interest, so as to keep their principal balances (computed to eight decimal places) equal to 0.1% of the Group I Subordinate Amount and Group II Subordinate Amount, respectively (except that if any such amount is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to the Class I-A-LS Interest or Class II-A-LS Interest such that the Subordinate Balance Ratio is maintained); and second, any remaining principal, from Loan Group I, to the Class I-A-LQ Interest, and from Loan Group II, to the Class II-A-LQ Interest. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            Realized Losses of principal with respect to the related Loan Group shall be applied after all distributions have been made on each Distribution Date first, to the Class I-A-LS Interest and the Class II-A-LS Interest, so as to keep their principal balances (computed to eight decimal places) equal to 0.1% of the Group I Subordinate Amount and Group II Subordinate Amount, respectively (except that if any such amount is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be allocated to the Class I-A-LS Interest or Class II-A-LS Interest such that the Subordinate Balance Ratio is maintained); and second, the remaining Realized Losses on Loan Group I shall be allocated to the Class I-A-LQ Interest, and on Loan Group II shall be allocated to the Class II-A-LQ Interest.

            As of any date, the principal balance of the Class I-A-LQ Interest shall equal the aggregate Scheduled Principal Balance of the Group I Mortgage Loans minus the aggregate principal of the Class I-A-LR Certificate and the Class I-A-LS Interest. As of any date, the principal balance of the Class II-A-LQ Interest shall equal the aggregate Schedule Principal Balance of the Group II Mortgage Loans minus the principal balance of the Class II-A-LS Interest.

            The pass-through rate with respect to the Class I-A-LS Interest and Class I-AL-Q Interest shall equal the weighted average of the Group I Mortgage Loans (based on the Scheduled Principal Balances of the Group I Mortgage Loans on the first day of the month preceding the month of such Distribution Date). The pass-through rate with respect to the Class II-A-LS Interest and Class II-AL-Q Interest shall equal the weighted average of the Group II Mortgage Loans (based on the Scheduled Principal Balances of the Group II Mortgage Loans on the first day of the month preceding the month of such Distribution Date). Any Non-Supported Interest Shortfalls shall be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) (i) On each Distribution Date prior to the Subordination Depletion Date, the Group I-A Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Group I-A Certificates sequentially as follows:

            first,   concurrently,   to  the  Class  I-A-R  and  Class  I-A-LR
Certificates, pro rata; and

            second, to the Class I-A-1 Certificates.

            (ii) On each Distribution Date prior to the Subordination Depletion Date, the Group II-A Principal Distribution Amount will be distributed to the Class II-A-1 Certificates.

            (iii) Notwithstanding the foregoing, (X) on any Distribution Date occurring prior to the Subordination Depletion Date but on or after the date on which the Principal Balances of the Group I-A Certificates or Group II-A Certificates have been reduced to zero and on which (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 2.95% or (b) the average outstanding principal balance of the Mortgage Loans delinquent 60 days or more over the preceding six months as a percentage of the Subordinate Principal Balance is greater than or equal to 100%, the remaining Group of Class A Certificates will be entitled to receive as principal, in addition to any principal payments described in
      Section 4.01(a) above, in accordance with the priorities set forth in
      Section 4.01(b)(i), (ii) or (iii) above and until the aggregate Principal Balance of such Group of Class A Certificates has been reduced to zero, amounts representing the Subordinate Principal Prepayment Distribution Amount (other than Final Liquidation Proceeds) otherwise distributable (without regard to this clause (iii)) first to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(iii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(iii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(iii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(iii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(iii) above, and sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(iii) above and seventh to the Class M Certificates pursuant to Paragraph third of 4.01(a)(ii) above but in each case only from the applicable Apportioned Class M Principal Distribution Amount for the Class M Certificates or the applicable Apportioned Class B Principal Distribution Amount for such Class of Class B Certificates and (Y) if on any Distribution Date the Group I-A Principal Balance or Group II-A Principal Balance (after giving effect to all distributions on such Distribution Date) is greater than the Group I-A Pool Balance or Group II-A Pool Balance, respectively (the Group I-A Certificates or Group II-A Certificates, as applicable, in such instance, the "Undercollateralized Group"), the Class A Certificates of the Undercollateralized Group will be entitled to receive first in respect of any Class A Unpaid Interest Shortfalls therefor (including any Group I Interest Shortfall Amount or Group II Interest Shortfall Amount, as applicable, arising on such Distribution Date) and second as principal, in addition to any principal payments described in Section 4.01(a)(i) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of the Class A Certificates of the Undercollateralized Group equals the applicable Pool Balance, all amounts otherwise distributable (without regard to this clause (iv)) first to the to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(iii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(iii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(iii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(iii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(iii) above, sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(iii) above and seventh to the Class M Certificates pursuant to Paragraph third of 4.01(a)(ii) above (such amount, the "Undercollateralized Amount").

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, (I) the Group I-A Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates and (II) the Group II-A Principal Distribution Amount shall be distributed to the Group II-A Certificates pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(i) or (ii).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive unscheduled principal distributions (other than Final Liquidation Proceeds) with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class M Fractional Interest is less than the Original Class M Fractional Interest and the Class M Principal Balance is greater than zero, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of unscheduled principal (other than Final Liquidation Proceeds);

            (B) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of unscheduled principal (other than Final Liquidation Proceeds); or

            (C) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of unscheduled principal (other than Final Liquidation Proceeds); or

            (D) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of unscheduled principal (other than Final Liquidation Proceeds); or

            (E) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of unscheduled principal (other than Final Liquidation Proceeds); or

            (F) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of unscheduled principal (other than Final Liquidation Proceeds).

            (ii) Notwithstanding the foregoing, if the Group I-A Prepayment Percentage or the Group II-A Prepayment Percentage is not permitted to be decreased for any Distribution Date because of a failure to meet the Delinquency and Loss Tests, the entire Subordinate Principal Prepayment Distribution Amount, if any, for such Distribution Date will be allocated first to the Class M Certificates pursuant to Paragraph THIRD of Section 4.01(a)(ii) above and second to the Classes of Class B Certificates, pro rata, subject to clause Section 4.01(d)(i).

            (iii) In addition, if on any Distribution Date the aggregate principal distributions to Holders of the Class M Certificates or Classes of Class B Certificates would reduce the Principal Balances of such Class M Certificates or such Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Group I Class M Prepayment Percentage and/or Group I Class B Prepayment Percentage and Group II Class M Prepayment Percentage and/or Group II Class B Prepayment Percentage of any affected Class of Class M or Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Group I Class M Percentage and/or the Group I Class B Percentage and Group II Class M Percentage and/or Group II Class B Percentage of such Class of Class M or Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class M Certificates or Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentage and Group I Subordinated Percentage and Group II Subordinated Percentage in such computations the difference between (A) the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage or Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Class M Certificates and/or Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class M or Class B Certificates eligible to receive unscheduled principal distributions (other than Final Liquidation Proceeds) shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage and Group II Class B Prepayment Percentage of the Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive unscheduled principal distributions (other than Final Liquidation Proceeds) in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Group I Class M Prepayment Percentage, Group I Class B Prepayment Percentages, Group II Class M Prepayment Percentage and Group II Class B Prepayment Percentages of the Class M Certificates and the Classes of Class B Certificates having lower numerical Class designations, if any. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause
      (ii) shall not cause such Class to be regarded as being eligible to receive Unscheduled Principal Receipts (other than Final Liquidation Proceeds) for the purpose of applying the definition of its Group I Class B Prepayment Percentage and Group II Class B Prepayment Percentage.

            (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class I-A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Group I-A Distribution Amount with respect to the Class I-A-LR Certificate and all other amounts distributable to the Class I-A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.19, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class I-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates, the Class M Distribution Amount with respect to the Class M Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class I-A-R and Class I-A-LR Certificates) or the Principal Balance of any Class M Certificates or Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02 ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses occurring with respect to Group I Mortgage Loans and Group II Mortgage Loans will be allocated as follows:

            first,  to  the  Class  B-6  Certificates   until  the  Class  B-6
Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third,  to  the  Class  B-4  Certificates   until  the  Class  B-4
Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth,  to  the  Class  B-2  Certificates   until  the  Class  B-2
Principal Balance has been reduced to zero;

            sixth,  to  the  Class  B-1  Certificates   until  the  Class  B-1
Principal Balance has been reduced to zero;

            seventh, to the Class M Certificates until the Class M Principal Balance has been reduced to zero; and

            eighth, (i) with respect to such losses occurring with respect to Group I Mortgage Loans, to the Group I-A Certificates and (ii) with respect to such losses occurring with respect to Group II Mortgage Loans, to the Group II-A Certificates.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance. (b) [Intentionally Left Blank] (c) Any Realized Losses allocated to a Class of Class A Certificates, Class M Certificates or Class B Certificates pursuant to Section 4.02(a) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) [Intentionally Left Blank]

            (e) With respect to any Distribution Date, the interest portion of Realized Losses occurring with respect to Group I Mortgage Loans and Group II Mortgage Loans will be allocated after the Subordination Depletion Date among the outstanding Classes of Group I-A and Group II-A Certificates, respectively, based on their Group I-A Interest Percentage and Group II-A Interest Percentage.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest as set forth in Section 4.01(a)(iv).

            (h) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            SECTION 4.03 PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

            (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

            (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS; REPORTS TO THE
                         TRUSTEE AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(g), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates and Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates, (c) any Group I Interest Shortfall Amounts or Group II Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the amount of any Relief Act Shortfall allocated to each Class of Class A Certificates for such Distribution Date;

            (iii) the amount of such distribution to Holders of the Class M Certificates allocable to principal, identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (v) (a) the amount of such distribution to Holders of the Class M Certificates allocable to interest, (b) the amount of the Current Class M Interest Distribution Amount, (c) any Class M Interest Shortfall Amount arising with respect to such Distribution Date and any remaining Class M Unpaid Interest Shortfall after giving effect to such distribution and (d) the amount of any Non-Supported Interest Shortfall allocated to the Class M Certificates for such Distribution Date;

            (vi) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date and (e) the amount of any Relief Act Shortfall allocated to each Class of Class B Certificates for such Distribution Date;

            (vii) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Group I Mortgage Loans and Group II Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Group I-A Principal Balance, Group II-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class M Principal Balance, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group I Pool Balance of the Group I Mortgage Loans for such Distribution Date, and the Group II Pool Balance of the Group II Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans and Group II Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Group I-A Percentage and Group II-A Percentage for such Distribution Date;

            (xi) the Group I-A Prepayment Percentage and Group II-A Prepayment Percentage for such Distribution Date;

            (xii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for such Distribution Date;

            (xiii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages Prepayment Percentages for such Distribution Date;

            (xiv) the Group I Class M Percentage and Group II Class M Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xv) the Group I Class M Prepayment Percentage and Group II Class M Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xvi) the number and aggregate principal balances of Group I Mortgage Loans and Group II Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xvii) the number and aggregate principal balances of the Group I Mortgage Loans and Group II Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xviii) the book value of any real estate with respect to Group I Mortgage Loans and Group II Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xix) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

            (xx) the amount by which the Principal Balance of the Class M Certificates and each Class of Class B Certificates has been reduced as a result of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

            (xxi) the unpaid principal balance of any Group I Mortgage Loan or Group II Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicing Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

            (xxiii) the amount of PMI Advances made by a Servicer, if any with respect to each Loan Group;

            (xxiv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

      and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above, with respect to the Class M Certificates pursuant to clauses (iii) and (iv) and with respect to a Class of Class B Certificates pursuant to clauses (v) and (vi) above, the amounts shall be expressed as a dollar amount per Class A, Class M or Class B Certificate (other than the Class I-A-R and Class I-A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class I-A-R and Class I-A-LR Certificate with a $50 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder, the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class M Certificateholder and the information set forth in clauses (v) and (vi)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates, the Class M Distribution Amount with respect to the Class M Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Paying Agent shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A, which information shall be provided on a timely basis to the Paying Agent by the Master Servicer.

            SECTION 4.05 REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF
                         INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                   ARTICLE V

                                THE CERTIFICATES

SECTION 5.01      THE CERTIFICATES.

            (a) The Class A, Class M and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class I-A-R and Class I-A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class I-A-R and Class I-A-LR Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-II-A-1, A-I-A-R, A-I-A-LR, B-1, B-2, B-3, B-4, B-5, B-6, C and D (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A, Class M and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            SECTION 5.02 REGISTRATION OF CERTIFICATES.

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or
(ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) if such transferee is an insurance company,
(A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificate is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B-4, Class B-5 or Class B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class I-A-R or Class I-A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee
(i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class I-A-R or Class I-A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R or Class I-A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R or Class I-A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class I-A-R or Class I-A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class I-A-R or Class I-A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class I-A-R or Class I-A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
(iii) the transferee intends to pay taxes associated with holding the residual interest as they become due, (iv) the transferee will not cause income from the Class I-A-R or Class I-A-LR Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable tax treaty, of such transferee or any other person, and (v) the transferee will not transfer the Class I-A-R or Class I-A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class I-A-R and Class I-A-LR Certificates, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class I-A-R and Class I-A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class I-A-R or Class I-A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class I-A-R or Class I-A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class I-A-R or Class I-A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class I-A-R or Class I-A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class I-A-R or Class I-A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class I-A-R or Class I-A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04 PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
                         ADDRESSES.

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06 MAINTENANCE OF OFFICE OR AGENCY.

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07 DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08 NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01 LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER
                         SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER
                         SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of its duties and obligations and any legal action relating to this Agreement or the Certificates, including, without limitation, any legal action against the Trustee in its capacity as Trustee hereunder, other than any loss, liability or expense (including, without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates, Class M Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04 RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05 COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for its services rendered by the Master Servicer under the Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07 INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER
                         SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01      EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02 OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE
                         DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND
                         UPON EVENT OF DEFAULT.

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06, NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01 DUTIES OF TRUSTEE.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (ii) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iv) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE.

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

            (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

            (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03 TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee shall be repaid by the Master Servicer upon demand.

            SECTION 8.04 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05 TRUSTEE MAY OWN CERTIFICATES.

            The Trustee, and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06 THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, from its own funds, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and, except as otherwise agreed by the Master Servicer and the Trustee, the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith. The Trustee shall have no right of reimbursement from the Trust Estate for any such expenses, disbursements and advances not paid or reimbursed to it by the Master Servicer.

            SECTION 8.07 ELIGIBILITY REQUIREMENTS.

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            SECTION 8.08 RESIGNATION AND REMOVAL.

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09 SUCCESSOR.

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all documents and statements held by it hereunder, and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10 MERGER OR CONSOLIDATION.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            SECTION 8.11 AUTHENTICATING AGENT.

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12 SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

            (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13 TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any other action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class I-A-1, Class I-A-R, Class I-A-LR, Class II-A-1, Class M Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class I-A-LS, Class I-A-LQ, Class II-A-LS, Class II-A-Q Interests and the Class I-A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject any of the Upper-Tier REMIC, Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or the Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters Person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons for the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of either REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of either REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.13.

            SECTION 8.14 MONTHLY ADVANCES.

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION
                         OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.18. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Seller is exercising its right to purchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Class M Certificates, the Class M Principal Balance together with any related Class M Unpaid Interest Shortfall and one month's interest in an amount equal to the Interest Accrual Amount (iii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iv) as to the Class I-A-R and Class I-A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i),
(ii) and (iii) and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the manner specified in Section 4.01(a)(iv). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and (g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders. The Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02 ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

            (ii) The notice given by the Trustee under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

            (iii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                  ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01 AMENDMENT.

            (a) This Agreement or the Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and the Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or the Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

            SECTION 10.02 RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04 GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05 NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice; provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            SECTION 10.06 SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07 SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);
      (ii) any sale or transfer of the Class B Certificates pursuant to Section
      5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any resignation of the Master Servicer pursuant to Section
      6.04;

            (v) the occurrence of any of the Events of Default described in
      Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i) the resignation of the Custodian or the appointment of a successor Custodian pursuant to the Custodial Agreement;

            (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

            (iii) the appointment of a successor trustee pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

            (i) reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08 COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09 RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01 CUT-OFF DATE.

            The Cut-Off Date for the Certificates is September 1, 2002.

            SECTION 11.02 CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $1,200,364,495.78.

            SECTION 11.03 ORIGINAL GROUP PERCENTAGE.

            SECTION 11.03(A) ORIGINAL GROUP I-A PERCENTAGE.

            The Original Group I-A Percentage is 94.99999844%.

            SECTION 11.03(B) ORIGINAL GROUP II-A PERCENTAGE.

            The Original Group II-A Percentage is 94.99998709%.

            SECTION 11.04 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A
                          CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                               Original
                 Class                    Principal Balance
                 -----                    -----------------
              Class I-A-1                 $  702,781,300.00
              Class II-A-1                $  437,564,800.00
              Class I-A-R                 $           50.00
              Class I-A-LR                $           50.00

            SECTION 11.05 ORIGINAL SUBORDINATED PERCENTAGE.

            The Original Subordinated Percentage is 5.00000591%.

            SECTION 11.06 ORIGINAL AGGREGATE SUBORDINATE PERCENTAGE.

            The Original Aggregate Subordinate Percentage is 5.00000591%.

            SECTION 11.07 ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $28,808,795.78.

            SECTION 11.08 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B
                          CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                               Original
                 Class                    Principal Balance
                 -----                    -----------------
              Class B-1                   $   13,804,100.00
              Class B-2                   $    5,401,700.00
              Class B-3                   $    4,201,300.00
              Class B-4                   $    1,800,500.00
              Class B-5                   $    1,800,500.00
              Class B-6                   $    1,800,695.78

            SECTION 11.09 ORIGINAL CLASS M PERCENTAGE.

            The Original Class M Percentage is 2.60000193%.

            SECTION 11.10 ORIGINAL CLASS M PRINCIPAL BALANCE.

            The Original Class M Principal Balance is $31,209,500.00.

            SECTION 11.11 ORIGINAL CLASS M FRACTIONAL INTEREST.

            The Original Class M Fractional Interest is 2.40000398%.

            SECTION 11.12 ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 1.25001162%.

            SECTION 11.13 ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 0.80000664%.

            SECTION 11.14 ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 0.45000462%.

            SECTION 11.15 ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.30000852%.

            SECTION 11.16 ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.15001241%.

            SECTION 11.17 CLOSING DATE.


            The Closing Date is September 26, 2002.

            SECTION 11.18 RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $120,036,449.58 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.19 WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A Certificates (other than the Class I-A-R and Class I-A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class I-A-R and Class I-A-LR Certificates are not eligible for wire transfer.

            SECTION 11.20 SINGLE CERTIFICATE.

            A Single Certificate for the Class I-A-1 and Class II-A-1 represent a $25,000 Denomination. A Single Certificate for the Class I-A-R and Class I-A-LR Certificate represents a $50 Denomination. A Single Certificate for the Class B-1, Class B-2, Class B-3 and Class M Certificates represents a $100,000 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination.

            SECTION 11.21 SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.22 MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       WELLS FARGO ASSET SECURITIES
                                          CORPORATION
                                            as Seller

                                       By:
                                          --------------------------------------
                                            Name:  Patrick Greene
                                            Title:    Vice President


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION
                                            as Master Servicer

                                       By:
                                          --------------------------------------
                                            Name:  William B. Hill, III
                                            Title:    Vice President


                                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                          as Trustee

                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:


Attest:
By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )



            On this 26th day of September, 2002, before me, a notary public in and for the State of Maryland, personally appeared Patrick Greene, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )


            On this 26th day of September, 2002, before me, a notary public in and for the State of Maryland, personally appeared William B. Hill III, known to me who, being by me duly sworn, did depose and say that he resides in Frederick, Maryland; that he is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 26th day of September, 2002, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _________________, North Carolina; that s/he is a ____________________ of
Wachovia Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said association.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 26th day of September, 2002, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that s/he resides in __________________, North Carolina; that s/he is a _____________________ of
Wachovia Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said association.

-------------------------
Notary Public

[NOTARIAL SEAL]

                                  EXHIBIT I-A-1
                    [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]


  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-E, CLASS I-A-1

                      evidencing an interest in adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2002

CUSIP No.: 94979J AA 6           First Distribution Date:  October 25, 2002

                                 Denomination: $________________
Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date: October 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of two pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 26, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to the first Distribution Date will be 4.972% per annum. For each Distribution Date after the initial Distribution Date, the pass-through rate on the Class I-A-1 Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group I Mortgage Loans (based on Scheduled Principal Balances of the Group I Mortgage Loans on the first day of the month preceding the month of such Distribution Date). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Master Servicer pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       Wachovia Bank, National Association,
                                          Trustee



                                       By:_____________________________________
                                          Authorized Officer

Countersigned:


Wachovia Bank, National Association,
   Trustee



By:___________________________________
   Authorized Officer

                                  EXHIBIT I-A-R
                  [Form of Face of Class I-A-R Certificate]


FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-E, CLASS I-A-R

                      evidencing an interest in adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2002

CUSIP No.: 94979J AB 4           First Distribution Date:  October 25, 2002

                                 Denomination: $___________

Percentage Interest evidenced
by this Certificate:  ______%    Final Scheduled Maturity Date: October 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-R Certificate with respect to a Trust Estate consisting of two pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 26, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-R Certificate required to be distributed to the Holder of the Class I-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-R Certificate applicable to the first Distribution Date will be 4.972% per annum. For each Distribution Date after the initial Distribution Date, the pass-through rate on the Class I-A-R Certificate will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group I Mortgage Loans (based on Scheduled Principal Balances of the Group I Mortgage Loans on the first day of the month preceding the month of such Distribution Date). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       Wachovia Bank, National Association,
                                          Trustee



                                       By:_____________________________________
                                          Authorized Officer

Countersigned:


Wachovia Bank, National Association,
   Trustee



By:___________________________________
   Authorized Officer

                                 EXHIBIT I-A-LR
                  [Form of Face of Class I-A-LR Certificate]


FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-E, CLASS I-A-LR

                      evidencing an interest in adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2002

CUSIP No.: 94979J AC 2           First Distribution Date:  October 25, 2002

                                 Denomination: $___________

Percentage Interest evidenced
by this Certificate:  ______%    Final Scheduled Maturity Date: October 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-LR Certificate with respect to a Trust Estate consisting of two pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 26, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-LR Certificate required to be distributed to the Holder of the Class I-A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-LR Certificate applicable to the first Distribution Date will be 4.972% per annum. For each Distribution Date after the initial Distribution Date, the pass-through rate on the Class I-A-LR Certificate will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group I Mortgage Loans (based on Scheduled Principal Balances of the Group I Mortgage Loans on the first day of the month preceding the month of such Distribution Date). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       Wachovia Bank, National Association,
                                          Trustee



                                       By:_____________________________________
                                          Authorized Officer

Countersigned:


Wachovia Bank, National Association,
   Trustee



By:___________________________________
   Authorized Officer

                                  EXHIBIT II-A
                  [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]


  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-E, CLASS II-A-1

                      evidencing an interest in adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2002

CUSIP No.: 94979J AD 0           First Distribution Date:  October 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date: October 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of two pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 26, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates applicable to the first Distribution Date will be 5.221% per annum. For each Distribution Date after the initial Distribution Date, the pass-through rate on the Class II-A-1 Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group II Mortgage Loans (based on Scheduled Principal Balances of the Group II Mortgage Loans on the first day of the month preceding the month of such Distribution Date). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Master Servicer pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       Wachovia Bank, National Association,
                                          Trustee



                                       By:_____________________________________
                                          Authorized Officer

Countersigned:


Wachovia Bank, National Association,
   Trustee



By:___________________________________
   Authorized Officer

                                    EXHIBIT M
                      [FORM OF FACE OF CLASS M CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 2002-E, CLASS M

        evidencing an interest in adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2002

CUSIP No.: 94979J AE 8           First Distribution Date:  October 25, 2002

                                 Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  ________%  Final Scheduled Maturity Date: October 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class M Certificates with respect to a Trust Estate consisting of two pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 26, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class M Distribution Amount required to be distributed to Holders of the Class M Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class M Certificates applicable to the first Distribution Date will be 5.068% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class M Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Master Servicer pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       Wachovia Bank, National Association,
                                          Trustee



                                       By:_____________________________________
                                          Authorized Officer

Countersigned:


Wachovia Bank, National Association,
   Trustee



By:___________________________________
   Authorized Officer

                                 EXHIBIT B-1
                 [FORM OF FACE OF CLASS B-1 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-E, CLASS B-1

        evidencing an interest in adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2002

CUSIP No.: 94979J AF 5           First Distribution Date:  October 25, 2002

                                 Denomination: $________________
Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date: October 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of two pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 26, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and Class M Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to the first Distribution Date will be 5.068% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Master Servicer pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       Wachovia Bank, National Association,
                                          Trustee



                                       By:_____________________________________
                                          Authorized Officer

Countersigned:


Wachovia Bank, National Association,
   Trustee



By:___________________________________
   Authorized Officer

                                 EXHIBIT B-2
                   [FORM OF FACE OF CLASS B-2 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-E, CLASS B-2

        evidencing an interest in adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2002

CUSIP No.: 94979J AG 3           First Distribution Date:  October 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date: October 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of two pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 26, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Class M Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to the first Distribution Date will be 5.068% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Master Servicer pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       Wachovia Bank, National Association,
                                          Trustee



                                       By:_____________________________________
                                          Authorized Officer

Countersigned:


Wachovia Bank, National Association,
   Trustee



By:___________________________________
   Authorized Officer

                                 EXHIBIT B-3
                   [FORM OF FACE OF CLASS B-3 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-E, CLASS B-3

        evidencing an interest in adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2002

CUSIP No.: 94979J AH 1           First Distribution Date:  October 25, 2002

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date: October 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of two pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 26, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Class M Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to the first Distribution Date will be 5.068% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Master Servicer pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       Wachovia Bank, National Association,
                                          Trustee



                                       By:_____________________________________
                                          Authorized Officer

Countersigned:


Wachovia Bank, National Association,
   Trustee



By:___________________________________
   Authorized Officer

                                 EXHIBIT B-4
                   [FORM OF FACE OF CLASS B-4 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-E, CLASS B-4

        evidencing an interest in adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2002

CUSIP No.: 94979J AJ 7           First Distribution Date:  October 25, 2002

                                 Denomination: $_____________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date: October 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of two pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 26, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Class M Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to the first Distribution Date will be 5.068% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Master Servicer pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       Wachovia Bank, National Association,
                                          Trustee



                                       By:_____________________________________
                                          Authorized Officer

Countersigned:


Wachovia Bank, National Association,
   Trustee



By:___________________________________
   Authorized Officer

                                 EXHIBIT B-5
                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-E, CLASS B-5

        evidencing an interest in adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2002

CUSIP No.: 94979J AK 4           First Distribution Date:  October 25, 2002

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date: October 25, 2032

            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of two pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 26, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Class M Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to the first Distribution Date will be 5.068% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Master Servicer pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       Wachovia Bank, National Association,
                                          Trustee



                                       By:_____________________________________
                                          Authorized Officer

Countersigned:


Wachovia Bank, National Association,
   Trustee



By:___________________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-E, CLASS B-6

        evidencing an interest in adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2002

CUSIP No.: 94979J AL 2           First Distribution Date:  October 25, 2002

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date: October 25, 2032

            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of two pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 26, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Class M Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to the first Distribution Date will be 5.068% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Master Servicer pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       Wachovia Bank, National Association,
                                          Trustee



                                       By:_____________________________________
                                          Authorized Officer

Countersigned:


Wachovia Bank, National Association,
   Trustee



By:___________________________________
   Authorized Officer

                                    EXHIBIT C
                 [Form of Reverse of Series 2002-E Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-E

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s),  assign(s) and transfer(s)
unto
______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________

_______________________________________________________________________________

Social Security or other Identifying Number of Assignee:

Dated:



                                       ________________________________________
                                          Signature by or on behalf of assignor



                                       ________________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________________________ account number _____________, or, if mailed by check, to _______________________________________________. Applicable statements should be mailed to ___________________________________________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT
                               -------------------

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of September 27, 2002, by and among Wachovia Bank, National Association, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                          W I T N E S S E T H   T H A T
                          - - - - - - - - - -   - - - -

            WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of September 27, 2002 relating to the issuance of Mortgage Pass-Through Certificates, Series 2002-E (as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. Subject to Section 2.3 hereof, the Custodian, as the duly appointed agent of the Trustee for these purposes, declares that it holds and will hold the documents delivered to it pursuant to Section 2.01 of the Pooling and Servicing Agreement and any other documents constituting part of the Owner Mortgage Loan File received on or subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. Unless an assignment of a Mortgage is not required to be recorded in accordance with Section 2.01 of the Pooling and Servicing Agreement, if any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each Custodial File and to provide the initial and final certifications in the forms of Exhibits N and O to the Pooling and Servicing Agreement in accordance with the provisions thereof. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective, the Custodian shall follow the procedures specified in the Pooling and Servicing Agreement.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall follow the procedures specified in the Pooling and Servicing Agreement.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or applicable Servicer shall immediately deliver to the Custodian two copies of a Request for Release or such request in an electronic format acceptable to the Custodian and shall request delivery to it of the Custodial File. The Custodian agrees, within five business days of receipt of such Request for Release, to release the related Custodial File to the Master Servicer or applicable Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer or applicable Servicer shall deliver to the Custodian two copies of a Request for Release of a Servicing Officer requesting that possession of the Custodial File be released to the Master Servicer and certifying as to the reason for such release. Upon receipt of the foregoing, the Custodian shall deliver the Custodial File to the Master Servicer or applicable Servicer. The Master Servicer or applicable Servicer shall cause each Custodial File therein so released to be returned to the Custodian when the need therefor by the Master Servicer or applicable Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event of the liquidation of a Mortgage Loan, the Master Servicer or applicable Servicer shall deliver two copies of a Request for Release with respect thereto to the Custodian upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

            Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. All provisions of the Pooling and Servicing Agreement setting forth duties of the Custodian in more detail are hereby incorporated by reference into this Agreement. Except upon compliance with the provisions of
Section 2.5 of this Agreement and the provisions of the Pooling and Servicing Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee, upon 60 days written notice, may remove the Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt written notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                              WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as Trustee

401 South Tryon Street
Charlotte, North Carolina, 28202      By:__________________________________
                                      Name:________________________________
                                      Title:_______________________________


Address:                              WELLS FARGO ASSET SECURITIES CORPORATION,
                                         as Seller

7485 New Horizon Way
Frederick, Maryland 21703             By:__________________________________
                                      Name:  Patrick Greene
                                      Title: Vice President

Address:                              WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Master Servicer

7485 New Horizon Way
Frederick, Maryland 21703             By:__________________________________
                                      Name:  William B. Hill, III
                                      Title: Vice President


Address:                              WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Custodian

1015 10th Avenue South East
Minneapolis, Minnesota 55414          By:__________________________________
                                         Name:  Bradley D. Johnson
                                         Title: Assistant Vice President

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )



            On this 29th day of August, 2002, before me, a notary public in and for the State of Maryland, personally appeared Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )



            On this 29th day of August, 2002, before me, a notary public in and for the State of Maryland, personally appeared William B. Hill, III, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of said corporation.




_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 29th day of August, 2002, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of
Wachovia Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.




_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF MINNESOTA      )
                        ss.:
COUNTY OF               )



            On this 29th day of August, 2002, before me, a notary public in and for the State of Minnesota, personally appeared Bradley D. Johnson, known to me who, being by me duly sworn, did depose and say that he resides at ________________; that he is a ________________ of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




_________________________
Notary Public

[NOTARIAL SEAL]

                                  EXHIBIT F-1A

                   [Schedule of Mortgage Loans in Group I]

WFMBS
WFMBS   2002-E GROUP I LOANS EXHIBIT F-1A
3/1 LIBOR ARM  LOANS

(i)          (ii)                                       (iii)       (iv)      (v)         (vi)
--------     ----                        -----  -----   --------    --------  --------    ---------
                                                                               CURRENT
                                                                     CURRENT    NET
MORTGAGE                                                            MORTGAGE  MORTGAGE     CURRENT
  LOAN                                           ZIP    PROPERTY    INTEREST  INTEREST     MONTHLY
 NUMBER      CITY                        STATE   CODE     TYPE        RATE      RATE       PAYMENT
--------     ----                        -----  -----   --------    --------  --------    ---------
258508       MENLO PARK                   CA    94025     SFD         5.875    5.483      $2,721.08
259118       THOUSAND OAKS                CA    91362     SFD         5.375    4.983      $1,813.01
260459       DENVER                       CO    80209     SFD         5.750    5.358      $2,480.19
260658       LOS ALTOS                    CA    94022     SFD         6.000    5.608      $3,621.29
260692       FREMONT                      CA    94539     SFD         5.500    5.108      $2,072.43
261080       MONTE SERENO                 CA    95030     SFD         5.625    5.233      $5,109.04
261105       SEVERNA PARK                 MD    21146     SFD         5.875    5.483      $2,555.44
261161       PHOENIX                      AZ    85048     SFD         5.875    5.483      $1,910.67
261379       WASHINGTON                   MI    48094     SFD         4.875    4.483      $1,659.72
261488       WESTON                       MA    02493     SFD         5.625    5.233      $3,350.32
261546       NAPLES                       FL    34119     SFD         5.250    4.858      $2,107.21
261613       LOS ALTOS                    CA    94024     SFD         5.750    5.358      $3,501.44
261639       WEST BLOOMFIELD TOWNSHIP     MI    48324     SFD         5.375    4.983      $2,141.89
261704       POWAY                        CA    92064     SFD         4.125    3.733      $2,927.29
261775       PALO ALTO                    CA    94303     SFD         5.375    4.983      $3,275.83
261881       SAN FRANCISCO                CA    94121     MF2         5.750    5.358      $5,835.73
262697       PLEASANTON                   CA    94566     SFD         5.000    4.608      $2,378.66
263682       SAN JOSE                     CA    95135     LCO         5.625    5.233      $2,109.21
265075       TELLURIDE                    CO    81435     SFD         5.500    5.108      $3,097.29
266887       WHITTIER                     CA    90601     SFD         4.750    4.358      $1,961.40
267124       SONOMA                       CA    95476     SFD         5.375    4.983      $4,849.36
267537       SAN JOSE                     CA    95120     SFD         5.500    5.108      $2,742.43
267692       ALVISO                       CA    95002     SFD         5.750    5.358      $1,954.97
268104       RANCHO SANTA FE              CA    92067     SFD         5.625    5.233      $5,425.57
268965       SANTA FE                     NM    87506     SFD         5.500    5.108      $4,905.70
269129       OAKLAND                      CA    94611     SFD         5.625    5.233      $5,756.57
269205       HALF MOON BAY                CA    94019     SFD         5.750    5.358      $3,104.61
269780       SARATOGA                     CA    95070     SFD         5.375    4.983      $3,639.82
270246       REDWOOD CITY                 CA    94062     SFD         5.625    5.233      $2,152.96
270260       SAN FRANCISCO                CA    94121     SFD         5.625    5.233      $2,388.98
270332       CUPERTINO                    CA    95014     SFD         4.875    4.483      $4,868.72
270366       LAGUNA NIGUEL                CA    92677     SFD         5.250    4.858      $2,054.20
270577       DUBLIN                       CA    94568     SFD         5.500    5.108      $5,371.29
271167       SAN DIEGO                    CA    92106     SFD         5.375    4.983      $3,975.80
271526       SAN DIEGO                    CA    92130     SFD         5.625    5.233      $2,541.53
271963       HUNTINGTON BEACH             CA    92648     SFD         5.750    5.358      $3,793.23
272148       CUPERTINO                    CA    95014     SFD         5.250    4.858      $3,589.33
272834       SAN JOSE                     CA    95129     SFD         5.250    4.858      $3,429.19
273387       LAGUNA NIQUEL                CA    92677     SFD         5.125    4.733      $2,450.20
273400       REDONDO BEACH                CA    90277     SFD         5.625    5.233      $3,292.75
273757       HACIENDA HEIGHTS             CA    91745     SFD         5.500    5.108      $3,009.29
274193       MANHATTAN BEACH              CA    90266     SFD         5.000    4.608      $2,979.36
274205       CUPERTINO                    CA    95014     SFD         5.750    5.358      $3,022.91
275037       SOUTH SAN FRANCISCO          CA    94080     SFD         5.625    5.233      $2,403.95
275059       SAN DIEGO                    CA    92131     SFD         5.750    5.358      $1,890.78
275391       SAN FRANCISCO                CA    94122     SFD         5.375    4.983      $1,847.91
275589       BRISBANE                     CA    94005     SFD         5.750    5.358      $2,334.30
275726       SARATOGA                     CA    95070     SFD         5.750    5.358      $4,925.36
276109       SAN LEANDRO                  CA    94579     SFD         5.750    5.358      $2,451.01
276702       LABADIE                      MO    63055     SFD         5.250    4.858      $1,921.67
277163       SARATOGA                     CA    95070     SFD         5.250    4.858      $3,097.87
278766       NOVATO                       CA    94947     SFD         5.625    5.233      $1,731.58
278910       LOS ANGELES                  CA    90048     SFD         5.375    4.983      $2,687.87
278957       SAN JOSE                     CA    95135     SFD         5.375    4.983      $2,183.89
279850       WEST BLOOMFIELD TOWNSHIP     MI    48323     SFD         5.750    5.358      $3,055.88
280684       SAN DIEGO                    CA    92130     SFD         5.750    5.358      $2,839.09
281169       LAKESIDE                     CA    92040     SFD         5.500    5.108      $1,953.20
281548       PLEASANTON                   CA    94588     SFD         5.625    5.233      $2,129.93
281698       HOUSTON                      TX    77063     SFD         5.125    4.733      $2,687.05
281852       LOS GATOS                    CA    95030     SFD         5.750    5.358      $3,501.44
281863       WESTMINSTER                  CO    80031     SFD         4.625    4.233      $1,753.22
282163       PLEASANTON                   CA    94588     SFD         5.750    5.358      $2,591.07
282765       MANHATTAN BEACH              CA    90266     MF2         5.500    5.108      $3,491.91
282964       PLEASANTON                   CA    94566     SFD         5.500    5.108      $2,335.89
283124       SAN JOSE                     CA    95120     SFD         5.250    4.858      $3,061.42
283191       MOUNTAIN VIEW                CA    94040     SFD         5.250    4.858      $4,251.97
283307       CUPERTINO                    CA    95014     SFD         5.375    4.983      $2,503.08
284748       FREMONT                      CA    94539     SFD         5.250    4.858      $2,854.90
284759       SUNNYVALE                    CA    94087     SFD         5.750    5.358      $2,754.47
285768       HILLSBOROUGH                 CA    94010     SFD         5.375    4.983      $3,639.82
286241       FREMONT                      CA    94536     SFD         5.750    5.358      $2,246.76
286677       SAN MATEO                    CA    94403     SFD         5.250    4.858      $1,767.06
286688       MORAGA                       CA    94556     SFD         5.750    5.358      $3,203.81
286764       SANTA CLARA                  CA    95051     SFD         5.750    5.358      $1,809.08
286787       SAN JOSE                     CA    95130     SFD         5.375    4.983      $2,211.89
287653       LAKE ARROWHEAD               CA    92352     SFD         5.000    4.608      $2,642.26
288147       SAN JOSE                     CA    95127     SFD         5.625    5.233      $2,619.24
288544       LENOX TWP                    MI    48050     SFD         5.125    4.733      $1,747.81
288777       SAN JOSE                     CA    95121     SFD         5.125    4.733      $3,424.83
288834       FREMONT                      CA    94539     SFD         5.125    4.733      $3,539.17
289417       SAN JOSE                     CA    95129     LCO         5.750    5.358      $2,147.55
289472       SARATOGA                     CA    95070     SFD         5.500    5.108      $4,826.21
289521       MENLO PARK                   CA    94025     SFD         5.250    4.858      $3,092.35
289616       SAN JOSE                     CA    95125     SFD         5.500    5.108      $2,464.21
289623       NAZARETH                     PA    18064     SFD         4.750    4.358      $1,836.20
289664       SUNNYVALE                    CA    94087     SFD         5.375    4.983      $3,035.05
289674       MOUNTAIN VIEW                CA    94043     SFD         5.500    5.108      $1,924.81
289695       LAGUNA HILLS                 CA    92653     SFD         5.750    5.358      $3,501.44
289784       SANTA ROSA                   CA    95404     SFD         5.500    5.108      $2,520.99
289822       FOSTER CITY                  CA    94404     SFD         5.750    5.358      $2,596.90
289834       DISCOVERY BAY                CA    94514     SFD         5.500    5.108      $2,327.93
289935       SAN JOSE                     CA    95129     SFD         5.250    4.858      $2,440.75
289974       CUPERTINO                    CA    95014     SFD         5.250    4.858      $2,656.10
289992       SAN CARLOS                   CA    94070     SFD         5.625    5.233      $2,014.80
290060       CASTRO VALLEY                CA    94552     SFD         5.125    4.733      $2,722.44
290074       SAN JOSE                     CA    95120     SFD         5.375    4.983      $2,491.88
290081       PLEASANTON                   CA    94588     SFD         5.500    5.108      $2,153.63
290094       SAN JOSE                     CA    95135     SFD         5.625    5.233      $2,475.33
290129       SUNNYVALE                    CA    94086     SFD         5.500    5.108      $3,452.16
290136       LIVERMORE                    CA    94550     SFD         5.375    4.983      $2,295.89
290153       CUPERTINO                    CA    95014     SFD         5.375    4.983      $2,799.86
290161       FREMONT                      CA    94539     SFD         5.375    4.983      $3,393.43
290167       REDWOOD CITY                 CA    94063     LCO         5.375    4.983      $1,859.11
290180       SAN CLEMENTE                 CA    92672     SFD         5.625    5.233      $4,672.61
290185       PLEASANTON                   CA    94588     SFD         5.625    5.233      $2,964.64
290193       CUPERTINO                    CA    95014     SFD         5.125    4.733      $2,967.46
290240       FAIRFIELD                    CA    94585     SFD         5.500    5.108      $3,655.43
290329       FREMONT                      CA    94538     SFD         5.500    5.108      $1,816.93
290337       SAN FRANCISCO                CA    94131     SFD         5.750    5.358      $2,766.14
290364       EAST GREENWICH               RI    02818     SFD         4.000    3.608      $1,787.93
290372       SARATOGA                     CA    95070     SFD         5.125    4.733      $2,314.07
290427       FREMONT                      CA    94539     SFD         5.375    4.983      $2,071.90
290442       SAN JOSE                     CA    95129     SFD         5.250    4.858      $2,402.09
290507       LOS ALTOS                    CA    94024     SFD         5.125    4.733      $5,009.29
290515       HUNTINGTON BEACH             CA    92649     SFD         5.125    4.733      $1,905.71
290552       LIVERMORE                    CA    94550     SFD         5.750    5.358      $1,531.88
290578       SAN JOSE                     CA    95120     SFD         5.250    4.858      $2,584.32
290580       MILPITAS                     CA    95035     SFD         5.375    4.983      $1,875.91
290592       ALAMEDA                      CA    94501     SFD         5.750    5.358      $1,755.39
290655       FREMONT                      CA    94539     SFD         5.250    4.858      $3,506.50
290693       CUPERTINO                    CA    95014     SFD         5.125    4.733      $3,538.63
290695       CHARLOTTESVILLE              VA    22903     SFD         5.000    4.608      $2,093.61
290721       FREMONT                      CA    94539     SFD         5.375    4.983      $2,071.90
290722       LOS GATOS                    CA    95033     SFD         5.500    5.108      $4,826.21
290755       PLEASANTON                   CA    94588     SFD         5.375    4.983      $3,208.64
290861       CORONA                       CA    91720     SFD         5.000    4.608      $1,803.73
291166       LOS ALTOS                    CA    94024     SFD         5.375    4.983      $2,547.87
291189       SUNNYVALE                    CA    94086     LCO         5.625    5.233      $1,731.58
291289       FREMONT                      CA    94539     SFD         5.375    4.983      $2,368.68
291432       CUPERTINO                    CA    95014     SFD         5.125    4.733      $3,196.14
291491       HINSDALE                     IL    60521     SFD         5.375    4.983      $2,396.68
291513       PALO ALTO                    CA    94306     SFD         5.375    4.983      $3,527.82
291577       SAN JOSE                     CA    95129     SFD         5.000    4.608      $2,630.43
291621       MONTARA                      CA    94038     SFD         5.375    4.983      $3,639.82
291640       SAN JOSE                     CA    95129     SFD         5.500    5.108      $1,930.49
291678       PLEASANTON                   CA    94566     SFD         5.375    4.983      $3,035.04
291685       SAN JOSE                     CA    95117     SFD         5.500    5.108      $1,992.94
291759       SUNNYVALE                    CA    94086     PUD         5.750    5.358      $2,474.35
291761       MOUNTAIN VIEW                CA    94043     SFD         5.625    5.233      $2,993.42
291789       CUPERTINO                    CA    95014     SFD         5.375    4.983      $3,337.43
291795       SAN JOSE                     CA    95129     SFD         5.250    4.858      $2,092.86
291821       SAN JOSE                     CA    95135     SFD         5.250    4.858      $2,816.24
291830       PALO ALTO                    CA    94306     SFD         5.375    4.983      $1,875.91
291832       CAMPBELL                     CA    95008     SFD         5.500    5.108      $2,197.35
291851       SAN JOSE                     CA    95120     SFD         5.375    4.983      $3,214.24
291873       SUNNYVALE                    CA    94087     SFD         5.500    5.108      $2,742.43
291879       FREMONT                      CA    94536     SFD         5.875    5.483      $2,280.97
291881       SARATOGA                     CA    95070     SFD         4.875    4.483      $1,831.07
291882       SAN JUAN CAPISTRANO          CA    92675     SFD         5.750    5.358      $3,939.12
291886       SARATOGA                     CA    95070     SFD         5.250    4.858      $2,622.97
291892       SANTA CLARA                  CA    95051     SFD         5.750    5.358      $2,334.30
291894       SARATOGA                     CA    95070     SFD         5.500    5.108      $4,542.32
291923       SAN JOSE                     CA    95126     SFD         5.750    5.358      $2,369.31
292042       SAN JOSE                     CA    95120     SFD         5.750    5.358      $1,984.15
292143       SAN JOSE                     CA    95120     SFD         5.125    4.733      $2,706.11
292172       LEXINGTON                    MA    02421     SFD         5.625    5.233      $4,616.77
292434       PALO ALTO                    CA    94306     SFD         5.500    5.108      $2,668.61
292464       LOS GATOS                    CA    95033     SFD         5.375    4.983      $2,357.48
292676       MILPITAS                     CA    95035     SFD         5.750    5.358      $2,042.51
292688       SAN JOSE                     CA    95120     SFD         5.625    5.233      $2,532.89
292779       ATHERTON                     CA    94027     SFD         5.625    5.233      $5,756.57
292812       SAN JOSE                     CA    95120     SFD         5.250    4.858      $3,313.23
292829       SAN JOSE                     CA    95123     SFD         5.375    4.983      $2,578.67
292856       PLEASANTON                   CA    94566     SFD         5.375    4.983      $2,799.86
292860       FREMONT                      CA    94538     SFD         5.625    5.233      $5,756.57
292861       WOODSIDE                     CA    94062     SFD         5.750    5.358      $3,553.96
292909       CUPERTINO                    CA    95014     SFD         5.375    4.983      $2,038.30
292963       RANCHO PALOS VERDES          CA    90275     SFD         5.750    5.358      $2,917.86
292977       SARATOGA                     CA    95070     SFD         5.750    5.358      $4,085.01
293000       SARASOTA                     FL    34236     SFD         5.500    5.108      $1,816.93
293009       SAN JOSE                     CA    95125     SFD         5.500    5.108      $2,322.26
293011       LOS ANGELES                  CA    90049     LCO         5.375    4.983      $5,358.93
293017       PALO ALTO                    CA    94301     SFD         5.500    5.108      $5,110.11
293089       FREMONT                      CA    94539     SFD         5.500    5.108      $1,822.60
293099       SONOMA                       CA    95476     SFD         5.000    4.608      $2,812.95
293101       FREMONT                      CA    94539     SFD         5.375    4.983      $2,497.48
293136       FOSTER CITY                  CA    94404     SFD         5.375    4.983      $2,575.87
293184       SAN JOSE                     CA    95120     SFD         5.125    4.733      $2,662.55
293206       SAN JOSE                     CA    95135     SFD         5.500    5.108      $2,833.27
293295       NEWARK                       CA    94560     SFD         5.250    4.858      $3,009.52
293306       CHICAGO                      IL    60622     SFD         5.250    4.858      $2,153.59
293348       CUPERTINO                    CA    95014     SFD         5.125    4.733      $3,212.48
293358       FREMONT                      CA    94538     SFD         5.625    5.233      $1,986.02
293451       CUPERTINO                    CA    95014     SFD         5.375    4.983      $4,110.19
293469       CUPERTINO                    CA    95014     SFD         5.375    4.983      $1,763.91
293505       FREMONT                      CA    94539     SFD         5.375    4.983      $2,311.57
293508       CORTE MADERA                 CA    94925     SFD         5.750    5.358      $2,585.23
293537       YORBA LINDA                  CA    92887     SFD         5.750    5.358      $2,032.59
293568       PLAYA DEL REY                CA    90293     SFD         5.750    5.358      $2,912.03
293569       MILPITAS                     CA    95035     SFD         5.375    4.983      $2,088.70
293591       CUPERTINO                    CA    95014     SFD         5.375    4.983      $3,001.45
293593       HERMOSA BEACH                CA    90254     SFD         5.750    5.358      $2,784.23
293614       PACIFIC PALISADES            CA    90272     LCO         5.750    5.358      $2,394.40
293616       SAN JOSE                     CA    95117     SFD         5.000    4.608      $1,798.36
293840       PLEASANTON                   CA    94588     SFD         5.250    4.858      $2,142.56
293864       BELMONT                      CA    94002     SFD         5.750    5.358      $2,334.30
293961       FREMONT                      CA    94539     SFD         5.250    4.858      $1,822.28
293964       MOUNTAIN VIEW                CA    94040     SFD         5.375    4.983      $2,183.89
294018       HONOLULU                     HI    96814     HCO         5.750    5.358      $2,042.51
294026       SAN JOSE                     CA    95129     SFD         5.375    4.983      $3,600.62
294085       MOUNTAIN VIEW                CA    94043     PUD         5.625    5.233      $1,847.86
294126       LAFAYETTE                    CA    94549     SFD         5.500    5.108      $2,782.17
294156       RANCHO SANTA FE              CA    92067     SFD         5.250    4.858      $1,932.72
294308       MILL VALLEY                  CA    94941     SFD         5.750    5.358      $2,083.36
294528       NOVATO                       CA    94945     SFD         5.750    5.358      $3,606.48
294532       LOS ANGELES                  CA    90005     SFD         5.375    4.983      $2,223.09
294610       SAN JOSE                     CA    95120     SFD         5.375    4.983      $1,735.92
294636       SAN MATEO                    CA    94401     LCO         5.625    5.233      $1,381.58
294672       SAN JOSE                     CA    95125     SFD         5.750    5.358      $2,159.22
294699       SAN JOSE                     CA    95136     SFD         5.750    5.358      $2,089.20
294739       SAN ANSELMO                  CA    94960     SFD         5.500    5.108      $4,457.15
294754       CUPERTINO                    CA    95014     SFD         5.000    4.608      $5,303.80
294822       SAN RAMON                    CA    94583     SFD         5.375    4.983      $3,359.83
294823       FREMONT                      CA    94539     SFD         5.750    5.358      $3,443.08
294833       LIVERMORE                    CA    94550     SFD         5.500    5.108      $1,814.09
294858       PALO ALTO                    CA    94306     SFD         5.375    4.983      $3,163.84
294957       SAN MATEO                    CA    94402     SFD         5.375    4.983      $2,424.68
294970       MORAGA                       CA    94556     SFD         5.750    5.358      $2,771.98
295002       SAN JOSE                     CA    95132     SFD         5.375    4.983      $2,127.90
295006       FREMONT                      CA    94539     SFD         5.250    4.858      $3,324.27
295023       NEWARK                       CA    94560     SFD         5.000    4.608      $2,431.81
295032       FREMONT                      CA    94539     SFD         5.250    4.858      $2,051.44
295034       SAN JOSE                     CA    95117     SFD         5.375    4.983      $2,155.89
295040       LOS ALTOS                    CA    94022     SFD         5.500    5.108      $2,526.67
295052       MOUNTAIN VIEW                CA    94040     SFD         5.500    5.108      $1,987.27
295065       CUPERTINO                    CA    95014     PUD         5.375    4.983      $1,842.31
295066       SAN JOSE                     CA    95132     PUD         5.750    5.358      $2,021.50
295118       REDWOOD  CITY                CA    94061     SFD         5.250    4.858      $2,761.02
295158       SAN JOSE                     CA    95131     SFD         5.625    5.233      $1,870.89
295168       SAN JOSE                     CA    95148     SFD         5.500    5.108      $2,566.41
295169       SAN RAMON                    CA    94583     SFD         5.375    4.983      $2,855.86
295182       DUBLIN                       CA    94568     LCO         5.625    5.233      $1,878.94
295350       PALO ALTO                    CA    94301     SFD         5.375    4.983      $5,487.72
295473       CUPERTINO                    CA    95014     SFD         5.625    5.233      $3,143.09
295567       SARATOGA                     CA    95070     SFD         5.500    5.108      $3,122.84
295578       FREMONT                      CA    94539     SFD         5.750    5.358      $1,756.56
295581       GIG HARBOR                   WA    98332     SFD         5.250    4.858      $2,322.02
295605       SARATOGA                     CA    95070     SFD         4.875    4.483      $2,593.13
295629       WEST HILLS                   CA    91307     SFD         5.750    5.358      $1,931.63
295665       HOLLISTER                    CA    95023     SFD         5.750    5.358      $1,956.14
295690       SAN  FRANCISCO               CA    94127     SFD         5.750    5.358      $3,233.00
295696       OAKLAND                      CA    94611     SFD         5.500    5.108      $2,668.61
295706       MENLO PARK                   CA    94025     LCO         5.500    5.108      $1,902.10
295834       FULTON                       MD    20759     SFD         5.125    4.733      $2,885.79
295842       TRACY                        CA    95376     SFD         5.625    5.233      $1,364.31
296053       BRICK                        NJ    08724     SFD         5.375    4.983      $2,799.86
296174       CORONADO                     CA    92118     HCO         5.500    5.108      $1,975.91
296224       REDWOOD CITY                 CA    94062     SFD         5.750    5.358      $3,215.49
296246       MILL VALLEY                  CA    94941     SFD         5.500    5.108      $2,773.65
296249       DANVILLE                     CA    94526     SFD         5.500    5.108      $3,686.66
296338       SAN JOSE                     CA    95129     SFD         5.250    4.858      $3,175.18
296455       DANVILLE                     CA    94506     SFD         5.625    5.233      $2,037.83
296466       GREEN BRAE                   CA    94904     SFD         5.500    5.108      $2,820.50
296548       SAN RAMON                    CA    94583     SFD         5.250    4.858      $2,384.42
296592       SAN CARLOS                   CA    94070     SFD         5.750    5.358      $2,451.01
296613       FREMONT                      CA    94555     LCO         5.625    5.233      $1,732.73
296615       SAN ANSELMO                  CA    94960     SFD         5.625    5.233      $2,180.30
296652       REDWOOD CITY                 CA    94065     SFD         5.375    4.983      $3,359.83
296656       FREMONT                      CA    94539     SFD         5.625    5.233      $2,406.25
296661       SARATOGA                     CA    95070     SFD         5.250    4.858      $3,434.71
296717       CUPERTINO                    CA    95014     SFD         5.625    5.233      $2,553.04
296739       CORTE MADERA                 CA    94925     SFD         5.750    5.358      $2,906.19
296763       MILL VALLEY                  CA    94941     SFD         5.750    5.358      $3,915.78
296765       LIVERMORE                    CA    94550     SFD         5.375    4.983      $2,147.49
296789       SUNNYVALE                    CA    94087     SFD         5.750    5.358      $2,345.97
296814       SAN FRANCISCO                CA    94116     SFD         5.750    5.358      $2,163.60
296837       SAN JOSE                     CA    95138     SFD         5.000    4.608      $4,375.10
296861       PORTOLA VALLEY               CA    94028     SFD         5.625    5.233      $4,798.10
296871       SAN JOSE                     CA    95148     SFD         5.500    5.108      $2,140.57
296888       SAN FRANCISCO                CA    94118     SFD         5.375    4.983      $3,335.19
296889       LIVERMORE                    CA    94550     SFD         5.500    5.108      $2,640.22
296975       MORGAN HILL                  CA    95037     SFD         5.375    4.983      $3,348.63
297019       SIMI VALLEY                  CA    93065     SFD         4.750    4.358      $2,170.06
297055       CUPERTINO                    CA    95014     SFD         5.125    4.733      $2,605.38
297057       SUNNYVALE                    CA    94087     SFD         5.750    5.358      $3,285.52
297136       PALO ALTO                    CA    94303     SFD         5.250    4.858      $3,589.33
297173       SANTA ROSA                   CA    95409     SFD         5.000    4.608      $2,506.96
297300       SHERMAN OAKS                 CA    91423     SFD         5.250    4.858      $1,822.28
297303       SANTA ANA                    CA    92705     SFD         5.750    5.358      $2,567.73
297331       FREMONT                      CA    94539     SFD         5.375    4.983      $2,356.36
297359       GLENDALE                     AZ    85308     SFD         5.250    4.858      $1,836.08
297362       SAN JOSE                     CA    95120     SFD         5.375    4.983      $3,281.44
297394       TARZANA                      CA    91356     SFD         5.625    5.233      $2,256.58
297404       SAN MATEO                    CA    94402     SFD         5.500    5.108      $3,293.18
297415       LOS ALTOS                    CA    94024     SFD         5.750    5.358      $4,505.19
297438       SANTA CLARA                  CA    95050     SFD         5.375    4.983      $2,111.10
297524       SAN JOSE                     CA    95120     SFD         5.125    4.733      $2,450.20
297547       PALO ALTO                    CA    94301     SFD         5.500    5.108      $2,123.54
297561       SAN JOSE                     CA    95131     SFD         5.375    4.983      $2,083.10
297565       NEWPORT BEACH                CA    92660     SFD         5.750    5.358      $4,318.44
297605       MILL VALLEY                  CA    94941     SFD         5.625    5.233      $2,101.15
297634       SAN JOSE                     CA    95129     SFD         5.625    5.233      $2,481.08
297715       FREMONT                      CA    94539     SFD         5.375    4.983      $1,976.70
297724       SUNNYVALE                    CA    94086     SFD         5.375    4.983      $2,939.85
297759       SAN JOSE                     CA    95148     SFD         5.750    5.358      $2,205.91
297891       SAN JOSE                     CA    95129     SFD         5.375    4.983      $2,497.48
297904       SONOMA                       CA    95476     SFD         5.500    5.108      $2,555.06
297913       MONTEREY                     CA    93940     SFD         5.750    5.358      $3,501.44
298076       SAN JOSE                     CA    95135     SFD         5.125    4.733      $3,054.58
298268       SOUTH RIDING                 VA    20152     SFD         5.750    5.358      $1,896.61
298342       CAMPBELL                     CA    95008     SFD         5.375    4.983      $2,116.70
298480       LAGUNA NIGUEL                CA    92677     SFD         5.125    4.733      $2,145.28
298491       DUBLIN                       CA    94568     SFD         5.625    5.233      $2,515.62
298571       SAN JOSE                     CA    95129     SFD         5.375    4.983      $1,780.71
298575       BURBANK                      CA    91504     SFD         5.750    5.358      $2,159.22
298591       PLEASANTON                   CA    94588     SFD         5.250    4.858      $2,512.53
298614       SAN JOSE                     CA    95125     SFD         5.125    4.733      $2,112.61
298645       SAN FRANCISCO                CA    94115     LCO         5.625    5.233      $2,277.30
298702       LOS ANGELES                  CA    90077     SFD         5.375    4.983      $2,060.70
298731       CYPRESS                      CA    90630     SFD         5.625    5.233      $2,458.06
298738       CAMPBELL                     CA    95008     PUD         5.625    5.233      $2,475.33
298790       SAN JOSE                     CA    95131     SFD         5.625    5.233      $2,993.42
298806       SAN JOSE                     CA    95148     SFD         5.375    4.983      $3,203.04
298809       VILLA PARK                   CA    92861     SFD         5.500    5.108      $1,924.81
298817       SAN JOSE                     CA    95123     SFD         5.500    5.108      $1,913.45
298837       RANCHO SANTA MARGARITA       CA    92688     PUD         5.750    5.358      $2,669.85
298865       SAN FRANCISCO                CA    94133     LCO         5.375    4.983      $3,639.82
298989       CHARLOTTE                    NC    28277     SFD         4.750    4.358      $1,669.28
299145       SUNNYVALE                    CA    94087     SFD         5.250    4.858      $2,595.36
299164       SANTA CLARA                  CA    95051     SFD         5.750    5.358      $2,182.57
299183       MOORPARK                     CA    93021     SFD         5.625    5.233      $2,245.06
299275       FREMONT                      CA    94539     SFD         5.250    4.858      $2,617.45
299300       SARATOGA                     CA    95070     SFD         5.250    4.858      $2,374.48
299323       CUPERTINO                    CA    95014     SFD         5.375    4.983      $2,295.89
299356       CUPERTINO                    CA    95014     SFD         5.375    4.983      $1,976.70
299408       CUPERTINO                    CA    95014     SFD         5.375    4.983      $1,783.51
299514       PLEASANTON                   CA    94566     SFD         5.750    5.358      $3,373.06
299724       FREMONT                      CA    94539     SFD         5.375    4.983      $2,228.69
299787       SARATOGA                     CA    95070     SFD         5.250    4.858      $2,595.36
299802       SARATOGA                     CA    95070     SFD         5.250    4.858      $4,649.56
299851       BURLINGAME                   CA    94010     SFD         5.500    5.108      $3,522.57
299856       SCOTTSDALE                   AZ    85255     SFD         6.125    5.733      $3,949.47
299867       SUNNYVALE                    CA    94086     LCO         5.375    4.983      $1,791.91
299879       SAN JOSE                     CA    95112     SFD         5.625    5.233      $2,158.72
299897       CAMPBELL                     CA    95008     SFD         5.500    5.108      $1,816.93
299972       SAN JOSE                     CA    95129     LCO         5.375    4.983      $1,791.91
300140       SUNNYVALE                    CA    94087     SFD         5.500    5.108      $2,555.06
300353       SAN JOSE                     CA    95131     SFD         5.125    4.733      $2,205.18
300377       FREMONT                      CA    94536     SFD         5.375    4.983      $1,931.91
300380       BROOKFIELD                   WI    53045     SFD         4.500    4.108      $1,976.08
300487       MENLO PARK                   CA    94025     SFD         5.750    5.358      $3,793.23
300539       WEST HOLLYWOOD               CA    90048     SFD         5.750    5.358      $2,334.30
300571       SAN CLEMENTE                 CA    92672     SFD         5.750    5.358      $3,092.94
300601       LOS ANGELES                  CA    90068     SFD         5.625    5.233      $2,734.37
300660       SAN JOSE                     CA    95135     SFD         5.125    4.733      $3,239.70
300679       PACIFIC BEACH                CA    92109     LCO         4.875    4.483      $2,111.55
300703       SAN JOSE                     CA    95124     SFD         5.375    4.983      $2,528.28
300712       SAN JOSE                     CA    95135     SFD         5.250    4.858      $2,081.81
300734       FREMONT                      CA    94539     SFD         5.250    4.858      $1,673.18
300851       PALO ALTO                    CA    94306     SFD         5.375    4.983      $2,883.86
300904       PASADENA                     CA    91108     SFD         5.500    5.108      $5,450.78
300971       MILPITAS                     CA    95035     SFD         5.125    4.733      $2,177.95
301008       SAN JOSE                     CA    95125     SFD         5.375    4.983      $2,923.05
301048       FREMONT                      CA    94539     SFD         5.625    5.233      $3,626.64
301117       SAN JOSE                     CA    95120     SFD         5.500    5.108      $3,690.63
301118       FOSTER CITY                  CA    94404     SFD         5.750    5.358      $3,483.93
301130       LOS ALTOS                    CA    94024     SFD         5.500    5.108      $3,520.30
301203       MOUNTAIN VIEW                CA    94043     SFD         5.375    4.983      $2,973.45
301387       NEWPORT BEACH                CA    92660     SFD         5.375    4.983      $3,782.61
301502       SAN JOSE                     CA    95125     SFD         5.375    4.983      $1,875.91
301677       MANHATTAN BEACH              CA    90266     SFD         5.625    5.233      $3,741.77
301774       FREMONT                      CA    94539     SFD         5.375    4.983      $3,477.43
301780       HINSDALE                     IL    60521     SFD         5.500    5.108      $4,542.32
301888       CUPERTINO                    CA    95014     SFD         5.625    5.233      $1,899.67
303128       SANTA CLARA                  CA    95051     SFD         5.250    4.858      $1,998.98
303147       SUNNYVALE                    CA    94086     SFD         5.000    4.608      $2,684.11
303171       SAN JOSE                     CA    95120     SFD         5.250    4.858      $2,091.75
303218       SAN JOSE                     CA    95129     SFD         5.250    4.858      $2,153.60
303459       PETALUMA                     CA    94954     SFD         5.625    5.233      $2,590.46
303553       DANVILLE                     CA    94526     SFD         4.875    4.483      $3,439.59
303568       CUPERTINO                    CA    95014     SFD         5.250    4.858      $2,368.96
303595       FREMONT                      CA    94539     SFD         5.250    4.858      $3,296.66
303609       WALNUT CREEK                 CA    94595     SFD         5.250    4.858      $1,689.74
303853       SAN JOSE                     CA    95129     SFD         5.125    4.733      $2,657.10
303877       SAN JOSE                     CA    95123     SFD         5.375    4.983      $2,766.26
303901       SAN JOSE                     CA    95125     SFD         5.500    5.108      $2,191.67
304073       FREMONT                      CA    94536     SFD         5.500    5.108      $2,044.05
304335       KANSAS CITY                  MO    64154     SFD         5.000    4.608      $1,954.03
304483       SUNNYVALE                    CA    94087     SFD         5.000    4.608      $2,050.66
304762       SUNNYVALE                    CA    94087     LCO         5.625    5.233      $2,325.66
304819       SAN JOSE                     CA    95135     SFD         5.375    4.983      $1,870.31
304872       HINSDALE                     IL    60521     SFD         5.000    4.608      $2,010.40
304877       DES PERES                    MO    63131     SFD         5.625    5.233      $3,307.15
305050       MERCER ISLAND                WA    98040     SFD         5.250    4.858      $2,634.01
305305       BELMONT                      CA    94002     SFD         5.500    5.108      $2,413.11
305523       CUPERTINO                    CA    95014     SFD         5.250    4.858      $3,009.52
305597       PALO ALTO                    CA    94303     SFD         5.250    4.858      $2,208.82
305620       PALO ALTO                    CA    94303     SFD         5.500    5.108      $3,747.41
306140       IRVINE                       CA    92618     LCO         5.125    4.733      $1,677.02
306173       FREMONT                      CA    94539     SFD         5.500    5.108      $1,707.91
306224       SAN JOSE                     CA    95111     PUD         6.000    5.608      $2,182.37
306315       SONOMA                       CA    95476     SFD         5.625    5.233      $2,478.21
306370       CUPERTINO                    CA    95014     SFD         5.375    4.983      $2,107.18
306376       SCOTTS VALLEY                CA    95066     SFD         5.375    4.983      $3,639.82
306520       ARROYO GRANDE                CA    93420     SFD         5.625    5.233      $2,694.08
306580       LOS ALTOS                    CA    94024     SFD         5.625    5.233      $3,741.77
306847       PALO ALTO                    CA    94301     SFD         5.375    4.983      $5,599.71
306877       CARLSBAD                     CA    92009     SFD         5.625    5.233      $2,590.46
307294       SAN FRANCISCO                CA    94112     SFD         5.500    5.108      $2,804.88
307357       MILPITAS                     CA    95035     SFD         5.250    4.858      $1,756.01
307379       FREMONT                      CA    94539     SFD         5.125    4.733      $3,288.71
307403       ATLANTA                      GA    30319     SFD         5.250    4.858      $3,357.40
307443       SUNNYVALE                    CA    94087     SFD         5.375    4.983      $2,547.87
307466       FREMONT                      CA    94539     PUD         5.500    5.108        $982.28
307468       SARATOGA                     CA    95070     SFD         5.250    4.858      $3,589.33
307559       PALO ALTO                    CA    94301     SFD         5.500    5.108      $4,190.29
307582       SUNNYVALE                    CA    94087     SFD         5.625    5.233      $2,331.41
307668       FREMONT                      CA    94539     SFD         5.250    4.858      $3,478.89
307677       HOLLISTER                    CA    95023     SFD         5.250    4.858      $2,374.48
307735       MENLO PARK                   CA    94025     SFD         5.250    4.858      $1,907.87
307783       SAN JOSE                     CA    95134     LCO         5.500    5.108      $2,146.25
307829       SAN JOSE                     CA    95120     SFD         5.250    4.858      $1,711.84
307841       LOS ALTOS                    CA    94022     SFD         5.375    4.983      $2,967.85
307888       FREMONT                      CA    94539     SFD         5.250    4.858      $4,113.92
307896       SARATOGA                     CA    95070     SFD         5.250    4.858      $2,761.02
307924       SAN JOSE                     CA    95121     SFD         5.375    4.983      $2,816.66
307932       MILPITAS                     CA    95035     LCO         5.750    5.358      $2,100.87
308062       SARATOGA                     CA    95070     SFD         5.500    5.108      $3,690.63
308077       FREMONT                      CA    94539     SFD         5.250    4.858      $3,070.26
308271       BELMONT                      CA    94002     SFD         5.375    4.983      $2,749.46
308301       ORINDA                       CA    94563     SFD         5.250    4.858      $3,865.43
308328       FREMONT                      CA    94536     SFD         5.375    4.983      $1,822.71
308345       SAN JOSE                     CA    95132     SFD         5.750    5.358      $2,696.11
308550       SAN JOSE                     CA    95129     SFD         5.250    4.858      $3,484.41
308828       SAN JOSE                     CA    95123     SFD         5.125    4.733      $2,574.33
308898       LA JOLLA                     CA    92037     SFD         5.750    5.358      $3,962.46
308902       SANTA CLARA                  CA    95051     SFD         5.375    4.983      $1,814.31
308968       SARATOGA                     CA    95070     SFD         5.250    4.858      $2,838.33
309038       SUNNYVALE                    CA    94087     SFD         5.375    4.983      $2,228.69
309059       FOSTER CITY                  CA    94404     SFD         4.875    4.483      $2,503.16
309107       FREMONT                      CA    94539     SFD         5.375    4.983      $1,898.31
309116       CUPERTINO                    CA    95014     SFD         5.250    4.858      $1,987.94
309126       CUMMING                      GA    30041     SFD         4.625    4.233      $2,570.70
309226       SAN JOSE                     CA    95139     SFD         5.750    5.358      $2,001.66
309236       SANTA CLARA                  CA    95050     PUD         5.625    5.233      $2,705.59
309375       FREMONT                      CA    94539     SFD         5.375    4.983      $2,923.05
309437       LOS GATOS                    CA    95032     SFD         5.250    4.858      $2,181.21
309467       SARATOGA                     CA    95070     LCO         5.375    4.983      $2,150.29
309565       UNION CITY                   CA    94587     SFD         5.375    4.983      $2,458.28
309588       SAN JOSE                     CA    95148     SFD         5.125    4.733      $1,637.54
309680       LAFAYETTE                    CA    94549     SFD         5.000    4.608      $3,207.51
309730       BYRON                        CA    94514     SFD         5.750    5.358      $3,793.23
309959       FREMONT                      CA    94539     SFD         5.125    4.733      $2,428.42
310155       LOS ALTOS                    CA    94024     SFD         5.250    4.858      $3,495.45
310157       FREMONT                      CA    94539     SFD         5.375    4.983      $5,599.72
310167       MILPITAS                     CA    95035     PUD         5.375    4.983      $1,959.90
310192       SAN JOSE                     CA    95148     SFD         5.375    4.983      $2,760.66
310218       SARATOGA                     CA    95070     SFD         5.250    4.858      $2,495.97
310234       SARATOGA                     CA    95070     SFD         5.375    4.983      $2,228.69
310252       SARATOGA                     CA    95070     SFD         5.000    4.608      $3,489.35
310401       SUNNYVALE                    CA    94087     SFD         5.250    4.858      $2,595.36
310537       CUPERTINO                    CA    95014     SFD         5.250    4.858      $3,313.23
310539       DANVILLE                     CA    94506     SFD         5.125    4.733      $2,885.79
310585       CUPERTINO                    CA    95014     SFD         5.000    4.608      $1,760.78
310799       WELLESLEY                    MA    02481     SFD         5.500    5.108      $3,202.33
310894       PLEASANTON                   CA    94566     SFD         5.500    5.108      $1,825.45
310967       SAN JOSE                     CA    95138     SFD         5.125    4.733      $3,168.92
311127       LEAGUE CITY                  TX    77573     SFD         4.250    3.858      $2,931.97
311540       CENTERVILLE                  MA    02632     SFD         5.375    4.983      $2,743.86
311615       CORNELIUS                    NC    28031     SFD         4.750    4.358      $2,321.34
311748       FREMONT                      CA    94539     SFD         5.250    4.858      $2,755.50
311772       DANVILLE                     CA    94526     SFD         5.750    5.358      $3,472.26
311819       SARATOGA                     CA    95070     SFD         5.250    4.858      $3,567.24
312320       WAYNE                        IL    60184     SFD         5.250    4.858      $2,153.59
312402       LAKE BLUFF                   IL    60044     SFD         4.875    4.483      $2,037.46
312559       UNION                        KY    41091     SFD         5.250    4.858      $2,319.26
312753       SAN RAMON                    CA    94583     SFD         5.625    5.233      $2,072.37
312828       SALINAS                      CA    93908     SFD         5.375    4.983      $3,583.82
312958       FOLSOM                       CA    95630     SFD         5.625    5.233      $2,029.19
312998       SUNNYVALE                    CA    94087     SFD         5.125    4.733      $2,700.66
313048       CUPERTINO                    CA    95014     SFD         5.250    4.858      $2,915.64
313248       FOSTER CITY                  CA    94404     SFD         5.750    5.358      $3,793.23
313255       SAN LUIS OBISPO              CA    93405     SFD         5.250    4.858      $3,147.57
313300       OAKLAND                      CA    94610     SFD         5.625    5.233      $2,227.80
313421       BROOKFIELD                   WI    53045     SFD         5.125    4.733      $1,846.34
313574       FREMONT                      CA    94539     SFD         5.500    5.108      $2,271.16
313724       CAMPBELL                     CA    95008     SFD         5.500    5.108      $2,782.17
313728       NOVI                         MI    48375     SFD         5.750    5.358      $2,027.92
313780       LA QUINTA                    CA    92253     SFD         5.750    5.358      $2,947.05
313852       SAN JOSE                     CA    95125     SFD         5.125    4.733      $1,862.15
313896       FREMONT                      CA    94536     SFD         5.250    4.858      $2,335.83
313911       SAN JOSE                     CA    95125     SFD         5.375    4.983      $2,855.86
313948       FREMONT                      CA    94539     SFD         5.125    4.733      $3,539.17
313956       SAN JOSE                     CA    95135     SFD         5.250    4.858      $3,114.43
313960       SAN JOSE                     CA    95129     SFD         5.125    4.733      $2,945.68
314083       SAN MATEO                    CA    94404     SFD         5.375    4.983      $1,702.32
314375       SAN JOSE                     CA    95129     SFD         5.250    4.858      $1,710.73
314580       TIBURON                      CA    94920     SFD         5.500    5.108      $1,771.51
314662       CUPERTINO                    CA    95014     SFD         5.625    5.233      $1,731.58
315710       CUPERTINO                    CA    95014     SFD         5.375    4.983      $2,211.89
315778       SAN JOSE                     CA    95112     HCO         5.375    4.983      $1,814.31
315941       SARATOGA                     CA    95070     SFD         5.125    4.733      $2,722.44
315955       SARATOGA                     CA    95070     SFD         5.250    4.858      $3,893.04
316073       FREMONT                      CA    94539     SFD         5.500    5.108      $2,384.72
316209       NAPA                         CA    94558     SFD         5.750    5.358      $3,268.01
316445       CAPITOLA                     CA    95010     SFD         5.750    5.358      $2,713.62
316476       SAN RAMON                    CA    94583     SFD         5.375    4.983      $2,099.90
316495       SAN JOSE                     CA    95127     SFD         5.500    5.108      $2,310.91
316511       SAN JOSE                     CA    95125     SFD         5.750    5.358      $2,097.95
316614       LOS ALTOS                    CA    94022     SFD         5.250    4.858      $5,522.04
316642       PALO ALTO                    CA    94306     SFD         5.500    5.108      $2,276.84
316834       SARATOGA                     CA    95070     SFD         5.250    4.858      $3,589.05
316875       SAN FRANCISCO                CA    94117     MF2         5.375    4.983      $3,639.82
317067       LOS ALTOS HILLS              CA    94022     SFD         5.125    4.733      $3,109.03
317104       UNION CITY                   CA    94587     SFD         5.250    4.858      $2,299.93
317143       WALNUT CREEK                 CA    94598     SFD         5.375    4.983      $1,713.52
317430       PACIFICA                     CA    94044     SFD         5.625    5.233      $3,516.11
317569       FREMONT                      CA    94539     SFD         5.375    4.983      $2,391.08
317825       WESTON                       FL    33327     SFD         4.000    3.608      $1,902.03
317857       SARATOGA                     CA    95070     SFD         5.125    4.733      $2,613.54
318304       CUPERTINO                    CA    95014     SFD         5.250    4.858      $2,418.66
318322       LOS GATOS                    CA    95032     SFD         5.625    5.233      $2,878.29
318490       FREMONT                      CA    94555     SFD         5.375    4.983      $1,755.51
318759       CUPERTINO                    CA    95014     SFD         5.375    4.983      $2,531.07
318815       SAN JOSE                     CA    95129     SFD         5.250    4.858      $2,065.25
319199       SANTA CLARA                  CA    95051     SFD         5.125    4.733      $2,139.84
319374       SANTA ROSA                   CA    95404     SFD         5.750    5.358      $1,954.97
319519       MOUNTAIN VIEW                CA    94043     SFD         5.750    5.358      $2,217.58
319670       FREMONT                      CA    94539     SFD         5.500    5.108      $5,660.86
319818       SAN MATEO                    CA    94402     LCO         5.500    5.108      $1,374.05
320067       SAN JOSE                     CA    95129     SFD         5.375    4.983      $2,452.68
320166       HINSDALE                     IL    60521     SFD         5.125    4.733      $3,462.94
320172       CHULA VISTA                  CA    91913     SFD         5.250    4.858      $1,678.26
320321       NEWPORT BEACH                CA    92660     SFD         5.625    5.233      $4,605.26
320371       PLANO                        TX    75093     SFD         5.000    4.608      $1,739.30
320542       SARATOGA                     CA    95070     SFD         5.125    4.733      $2,722.44
320665       CAPITOLA                     CA    95010     SFD         5.625    5.233      $4,737.66
320679       LADERA RANCH                 CA    92694     PUD         5.500    5.108      $1,828.29
321088       BIRMINGHAM                   MI    48009     SFD         5.500    5.108        $675.67
321285       SUNNYVALE                    CA    94089     LCO         5.625    5.233      $1,968.75
321312       CUPERTINO                    CA    95014     SFD         5.500    5.108      $2,157.60
321341       SAN JOSE                     CA    95125     SFD         5.250    4.858      $2,622.97
321446       REDWOOD CITY                 CA    94062     SFD         5.250    4.858      $2,761.02
321461       SAN JOSE                     CA    95124     SFD         5.250    4.858      $2,807.96
321891       SAN JOSE                     CA    95125     SFD         5.125    4.733      $2,439.31
322088       SAN RAMON                    CA    94583     SFD         5.750    5.358      $2,503.53
322215       DANVILLE                     CA    94506     SFD         5.500    5.108      $2,634.55
322235       UNION CITY                   CA    94587     SFD         5.500    5.108      $2,907.08
322459       CUPERTINO                    CA    95014     SFD         5.500    5.108      $3,026.32
322600       CASTRO VALLEY                CA    94546     LCO         5.500    5.108      $2,322.26
322799       LAFAYETTE                    CA    94549     SFD         5.625    5.233      $5,756.57
322804       SAN JOSE                     CA    95132     SFD         5.250    4.858      $1,692.51
323186       SAN JOSE                     CA    95129     SFD         5.250    4.858      $2,512.53
324234       LOS ALTOS                    CA    94024     SFD         5.375    4.983      $3,567.02
324341       PALO ALTO                    CA    94303     SFD         5.125    4.733      $3,119.92
324783       CAMPBELL                     CA    95008     SFD         5.250    4.858      $3,582.15
324820       CUPERTINO                    CA    95014     SFD         4.750    4.358      $3,056.86
324887       EL SOBRANTE                  CA    94803     SFD         5.375    4.983      $1,840.63
325108       OAKLAND                      CA    94611     SFD         5.750    5.358      $2,042.51
325156       MORAGA                       CA    94556     SFD         5.500    5.108      $2,674.29
325184       SAN JOSE                     CA    95131     SFD         5.125    4.733      $2,665.27
325342       SANTA CLARA                  CA    95051     SFD         5.375    4.983      $2,571.39
325540       DANVILLE                     CA    94526     SFD         5.375    4.983      $2,799.86
325646       COTO DE CAZA                 CA    92679     SFD         5.000    4.608      $3,301.46
326078       FREMONT                      CA    94539     SFD         4.875    4.483      $2,037.46
326106       DANVILLE                     CA    94506     SFD         5.250    4.858      $2,749.98
326336       FREMONT                      CA    94539     SFD         5.500    5.108      $2,492.60
326369       SAN MATEO                    CA    94403     LCO         5.625    5.233      $2,187.50
326370       SAN JOSE                     CA    95129     SFD         5.250    4.858      $2,551.19
326438       MILPITAS                     CA    95035     SFD         5.125    4.733      $3,119.92
326452       SARATOGA                     CA    95070     SFD         5.000    4.608      $3,811.44
326486       CUPERTINO                    CA    95014     SFD         5.750    5.358      $2,888.69
326491       SAN FRANCISCO                CA    94134     SFD         5.625    5.233      $2,210.53
326544       SAN JOSE                     CA    95125     SFD         5.250    4.858      $2,065.25
326684       LOS GATOS                    CA    95032     SFD         5.000    4.608      $3,274.62
326865       SCOTTS VALLEY                CA    95066     SFD         5.625    5.233      $2,656.66
327154       SAN JOSE                     CA    95138     SFD         5.250    4.858      $2,783.11
327242       SAN MATEO                    CA    94403     SFD         5.500    5.108      $2,844.63
327334       BURLINGAME                   CA    94010     LCO         5.750    5.358      $2,072.86
327357       SAN JOSE                     CA    95129     SFD         5.125    4.733      $2,804.11
327376       PLEASANTON                   CA    94566     SFD         5.625    5.233      $5,756.28
327583       SARATOGA                     CA    95070     SFD         5.500    5.108      $3,122.84
328025       BELLINGHAM                   MA    02019     SFD         6.000    5.608      $2,127.21
328222       HINSDALE                     IL    60521     SFD         5.250    4.858      $3,451.28
328285       CAMPBELL                     CA    95008     SFD         5.750    5.358      $2,313.29
328571       SAN JOSE                     CA    95132     SFD         5.000    4.608      $2,684.11
328704       SAN JOSE                     CA    95120     SFD         5.375    4.983      $2,161.49
328730       MAPLE WOOD                   NJ    07040     SFD         5.125    4.733      $2,096.28
329063       LOS ALTOS                    CA    94024     SFD         5.250    4.858      $3,865.43
329068       CAMPBELL                     CA    95008     SFD         5.250    4.858      $1,899.59
329224       FREMONT                      CA    94539     SFD         5.000    4.608      $2,668.01
329225       SUNNYVALE                    CA    94087     SFD         5.125    4.733      $1,905.71
329731       CUPERTINO                    CA    95014     SFD         5.250    4.858      $2,181.21
329956       SAN JOSE                     CA    95123     SFD         5.250    4.858      $2,661.63
329976       GILROY                       CA    95020     SFD         5.375    4.983      $3,208.64
330198       UNION CITY                   CA    94587     SFD         5.250    4.858      $1,816.76
330210       FREMONT                      CA    94539     SFD         5.000    4.608      $3,220.93
330635       FREMONT                      CA    94539     SFD         5.375    4.983      $2,659.87
330679       MILPITAS                     CA    95035     SFD         5.375    4.983      $1,965.50
330945       SUNNYVALE                    CA    94087     SFD         5.250    4.858      $1,877.50
331022       PALO ALTO                    CA    94303     SFD         5.250    4.858      $3,473.37
331303       FREMONT                      CA    94539     SFD         5.500    5.108      $1,760.15
331646       MENLO PARK                   CA    94025     SFD         5.250    4.858      $2,761.02
331968       ALAMO                        CA    94507     SFD         5.375    4.983      $4,082.20
332336       SAN MATEO                    CA    94402     SFD         5.625    5.233      $1,800.66
332390       SARATOGA                     CA    95070     SFD         5.375    4.983      $1,915.11
332459       CHICAGO                      IL    60614     SFD         5.125    4.733      $5,444.87
332566       FINKSBURG                    MD    21048     SFD         5.375    4.983      $3,539.02
332588       CUPERTINO                    CA    95014     SFD         5.625    5.233      $3,430.92
332762       FAIRFAX                      CA    94930     SFD         5.250    4.858      $1,783.62
332805       CUPERTINO                    CA    95014     SFD         5.500    5.108      $3,066.07
332850       CUPERTINO                    CA    95014     SFD         5.125    4.733      $2,967.46
332855       PALO ALTO                    CA    94306     SFD         5.125    4.733      $2,722.44
332902       FREMONT                      CA    94539     SFD         5.125    4.733      $3,288.71
333029       UNION CITY                   CA    94587     SFD         5.000    4.608      $2,351.28
333274       SAN JOSE                     CA    95132     SFD         5.125    4.733      $2,025.50
333341       SAN JOSE                     CA    95129     SFD         5.250    4.858      $1,987.94
333348       CUPERTINO                    CA    95014     SFD         5.500    5.108      $1,845.32
333383       PALO ALTO                    CA    94303     SFD         5.500    5.108      $2,015.66
333408       PALO ALTO                    CA    94306     SFD         5.125    4.733      $2,586.32
333418       SAN JOSE                     CA    95117     SFD         5.125    4.733      $2,929.34
333446       CUPERTINO                    CA    95014     SFD         5.000    4.608      $2,684.11
333461       FREMONT                      CA    94539     SFD         5.250    4.858      $2,181.21
333490       PALO ALTO                    CA    94306     SFD         5.000    4.608      $2,968.09
333510       GILROY                       CA    95020     SFD         4.875    4.483      $3,429.27
333525       SUNNYVALE                    CA    94087     SFD         5.375    4.983      $2,015.90
333533       SUNNYVALE                    CA    94087     SFD         5.125    4.733      $2,210.62
333627       FREMONT                      CA    94539     SFD         5.125    4.733      $3,207.03
333714       CUPERTINO                    CA    95014     SFD         5.625    5.233      $1,784.54
333736       SAN JOSE                     CA    95148     SFD         5.375    4.983      $2,956.65
333767       SAN MATEO                    CA    94402     SFD         5.125    4.733      $5,172.63
333987       SUNNYVALE                    CA    94087     SFD         5.125    4.733      $2,123.50
333992       DUBLIN                       CA    94568     SFD         5.125    4.733      $3,049.13
334088       ORANGE                       CA    92869     SFD         5.500    5.108      $2,952.50
334241       SAN JOSE                     CA    95134     PUD         5.375    4.983      $2,374.28
334372       SAN JOSE                     CA    95111     SFD         5.250    4.858      $2,407.61
334374       SANTA CLARA                  CA    95051     SFD         5.250    4.858      $1,932.72
334408       FREMONT                      CA    94539     SFD         5.375    4.983      $2,382.68
334414       SAN JOSE                     CA    95135     SFD         5.125    4.733      $2,885.79
334662       SANTA CLARA                  CA    95051     SFD         5.500    5.108      $2,009.98
334794       HILLSBOROUGH                 CA    94010     SFD         5.125    4.733      $4,807.82
334808       PLEASANTON                   CA    94588     SFD         5.250    4.858      $1,805.71
335271       COURTLANDT MANOR             NY    10567     SFD         4.250    3.858      $1,965.30
335332       HALF MOON BAY                CA    94019     SFD         5.500    5.108      $3,208.01
335341       SAN JOSE                     CA    95135     SFD         5.125    4.733      $2,344.02
335537       FREMONT                      CA    94539     SFD         4.875    4.483      $2,746.60
335683       MORGAN HILL                  CA    95037     SFD         5.250    4.858      $2,208.82
335741       FREMONT                      CA    94539     SFD         5.125    4.733      $2,450.20
335906       SAN MATEO                    CA    94403     SFD         5.250    4.858      $2,733.41
335990       SARATOGA                     CA    95070     SFD         5.000    4.608      $3,204.83
336125       CUPERTINO                    CA    95014     SFD         5.125    4.733      $2,662.55
336168       LOS GATOS                    CA    95032     SFD         4.750    4.358      $3,249.87
336184       CUPERTINO                    CA    95014     SFD         5.250    4.858      $2,744.46
336311       EL CERRITO                   CA    94530     SFD         5.250    4.858      $3,186.22
336381       MILPITAS                     CA    95035     SFD         5.250    4.858      $2,280.05
336444       PLEASANTON                   CA    94566     SFD         5.000    4.608      $2,952.52
336549       FREMONT                      CA    94539     SFD         5.000    4.608      $3,317.56
336744       SAN JOSE                     CA    95121     SFD         5.250    4.858      $3,567.24
336766       CUPERTINO                    CA    95014     SFD         5.125    4.733      $2,363.07
336783       LOS ALTOS                    CA    94022     SFD         5.625    5.233      $5,756.57
336873       FREMONT                      CA    94539     SFD         5.125    4.733      $2,134.39
336915       SUNNYVALE                    CA    94086     SFD         5.000    4.608      $2,254.66
336942       LOS ALTOS HILLS              CA    94022     SFD         5.250    4.858      $4,152.58
336976       DANVILLE                     CA    94526     SFD         5.250    4.858      $2,241.95
337045       CALABASAS                    CA    91302     SFD         5.250    4.858      $3,039.06
337085       FREMONT                      CA    94536     SFD         5.250    4.858      $1,767.06
337115       SAN JOSE                     CA    95131     SFD         5.125    4.733      $2,591.76
337221       SANTA CLARA                  CA    95050     SFD         5.375    4.983      $2,186.69
337305       SAN JOSE                     CA    95123     PUD         5.250    4.858      $1,888.54
337381       SARATOGA                     CA    95070     SFD         5.250    4.858      $2,647.82
337490       LOS GATOS                    CA    95032     SFD         5.375    4.983      $3,639.82
337538       FREMONT                      CA    94539     SFD         5.250    4.858      $1,932.72
337557       SAN JOSE                     CA    95118     SFD         4.750    4.358      $3,182.05
337608       SARATOGA                     CA    95070     SFD         5.500    5.108      $2,758.32
337664       SUNNYVALE                    CA    94086     SFD         5.250    4.858      $2,595.36
337672       SANTA CLARA                  CA    95051     SFD         5.625    5.233      $2,135.69
337687       SANTA CLARA                  CA    95051     SFD         5.625    5.233      $2,302.63
337690       PALO ALTO                    CA    94306     SFD         5.375    4.983      $1,684.40
337830       SAN JOSE                     CA    95125     SFD         5.375    4.983      $2,878.26
337913       CUPERTINO                    CA    95014     SFD         5.250    4.858      $3,202.79
338132       LOS ANGELES                  CA    90049     SFD         5.750    5.358      $4,493.52
338148       LOS ALTOS                    CA    94024     SFD         5.000    4.608      $4,911.92
338193       LAKE FOREST                  IL    60045     SFD         5.125    4.733      $2,352.19
338224       SARATOGA                     CA    95070     SFD         5.250    4.858      $2,258.52
338242       SAN JOSE                     CA    95129     SFD         5.750    5.358      $1,954.97
338289       MOUNTAIN VIEW                CA    94040     SFD         5.375    4.983      $3,253.44
338315       FREMONT                      CA    94539     SFD         5.375    4.983      $3,639.82
338375       WILMETTE                     IL    60091     SFD         5.375    4.983      $2,553.47
338622       LOS GATOS                    CA    95032     SFD         5.375    4.983      $2,060.70
338645       WELLESLEY                    MA    02481     SFD         5.875    5.483      $3,327.40
338981       ORANGE                       CA    92869     SFD         5.375    4.983      $2,074.69
339066       SAN JOSE                     CA    95131     SFD         5.250    4.858      $2,043.16
339574       REDWOOD CITY                 CA    94062     SFD         5.500    5.108      $3,577.08
339682       RANCHO SANTA MARGARITA       CA    92688     SFD         5.750    5.358      $1,937.46
339891       CORONA DEL MAR               CA    92625     SFD         5.750    5.358      $3,180.48
340021       SAN JOSE                     CA    95118     SFD         5.625    5.233      $2,504.11
340112       SAN MATEO                    CA    94403     SFD         5.375    4.983      $3,191.84
340156       PALO ALTO                    CA    94301     SFD         5.375    4.983      $5,543.72
340180       MILPITAS                     CA    95035     SFD         5.125    4.733      $1,769.59
340289       TIBURON                      CA    94920     SFD         5.375    4.983      $3,639.81
340290       BERKELEY                     CA    94704     SFD         5.250    4.858      $2,191.15
340560       SAN JOSE                     CA    95124     SFD         5.125    4.733      $2,052.72
340624       NEWARK                       CA    94560     SFD         5.375    4.983      $2,508.68
340702       SAN JOSE                     CA    95120     SFD         5.250    4.858      $2,043.16
340942       SAN JOSE                     CA    95129     SFD         5.250    4.858      $3,396.06
341023       SAN DIEGO                    CA    92106     SFD         5.375    4.983      $4,983.75
341097       HILLSBOROUGH                 CA    94010     SFD         5.375    4.983      $4,129.79
341128       OAKLAND                      CA    94611     SFD         5.500    5.108      $1,720.41
341409       MOUNTAIN VIEW                CA    94040     SFD         5.250    4.858      $2,520.81
341841       FREMONT                      CA    94539     SFD         5.000    4.608      $1,868.14
341927       SAN JOSE                     CA    95133     SFD         5.125    4.733      $2,265.07
342016       SAN JOSE                     CA    95112     SFD         5.500    5.108      $1,916.29
342038       FREMONT                      CA    94539     SFD         5.000    4.608      $2,469.38
342240       LOS ALTOS                    CA    94022     SFD         5.125    4.733      $3,332.27
342320       LAFAYETTE                    CA    94549     SFD         5.000    4.608      $2,941.79
342384       SANTA CRUZ                   CA    95062     SFD         5.625    5.233      $2,216.28
342707       OAKLAND                      CA    94610     SFD         4.875    4.483      $2,963.57
343006       FREMONT                      CA    94536     SFD         5.375    4.983      $1,959.90
343141       HINSDALE                     IL    60521     SFD         5.000    4.608      $4,643.51
343710       SAUSALITO                    CA    94965     MF2         5.625    5.233      $3,166.11
343729       CUPERTINO                    CA    95014     SFD         5.250    4.858      $3,478.89
344190       WALNUT CREEK                 CA    94598     SFD         5.625    5.233      $2,429.28
344404       SUNNYVALE                    CA    94087     SFD         5.500    5.108      $1,987.27
344422       SAN JOSE                     CA    95129     SFD         5.125    4.733      $2,526.42
344430       SARATOGA                     CA    95070     SFD         5.125    4.733      $2,314.07
344462       SUNNYVALE                    CA    94086     SFD         5.125    4.733      $2,722.44
344638       SARATOGA                     CA    95070     SFD         5.125    4.733      $3,539.17
344781       SARATOGA                     CA    95070     SFD         5.500    5.108      $4,258.42
344815       MILPITAS                     CA    95035     SFD         5.000    4.608      $2,131.19
345055       FREMONT                      CA    94539     SFD         5.000    4.608      $1,825.20
345155       LIVERMORE                    CA    94550     SFD         5.625    5.233      $1,957.24
345163       DUBLIN                       CA    94568     SFD         5.250    4.858      $1,827.80
345278       SAN JOSE                     CA    95148     SFD         5.250    4.858      $1,756.01
345383       SAN JOSE                     CA    95124     SFD         5.125    4.733      $3,522.84
345467       LOS GATOS                    CA    95030     SFD         5.375    4.983      $4,938.95
345468       CAMPBELL                     CA    95008     SFD         5.375    4.983      $2,463.88
345530       TIBURON                      CA    94920     SFD         5.625    5.233      $2,817.84
345639       WALNUT CREEK                 CA    94598     SFD         5.250    4.858      $2,761.02
345693       PALO ALTO                    CA    94306     SFD         5.375    4.983      $3,303.84
346142       SUNNYVALE                    CA    94087     SFD         5.125    4.733      $2,504.65
346348       FOSTER CITY                  CA    94404     SFD         5.500    5.108      $3,043.35
346414       SAN JOSE                     CA    95129     SFD         5.250    4.858      $2,954.29
346458       LOS ALTOS                    CA    94024     SFD         5.250    4.858      $2,188.94
346520       PALO ALTO                    CA    94306     SFD         5.250    4.858      $2,484.92
346613       SAN MATEO                    CA    94402     SFD         5.500    5.108      $3,202.33
346716       PALOS VERDES ESTATES         CA    90274     SFD         5.625    5.233      $2,627.01
346728       NEWARK                       CA    94560     SFD         5.375    4.983      $1,772.31
346813       LOS ALTOS                    CA    94024     SFD         4.875    4.483      $3,836.76
346944       PLEASANTON                   CA    94588     SFD         4.750    4.358      $2,608.24
347016       SARATOGA                     CA    95070     SFD         5.250    4.858      $2,876.99
347069       SARATOGA                     CA    95070     SFD         5.250    4.858      $2,466.15
347134       PACIFIC PALISADES            CA    90272     SFD         5.000    4.608      $3,478.61
347235       LAGUNA NIGUEL                CA    92677     SFD         5.625    5.233      $2,584.70
347342       SARATOGA                     CA    95070     SFD         5.375    4.983      $3,959.00
347409       SUNNYVALE                    CA    94087     SFD         5.125    4.733      $1,687.91
347445       HARTLAND                     WI    53029     SFD         5.125    4.733      $2,722.43
347707       SAN JOSE                     CA    95129     SFD         5.000    4.608      $2,576.75
347802       SARATOGA                     CA    95071     SFD         5.000    4.608      $3,481.29
347925       SAN JOSE                     CA    95129     SFD         5.125    4.733      $3,539.17
347942       GLENDORA                     CA    91740     SFD         5.375    4.983      $2,150.29
348048       PLEASANTON                   CA    94566     SFD         5.500    5.108      $4,008.59
348124       CAMBRIDGE                    MA    02138     SFD         5.500    5.108      $3,690.63
348138       SANTA CLARA                  CA    95051     SFD         5.000    4.608      $2,324.44
348265       LOS ALTOS                    CA    94022     SFD         5.125    4.733      $2,858.56
348282       SAN JOSE                     CA    95129     SFD         5.250    4.858      $2,043.16
348475       SAN JOSE                     CA    95129     SFD         5.250    4.858      $1,767.06
348506       SANTA CLARA                  CA    95051     SFD         5.625    5.233      $2,625.00
349093       SUNNYVALE                    CA    94086     SFD         5.250    4.858      $2,727.89
349268       SAN JOSE                     CA    95120     SFD         4.875    4.483      $3,916.15
349303       TENAFLY                      NJ    07670     SFD         5.125    4.733      $2,548.20
349501       ORINDA                       CA    94563     SFD         5.625    5.233      $5,670.22
349550       SARATOGA                     CA    95070     SFD         5.125    4.733      $3,354.04
349558       CONCORD                      CA    94521     SFD         5.625    5.233      $2,878.29
350056       SAN JOSE                     CA    95125     SFD         5.250    4.858      $2,065.25
350077       DANVILLE                     CA    94506     SFD         5.250    4.858      $3,566.14
350361       FREMONT                      CA    94538     SFD         5.625    5.233      $1,942.85
350379       SAN JOSE                     CA    95135     SFD         5.125    4.733      $2,177.95
350412       MOUNTAIN VIEW                CA    94040     SFD         5.000    4.608      $2,147.29
350426       CUPERTINO                    CA    95014     SFD         5.250    4.858      $1,927.20
350676       CLARKSVILLE                  MD    21029     SFD         5.375    4.983      $2,385.48
350867       LOS ANGELES                  CA    90024     SFD         5.125    4.733      $1,899.17
350904       SUNNYVALE                    CA    94087     SFD         5.250    4.858      $2,131.51
351165       SAN JOSE                     CA    95136     SFD         5.375    4.983      $2,099.90
351572       SUNNYVALE                    CA    94087     SFD         5.375    4.983      $2,799.86
351633       SAN JOSE                     CA    95131     SFD         5.000    4.608      $2,324.44
351765       SAN JUAN CAPISTRANO          CA    92675     SFD         5.500    5.108      $3,105.81
351880       SAN JOSE                     CA    95123     SFD         5.125    4.733      $2,438.76
351900       LOS ANGELES                  CA    90272     SFD         5.625    5.233      $2,676.81
351917       CUPERTINO                    CA    95014     PUD         5.375    4.983      $2,094.30
351950       MOUNTAIN VIEW                CA    94043     SFD         5.250    4.858      $2,114.95
351977       LOS GATOS                    CA    95032     SFD         5.000    4.608      $2,791.48
352192       PLEASANT HILL                CA    94523     SFD         5.625    5.233      $2,072.37
352251       SAN JOSE                     CA    95129     SFD         5.125    4.733      $3,038.24
352318       FREMONT                      CA    94536     SFD         5.375    4.983      $1,791.91
352378       LIVERMORE                    CA    94550     SFD         5.000    4.608      $1,744.68
352474       LA CANADA FLINTRIDGE         CA    91011     SFD         5.625    5.233      $3,594.98
352557       FREMONT                      CA    94539     SFD         5.125    4.733      $2,177.95
352790       FOSTER CITY                  CA    94404     SFD         5.625    5.233      $3,384.86
352920       SARATOGA                     CA    95070     SFD         5.000    4.608      $4,777.72
352924       ENCINITAS                    CA    92024     SFD         5.500    5.108      $3,073.44
353399       MOUNTAIN VIEW                CA    94043     SFD         5.500    5.108      $2,265.48
353806       ACTON                        MA    01720     SFD         5.500    5.108      $1,707.91
354416       NEWTON                       MA    02468     SFD         5.500    5.108      $3,690.63
354728       SAN JOSE                     CA    95129     SFD         5.000    4.608      $2,147.29
355302       SAN FRANCISCO                CA    94127     SFD         5.250    4.858      $2,128.75
355338       SUNNYVALE                    CA    94086     LCO         5.375    4.983      $1,908.39
355403       SAN JOSE                     CA    95135     SFD         5.250    4.858      $2,761.02
355546       HUNTINGTON BEACH             CA    92646     SFD         5.625    5.233      $2,049.34
355822       YORBA LINDA                  CA    92886     SFD         4.750    4.358      $4,016.69
355899       WALNUT CREEK                 CA    94598     SFD         4.750    4.358      $4,068.85
356268       LIBERTYVILLE                 IL    60048     SFD         5.250    4.858      $1,877.50
356288       SARATOGA                     CA    95070     SFD         5.375    4.983      $3,639.82
356339       CAMPBELL                     CA    95008     SFD         5.375    4.983      $2,531.07
356437       SAN JOSE                     CA    95117     SFD         5.375    4.983      $2,463.88
356459       CUPERTINO                    CA    95014     SFD         5.375    4.983      $2,687.87
356490       SAN JOSE                     CA    95128     SFD         5.375    4.983      $3,001.45
356530       SAN JOSE                     CA    95132     SFD         5.375    4.983      $2,943.21
356595       SAN JOSE                     CA    95129     SFD         5.375    4.983      $2,855.86
356692       MOUNTAIN VIEW                CA    94043     SFD         5.125    4.733      $2,172.51
356942       WALNUT                       CA    91789     SFD         5.625    5.233      $2,088.49
357601       SAN MATEO                    CA    94403     SFD         5.500    5.108      $3,168.27
357853       NORTHBROOK                   IL    60062     SFD         5.000    4.608      $3,263.88
358543       SAN JOSE                     CA    95127     SFD         5.625    5.233      $1,819.08
358813       FREMONT                      CA    94539     SFD         5.125    4.733      $1,913.88
359350       LOS ALTOS                    CA    94024     SFD         5.250    4.858      $3,478.89
359529       SUNNYVALE                    CA    94086     SFD         5.375    4.983      $2,715.87
359560       FREMONT                      CA    94538     SFD         5.375    4.983      $1,685.52
361427       ANN ARBOR                    MI    48103     SFD         5.500    5.108      $2,271.16
361690       SANTA CLARA                  CA    95050     SFD         5.625    5.233      $2,101.15
362185       SAN JOSE                     CA    95131     SFD         4.875    4.483      $1,862.82
362461       PIEDMONT                     CA    94611     SFD         5.625    5.233      $2,820.72
362828       CUPERTINO                    CA    95014     SFD         5.000    4.608      $2,727.06
362929       FREMONT                      CA    94539     SFD         5.375    4.983      $1,903.91
363273       SAN JOSE                     CA    95129     SFD         5.625    5.233      $2,302.63
363398       DENVER                       CO    80220     PUD         5.625    5.233      $1,769.14
363829       SAN RAMON                    CA    94583     SFD         5.250    4.858      $3,478.89
363968       SAN JOSE                     CA    95136     SFD         5.625    5.233      $2,486.84
364176       NOVATO                       CA    94945     SFD         5.625    5.233      $3,131.58
364423       ROCKPORT                     MA    01966     SFD         5.000    4.608      $3,489.35
364519       ESCONDIDO                    CA    92025     SFD         5.250    4.858      $1,943.76
364522       FREMONT                      CA    94539     SFD         5.625    5.233      $3,050.98
364704       SAN JOSE                     CA    95135     SFD         5.375    4.983      $2,497.48
365088       SAN JOSE                     CA    95120     SFD         5.500    5.108      $1,879.39
365282       CUPERTINO                    CA    95014     SFD         5.375    4.983      $4,549.77
365369       SAN JOSE                     CA    95129     SFD         5.500    5.108      $2,821.92
365943       SAN JOSE                     CA    95129     SFD         5.250    4.858      $2,302.69
367298       LOS ALTOS HILLS              CA    94022     SFD         5.250    4.858      $5,118.93
367857       SANTA CLARA                  CA    95054     SFD         5.250    4.858      $1,772.58
368413       BURR RIDGE                   IL    60521     SFD         5.000    4.608      $4,965.60
368892       SAN JOSE                     CA    95129     SFD         5.500    5.108      $2,895.73
369539       SAN FRANCISCO                CA    94123     LCO         5.250    4.858      $1,794.67
369935       ERIE                         CO    80516     SFD         5.000    4.608      $2,039.93
370408       UNION CITY                   CA    94587     SFD         5.125    4.733      $2,994.68
370427       SAN RAMON                    CA    94583     SFD         5.250    4.858      $2,156.91
370846       SARATOGA                     CA    95070     SFD         5.375    4.983      $3,365.43
370931       HUNTINGTON BEACH             CA    92649     SFD         5.500    5.108      $2,271.16
370956       SARATOGA                     CA    95070     SFD         5.125    4.733      $2,324.96
371520       SAN RAMON                    CA    94583     SFD         5.000    4.608      $2,469.38
371821       MILPITAS                     CA    95035     SFD         5.000    4.608      $2,364.70
371894       DUBLIN                       CA    94568     SFD         5.375    4.983      $2,777.46
371961       SAN JOSE                     CA    95125     SFD         5.500    5.108      $2,032.69
372066       SARATOGA                     CA    95070     SFD         5.000    4.608      $2,415.70
372100       SAN MATEO                    CA    94403     SFD         5.125    4.733      $2,286.85
372155       SAN JOSE                     CA    95132     SFD         5.000    4.608      $2,362.02
372555       BARRINGTON                   IL    60010     LCO         5.125    4.733      $2,461.08
372741       REDWOOD CITY                 CA    94065     SFD         5.250    4.858      $2,761.02
372743       SAN RAMON                    CA    94583     SFD         5.250    4.858      $2,175.69
373108       CARMEL                       IN    46033     SFD         5.250    4.858      $2,275.08
373165       SAN JOSE                     CA    95120     SFD         5.250    4.858      $2,529.10
373181       PLEASANTON                   CA    94588     SFD         5.250    4.858      $2,297.17
373246       FREMONT                      CA    94538     SFD         5.125    4.733      $1,851.26
373286       SAN JOSE                     CA    95135     SFD         5.125    4.733      $1,960.16
373547       SAN JOSE                     CA    95132     SFD         5.250    4.858      $1,662.14
373553       SARATOGA                     CA    95070     SFD         5.500    5.108      $2,961.02
373627       FREMONT                      CA    94539     SFD         5.375    4.983      $3,079.85
374247       SAN JOSE                     CA    95125     SFD         5.250    4.858      $2,413.14
374252       SUNNYVALE                    CA    94087     SFD         5.250    4.858      $1,821.73
374274       FREMONT                      CA    94555     SFD         5.500    5.108      $2,373.36
374370       CUPERTINO                    CA    95014     SFD         5.125    4.733      $3,506.50
374551       SAN JOSE                     CA    95148     SFD         5.375    4.983      $3,639.54
374623       PLEASANTON                   CA    94588     SFD         5.375    4.983      $5,582.91
375375       SAN DIEGO                    CA    92130     SFD         5.500    5.108      $2,719.71
375848       PLEASANTON                   CA    94566     SFD         5.375    4.983      $2,290.28
376484       PLEASANTON                   CA    94566     SFD         5.375    4.983      $4,199.79
376492       MONTE SERENO                 CA    95030     SFD         5.625    5.233      $4,864.30
376630       PALO ALTO                    CA    94306     LCO         5.125    4.733      $2,939.15
376725       SARATOGA                     CA    95070     SFD         5.250    4.858      $2,744.46
377216       FREMONT                      CA    94539     SFD         5.000    4.608      $2,837.11
377230       CULVER CITY                  CA    90230     SFD         5.500    5.108      $2,435.82
377438       LOS ALTOS                    CA    94024     SFD         6.000    5.608      $2,578.07
377519       STUDIO CITY                  CA    91604     SFD         5.375    4.983      $4,199.79
377631       CASTRO VALLEY                CA    94552     SFD         5.625    5.233      $2,532.89
377698       SUNNYVALE                    CA    94087     SFD         5.250    4.858      $2,440.75
377760       UNION CITY                   CA    94587     SFD         5.500    5.108      $1,873.71
377782       ALAMEDA                      CA    94502     SFD         5.500    5.108      $2,509.63
377836       MILPITAS                     CA    95035     SFD         5.500    5.108      $1,944.68
377980       HUNTINGTON BEACH             CA    92646     SFD         5.500    5.108      $2,503.95
378004       IRVINE                       CA    92612     SFD         5.250    4.858      $1,888.54
378025       SAN JOSE                     CA    95130     SFD         5.125    4.733      $2,145.28
378041       CASTRO VALLEY                CA    94552     SFD         5.500    5.108      $2,577.77
378327       SARATOGA                     CA    95070     SFD         5.250    4.858      $3,313.23
378537       PALO ALTO                    CA    94306     SFD         5.250    4.858      $2,841.09
378608       FREMONT                      CA    94539     SFD         5.000    4.608      $2,952.52
378735       CUPERTINO                    CA    95014     SFD         5.375    4.983      $3,354.23
378900       SAN RAMON                    CA    94583     SFD         5.500    5.108      $1,919.13
378982       CUPERTINO                    CA    95014     SFD         5.375    4.983      $3,046.25
379063       SAN JOSE                     CA    95148     SFD         5.125    4.733      $2,568.35
379084       SAN JOSE                     CA    95121     SFD         5.375    4.983      $2,178.29
379268       SARATOGA                     CA    95070     SFD         5.500    5.108      $5,677.89
379753       CHICAGO                      IL    60625     SFD         4.625    4.233      $3,341.91
380320       CUPERTINO                    CA    95014     SFD         5.000    4.608      $2,147.29
380525       SARATOGA                     CA    95070     SFD         5.000    4.608      $4,149.64
380590       CUPERTINO                    CA    95014     SFD         5.000    4.608      $1,986.24
380796       SAN JOSE                     CA    95135     SFD         5.250    4.858      $1,948.18
381324       SAN JOSE                     CA    95129     SFD         5.500    5.108      $1,339.99
381473       SAN JOSE                     CA    95129     SFD         5.250    4.858      $2,799.68
381679       SAN RAMON                    CA    94583     SFD         5.500    5.108      $2,725.39
381893       SAN JOSE                     CA    95120     SFD         5.250    4.858      $1,916.15
381906       MOUNTAIN VIEW                CA    94043     SFD         5.125    4.733      $1,960.16
382253       FREMONT                      CA    94539     SFD         5.125    4.733      $2,907.57
382315       CANTON                       GA    30014     SFD         4.875    4.483      $3,439.32
382386       FREMONT                      CA    94539     SFD         5.250    4.858      $1,982.42
382578       SAN JOSE                     CA    95129     SFD         5.125    4.733      $1,870.86
382596       SAN JOSE                     CA    95129     SFD         5.125    4.733      $3,241.34
383115       CUPERTINO                    CA    95014     SFD         5.250    4.858      $2,562.23
383527       FREMONT                      CA    94539     SFD         5.250    4.858      $5,522.04
383599       FREMONT                      CA    94539     SFD         5.125    4.733      $2,177.95
383665       MOUNTAIN VIEW                CA    94043     SFD         5.250    4.858      $2,799.68
383933       SAN JOSE                     CA    95124     SFD         5.125    4.733      $4,383.13
385656       FREMONT                      CA    94539     SFD         5.250    4.858      $3,274.57
385870       SAN MATEO                    CA    94402     SFD         6.000    5.608      $3,597.31
386449       SARATOGA                     CA    95070     SFD         5.500    5.108      $3,690.63
386688       ARLINGTON                    VA    22207     SFD         4.375    3.983      $2,496.43
386817       YORBA LINDA                  CA    92887     SFD         5.875    5.483      $1,833.77
387072       SAN MARCOS                   CA    92069     SFD         5.500    5.108      $2,001.46
387702       SCOTTS VALLEY                CA    95066     SFD         6.000    5.608      $2,050.46
388156       SAN RAMON                    CA    94583     SFD         5.750    5.358      $3,075.43
388194       SOLANA BEACH                 CA    92075     SFD         5.750    5.358      $2,421.83
388448       FREMONT                      CA    94538     LCO         6.125    5.733      $1,932.21
389982       FARMINGTON HILLS             MI    48331     SFD         4.250    3.858      $1,845.76
390318       BRENTWOOD                    CA    94513     SFD         5.875    5.483      $3,253.46
390389       WINNETKA                     IL    60093     SFD         4.875    4.483      $3,439.85
391114       ORINDA                       CA    94563     SFD         5.625    5.233      $5,756.56
391266       TIBURON                      CA    94920     SFD         6.000    5.608      $5,620.79
391290       LIVERMORE                    CA    94550     SFD         5.500    5.108      $3,690.63
391294       SHELBY TOWNSHIP              MI    48315     SFD         6.125    5.733      $2,047.65
391324       FREMONT                      CA    94539     SFD         5.500    5.108      $2,748.10
391521       CUPERTINO                    CA    95014     SFD         5.500    5.108      $3,406.74
391541       FREMONT                      CA    94539     SFD         5.875    5.483      $2,218.27
392874       POTOMAC                      MD    20854     SFD         5.250    4.858      $2,926.68
393022       CHAGRIN FALLS                OH    44023     SFD         4.625    4.233      $3,043.71
393477       HINSDALE                     IL    60521     SFD         5.750    5.358      $2,859.51
393919       SAN FRANCISCO                CA    94127     SFD         5.500    5.108      $1,930.49
394040       MORGAN HILL                  CA    95037     SFD         5.875    5.483      $2,794.43
394159       FREMONT                      CA    94539     SFD         5.625    5.233      $3,701.48
394179       FAIRFIELD                    CA    94533     SFD         6.000    5.608      $2,254.31
395136       MOUNTAIN VIEW                CA    94043     SFD         6.000    5.608      $2,638.03
396232       SKOKIE                       IL    60077     SFD         5.375    4.983      $2,491.87
397028       FREMONT                      CA    94539     SFD         5.375    4.983      $4,199.79
737865       MONTGOMERY                   TX    77356     SFD         5.500    5.108      $2,430.14
738308       SAN JOSE                     CA    95129     SFD         5.250    4.858      $2,208.82
738333       CUPERTION                    CA    95014     SFD         5.500    5.108      $3,122.84
738356       SAN JOSE                     CA    95131     SFD         5.750    5.358      $2,042.51
738596       LIVERMORE                    CA    94550     SFD         5.500    5.108      $3,406.74
738639       FREMONT                      CA    94539     SFD         5.500    5.108      $2,555.06
738649       WEST BLOOMFIELD TOWNSHIP     MI    48324     SFD         6.000    5.608      $4,415.39
739142       NORTH ANDOVER                MA    01810     SFD         5.500    5.108      $3,690.63
739291       LOS ANGELES                  CA    90056     SFD         5.875    5.483      $2,088.13
739319       FRANKLIN VILLAGE             MI    48025     SFD         6.250    5.858      $2,161.17
739494       SAINT CHARLES                IL    60174     SFD         5.375    4.983      $3,359.83
739828       LAGUNA BEACH                 CA    92651     SFD         5.750    5.358      $2,491.86
739981       SAN JOSE                     CA    95120     SFD         5.250    4.858      $2,043.16
740002       NANTUCKET                    MA    02554     SFD         5.375    4.983      $2,631.87
740054       BANNOCKBURN                  IL    60015     SFD         5.625    5.233      $3,741.77
740273       SAN RAMON                    CA    94583     SFD         5.750    5.358      $2,964.56
740378       PALO ALTO                    CA    94303     SFD         5.500    5.108      $2,640.22
740576       REDONDO BEACH                CA    90277     LCO         6.000    5.608      $3,345.50
740732       SAN JOSE                     CA    95138     SFD         5.500    5.108      $3,077.42
741631       LA JOLLA                     CA    92037     SFD         6.000    5.608      $5,066.21
741692       LAKE IN THE HILLS            IL    60156     PUD         5.500    5.108      $1,873.70
741700       WASHINGTON                   DC    20016     SFD         6.000    5.608      $3,897.08
741772       HIGHLAND PARK                TX    75205     SFD         5.875    5.483      $3,705.98
741828       SANTA ANA                    CA    92705     SFD         6.000    5.608      $3,081.69
742119       WALNUT CREEK                 CA    94598     SFD         5.125    4.733      $2,603.27
742235       PASADENA                     CA    91105     SFD         5.375    4.983      $2,281.89
742994       FREMONT                      CA    94536     SFD         5.875    5.483      $2,709.25
743045       TRUCKEE                      CA    96161     SFD         5.875    5.483      $2,889.67
743064       PALO ALTO                    CA    94301     SFD         6.000    5.608      $2,638.03
743667       PIEDMONT                     CA    94611     SFD         5.750    5.358      $4,085.01
743727       LEXINGTON                    MA    02420     SFD         5.625    5.233      $3,597.86
743894       REDWOOD CITY                 CA    94065     LCO         5.500    5.108      $2,106.50
743907       SOUTH BARRINGTON             IL    60010     SFD         4.125    3.733      $1,841.67
744170       NEWTON                       MA    02461     SFD         5.750    5.358      $3,705.69
744206       WESTPORT                     CT    06880     SFD         5.125    4.733      $2,471.98
744688       BERKELEY                     CA    94703     SFD         5.500    5.108      $1,771.51
744745       ESCONDIDO                    CA    92029     SFD         5.875    5.483      $3,250.50
745082       CAMBRIDGE                    MA    02138     SFD         5.500    5.108      $2,315.16
745086       SAN JOSE                     CA    95120     SFD         5.750    5.358      $2,964.56
745363       SUNNYVALE                    CA    94087     SFD         5.625    5.233      $2,596.22
745438       WATERFORD                    MI    48329     SFD         5.750    5.358      $2,441.67
745571       BURLINGAME                   CA    94010     SFD         5.875    5.483      $3,253.46
745764       CHICAGO                      IL    60614     LCO         5.625    5.233      $2,170.22
746284       CUPERTINO                    CA    95014     SFD         5.125    4.733      $5,390.43
746575       MILPITAS                     CA    95035     SFD         5.625    5.233      $3,108.55
746931       STEAMBOAT SPRINGS            CO    80477     SFD         5.625    5.233      $2,413.16
747379       SUNNYVILLE                   CA    94089     SFD         4.750    4.358      $2,175.48
747466       HEALDSBURG                   CA    95448     SFD         5.500    5.108      $2,668.61
747719       LIVERMORE                    CA    94550     SFD         5.625    5.233      $2,676.80
747842       SARATOGA                     CA    95070     SFD         5.375    4.983      $3,919.80
747979       REDWOOD CITY                 CA    94061     SFD         5.375    4.983      $2,463.88
748049       DALLAS                       TX    75225     SFD         4.375    3.983      $4,468.61
748308       CUPERTINO                    CA    95014     SFD         5.625    5.233      $4,415.29
748437       DUBLIN                       CA    94568     SFD         5.625    5.233      $1,989.47
748524       FREMONT                      CA    94555     SFD         5.750    5.358      $1,972.48
748950       SCOTTS VALLEY                CA    95066     SFD         5.750    5.358      $3,209.66
749308       YORBA LINDA                  CA    92886     SFD         5.500    5.108      $2,089.01
749327       DAVISON                      MI    48423     SFD         5.500    5.108      $1,016.06
749585       FREMONT                      CA    94539     SFD         5.500    5.108      $2,799.20
749641       CUPERTINO                    CA    95014     SFD         5.375    4.983      $3,359.83
750053       CUPERTINO                    CA    95014     SFD         5.750    5.358      $2,451.01
750961       OAKTON                       VA    22124     SFD         5.250    4.858      $1,773.55
751128       OAKLAND                      CA    94608     SFD         5.625    5.233      $3,614.55
751188       PALO ALTO                    CA    94306     SFD         5.625    5.233      $2,993.42
751597       FREMONT                      CA    94539     SFD         5.250    4.858      $1,905.11
751762       LOS ALTOS HILLS              CA    94022     SFD         5.375    4.983      $2,939.85
751807       LOS ANGELES                  CA    90068     SFD         5.625    5.233      $3,689.96
752161       NORWELL                      MA    02061     SFD         5.875    5.483      $2,425.31
752660       SAN MATEO                    CA    94403     SFD         5.750    5.358      $2,917.86
752694       CUPERTINO                    CA    95014     SFD         5.500    5.108      $2,469.89
752995       BEDFORD                      NH    03110     SFD         5.375    4.983      $2,974.71
753983       PHILADELPHIA                 PA    19103     SFD         5.875    5.483      $5,915.38
753986       LITTLETON                    CO    80127     SFD         5.500    5.108      $2,685.65
754397       SMYRNA                       GA    30082     SFD         5.750    5.358      $2,023.54
754503       SALINAS                      CA    93901     SFD         5.875    5.483      $2,484.46
754763       SAN JOSE                     CA    95129     SFD         5.000    4.608      $2,308.34
755172       SNOQUALMIE                   WA    98065     SFD         4.625    4.233      $2,056.56
755332       BOCA RATON                   FL    33486     SFD         4.750    4.358      $3,067.28
755839       CAMBRIDGE                    MA    02138     LCO         5.625    5.233      $2,689.76
756043       HILLSBOROUGH                 CA    94010     SFD         5.500    5.108      $5,365.61
756548       HERMOSA BEACH                CA    90254     SFD         5.750    5.358      $5,765.70
756685       ASHBURN                      VA    20147     SFD         5.375    4.983      $3,001.45
757264       ACTON                        MA    01720     LCO         5.875    5.483      $2,593.89
757507       SAN JOSE                     CA    95125     SFD         5.250    4.858      $2,523.58
757553       MILPITAS                     CA    95035     LCO         5.625    5.233      $1,793.17
757554       PLEASANTON                   CA    94566     SFD         5.750    5.358      $2,830.33
757669       CLAYTON                      CA    94517     SFD         6.000    5.608      $2,727.96
757859       HARTFORD                     CT    06117     SFD         4.000    3.608      $2,387.08
758637       TORRANCE                     CA    90503     SFD         6.125    5.733      $2,223.85
758793       PACIFIC PALISADES            CA    90272     SFD         6.000    5.608      $3,894.08
758897       MARIETTA                     GA    30062     SFD         5.125    4.733      $1,981.93
758937       WATERFORD                    MI    48328     LCO         5.375    4.983      $2,665.47
758963       NORTHVILLE                   MI    48167     SFD         5.625    5.233      $2,791.93
759095       MOUNTAIN VIEW                CA    94040     SFD         5.625    5.233      $3,511.51
759143       REDWOOD CITY                 CA    94062     SFD         5.625    5.233      $2,014.80
760122       SAN JOSE                     CA    95132     SFD         5.750    5.358      $3,291.36
760377       LOS ANGELES                  CA    90049     SFD         5.875    5.483      $4,365.55
760415       CUPERTINO                    CA    95014     SFD         5.125    4.733      $2,618.99
760429       ANTIOCH                      CA    94531     SFD         5.625    5.233      $2,304.93
760565       ASHEVILLE                    NC    28803     SFD         4.500    4.108      $1,874.74
761530       SARATOGA                     CA    95070     SFD         5.125    4.733      $3,539.17
761706       SAN LEANDRO                  CA    94579     SFD         5.625    5.233      $1,456.42
761927       SAN DIEGO                    CA    92128     SFD         5.750    5.358      $2,124.21
762061       CONCORD                      CA    94521     SFD         5.750    5.358      $1,838.25
762088       SAN FRANCISCO                CA    94107     HCO         5.625    5.233      $3,741.77
762465       BEVERLY HILLS                CA    90210     SFD         5.375    4.983      $3,608.46
762560       SARATOGA                     CA    95070     SFD         5.375    4.983      $4,020.60
762561       MISSION VIEJO                CA    92692     SFD         5.750    5.358      $2,742.79
763102       SAN FRANCISCO                CA    94114     SFD         5.125    4.733      $2,314.07
763472       PLEASANTON                   CA    94566     SFD         5.750    5.358      $3,793.22
763881       LONG BEACH                   CA    90803     SFD         5.625    5.233      $2,268.09
763966       SAN JOSE                     CA    95148     SFD         5.500    5.108      $4,474.75
764033       WEST ROXBERRY                MA    02132     SFD         6.000    5.608      $2,278.29
764172       SAN JOSE                     CA    95124     SFD         5.375    4.983      $1,999.10
764251       REDWOOD CITY                 CA    94065     SFD         5.750    5.358      $2,880.52
764376       COLORADO SPRINGS             CO    80919     SFD         5.500    5.108      $2,850.30
764377       CUPERTINO                    CA    95014     SFD         5.625    5.233      $2,993.42
764389       FREMONT                      CA    94539     SFD         5.375    4.983      $1,875.91
764476       CAMPBELL                     CA    95008     SFD         5.625    5.233      $2,400.49
764583       BURR RIDGE                   IL    60521     SFD         5.750    5.358      $5,835.73
764683       SUNNYVALE                    CA    94087     SFD         5.375    4.983      $2,407.88
764843       FREMONT                      CA    94539     SFD         5.500    5.108      $3,100.13
764896       SAN JOSE                     CA    95128     SFD         5.750    5.358      $2,847.84
765041       BIRMINGHAM                   MI    48009     SFD         5.625    5.233      $2,460.07
765308       SAN JOSE                     CA    95118     SFD         6.000    5.608      $2,518.12
765361       SAN JOSE                     CA    95121     SFD         5.875    5.483      $5,536.80
765645       ORCHARD LAKE                 MI    48323     SFD         5.750    5.358      $2,731.13
765701       SARATOGA                     CA    95070     LCO         5.500    5.108      $2,271.16
766277       MILPITAS                     CA    95035     SFD         5.750    5.358      $2,626.08
766297       SAN DIEGO                    CA    92131     LCO         5.750    5.358      $1,755.10
766355       LOS ALTOS                    CA    94024     SFD         5.500    5.108      $3,032.00
766358       NEWPORT BEACH                CA    92660     SFD         5.875    5.483      $3,156.45
766367       SAN JOSE                     CA    95124     SFD         5.625    5.233      $2,302.63
766460       IRVINE                       CA    92620     SFD         5.875    5.483      $3,286.29
766649       MANHATTAN BEACH              CA    90266     SFD         6.000    5.608      $2,518.11
766706       SARATOGA                     CA    95070     SFD         5.625    5.233      $3,453.94
766965       PASADENA                     CA    91106     SFD         5.750    5.358      $4,802.80
766982       MILPITAS                     CA    95035     SFD         6.000    5.608      $2,697.98
767432       SAN MATEO                    CA    94403     SFD         6.000    5.608      $3,255.56
768149       PALO ALTO                    CA    94303     SFD         5.375    4.983      $2,335.09
768163       SAN JOSE                     CA    95132     SFD         5.500    5.108      $1,930.49
768330       LAKE BLUFF                   IL    60044     SFD         4.875    4.483      $2,582.54
768335       CHICAGO                      IL    60622     SFD         5.125    4.733      $2,221.51
768340       LIBERTYVILLE                 IL    60048     SFD         5.250    4.858      $2,297.17
768662       SAN JOSE                     CA    95120     SFD         5.375    4.983      $3,482.75
768736       NEWTON                       MA    02459     SFD         5.500    5.108      $2,782.17
769244       BOISE                        ID    83703     SFD         5.875    5.483      $2,161.48
769419       SAN RAMON                    CA    94583     SFD         5.625    5.233      $2,791.94
769607       CHICAGO                      IL    60611     LCO         5.000    4.608      $2,195.61
769702       WELLESLEY                    MA    02481     SFD         5.375    4.983      $2,015.90
769705       DELRAY BEACH                 FL    33446     SFD         4.000    3.608      $3,073.78
769732       FREMONT                      CA    94539     SFD         4.875    4.483      $2,434.36
769847       WASHINGTON                   DC    20002     SFD         5.500    5.108      $1,709.05
769856       MILPITAS                     CA    95035     SFD         5.625    5.233      $1,974.51
770092       SAN JOSE                     CA    95124     SFD         5.125    4.733      $2,319.52
770367       FOSTER CITY                  CA    94404     SFD         5.500    5.108      $1,970.23
770459       LAGUNA BEACH                 CA    92651     SFD         5.500    5.108      $4,451.47
770576       FREMONT                      CA    94539     SFD         4.750    4.358      $2,419.41
770618       SAN JOSE                     CA    95125     SFD         5.125    4.733      $1,998.27
770725       HAYWARD                      CA    94544     SFD         5.500    5.108      $1,930.49
770731       SAN JOSE                     CA    95129     SFD         5.125    4.733      $2,107.71
771308       PALO ALTO                    CA    94301     LCO         5.500    5.108      $2,980.90
771361       NEWARK                       CA    94560     SFD         5.500    5.108      $1,930.49
771421       LOS ANGELES                  CA    90068     SFD         5.500    5.108      $3,310.21
771425       SARATOGA                     CA    95070     SFD         5.250    4.858      $3,445.76
771514       UNION CITY                   CA    94587     SFD         5.375    4.983      $2,178.29
771542       HOUSTON                      TX    77019     SFD         5.250    4.858      $3,043.75
772187       NEWPORT BEACH                CA    92663     SFD         5.375    4.983      $3,079.85
772205       SAN JOSE                     CA    95148     SFD         5.625    5.233      $3,022.20
772316       PALO ALTO                    CA    94301     SFD         5.500    5.108      $2,407.43
772357       LOS GATOS                    CA    95030     SFD         5.250    4.858      $5,522.04
772471       SAN JOSE                     CA    95131     PUD         5.000    4.608      $1,683.48
772626       GENEVA                       IL    60134     SFD         5.000    4.608      $1,897.94
772856       SAN DEIGO                    CA    92128     SFD         5.125    4.733      $1,915.23
772964       SAN JOSE                     CA    95135     LCO         5.500    5.108      $2,222.90
773375       LOS ALTOS                    CA    94024     SFD         5.000    4.608      $5,099.81
773692       SAN JOSE                     CA    95117     SFD         5.375    4.983      $1,847.91
773699       BIRMINGHAM                   MI    48009     SFD         5.250    4.858      $2,346.87
773700       SAN JOSE                     CA    95135     SFD         5.375    4.983      $2,548.99
773776       SAN JOSE                     CA    95120     SFD         5.125    4.733      $2,395.75
774062       SAN JOSE                     CA    95148     SFD         5.500    5.108      $2,159.76
774074       LOS GATOS                    CA    95030     SFD         5.125    4.733      $2,428.42
774139       CUPERTINO                    CA    95014     SFD         5.500    5.108      $2,838.95
774142       SAN JOSE                     CA    95136     SFD         5.125    4.733      $1,851.26
774143       FREMONT                      CA    94539     SFD         5.250    4.858      $2,761.02
774157       MENLO PARK                   CA    94025     SFD         5.125    4.733      $3,256.04
774289       SAN JOSE                     CA    95135     SFD         5.000    4.608      $2,243.92
774346       UNION CITY                   CA    94587     SFD         5.125    4.733      $2,167.06
774479       WILMINGTON                   NC    28403     SFD         5.000    4.608      $2,233.18
774856       CUPERTINO                    CA    95014     SFD         5.000    4.608      $2,898.84
775500       SANTA CLARA                  CA    95054     SFD         5.500    5.108      $1,896.42
775618       SAN JOSE                     CA    95131     LCO         5.500    5.108      $2,089.47
775678       SAN RAMON                    CA    94583     SFD         5.625    5.233      $2,135.69
775985       SAN RAMON                    CA    94583     SFD         5.625    5.233      $2,574.91
776242       MILPITAS                     CA    95035     SFD         5.250    4.858      $2,026.59
776298       ATLANTA                      GA    30328     SFD         5.000    4.608      $3,945.64
776577       DANVILLE                     CA    94526     SFD         5.500    5.108      $2,542.28
776638       INDEPENDENCE TWP             MI    48348     SFD         5.500    5.108      $1,743.12
776721       CUPERTINO                    CA    95014     SFD         5.250    4.858      $2,678.19
776791       SAN JOSE                     CA    95120     SFD         5.375    4.983      $2,715.87
777022       CASTRO VALLEY                CA    94552     SFD         5.125    4.733      $2,286.85
777499       SANTA CLARA                  CA    95054     SFD         5.125    4.733      $2,444.75
778232       UNION CITY                   CA    94587     SFD         4.875    4.483      $1,791.37
778466       SAN JOSE                     CA    95124     SFD         5.000    4.608      $3,137.73
778569       SCOTTS VALLEY                CA    95066     SFD         5.625    5.233      $2,199.01
778783       SAN JOSE                     CA    95148     SFD         5.125    4.733      $2,722.44
778835       SUNNYVALE                    CA    94087     SFD         5.125    4.733      $2,412.08
778975       CASTRO VALLEY                CA    94552     SFD         5.250    4.858      $1,938.24
779030       FREMONT                      CA    94539     SFD         5.375    4.983      $1,786.31
779247       CUPERTINO                    CA    95014     SFD         4.875    4.483      $2,249.14
779425       SUNNYVALE                    CA    94086     SFD         5.250    4.858      $2,043.16
779646       SUNNYVALE                    CA    94087     SFD         5.000    4.608      $2,147.29
779715       SAN JOSE                     CA    95125     SFD         5.125    4.733      $2,199.73
779929       HUNTINGTON BEACH             CA    92646     SFD         5.500    5.108      $1,902.09
780083       EL DORADO HILLS              CA    95762     SFD         5.500    5.108      $1,740.28
780267       ST. LOUIS                    MO    63105     PUD         5.500    5.108      $1,731.76
780546       UNION CITY                   CA    94587     SFD         5.125    4.733      $2,662.55
780609       SOUTHLAKE                    TX    76092     SFD         5.250    4.858      $2,265.69
781123       MENLO PARK                   CA    94025     SFD         5.500    5.108      $2,548.24
781405       MONTE SERENO                 CA    95030     SFD         5.000    4.608      $3,059.89
781417       CAMPBELL                     CA    95008     SFD         5.000    4.608      $2,684.11
781701       FOSTER CITY                  CA    94404     SFD         5.125    4.733      $3,362.21
782207       SARATOGA                     CA    95070     SFD         5.375    4.983      $4,681.36
782340       SAN RAMON                    CA    94583     SFD         5.375    4.983      $2,441.48
782809       SARATOGA                     CA    95070     SFD         5.125    4.733      $2,913.01
783125       CUPERTINO                    CA    95014     SFD         5.375    4.983      $5,073.34
784042       LOS ALTOS                    CA    94022     SFD         5.000    4.608      $2,362.02
785260       CHICAGO                      IL    60614     LCO         5.375    4.983      $2,898.41
785585       SARATOGA                     CA    95070     SFD         5.375    4.983      $2,519.88
785837       FREMONT                      CA    94539     SFD         5.250    4.858      $1,960.33
785866       CUPERTINO                    CA    95014     SFD         5.250    4.858      $2,144.21
785914       LOS ALTOS                    CA    94024     SFD         4.875    4.483      $3,439.86
785952       FREMONT                      CA    94539     SFD         5.500    5.108      $2,555.06
786141       WALNUT CREEK                 CA    94598     SFD         5.125    4.733      $2,684.33
786275       SAN JOSE                     CA    95136     SFD         5.000    4.608      $2,531.12
786658       SAN FRANCISCO                CA    94109     SFD         5.250    4.858      $5,522.04
786773       MURRIETA                     CA    92562     SFD         5.625    5.233      $3,338.81
786902       CASTRO VALLEY                CA    94552     SFD         5.500    5.108      $2,292.16
787702       SAN JOSE                     CA    95135     SFD         5.250    4.858      $1,776.44
787703       LOS ALTOS                    CA    94024     SFD         5.625    5.233      $4,564.96
789060       CAPITOLA                     CA    95010     SFD         5.500    5.108      $2,365.98
789295       DUBLIN                       CA    94568     SFD         4.875    4.483      $2,751.89
789319       DUBLIN                       CA    94568     SFD         5.125    4.733      $3,375.82
789421       SUNNYVALE                    CA    94085     SFD         5.250    4.858      $1,874.74
789459       SAN JOSE                     CA    95148     SFD         5.375    4.983      $1,898.31
789597       CUPERTINO                    CA    95014     SFD         5.250    4.858      $2,109.42
789769       LAGUNA BEACH                 CA    92651     SFD         4.250    3.858      $4,335.23
790163       SAN RAMON                    CA    94583     SFD         5.250    4.858      $1,822.28
790216       SUNNYVALE                    CA    94087     SFD         4.875    4.483      $1,693.47
790247       SUNNYVALE                    CA    94087     SFD         4.875    4.483      $2,275.60
790566       SAN JOSE                     CA    95120     SFD         5.125    4.733      $3,136.25
790707       SAN JOSE                     CA    95123     SFD         5.375    4.983      $2,665.47
791088       ATLANTA                      GA    30305     SFD         5.375    4.983      $1,747.12
791262       MOUNTAIN VIEW                CA    94040     SFD         5.125    4.733      $3,321.38
791294       SUNNYVALE                    CA    94087     SFD         5.000    4.608      $1,911.09
791468       LOS ALTOS                    CA    94024     SFD         4.750    4.358      $2,764.74
791554       SAN JOSE                     CA    95136     LCO         5.375    4.983      $1,831.11
791642       SAN JOSE                     CA    95120     SFD         5.125    4.733      $2,559.09
808574       CAMPBELL                     CA    95008     SFD         5.500    5.108      $2,049.72
817385       SAN JOSE                     CA    95128     SFD         5.000    4.608      $2,276.13
820791       VERNON HILLS                 IL    60061     SFD         5.250    4.858      $1,986.07
835735       LAFAYETTE                    CA    94549     SFD         5.000    4.608      $4,165.74
839676       HOUSTON                      TX    77059     SFD         4.250    3.858      $3,389.59
842100       CAMERON PARK                 CA    95682     SFD         4.250    3.858      $1,828.05
846851       NEWTOWN                      OH    45244     SFD         4.500    4.108      $1,900.07
850235       MURRIETA                     CA    92562     SFD         5.375    4.983      $2,883.86
852842       SPRING                       TX    77379     SFD         4.375    3.983      $1,822.40
855533       ARLINGTON HEIGHTS            IL    60005     SFD         5.000    4.608      $2,818.32
858959       GREELEY                      CO    80634     SFD         5.500    5.108      $2,367.68
867380       SOUTHLAKE                    TX    76092     SFD         4.250    3.858      $2,089.03
870657       ARROYO GRANDE                CA    93420     SFD         4.375    3.983      $2,116.58
883584       SANTA MONICA                 CA    90403     LCO         4.375    3.983      $2,796.00
885791       TOPSFIELD                    MA    01983     SFD         5.125    4.733      $2,314.07
886356       BETHESDA                     MD    20817     SFD         4.500    4.108      $2,280.09
890416       WESTPORT                     CT    06880     SFD         4.500    4.108      $5,066.86
894905       LAGUNA NIGUEL                CA    92677     SFD         4.625    4.233      $2,668.39
899276       GLADWYNE                     PA    19035     SFD         5.125    4.733      $2,395.75
901042       NAPA                         CA    94558     SFD         5.625    5.233      $3,569.07
902085       GENEVA                       IL    60134     SFD         4.750    4.358      $2,533.12
902605       FALLBROOK                    CA    92028     SFD         5.750    5.358      $4,697.77
904697       NAPERVILLE                   IL    60565     SFD         5.500    5.108      $1,730.63
905722       SAN JOSE                     CA    95148     SFD         6.125    5.733      $2,867.93
906223       DUXBURY                      MA    02332     SFD         4.375    3.983      $1,672.61
906707       NORFOLK                      MA    02056     SFD         5.875    5.483      $1,922.50
908543       SCHWENKSVILLE                PA    19473     SFD         4.625    4.233      $1,848.85
912914       NORTHVILLE                   MI    48167     SFD         6.125    5.733      $3,949.47
914350       SAN MATEO                    CA    94402     SFD         6.000    5.608      $2,398.21
919348       MOUNTAIN VIEW                CA    94043     SFD         6.000    5.608      $2,062.46
920319       SAN JOSE                     CA    95128     SFD         5.375    4.983      $2,419.08
920341       DANVILLE                     CA    94506     SFD         5.875    5.483      $2,957.69
920779       PLEASANTON                   CA    94588     SFD         5.875    5.483      $5,915.38
921414       CHARLEVOIX TWP               MI    49720     SFD         6.125    5.733      $2,169.17
923657       SANTA ROSA                   CA    95404     SFD         6.125    5.733      $3,299.33
924861       SHERMAN OAKS                 CA    91423     SFD         6.125    5.733      $4,174.28
925184       KILDEER                      IL    60047     SFD         4.750    4.358      $2,837.77
937381       WEST PALM BEACH              FL    33410     SFD         4.375    3.983      $4,992.86
939390       BOCA GRANDE                  FL    33921     LCO         5.625    5.233      $2,832.23
950194       SAN CARLOS                   CA    94061     LCO         6.125    5.733      $2,076.51
951597       CUPERTINO                    CA    95014     SFD         5.750    5.358      $4,610.23
952505       ATLANTA                      GA    30328     SFD         4.375    3.983      $1,863.90
954710       BATAVIA                      IL    60510     SFD         5.875    5.483      $2,514.04
957744       HOPEDALE                     MA    01747     SFD         4.375    3.983      $1,846.81
959674       EVANSTON                     IL    60201     SFD         5.500    5.108      $3,335.77
964005       NORTON                       MA    02766     SFD         5.000    4.608      $2,662.64
966299       CHESTER                      NJ    07930     SFD         6.000    5.608      $3,837.12
966331       LONG BEACH                   CA    90803     SFD         5.500    5.108      $5,677.89
968843       HERMOSA BEACH                CA    90254     SFD         6.000    5.608      $3,285.54
969876       HAWTHORN WOODS               IL    60047     SFD         4.250    3.858      $3,197.61
971208       HAYES TOWNSHIP               MI    49720     SFD         6.000    5.608      $5,995.51
971416       CUPERTINO                    CA    95014     SFD         5.500    5.108      $2,447.17
971592       DANA POINT                   CA    92629     SFD         5.875    5.483      $2,951.78
972227       ROLLING HILLS                CA    90274     SFD         5.625    5.233      $5,134.86
972270       OLD GREENWICH                CT    06870     SFD         5.500    5.108      $5,677.89
973316       MOORPARK                     CA    93021     SFD         5.750    5.358      $2,407.24
973333       LONG BEACH                   CA    90803     SFD         5.750    5.358      $1,984.15
973679       WINDERMERE                   FL    34786     SFD         4.375    3.983      $1,737.52
974356       OCEANSIDE                    CA    92054     LCO         5.750    5.358      $3,022.91
974371       SPRINGFIELD                  MO    65810     SFD         4.375    3.983      $2,172.89
974823       LOS ALTOS                    CA    94024     SFD         5.625    5.233      $2,302.63
974870       SAN RAMON                    CA    94583     SFD         6.000    5.608      $2,907.83
975382       WESTPORT                     CT    06880     SFD         5.875    5.483      $3,821.34
976743       SAN RAFAEL                   CA    94901     LCO         5.875    5.483      $2,401.65
977061       FREMONT                      CA    94538     SFD         5.625    5.233      $2,095.39
977364       WALNUT CREEK                 CA    94598     SFD         5.750    5.358      $2,069.94
977816       HINSDALE                     IL    60521     SFD         5.375    4.983      $4,480.89
978097       DANVILLE                     CA    94506     SFD         5.625    5.233      $2,193.26
978686       SOLANA BEACH                 CA    92075     LCO         5.750    5.358      $2,521.04
978762       HOPKINTON                    MA    01748     SFD         5.750    5.358      $2,512.29
979421       NAPA                         CA    94558     SFD         5.875    5.483      $1,532.08
980191       SAN JOSE                     CA    95130     SFD         5.750    5.358      $2,771.98
980327       TRABUCO CANYON               CA    92679     SFD         6.000    5.608      $2,122.41
980547       TOWNSHIP OF TYRONE           MI    48430     SFD         6.000    5.608      $2,681.19
980611       LA CANADA FLINTRIDGE         CA    91011     SFD         6.000    5.608      $2,260.31
981442       SALINAS                      CA    93907     SFD         5.625    5.233      $2,360.20
982139       DANVILLE                     CA    94526     SFD         5.500    5.108      $3,122.84
982316       SAN DIEGO                    CA    92130     SFD         6.000    5.608      $2,308.27
982552       SAN JUAN CAPISTRANO          CA    92675     SFD         5.750    5.358      $1,995.82
982706       TOLUCA LAKE                  CA    91602     SFD         5.125    4.733      $3,394.65
982908       LOS ANGELES                  CA    90049     SFD         5.625    5.233      $3,396.38
983053       HINGHAM                      MA    02043     SFD         5.875    5.483      $3,235.72
983265       SAN BRUNO                    CA    94066     SFD         5.625    5.233      $2,498.35
983492       SARATOGA                     CA    95070     SFD         5.625    5.233      $3,292.76
984851       SAINT JOSEPH                 MI    49085     SFD         4.250    3.858      $1,619.47
985080       PLEASANTON                   CA    94588     SFD         5.125    4.733      $2,450.20
985134       FREMONT                      CA    94539     SFD         5.375    4.983      $3,583.82
985345       KENTFIELD                    CA    94904     SFD         5.875    5.483      $5,915.38
985428       VERO BEACH                   FL    32963     SFD         5.750    5.358      $2,853.67
985522       GILROY                       CA    95020     SFD         5.875    5.483      $5,619.61
985765       WEST OLIVE                   MI    49460     SFD         5.375    4.983      $4,171.79
986180       SAN JOSE                     CA    95134     LCO         6.000    5.608      $2,074.45
986440       PACIFICA                     CA    94044     SFD         5.625    5.233      $2,950.24
986549       THOUSAND OAKS                CA    91362     SFD         5.750    5.358      $2,626.08
986559       PALO ALTO                    CA    94303     SFD         5.625    5.233      $2,368.83
986929       SCRANTON                     PA    18510     SFD         4.875    4.483      $2,011.00
986954       OCONOMOWOC                   WI    53066     SFD         5.500    5.108      $5,677.89
987083       PURCELLVILLE                 VA    20132     SFD         5.250    4.858      $2,871.46
987702       SAN FRANCISCO                CA    94122     SFD         6.000    5.608      $2,488.14
988012       CUPERTINO                    CA    95014     SFD         5.375    4.983      $5,543.72
989413       PETALUMA                     CA    94952     SFD         5.625    5.233      $3,722.77
989464       PALO ALTO                    CA    94306     SFD         5.625    5.233      $3,022.20
989469       PALO ALTO                    CA    94303     SFD         5.750    5.358      $2,561.89
990760       DENVER                       CO    80235     SFD         4.500    4.108      $3,524.51
990880       SAN JOSE                     CA    95129     SFD         5.500    5.108      $2,078.11
990987       HAYWARD                      CA    94544     SFD         5.375    4.983      $2,380.22
991424       PALO ALTO                    CA    94301     SFD         5.625    5.233      $3,741.77
991441       MENLO PARK                   CA    94025     SFD         5.500    5.108      $2,838.95
991569       GROSSE POINTE PARK           MI    48230     SFD         4.625    4.233      $2,036.00
991585       HERMOSA BEACH                CA    90254     SFD         5.500    5.108      $4,570.71
991847       COTO DE CAZA                 CA    92679     SFD         6.000    5.608      $3,897.08
991904       PISMO BEACH                  CA    93449     SFD         5.875    5.483      $2,721.08
992080       DALLAS                       TX    75230     SFD         5.500    5.108      $1,802.16
992910       SUNNYVALE                    CA    94087     SFD         5.625    5.233      $2,855.26
992928       SUNNYVALE                    CA    94087     SFD         5.750    5.358      $3,034.58
992961       DANVILLE                     CA    94506     SFD         5.500    5.108      $2,824.76
992983       SAN FRANCISCO                CA    94127     SFD         5.375    4.983      $3,060.25
992994       SUNNYVALE                    CA    94087     SFD         5.500    5.108      $3,080.26
993013       SAN JOSE                     CA    95117     SFD         5.750    5.358      $2,614.41
993314       ROCHESTER                    MI    48306     SFD         6.000    5.608      $3,414.75
993687       LAKE FOREST                  IL    60045     SFD         4.875    4.483      $3,767.97
994494       PACIFICA                     CA    94044     SFD         5.125    4.733      $2,695.22
994734       FREMONT                      CA    94539     SFD         5.875    5.483      $3,336.28
995057       CHICAGO                      IL    60614     SFD         5.250    4.858      $5,522.04
995226       CALABASAS                    CA    91302     SFD         5.625    5.233      $3,741.77
995499       CUPERTINO                    CA    95014     SFD         5.375    4.983      $2,251.09
995578       NAPERVILLE                   IL    60563     SFD         5.375    4.983      $2,015.90
995636       CHICAGO                      IL    60610     HCO         5.750    5.358      $2,989.06
995693       SAN JOSE                     CA    95135     LCO         5.750    5.358      $1,779.90
995695       LOS ANGELES                  CA    90046     SFD         5.375    4.983      $3,382.23
995786       PLEASANTON                   CA    94566     SFD         5.500    5.108      $4,232.87
995899       SAN DIEGO                    CA    92130     SFD         5.375    4.983      $2,486.28
995954       NEWPORT BEACH                CA    92660     LCO         5.750    5.358      $2,287.61
995978       SAN JUAN CAPISTRANO          CA    92675     SFD         5.875    5.483      $3,004.54
996056       FREMONT                      CA    94539     SFD         5.500    5.108      $2,157.60
996166       SAN DIEGO                    CA    92130     SFD         5.375    4.983      $2,687.87
996204       FREMONT                      CA    94539     SFD         5.500    5.108      $3,548.68
996258       FREMONT                      CA    94539     SFD         5.375    4.983      $1,930.79
996331       RUMSON                       NJ    07760     SFD         5.375    4.983      $5,599.71
996406       MCLEAN                       VA    22102     SFD         5.625    5.233      $3,232.89
996623       HINSDALE                     IL    60521     SFD         5.875    5.483      $5,915.38
996841       HERMOSA BEACH                CA    90254     SFD         5.625    5.233      $3,164.96
996863       SARATOGA                     CA    95070     SFD         5.500    5.108      $3,122.84
996954       SAN MATEO                    CA    94402     SFD         5.625    5.233      $2,820.72
996987       FREMONT                      CA    94555     LCO         5.500    5.108      $1,967.39
997508       AGOURA HILLS                 CA    91301     SFD         6.000    5.608      $4,874.35
997517       SAN JOSE                     CA    95135     SFD         5.500    5.108      $2,327.94
997530       ATHERTON                     CA    94027     SFD         5.750    5.358      $5,835.73
997574       NAPA                         CA    94558     SFD         6.000    5.608      $2,446.17
997642       SUNNYVALE                    CA    94087     SFD         5.625    5.233      $3,632.40
997647       STUDIO CITY                  CA    91604     SFD         5.625    5.233      $2,391.86
997796       SARATOGA                     CA    95070     SFD         5.500    5.108      $5,632.47
997830       MORGAN HILL                  CA    95037     SFD         5.500    5.108      $5,266.25
997869       SAN RAMON                    CA    94583     SFD         6.000    5.608      $2,877.85
997923       FREMONT                      CA    94539     SFD         5.875    5.483      $2,478.55
998132       SAN JOSE                     CA    95129     SFD         5.875    5.483      $2,691.50
998137       LA JOLLA                     CA    92037     SFD         5.750    5.358      $3,151.30
998145       OAKLAND                      CA    94618     SFD         5.625    5.233      $3,615.13
998190       PASADENA                     CA    91106     LCO         6.000    5.608      $1,968.33
998221       REDWOOD CITY                 CA    94062     SFD         5.875    5.483      $2,661.92
998246       ORANGE                       CA    92867     SFD         6.000    5.608      $2,506.12
998323       FREMONT                      CA    94539     SFD         5.500    5.108      $2,265.48
998325       ALAMO                        CA    94507     SFD         5.000    4.608      $3,408.82
998347       SAN FRANCISCO                CA    94134     SFD         5.250    4.858      $2,113.48
998373       SAN JOSE                     CA    95138     SFD         4.875    4.483      $2,646.05
998415       SAN JOSE                     CA    95120     SFD         5.000    4.608      $2,139.24
998429       PLEASANTON                   CA    94566     SFD         5.125    4.733      $3,914.87
998453       SUNNYVALE                    CA    94087     SFD         5.125    4.733      $1,671.58
998454       CASTRO VALLEY                CA    94552     SFD         5.125    4.733      $2,041.83
998467       NEWTOWN                      CT    06470     SFD         4.875    4.483      $2,476.70
998528       FREMONT                      CA    94539     SFD         5.375    4.983      $2,410.12
998694       SARATOGA                     CA    95070     SFD         5.000    4.608      $3,489.35
998701       SAN JOSE                     CA    95120     SFD         5.000    4.608      $2,415.70
998709       SAN JOSE                     CA    95128     SFD         5.125    4.733      $2,096.28
998779       SAN JOSE                     CA    95129     SFD         5.125    4.733      $1,851.26
998889       FREMONT                      CA    94539     SFD         5.125    4.733      $2,722.44
999090       SAN JOSE                     CA    95133     SFD         5.000    4.608      $1,980.88
999125       SAN JOSE                     CA    95135     SFD         5.125    4.733      $2,105.54
999152       SAN JOSE                     CA    95129     SFD         5.125    4.733      $1,796.81
999212       CUPERTINO                    CA    95014     SFD         5.250    4.858      $1,860.93
999718       FREMONT                      CA    94539     SFD         5.000    4.608      $2,549.91
999876       REDONDO BEACH                CA    90278     SFD         4.250    3.858      $1,660.79
1526722      CUPERTINO                    CA    95014     SFD         5.500    5.108      $2,880.40
1547587      SUNNYVALE                    CA    94087     SFD         5.000    4.608      $2,233.18
1576248      SARATOGA                     CA    95070     SFD         5.000    4.608      $2,684.11
1633098      COLLEGEVILLE                 PA    19426     SFD         5.250    4.858      $2,240.02
1633544      CUPERTINO                    CA    95014     SFD         5.250    4.858      $3,865.43
1634146      SAN JOSE                     CA    95129     SFD         5.000    4.608      $2,013.09
1866805      SAN JOSE                     CA    95125     SFD         5.250    4.858      $2,540.14
1873058      SHINGLE SPRINGS              CA    95682     SFD         5.000    4.608      $1,733.94
1929843      SUNNYVALE                    CA    94087     SFD         5.250    4.858      $3,865.43
2207470      MORGAN HILL                  CA    95037     SFD         5.500    5.108      $3,110.35
2227270      SAN JOSE                     CA    95120     SFD         5.000    4.608      $2,415.70
2345114      SUNNYVALE                    CA    94087     SFD         5.000    4.608      $2,952.52
2349819      SARATOGA                     CA    95070     SFD         4.875    4.483      $2,222.68
2378511      SAN JOSE                     CA    95131     SFD         5.125    4.733      $1,987.38
2387058      SAN JOSE                     CA    95120     SFD         5.000    4.608      $2,737.80
2391696      DALY CITY                    CA    94015     SFD         5.500    5.108      $1,873.71
2512267      PALO ALTO                    CA    94306     LCO         5.375    4.983      $2,449.88
2561066      NEWPORT BEACH                CA    92663     SFD         5.375    4.983      $2,637.46
2573848      CUPERTINO                    CA    95014     SFD         5.000    4.608      $3,478.61
3608866      LOS ANGELES                  CA    90049     SFD         5.500    5.108      $3,344.28
3614328      SAN JOSE                     CA    95135     SFD         4.750    4.358      $2,816.90
3617594      SAN JOSE                     CA    95125     SFD         5.500    5.108      $2,383.58
3659059      FREMONT                      CA    94539     SFD         4.875    4.483      $2,106.25
3663838      SARATOGA                     CA    95070     SFD         4.875    4.483      $1,931.62
3665163      FREMONT                      CA    94539     SFD         5.375    4.983      $2,295.89
3741105      PALO ALTO                    CA    94303     SFD         5.000    4.608      $2,968.63
3759792      SUNNYVALE                    CA    94087     SFD         5.375    4.983      $2,900.66
3767043      SAN JOSE                     CA    95129     SFD         5.125    4.733      $2,150.73
3816402      NEWPORT BEACH                CA    92625     SFD         5.375    4.983      $2,939.85
3817038      SANTA CLARA                  CA    95051     SFD         5.250    4.858      $1,871.98
3823556      THE WOODLANDS                TX    77381     SFD         4.500    4.108      $2,357.11
3848908      SUNNYVALE                    CA    94087     SFD         5.125    4.733      $3,130.81
3870284      SAN JOSE                     CA    95135     SFD         5.125    4.733      $1,976.49
3947512      WASHINGTON                   DC    20037     SFD         5.250    4.858      $2,584.32
3955663      UNION CITY                   CA    94587     SFD         4.875    4.483      $2,402.61
4030524      CUPERTINO                    CA    95014     SFD         5.375    4.983      $1,091.95
4117586      MOUNTAIN VIEW                CA    94040     SFD         4.875    4.483      $2,402.61
4141610      SAN CARLOS                   CA    94070     SFD         5.500    5.108      $2,339.30
4337182      SUNNYVALE                    CA    94087     SFD         4.500    4.108      $1,839.27
4403789      GLEN ELLYN                   IL    60137     SFD         4.750    4.358      $4,832.06
5169354      BERKELEY                     CA    94708     SFD         5.250    4.858      $2,443.51
5506234      FREMONT                      CA    94555     SFD         5.250    4.858      $2,225.39
5520497      MORAGA                       CA    94556     SFD         5.375    4.983      $3,074.25
5542520      SAN JOSE                     CA    95120     SFD         5.500    5.108      $3,370.40
5967310      PALO ALTO                    CA    94304     SFD         5.125    4.733      $2,433.86
6090779      FREMONT                      CA    94539     SFD         5.125    4.733      $2,667.99
6110303      MARINA DEL REY               CA    90292     LCO         5.250    4.858      $1,971.37
6151131      NAPLES                       FL    34103     HCO         5.750    5.358      $3,501.44
8004509      TUSTIN                       CA    92782     SFD         5.375    4.983      $5,515.72
8010464      BOSTON                       MA    02111     HCO         5.000    4.608      $2,147.29
8013922      WEST HILLS                   CA    91307     SFD         5.375    4.983      $1,853.51
8022741      SAN FRANCISCO                CA    94118     LCO         5.125    4.733      $3,158.03
8024325      SAN FRANCISCO                CA    94115     SFD         5.125    4.733      $3,288.71
8038648      SAN JOSE                     CA    95132     SFD         5.500    5.108      $2,191.67
8076838      SAN JOSE                     CA    95129     SFD         5.125    4.733      $2,123.50
8144586      SAN JOSE                     CA    95124     SFD         5.250    4.858      $2,170.17
8151441      PETALUMA                     CA    94954     SFD         4.250    3.858      $2,380.99
8172116      SAN JOSE                     CA    95138     SFD         4.875    4.483      $3,413.40
8175366      SAN MATEO                    CA    94401     SFD         5.375    4.983      $1,870.31
8236184      CUPERTINO                    CA    95014     LCO         5.250    4.858      $1,794.67
8297350      SUNNYVALE                    CA    94087     SFD         4.875    4.483      $2,269.78
8312621      SUNNYVALE                    CA    94087     SFD         5.125    4.733      $2,292.30
8318964      FOSTER CITY                  CA    94404     SFD         5.250    4.858      $2,310.98
8349557      GRANITE BAY                  CA    95746     SFD         5.500    5.108      $3,122.84
8359242      WALNUT CREEK                 CA    94596     SFD         5.500    5.108      $3,690.63
8360877      LEXINGTON                    MA    02420     SFD         5.500    5.108      $4,230.03
8380818      UNION CITY                   CA    94587     SFD         5.375    4.983      $2,825.06
8397580      REDWOOD CITY                 CA    94065     SFD         5.125    4.733      $2,014.61
8398869      MILPITAS                     CA    95035     SFD         5.250    4.858      $3,037.13
8430696      SAN JOSE                     CA    95124     SFD         5.250    4.858      $1,794.67
8440760      PALO ALTO                    CA    94303     SFD         5.125    4.733      $2,667.99
8448813      PALO ALTO                    CA    94306     SFD         5.000    4.608      $2,458.65
8477994      SAN RAFAEL                   CA    94901     SFD         5.000    4.608      $2,721.69
8495590      SUNNYVALE                    CA    94087     SFD         5.000    4.608      $3,290.72
8497000      LOS ALTOS                    CA    94022     SFD         4.875    4.483      $3,175.25
8518993      SARATOGA                     CA    95070     SFD         5.375    4.983      $2,178.29
9915286      SAN JOSE                     CA    95129     SFD         5.375    4.983      $1,819.91
9928682      NEWARK                       CA    94560     SFD         5.625    5.233      $3,505.70
9930777      ATHERTON                     CA    94027     SFD         5.375    4.983      $4,126.99
9936908      WESTON                       FL    33327     SFD         4.625    4.233      $1,909.86
9941012      ROSEVILLE                    CA    95661     SFD         4.125    3.733      $2,396.81
9957506      LONG BEACH                   CA    90745     SFD         5.375    4.983      $1,959.90
9960148      PALATINE                     IL    60067     SFD         4.750    4.358      $2,399.58
9961308      SAN JOSE                     CA    95120     SFD         5.750    5.358      $1,925.80
9964444      REDONDO BEACH                CA    90277     LCO         4.000    3.608      $2,730.82
9967302      CARMEL                       IN    46032     SFD         4.250    3.858      $2,679.93
9970203      LAKE FOREST                  IL    60045     SFD         4.500    4.108      $3,040.12
9972041      FREMONT                      CA    94538     LCO         5.500    5.108      $1,885.06
9978525      BIRMINGHAM                   AL    35242     SFD         4.875    4.483      $3,471.61
9982960      SANTA MONICA                 CA    90402     SFD         4.250    3.858      $4,919.40
9988350      MIAMI                        FL    33143     SFD         6.250    5.858      $3,070.89
9992250      SARATOGA                     CA    95070     SFD         5.625    5.233      $3,741.77
122327422    SAN JOSE                     CA    95129     SFD         5.000    4.608      $2,523.07
122329915    EAST LYME                    CT    06333     SFD         5.375    4.983      $2,015.90
122335136    GLOUCESTER                   MA    01930     PUD         5.250    4.858      $1,935.48
122336878    CAMPBELL                     CA    95008     SFD         4.750    4.358      $1,643.19
122344161    LAGUNA BEACH                 CA    92651     HCO         5.125    4.733      $2,776.89
122350424    SAN JOSE                     CA    95129     SFD         4.625    4.233      $2,313.63
122355688    CUPERTINO                    CA    95014     SFD         5.500    5.108      $2,271.16
122379316    SUNNYVALE                    CA    94085     SFD         5.000    4.608      $2,265.39
122385479    GILBERT                      AZ    85296     SFD         4.500    4.108      $2,168.62
122422611    SARATOGA                     CA    95070     SFD         5.125    4.733      $5,145.41
122423239    CUPERTINO                    CA    95014     SFD         5.000    4.608      $1,986.24
122459134    FREMONT                      CA    94539     SFD         5.125    4.733      $3,171.10
122462914    SAN JOSE                     CA    95129     SFD         4.875    4.483      $1,651.13
122479405    WASHINGTON                   DC    20016     SFD         5.375    4.983      $3,639.82
122499833    FREMONT                      CA    94538     SFD         5.625    5.233      $2,302.63
122553605    CUPERTINO                    CA    95014     SFD         5.125    4.733      $3,424.83
122572738    ALAMEDA                      CA    94502     SFD         5.125    4.733      $1,947.09
122621063    WESTON                       MA    02193     SFD         5.375    4.983      $3,359.83



COUNT:                             1499
WAC:                        5.364366415
WAM:                           358.8575
WALTV:                      61.56939202


TABLE (CONTINUED)

(i)            (vii)   (viii)    (ix)       (x)          (xi)    (xii)        (xiii)  (xiv)       (xv)      (xvi)  (xvii)  (xviii)
--------       ------  --------  ---------  -----------  -----   ----------   ------  ----------- --------- -----  ------- -------
                                              CUT-OFF
MORTGAGE               ORIGINAL  SCHEDULED     DATE                 NEXT                           MORTGAGE                 MASTER
  LOAN          GROSS  TERM TO   MATURITY    PRINCIPAL           ADJUSTMENT    LIFE   CONVERTIBLE INSURANCE        SERVICE SERVICE
 NUMBER        MARGIN  MATURITY    DATE       BALANCE     LTV       DATE        CAP      LOANS      CODE    INDEX    FEE     FEE
 ------        ------  --------  ---------  -----------  -----   ----------   ------  ----------- --------- -----  ------- -------
258508          2.250    360     1-Jul-32   $459,059.71  63.36    1-Jul-05    11.875      N
259118          2.250    360     1-Aug-32   $323,404.20  61.67    1-Aug-05    11.375      N
260459          2.250    360     1-Jul-32   $424,110.41  50.18    1-Jul-05    11.750      N
260658          2.250    360     1-Jul-32   $602,794.41  48.32    1-Jul-05    12.000      N
260692          2.250    360     1-Jul-32   $364,199.15  47.10    1-Jul-05    11.500      N
261080          2.250    360     1-Jul-32   $885,355.27  52.21    1-Jul-05    11.625      N
261105          2.250    360     1-Jun-32   $430,572.14  80.00    1-Jun-05    11.875      N
261161          2.250    360     1-Sep-32   $323,000.00  95.00    1-Sep-05    11.875      N         24
261379          2.250    360     1-Sep-32   $313,622.00  79.26    1-Sep-05    10.875      N
261488          2.250    360     1-Aug-32   $581,377.81  55.43    1-Aug-05    11.625      N
261546          2.250    360     1-Jul-32   $380,722.67  80.00    1-Jul-05    11.250      N
261613          2.250    360     1-Jun-32   $598,111.66  58.82    1-Jun-05    11.750      N
261639          2.250    360     1-Jun-32   $381,110.73  90.00    1-Jun-05    11.375      N         24
261704          2.250    360     1-Aug-32   $603,148.96  80.00    1-Aug-05    10.125      N
261775          2.250    360     1-Jul-32   $564,098.37  68.82    1-Jul-05    11.375      N
261881          2.250    360     1-Jul-32   $997,741.82  61.73    1-Jul-05    11.750      N
262697          2.250    360     1-Jul-32   $442,032.96  70.00    1-Jul-05    11.000      N
263682          2.250    360     1-Aug-32   $366,008.29  80.00    1-Aug-05    11.625      N
265075          2.250    360     1-Aug-32   $544,902.92  35.19    1-Aug-05    11.500      N
266887          2.250    360     1-Aug-32   $375,526.93  80.00    1-Aug-05    10.750      N
267124          2.250    360     1-Jul-32   $864,054.85  66.62    1-Jul-05    11.375      N
267537          2.250    360     1-Jul-32   $481,940.22  70.00    1-Jul-05    11.500      N
267692          2.250    360     1-Aug-32   $334,650.24  56.78    1-Aug-05    11.750      N
268104          2.250    360     1-Aug-32   $941,492.40  58.91    1-Aug-05    11.625      N
268965          2.250    360     1-Aug-32   $863,054.30  50.82    1-Aug-05    11.500      N
269129          2.250    360     1-Aug-32   $998,930.93  64.52    1-Aug-05    11.625      N
269205          2.250    360     1-Aug-32   $531,444.56  54.01    1-Aug-05    11.750      N
269780          2.250    360     1-Jul-32   $648,540.02  61.90    1-Jul-05    11.375      N
270246          2.250    360     1-Jul-32   $373,198.46  55.24    1-Jul-05    11.625      N
270260          2.250    360     1-Aug-32   $414,556.33  77.86    1-Aug-05    11.625      N
270332          2.250    360     1-Aug-32   $918,868.78  69.43    1-Aug-05    10.875      N
270366          2.250    360     1-Aug-32   $371,573.30  80.00    1-Aug-05    11.250      N
270577          2.250    360     1-Jul-32   $943,924.34  72.77    1-Jul-05    11.500      N
271167          2.250    360     1-Aug-32   $709,204.41  47.33    1-Aug-05    11.375      N
271526          2.250    360     1-Jul-32   $440,553.79  52.25    1-Jul-05    11.625      N
271963          2.250    360     1-Jul-32   $648,632.65  78.70    1-Jul-05    11.750      N
272148          2.250    360     1-Aug-32   $649,254.42  40.63    1-Aug-05    11.250      N
272834          2.250    360     1-Aug-32   $620,287.69  68.62    1-Aug-05    11.250      N
273387          2.250    360     1-Jul-32   $448,941.09  63.83    1-Jul-05    11.125      N
273400          2.250    360     1-Jul-32   $570,774.11  75.76    1-Jul-05    11.625      N
273757          2.250    360     1-Aug-32   $529,419.88  66.25    1-Aug-05    11.500      N
274193          2.250    360     1-Aug-32   $554,333.14  68.52    1-Aug-05    11.000      N
274205          2.250    360     1-Jul-32   $516,763.88  70.00    1-Jul-05    11.750      N
275037          2.250    360     1-Aug-32   $417,153.55  80.00    1-Aug-05    11.625      N
275059          2.250    360     1-Aug-32   $323,661.72  80.00    1-Aug-05    11.750      N
275391          2.250    360     1-Aug-32   $329,630.22  66.00    1-Aug-05    11.375      N
275589          2.250    360     1-Jul-32   $399,162.74  68.97    1-Jul-05    11.750      N
275726          2.250    360     1-Jul-32   $842,233.39  46.89    1-Jul-05    11.750      N
276109          2.250    360     1-Jul-32   $419,120.88  79.25    1-Jul-05    11.750      N
276702          2.250    360     1-Sep-32   $348,000.00  79.09    1-Sep-05    11.250      N
277163          2.250    360     1-Jul-32   $559,710.20  47.74    1-Jul-05    11.250      N
278766          2.250    360     1-Aug-32   $300,478.42  32.52    1-Aug-05    11.625      N
278910          2.250    360     1-Aug-32   $479,462.13  80.00    1-Aug-05    11.375      N
278957          2.250    360     1-Jul-32   $389,124.02  48.75    1-Jul-05    11.375      N
279850          2.250    360     1-Jul-32   $522,465.49  69.36    1-Jul-05    11.750      N
280684          2.250    360     1-Aug-32   $485,992.06  70.00    1-Aug-05    11.750      N
281169          2.250    360     1-Aug-32   $343,576.67  80.00    1-Aug-05    11.500      N
281548          2.250    360     1-Jul-32   $369,207.04  62.71    1-Jul-05    11.625      N
281698          2.250    360     1-Aug-32   $492,920.61  70.00    1-Aug-05    11.125      N
281852          2.250    360     1-Jul-32   $598,744.12  48.00    1-Jul-05    11.750      N
281863          2.250    360     1-Aug-32   $340,561.05  74.24    1-Aug-05    10.625      N
282163          2.250    360     1-Jul-32   $443,070.64  80.00    1-Jul-05    11.750      N
282765          2.250    360     1-Aug-32   $614,326.84  47.31    1-Aug-05    11.500      N
282964          2.250    360     1-Aug-32   $410,949.69  46.22    1-Aug-05    11.500      N
283124          2.250    360     1-Jul-32   $553,125.38  80.00    1-Jul-05    11.250      N
283191          2.250    360     1-Aug-32   $769,116.78  70.00    1-Aug-05    11.250      N
283307          2.250    360     1-Aug-32   $446,499.11  45.61    1-Aug-05    11.375      N
284748          2.250    360     1-Aug-32   $516,406.98  60.82    1-Aug-05    11.250      N
284759          2.250    360     1-Jul-32   $470,519.80  68.41    1-Jul-05    11.750      N
285768          2.250    360     1-Aug-32   $649,271.64  34.03    1-Aug-05    11.375      N
286241          2.250    360     1-Aug-32   $384,485.69  70.00    1-Aug-05    11.750      N
286677          2.250    360     1-Aug-32   $319,632.94  74.94    1-Aug-05    11.250      N
286688          2.250    360     1-Aug-32   $548,426.82  64.66    1-Aug-05    11.750      N
286764          2.250    360     1-Jul-32   $309,351.13  62.00    1-Jul-05    11.750      N
286787          2.250    360     1-Aug-32   $394,557.38  79.16    1-Aug-05    11.375      N
287653          2.250    360     1-Sep-32   $492,203.00  28.13    1-Sep-05    11.000      N
288147          2.250    360     1-Aug-32   $454,513.57  71.65    1-Aug-05    11.625      N
288544          2.250    360     1-Aug-32   $320,370.94  75.53    1-Aug-05    11.125      N
288777          2.250    360     1-Jul-32   $627,519.89  67.63    1-Jul-05    11.125      N
288834          2.250    360     1-Aug-32   $649,236.87  48.15    1-Aug-05    11.125      N
289417          2.250    360     1-Aug-32   $367,615.78  80.00    1-Aug-05    11.750      N
289472          2.250    360     1-Jul-32   $848,134.98  68.00    1-Jul-05    11.500      N
289521          2.250    360     1-Jul-32   $558,712.49  55.45    1-Jul-05    11.250      N
289616          2.250    360     1-Jul-32   $432,509.49  68.89    1-Jul-05    11.500      N
289623          2.250    360     1-Aug-32   $351,557.13  80.00    1-Aug-05    10.750      N
289664          2.250    360     1-Sep-32   $542,000.00  77.43    1-Sep-05    11.375      N
289674          2.250    360     1-Aug-32   $338,628.94  63.72    1-Aug-05    11.500      N
289695          2.250    360     1-Aug-32   $599,373.56  31.58    1-Aug-05    11.750      N
289784          2.250    360     1-Jul-32   $443,025.79  49.06    1-Jul-05    11.500      N
289822          2.250    360     1-Aug-32   $444,535.39  74.17    1-Aug-05    11.750      N
289834          2.250    360     1-Sep-32   $410,000.00  48.24    1-Sep-05    11.500      N
289935          2.250    360     1-Aug-32   $441,493.00  61.39    1-Aug-05    11.250      N
289974          2.250    360     1-Aug-32   $480,448.28  68.71    1-Aug-05    11.250      N
289992          2.250    360     1-Aug-32   $349,625.83  27.13    1-Aug-05    11.625      N
290060          2.250    360     1-Aug-32   $498,860.63  68.03    1-Aug-05    11.125      N
290074          2.250    360     1-Aug-32   $444,501.35  63.57    1-Aug-05    11.375      N
290081          2.250    360     1-Aug-32   $378,884.83  77.73    1-Aug-05    11.500      N
290094          2.250    360     1-Jul-32   $429,078.44  60.14    1-Jul-05    11.625      N
290129          2.250    360     1-Aug-32   $607,334.51  80.00    1-Aug-05    11.500      N
290136          2.250    360     1-Aug-32   $409,369.30  69.49    1-Aug-05    11.375      N
290153          2.250    360     1-Aug-32   $499,439.72  57.14    1-Aug-05    11.375      N
290161          2.250    360     1-Aug-32   $605,320.95  68.47    1-Aug-05    11.375      N
290167          2.250    360     1-Aug-32   $331,627.97  60.36    1-Aug-05    11.375      N
290180          2.250    360     1-Aug-32   $810,832.23  62.44    1-Aug-05    11.625      N
290185          2.250    360     1-Aug-32   $514,449.42  68.21    1-Aug-05    11.625      N
290193          2.250    360     1-Jul-32   $543,717.55  56.54    1-Jul-05    11.125      N
290240          2.250    360     1-Aug-32   $643,095.32  50.42    1-Aug-05    11.500      N
290329          2.250    360     1-Jul-32   $319,297.87  80.00    1-Jul-05    11.500      N
290337          2.250    360     1-Aug-32   $473,505.11  79.00    1-Aug-05    11.750      N
290364          2.250    360     1-Sep-32   $374,500.00  70.00    1-Sep-05    10.000      N
290372          2.250    360     1-Sep-32   $425,000.00  33.60    1-Sep-05    11.125      N
290427          2.250    360     1-Jul-32   $367,738.91  52.11    1-Jul-05    11.375      N
290442          2.250    360     1-Aug-32   $434,501.04  6.21     1-Aug-05    11.250      N
290507          2.250    360     1-Aug-32   $918,919.88  50.00    1-Aug-05    11.125      N
290515          2.250    360     1-Aug-32   $349,589.08  70.00    1-Aug-05    11.125      N
290552          2.250    360     1-Aug-32   $262,161.34  62.06    1-Aug-05    11.750      N
290578          2.250    360     1-Aug-32   $467,463.18  61.58    1-Aug-05    11.250      N
290580          2.250    360     1-Aug-32   $334,624.61  69.07    1-Aug-05    11.375      N
290592          2.250    360     1-Aug-32   $300,485.94  66.84    1-Aug-05    11.750      N
290655          2.250    360     1-Aug-32   $634,271.63  66.84    1-Aug-05    11.250      N
290693          2.250    360     1-Aug-32   $649,136.98  66.66    1-Aug-05    11.125      N
290695          2.250    360     1-Aug-32   $389,485.46  70.91    1-Aug-05    11.000      N
290721          2.250    360     1-Jul-32   $369,168.92  39.78    1-Jul-05    11.375      N
290722          2.250    360     1-Aug-32   $849,069.62  62.96    1-Aug-05    11.500      N
290755          2.250    360     1-Aug-32   $572,357.92  45.84    1-Aug-05    11.375      N
290861          2.250    360     1-Aug-32   $335,596.27  80.00    1-Aug-05    11.000      N
291166          2.250    360     1-Aug-32   $454,490.15  22.75    1-Aug-05    11.375      N
291189          2.250    360     1-Jul-32   $300,146.87  66.84    1-Jul-05    11.625      N
291289          2.250    360     1-Aug-32   $422,526.01  63.13    1-Aug-05    11.375      N
291432          2.250    360     1-Aug-32   $586,310.84  65.59    1-Aug-05    11.125      N
291491          2.250    360     1-Aug-32   $427,520.40  66.88    1-Aug-05    11.375      N
291513          2.250    360     1-Jul-32   $628,584.95  70.00    1-Jul-05    11.375      N
291577          2.250    360     1-Aug-32   $489,411.24  65.33    1-Aug-05    11.000      N
291621          2.250    360     1-Aug-32   $649,271.64  65.99    1-Aug-05    11.375      N
291640          2.250    360     1-Jul-32   $339,184.15  58.12    1-Jul-05    11.500      N
291678          2.250    360     1-Aug-32   $541,392.67  69.94    1-Aug-05    11.375      N
291685          2.250    360     1-Aug-32   $350,615.81  58.02    1-Aug-05    11.500      N
291759          2.250    360     1-Aug-32   $423,557.32  80.00    1-Aug-05    11.750      N
291761          2.250    360     1-Aug-32   $519,444.08  80.00    1-Aug-05    11.625      N
291789          2.250    360     1-Aug-32   $595,332.15  35.06    1-Aug-05    11.375      N
291795          2.250    360     1-Aug-32   $378,565.27  55.74    1-Aug-05    11.250      N
291821          2.250    360     1-Aug-32   $509,415.01  49.04    1-Aug-05    11.250      N
291830          2.250    360     1-Aug-32   $334,624.61  25.77    1-Aug-05    11.375      N
291832          2.250    360     1-Aug-32   $386,576.40  67.30    1-Aug-05    11.500      N
291851          2.250    360     1-Aug-32   $573,356.80  70.00    1-Aug-05    11.375      N
291873          2.250    360     1-Aug-32   $482,471.32  69.00    1-Aug-05    11.500      N
291879          2.250    360     1-Jul-32   $384,811.80  80.00    1-Jul-05    11.875      N
291881          2.250    360     1-Aug-32   $345,574.56  30.09    1-Aug-05    10.875      N
291882          2.250    360     1-Jul-32   $673,478.77  74.18    1-Jul-05    11.750      N
291886          2.250    360     1-Aug-32   $474,455.16  29.69    1-Aug-05    11.250      N
291892          2.250    360     1-Aug-32   $399,582.37  59.00    1-Aug-05    11.750      N
291894          2.250    360     1-Aug-32   $799,124.35  59.26    1-Aug-05    11.500      N
291923          2.250    360     1-Aug-32   $405,576.11  64.65    1-Aug-05    11.750      N
292042          2.250    360     1-Aug-32   $339,645.02  47.22    1-Aug-05    11.750      N
292143          2.250    360     1-Jul-32   $495,830.49  64.88    1-Jul-05    11.125      N
292172          2.250    360     1-Sep-32   $802,000.00  64.94    1-Sep-05    11.625      N
292434          2.250    360     1-Aug-32   $469,485.56  57.32    1-Aug-05    11.500      N
292464          2.250    360     1-Jul-32   $419,049.91  56.13    1-Jul-05    11.375      N
292676          2.250    360     1-Aug-32   $349,634.57  43.75    1-Aug-05    11.750      N
292688          2.250    360     1-Jul-32   $439,057.02  79.71    1-Jul-05    11.625      N
292779          2.250    360     1-Jul-32   $997,856.85  37.04    1-Jul-05    11.625      N
292812          2.250    360     1-Aug-32   $599,225.47  79.47    1-Aug-05    11.250      N
292829          2.250    360     1-Aug-32   $459,983.99  69.77    1-Aug-05    11.375      N
292856          2.250    360     1-Aug-32   $499,439.72  47.62    1-Aug-05    11.375      N
292860          2.250    360     1-Aug-32   $998,930.93  60.61    1-Aug-05    11.625      N
292861          2.250    360     1-Aug-32   $608,364.17  56.65    1-Aug-05    11.750      N
292909          2.250    360     1-Jul-32   $363,182.41  80.00    1-Jul-05    11.375      N
292963          2.250    360     1-Aug-32   $499,477.97  72.99    1-Aug-05    11.750      N
292977          2.250    360     1-Aug-32   $699,269.16  38.89    1-Aug-05    11.750      N
293000          2.250    360     1-Aug-32   $319,649.74  80.00    1-Aug-05    11.500      N
293009          2.250    360     1-Aug-32   $408,552.32  61.04    1-Aug-05    11.500      N
293011          2.250    360     1-Aug-32   $955,927.63  69.60    1-Aug-05    11.375      N
293017          2.250    360     1-Jul-32   $898,025.26  25.00    1-Jul-05    11.500      N
293089          2.250    360     1-Aug-32   $320,648.65  30.57    1-Aug-05    11.500      N
293099          2.250    360     1-Aug-32   $523,370.38  41.92    1-Aug-05    11.000      N
293101          2.250    360     1-Jul-32   $444,998.22  69.69    1-Jul-05    11.375      N
293136          2.250    360     1-Jul-32   $458,966.79  68.15    1-Jul-05    11.375      N
293184          2.250    360     1-Aug-32   $488,425.89  69.86    1-Aug-05    11.125      N
293206          2.250    360     1-Aug-32   $498,453.81  66.98    1-Aug-05    11.500      N
293295          2.250    360     1-Aug-32   $544,374.86  69.87    1-Aug-05    11.250      N
293306          2.250    360     1-Aug-32   $389,552.66  69.64    1-Aug-05    11.250      N
293348          2.250    360     1-Jul-32   $588,611.66  60.51    1-Jul-05    11.125      N
293358          2.250    360     1-Aug-32   $344,631.17  68.05    1-Aug-05    11.625      N
293451          2.250    360     1-Jul-32   $732,351.35  65.77    1-Jul-05    11.375      N
293469          2.250    360     1-Aug-32   $314,647.03  48.46    1-Aug-05    11.375      N
293505          2.250    360     1-Jul-32   $411,872.79  69.97    1-Jul-05    11.375      N
293508          2.250    360     1-Aug-32   $442,537.48  61.96    1-Aug-05    11.750      N
293537          2.250    360     1-Aug-32   $347,936.35  66.98    1-Aug-05    11.750      N
293568          2.250    360     1-Aug-32   $498,479.01  29.35    1-Aug-05    11.750      N
293569          2.250    360     1-Aug-32   $372,582.03  61.15    1-Aug-05    11.375      N
293591          2.250    360     1-Aug-32   $535,399.38  44.67    1-Aug-05    11.375      N
293593          2.250    360     1-Aug-32   $476,601.87  48.93    1-Aug-05    11.750      N
293614          2.250    360     1-Aug-32   $409,871.62  69.54    1-Aug-05    11.750      N
293616          2.250    360     1-Aug-32   $334,597.47  36.22    1-Aug-05    11.000      N
293840          2.250    360     1-Jul-32   $387,107.93  69.91    1-Jul-05    11.250      N
293864          2.250    360     1-Aug-32   $399,582.37  64.52    1-Aug-05    11.750      N
293961          2.250    360     1-Jul-32   $327,739.10  50.77    1-Jul-05    11.250      N
293964          2.250    360     1-Aug-32   $389,562.99  69.03    1-Aug-05    11.375      N
294018          2.250    360     1-Aug-32   $349,634.57  63.64    1-Aug-05    11.750      N
294026          2.250    360     1-Aug-32   $642,279.48  66.29    1-Aug-05    11.375      N
294085          2.250    360     1-Aug-32   $320,656.83  66.88    1-Aug-05    11.625      N
294126          2.250    360     1-Aug-32   $489,463.66  67.59    1-Aug-05    11.500      N
294156          2.250    360     1-Aug-32   $349,598.53  25.93    1-Aug-05    11.250      N
294308          2.250    360     1-Aug-32   $356,627.27  47.35    1-Aug-05    11.750      N
294528          2.250    360     1-Aug-32   $617,354.77  64.04    1-Aug-05    11.750      N
294532          2.250    360     1-Aug-32   $396,555.14  20.46    1-Aug-05    11.375      N
294610          2.250    360     1-Aug-32   $309,652.62  39.95    1-Aug-05    11.375      N
294636          2.250    360     1-Aug-32   $239,743.42  67.61    1-Aug-05    11.625      N
294672          2.250    360     1-Aug-32   $369,613.70  58.73    1-Aug-05    11.750      N
294699          2.250    360     1-Aug-32   $357,626.22  66.30    1-Aug-05    11.750      N
294739          2.250    360     1-Aug-32   $784,140.77  60.38    1-Aug-05    11.500      N
294754          2.250    360     1-Aug-32   $986,812.87  54.89    1-Aug-05    11.000      N
294822          2.250    360     1-Aug-32   $599,327.67  54.55    1-Aug-05    11.375      N
294823          2.250    360     1-Aug-32   $589,384.00  68.60    1-Aug-05    11.750      N
294833          2.250    360     1-Jul-32   $318,798.96  64.16    1-Jul-05    11.500      N
294858          2.250    360     1-Aug-32   $564,366.89  65.70    1-Aug-05    11.375      N
294957          2.250    360     1-Aug-32   $432,514.80  66.62    1-Aug-05    11.375      N
294970          2.250    360     1-Aug-32   $474,504.06  48.47    1-Aug-05    11.750      N
295002          2.250    360     1-Aug-32   $379,574.18  67.86    1-Aug-05    11.375      N
295006          2.250    360     1-Aug-32   $601,309.48  70.00    1-Aug-05    11.250      N
295023          2.250    360     1-Aug-32   $452,455.69  54.91    1-Aug-05    11.000      N
295032          2.250    360     1-Aug-32   $370,125.31  48.98    1-Aug-05    11.250      N
295034          2.250    360     1-Aug-32   $384,568.59  70.00    1-Aug-05    11.375      N
295040          2.250    360     1-Aug-32   $444,512.91  23.42    1-Aug-05    11.500      N
295052          2.250    360     1-Aug-32   $349,616.90  47.30    1-Aug-05    11.500      N
295065          2.250    360     1-Aug-32   $328,631.34  52.22    1-Aug-05    11.375      N
295066          2.250    360     1-Aug-32   $346,038.33  80.00    1-Aug-05    11.750      N
295118          2.250    360     1-Aug-32   $499,426.48  65.79    1-Aug-05    11.250      N
295158          2.250    360     1-Aug-32   $324,652.55  73.86    1-Aug-05    11.625      N
295168          2.250    360     1-Aug-32   $450,071.67  56.50    1-Aug-05    11.500      N
295169          2.250    360     1-Aug-32   $509,428.52  69.96    1-Aug-05    11.375      N
295182          2.250    360     1-Aug-32   $326,051.06  79.61    1-Aug-05    11.625      N
295350          2.250    360     1-Aug-32   $978,901.86  69.01    1-Aug-05    11.375      N
295473          2.250    360     1-Jul-32   $544,829.84  58.71    1-Jul-05    11.625      N
295567          2.250    360     1-Aug-32   $549,397.99  68.75    1-Aug-05    11.500      N
295578          2.250    360     1-Aug-32   $300,685.73  40.13    1-Aug-05    11.750      N
295581          2.250    360     1-Aug-32   $420,017.67  77.87    1-Aug-05    11.250      N
295605          2.250    360     1-Aug-32   $489,397.50  32.67    1-Aug-05    10.875      N
295629          2.750    360     1-Jul-32   $330,307.17  69.68    1-Jul-05    11.750      N
295665          2.250    360     1-Aug-32   $334,850.03  80.00    1-Aug-05    11.750      N
295690          2.250    360     1-Aug-32   $553,421.58  79.71    1-Aug-05    11.750      N
295696          2.250    360     1-Aug-32   $469,485.56  69.12    1-Aug-05    11.500      N
295706          2.250    360     1-Aug-32   $334,633.32  57.26    1-Aug-05    11.500      N
295834          2.250    360     1-Aug-32   $529,256.23  73.61    1-Aug-05    11.125      N
295842          2.250    360     1-Aug-32   $236,746.63  65.47    1-Aug-05    11.625      N
296053          2.250    360     1-Aug-32   $499,439.72  52.63    1-Aug-05    11.375      N
296174          2.250    360     1-Aug-32   $347,619.09  22.82    1-Aug-05    11.500      N
296224          2.250    360     1-Aug-32   $550,424.72  46.69    1-Aug-05    11.750      N
296246          2.250    360     1-Aug-32   $487,965.31  57.81    1-Aug-05    11.500      N
296249          2.250    360     1-Jul-32   $647,875.34  61.84    1-Jul-05    11.500      N
296338          2.250    360     1-Jul-32   $573,678.01  65.34    1-Jul-05    11.250      N
296455          2.250    360     1-Aug-32   $353,621.55  42.91    1-Aug-05    11.625      N
296466          2.250    360     1-Aug-32   $496,206.27  54.29    1-Aug-05    11.500      N
296548          2.250    360     1-Aug-32   $431,304.71  66.43    1-Aug-05    11.250      N
296592          2.250    360     1-Aug-32   $419,561.49  66.14    1-Aug-05    11.750      N
296613          2.250    360     1-Jul-32   $300,337.56  67.64    1-Jul-05    11.625      N
296615          2.250    360     1-Aug-32   $378,345.09  67.04    1-Aug-05    11.625      N
296652          2.250    360     1-Jul-32   $598,009.29  78.95    1-Jul-05    11.375      N
296656          2.250    360     1-Jul-32   $417,104.16  89.89    1-Jul-05    11.625      N         24
296661          2.250    360     1-Aug-32   $621,286.54  37.70    1-Aug-05    11.250      N
296717          2.250    360     1-Aug-32   $443,025.87  68.76    1-Aug-05    11.625      N
296739          2.250    360     1-Aug-32   $497,480.06  58.59    1-Aug-05    11.750      N
296763          2.250    360     1-Aug-32   $670,299.43  68.82    1-Aug-05    11.750      N
296765          2.250    360     1-Aug-32   $383,070.27  68.48    1-Aug-05    11.375      N
296789          2.250    360     1-Sep-32   $402,000.00  69.91    1-Sep-05    11.750      N
296814          2.250    360     1-Aug-32   $370,362.91  69.95    1-Aug-05    11.750      N
296837          2.250    360     1-Aug-32   $814,020.73  54.33    1-Aug-05    11.000      N
296861          2.250    360     1-Aug-32   $832,608.93  33.34    1-Aug-05    11.625      N
296871          2.250    360     1-Aug-32   $376,587.35  78.54    1-Aug-05    11.500      N
296888          2.250    360     1-Aug-32   $594,932.60  34.83    1-Aug-05    11.375      N
296889          2.250    360     1-Aug-32   $464,491.03  69.40    1-Aug-05    11.500      N
296975          2.250    360     1-Sep-32   $598,000.00  79.73    1-Sep-05    11.375      N
297019          2.250    360     1-Aug-32   $415,476.61  80.00    1-Aug-05    10.750      N
297055          2.250    360     1-Jul-32   $477,374.02  65.64    1-Jul-05    11.125      N
297057          2.250    360     1-Aug-32   $562,412.19  78.19    1-Aug-05    11.750      N
297136          2.250    360     1-Aug-32   $649,254.42  54.17    1-Aug-05    11.250      N
297173          2.250    360     1-Aug-32   $466,438.87  60.65    1-Aug-05    11.000      N
297300          2.250    360     1-Aug-32   $329,621.47  69.92    1-Aug-05    11.250      N
297303          2.250    360     1-Aug-32   $439,540.60  68.75    1-Aug-05    11.750      N
297331          2.250    360     1-Aug-32   $420,328.47  66.79    1-Aug-05    11.375      N
297359          2.250    360     1-Sep-32   $332,500.00  95.00    1-Sep-05    11.250      N         33
297362          2.250    360     1-Jul-32   $584,683.76  59.80    1-Jul-05    11.375      N
297394          2.250    360     1-Aug-32   $391,337.50  67.59    1-Aug-05    11.625      N
297404          2.250    360     1-Aug-32   $579,365.15  44.62    1-Aug-05    11.500      N
297415          2.250    360     1-Aug-32   $771,193.98  64.33    1-Aug-05    11.750      N
297438          2.250    360     1-Jul-32   $376,153.20  62.83    1-Jul-05    11.375      N
297524          2.250    360     1-Aug-32   $411,309.38  57.69    1-Aug-05    11.125      N
297547          2.250    360     1-Aug-32   $373,590.63  56.67    1-Aug-05    11.500      N
297561          2.250    360     1-Aug-32   $371,583.15  68.26    1-Aug-05    11.375      N
297565          2.250    360     1-Aug-32   $739,227.39  67.89    1-Aug-05    11.750      N
297605          2.250    360     1-Aug-32   $364,609.79  51.05    1-Aug-05    11.625      N
297634          2.250    360     1-Aug-32   $430,539.23  55.26    1-Aug-05    11.625      N
297715          2.250    360     1-Aug-32   $351,581.15  54.31    1-Aug-05    11.375      N
297724          2.250    360     1-Aug-32   $524,411.71  70.00    1-Aug-05    11.375      N
297759          2.250    360     1-Jul-32   $377,208.79  49.74    1-Jul-05    11.750      N
297891          2.250    360     1-Aug-32   $445,500.23  52.47    1-Aug-05    11.375      N
297904          2.250    360     1-Aug-32   $449,507.44  16.67    1-Aug-05    11.500      N
297913          2.250    360     1-Aug-32   $599,373.56  32.88    1-Aug-05    11.750      N
298076          2.250    360     1-Aug-32   $560,341.36  56.10    1-Aug-05    11.125      N
298268          2.250    360     1-Aug-32   $324,660.68  79.99    1-Aug-05    11.750      N
298342          2.250    360     1-Aug-32   $377,576.43  65.17    1-Aug-05    11.375      N
298480          2.250    360     1-Aug-32   $393,537.43  51.84    1-Aug-05    11.125      N
298491          2.250    360     1-Aug-32   $436,532.82  52.02    1-Aug-05    11.625      N
298571          2.250    360     1-Aug-32   $317,643.67  58.89    1-Aug-05    11.375      N
298575          2.250    360     1-Aug-32   $369,613.70  66.07    1-Aug-05    11.750      N
298591          2.250    360     1-Aug-32   $454,478.10  70.00    1-Aug-05    11.250      N
298614          2.250    360     1-Aug-32   $387,544.47  57.91    1-Aug-05    11.125      N
298645          2.250    360     1-Aug-32   $395,177.08  76.82    1-Aug-05    11.625      N
298702          2.250    360     1-Aug-32   $367,587.63  30.67    1-Aug-05    11.375      N
298731          2.250    360     1-Aug-32   $426,543.50  74.91    1-Aug-05    11.625      N
298738          2.250    360     1-Aug-32   $429,540.30  63.24    1-Aug-05    11.625      N
298790          2.250    360     1-Aug-32   $519,444.08  80.00    1-Aug-05    11.625      N
298806          2.250    360     1-Jul-32   $566,697.30  79.89    1-Jul-05    11.375      N
298809          2.250    360     1-Aug-32   $338,628.94  42.38    1-Aug-05    11.500      N
298817          2.250    360     1-Aug-32   $336,631.13  78.37    1-Aug-05    11.500      N
298837          2.250    360     1-Aug-32   $457,022.34  75.00    1-Aug-05    11.750      N
298865          2.250    360     1-Aug-32   $649,271.64  69.74    1-Aug-05    11.375      N
298989          2.250    360     1-Sep-32   $320,000.00  80.00    1-Sep-05    10.750      N
299145          2.250    360     1-Aug-32   $469,460.89  63.95    1-Aug-05    11.250      N
299164          2.250    360     1-Aug-32   $373,609.51  78.08    1-Aug-05    11.750      N
299183          2.250    360     1-Aug-32   $389,583.07  67.83    1-Aug-05    11.625      N
299275          2.250    360     1-Aug-32   $473,456.30  30.58    1-Aug-05    11.250      N
299300          2.250    360     1-Aug-32   $429,506.77  36.91    1-Aug-05    11.250      N
299323          2.250    360     1-Aug-32   $409,540.57  41.00    1-Aug-05    11.375      N
299356          2.250    360     1-Aug-32   $352,081.15  35.12    1-Aug-05    11.375      N
299408          2.250    360     1-Aug-32   $318,143.10  70.00    1-Aug-05    11.375      N
299514          2.250    360     1-Aug-32   $577,396.52  79.29    1-Aug-05    11.750      N
299724          2.250    360     1-Aug-32   $397,554.02  40.61    1-Aug-05    11.375      N
299787          2.250    360     1-Aug-32   $469,460.89  27.33    1-Aug-05    11.250      N
299802          2.250    360     1-Aug-32   $841,034.19  64.77    1-Aug-05    11.250      N
299851          2.250    360     1-Jul-32   $618,760.05  62.98    1-Jul-05    11.500      N
299856          2.250    360     1-Aug-32   $649,368.24  55.08    1-Aug-05    12.125      N
299867          2.250    360     1-Aug-32   $319,641.42  60.95    1-Aug-05    11.375      N
299879          2.250    360     1-Aug-32   $374,599.09  56.99    1-Aug-05    11.625      N
299897          2.250    360     1-Aug-32   $319,649.74  58.18    1-Aug-05    11.500      N
299972          2.250    360     1-Aug-32   $319,641.42  68.09    1-Aug-05    11.375      N
300140          2.250    360     1-Jul-32   $449,012.62  52.94    1-Jul-05    11.500      N
300353          2.250    360     1-Aug-32   $404,524.51  78.95    1-Aug-05    11.125      N
300377          2.250    360     1-Aug-32   $344,613.40  59.48    1-Aug-05    11.375      N
300380          2.250    360     1-Aug-32   $389,402.51  60.60    1-Aug-05    10.500      N
300487          2.250    360     1-Aug-32   $649,321.35  44.83    1-Aug-05    11.750      N
300539          2.250    360     1-Aug-32   $399,582.37  56.34    1-Aug-05    11.750      N
300571          2.250    360     1-Aug-32   $529,446.64  47.53    1-Aug-05    11.750      N
300601          2.250    360     1-Jul-32   $473,982.00  69.85    1-Jul-05    11.625      N
300660          2.250    360     1-Aug-32   $594,301.45  70.00    1-Aug-05    11.125      N
300679          2.250    360     1-Sep-32   $399,000.00  70.00    1-Sep-05    10.875      N
300703          2.250    360     1-Aug-32   $450,994.06  68.41    1-Aug-05    11.375      N
300712          2.250    360     1-Jul-32   $376,133.24  59.84    1-Jul-05    11.250      N
300734          2.250    360     1-Aug-32   $302,652.45  51.36    1-Aug-05    11.250      N
300851          2.250    360     1-Aug-32   $514,422.91  68.85    1-Aug-05    11.375      N
300904          2.250    360     1-Aug-32   $958,949.22  60.00    1-Aug-05    11.500      N
300971          2.250    360     1-Aug-32   $399,530.38  63.49    1-Aug-05    11.125      N
301008          2.250    360     1-Jul-32   $520,827.54  76.76    1-Jul-05    11.375      N
301048          2.250    360     1-Aug-32   $629,326.49  70.00    1-Aug-05    11.625      N
301117          2.250    360     1-Jul-32   $648,573.82  65.13    1-Jul-05    11.500      N
301118          2.250    360     1-Aug-32   $596,376.70  76.05    1-Aug-05    11.750      N
301130          2.250    360     1-Jul-32   $618,639.63  44.19    1-Jul-05    11.500      N
301203          2.250    360     1-Aug-32   $530,404.99  79.85    1-Aug-05    11.375      N
301387          2.250    360     1-Sep-32   $675,500.00  54.92    1-Sep-05    11.375      N
301502          2.250    360     1-Aug-32   $334,624.61  50.38    1-Aug-05    11.375      N
301677          2.250    360     1-Aug-32   $649,305.11  48.15    1-Aug-05    11.625      N
301774          2.250    360     1-Aug-32   $620,304.13  62.10    1-Aug-05    11.375      N
301780          2.250    360     1-Aug-32   $799,124.35  66.67    1-Aug-05    11.500      N
301888          2.250    360     1-Jul-32   $329,292.76  62.26    1-Jul-05    11.625      N
303128          2.250    360     1-Aug-32   $361,584.77  66.42    1-Aug-05    11.250      N
303147          2.250    360     1-Aug-32   $499,399.22  79.37    1-Aug-05    11.000      N
303171          2.250    360     1-Aug-32   $378,365.50  30.43    1-Aug-05    11.250      N
303218          2.250    360     1-Aug-32   $389,552.65  55.71    1-Aug-05    11.250      N
303459          2.250    360     1-Sep-32   $450,000.00  68.70    1-Sep-05    11.625      N
303553          2.250    360     1-Aug-32   $649,150.83  41.93    1-Aug-05    10.875      N
303568          2.250    360     1-Aug-32   $428,507.92  31.78    1-Aug-05    11.250      N
303595          2.250    360     1-Aug-32   $596,315.22  64.06    1-Aug-05    11.250      N
303609          2.250    360     1-Jul-32   $305,296.48  61.20    1-Jul-05    11.250      N
303853          2.250    360     1-Aug-32   $487,427.07  54.22    1-Aug-05    11.125      N
303877          2.250    360     1-Aug-32   $493,446.45  79.87    1-Aug-05    11.375      N
303901          2.250    360     1-Aug-32   $385,577.50  66.67    1-Aug-05    11.500      N
304073          2.250    360     1-Aug-32   $359,605.95  58.06    1-Aug-05    11.500      N
304335          2.250    360     1-Aug-32   $363,562.64  66.18    1-Aug-05    11.000      N
304483          2.250    360     1-Aug-32   $381,541.01  49.61    1-Aug-05    11.000      N
304762          2.250    360     1-Aug-32   $403,568.09  76.95    1-Aug-05    11.625      N
304819          2.250    360     1-Aug-32   $333,625.73  39.76    1-Aug-05    11.375      N
304872          2.250    360     1-Aug-32   $374,050.02  45.39    1-Aug-05    11.000      N
304877          2.250    360     1-Aug-32   $567,647.67  60.20    1-Aug-05    11.625      N
305050          2.250    360     1-Jul-32   $475,903.32  15.90    1-Jul-05    11.250      N
305305          2.250    360     1-Aug-32   $424,534.81  58.62    1-Aug-05    11.500      N
305523          2.250    360     1-Aug-32   $544,374.86  48.11    1-Aug-05    11.250      N
305597          2.250    360     1-Aug-32   $399,541.18  44.94    1-Aug-05    11.250      N
305620          2.250    360     1-Aug-32   $659,277.59  74.16    1-Aug-05    11.500      N
306140          2.250    360     1-Aug-32   $307,638.40  70.00    1-Aug-05    11.125      N
306173          2.250    360     1-Aug-32   $300,470.76  57.30    1-Aug-05    11.500      N
306224          2.250    360     1-Aug-32   $363,637.63  80.00    1-Aug-05    12.000      N
306315          2.250    360     1-Aug-32   $430,039.76  70.00    1-Aug-05    11.625      N
306370          2.250    360     1-Aug-32   $375,878.33  40.68    1-Aug-05    11.375      N
306376          2.250    360     1-Sep-32   $650,000.00  65.00    1-Sep-05    11.375      N
306520          2.250    360     1-Aug-32   $467,499.67  74.29    1-Aug-05    11.625      N
306580          2.250    360     1-Aug-32   $649,305.11  63.41    1-Aug-05    11.625      N
306847          2.250    360     1-Aug-32   $998,878.45  29.94    1-Aug-05    11.375      N
306877          2.250    360     1-Aug-32   $449,518.92  69.23    1-Aug-05    11.625      N
307294          2.250    360     1-Sep-32   $494,000.00  32.93    1-Sep-05    11.500      N
307357          2.250    360     1-Jul-32   $317,268.88  67.95    1-Jul-05    11.250      N
307379          2.250    360     1-Aug-32   $603,290.87  41.48    1-Aug-05    11.125      N
307403          2.250    360     1-Aug-32   $607,302.60  43.43    1-Aug-05    11.250      N
307443          2.250    360     1-Aug-32   $454,490.15  69.47    1-Aug-05    11.375      N
307466          2.250    360     1-Aug-32   $172,810.64  46.76    1-Aug-05    11.500      N
307468          2.250    360     1-Aug-32   $648,343.75  57.02    1-Aug-05    11.250      N
307559          2.250    360     1-Aug-32   $737,192.21  49.90    1-Aug-05    11.500      N
307582          2.250    360     1-Aug-32   $404,567.03  69.83    1-Aug-05    11.625      N
307668          2.250    360     1-Aug-32   $629,277.36  64.95    1-Aug-05    11.250      N
307677          2.250    360     1-Aug-32   $429,506.77  65.15    1-Aug-05    11.250      N
307735          2.250    360     1-Aug-32   $345,103.69  32.90    1-Aug-05    11.250      N
307783          2.250    360     1-Aug-32   $377,586.25  79.58    1-Aug-05    11.500      N
307829          2.250    360     1-Aug-32   $309,644.41  46.97    1-Aug-05    11.250      N
307841          2.250    360     1-Aug-32   $529,406.11  63.86    1-Aug-05    11.375      N
307888          2.250    360     1-Aug-32   $744,145.46  64.22    1-Aug-05    11.250      N
307896          2.250    360     1-Aug-32   $499,426.48  44.90    1-Aug-05    11.250      N
307924          2.250    360     1-Aug-32   $501,853.02  67.07    1-Aug-05    11.375      N
307932          2.250    360     1-Aug-32   $359,624.13  79.12    1-Aug-05    11.750      N
308062          2.250    360     1-Aug-32   $649,288.54  32.50    1-Aug-05    11.500      N
308077          2.250    360     1-Aug-32   $555,362.24  80.00    1-Aug-05    11.250      N
308271          2.250    360     1-Aug-32   $490,449.81  67.72    1-Aug-05    11.375      N
308301          2.250    360     1-Aug-32   $699,197.07  43.75    1-Aug-05    11.250      N
308328          2.250    360     1-Jul-32   $324,768.89  55.17    1-Jul-05    11.375      N
308345          2.250    360     1-Aug-32   $461,517.64  76.36    1-Aug-05    11.750      N
308550          2.250    360     1-Aug-32   $630,276.22  79.87    1-Aug-05    11.250      N
308828          2.250    360     1-Aug-32   $472,244.92  80.00    1-Aug-05    11.125      N
308898          2.250    360     1-Aug-32   $678,253.54  70.00    1-Aug-05    11.750      N
308902          2.250    360     1-Aug-32   $323,636.94  62.91    1-Aug-05    11.375      N
308968          2.250    360     1-Aug-32   $513,410.42  66.75    1-Aug-05    11.250      N
309038          2.250    360     1-Aug-32   $397,554.02  52.72    1-Aug-05    11.375      N
309059          2.250    360     1-Aug-32   $472,418.40  67.57    1-Aug-05    10.875      N
309107          2.250    360     1-Aug-32   $338,620.13  57.95    1-Aug-05    11.375      N
309116          2.250    360     1-Aug-32   $359,587.06  52.94    1-Aug-05    11.250      N
309126          2.250    360     1-Aug-32   $499,356.38  60.61    1-Aug-05    10.625      N
309226          2.250    360     1-Aug-32   $342,641.88  57.17    1-Aug-05    11.750      N
309236          2.250    360     1-Aug-32   $469,497.54  79.66    1-Aug-05    11.625      N
309375          2.250    360     1-Aug-32   $521,415.08  68.68    1-Aug-05    11.375      N
309437          2.250    360     1-Aug-32   $394,546.92  62.70    1-Aug-05    11.250      N
309467          2.250    360     1-Aug-32   $383,569.71  69.82    1-Aug-05    11.375      N
309565          2.250    360     1-Sep-32   $439,000.00  69.74    1-Sep-05    11.375      N
309588          2.250    360     1-Jul-32   $300,042.33  59.91    1-Jul-05    11.125      N
309680          2.250    360     1-Aug-32   $596,782.07  64.25    1-Aug-05    11.000      N
309730          2.250    360     1-Aug-32   $649,064.58  69.97    1-Aug-05    11.750      N
309959          2.250    360     1-Aug-32   $445,476.37  55.75    1-Aug-05    11.125      N
310155          2.250    360     1-Aug-32   $632,273.93  69.56    1-Aug-05    11.250      N
310157          2.250    360     1-Aug-32   $998,879.45  44.44    1-Aug-05    11.375      N
310167          2.250    360     1-Aug-32   $349,607.81  67.96    1-Aug-05    11.375      N
310192          2.250    360     1-Aug-32   $492,447.57  74.92    1-Aug-05    11.375      N
310218          2.250    360     1-Sep-32   $452,000.00  67.97    1-Sep-05    11.250      N
310234          2.250    360     1-Aug-32   $397,554.02  31.71    1-Aug-05    11.375      N
310252          2.250    360     1-Sep-32   $650,000.00  54.17    1-Sep-05    11.000      N
310401          2.250    360     1-Aug-32   $469,460.89  69.63    1-Aug-05    11.250      N
310537          2.250    360     1-Aug-32   $599,311.77  47.96    1-Aug-05    11.250      N
310539          2.250    360     1-Sep-32   $530,000.00  60.23    1-Sep-05    11.125      N
310585          2.250    360     1-Aug-32   $327,605.89  43.73    1-Aug-05    11.000      N
310799          2.250    360     1-Aug-32   $563,382.67  30.00    1-Aug-05    11.500      N
310894          2.250    360     1-Aug-32   $321,148.09  60.38    1-Aug-05    11.500      N
310967          2.250    360     1-Aug-32   $581,316.70  51.05    1-Aug-05    11.125      N
311127          2.250    360     1-Sep-32   $596,000.00  80.00    1-Sep-05    10.250      N
311540          2.250    360     1-Aug-32   $489,450.93  57.99    1-Aug-05    11.375      N
311615          2.250    360     1-Sep-32   $445,000.00  78.76    1-Sep-05    10.750      N
311748          2.250    360     1-Aug-32   $498,427.63  42.65    1-Aug-05    11.250      N
311772          2.250    360     1-Sep-32   $595,000.00  68.00    1-Sep-05    11.750      N
311819          2.250    360     1-Aug-32   $645,259.01  53.83    1-Aug-05    11.250      N
312320          2.250    360     1-Sep-32   $390,000.00  60.47    1-Sep-05    11.250      N
312402          2.250    360     1-Aug-32   $384,526.60  72.64    1-Aug-05    10.875      N
312559          2.250    360     1-Aug-32   $419,518.24  70.00    1-Aug-05    11.250      N
312753          2.250    360     1-Aug-32   $359,615.13  69.90    1-Aug-05    11.625      N
312828          2.250    360     1-Aug-32   $639,266.67  64.00    1-Aug-05    11.375      N
312958          2.250    360     1-Aug-32   $352,123.15  75.00    1-Aug-05    11.625      N
312998          2.250    360     1-Aug-32   $495,417.67  56.30    1-Aug-05    11.125      N
313048          2.250    360     1-Aug-32   $527,394.36  57.08    1-Aug-05    11.250      N
313248          2.250    360     1-Aug-32   $649,321.35  76.47    1-Aug-05    11.750      N
313255          2.250    360     1-Aug-32   $569,346.18  61.96    1-Aug-05    11.250      N
313300          2.250    360     1-Aug-32   $386,414.06  69.73    1-Aug-05    11.625      N
313421          2.250    360     1-Sep-32   $339,097.00  56.23    1-Sep-05    11.125      N
313574          2.250    360     1-Aug-32   $399,562.17  55.56    1-Aug-05    11.500      N
313724          2.250    360     1-Aug-32   $489,463.66  72.06    1-Aug-05    11.500      N
313728          2.250    360     1-Aug-32   $347,137.18  73.94    1-Aug-05    11.750      N
313780          2.250    360     1-Aug-32   $504,472.74  67.33    1-Aug-05    11.750      N
313852          2.250    360     1-Aug-32   $341,598.47  61.07    1-Aug-05    11.125      N
313896          2.250    360     1-Aug-32   $422,514.80  50.36    1-Aug-05    11.250      N
313911          2.250    360     1-Aug-32   $509,428.52  79.94    1-Aug-05    11.375      N
313948          2.250    360     1-Aug-32   $649,236.87  67.71    1-Aug-05    11.125      N
313956          2.250    360     1-Aug-32   $563,353.07  68.36    1-Aug-05    11.250      N
313960          2.250    360     1-Aug-32   $540,364.84  69.36    1-Aug-05    11.125      N
314083          2.250    360     1-Aug-32   $303,659.35  57.90    1-Aug-05    11.375      N
314375          2.250    360     1-Aug-32   $309,444.65  44.26    1-Aug-05    11.250      N
314580          2.250    360     1-Aug-32   $311,658.49  46.57    1-Aug-05    11.500      N
314662          2.250    360     1-Aug-32   $300,478.42  39.06    1-Aug-05    11.625      N
315710          2.250    360     1-Aug-32   $394,557.38  20.79    1-Aug-05    11.375      N
315778          2.250    360     1-Aug-32   $323,636.94  64.16    1-Aug-05    11.375      N
315941          2.250    360     1-Aug-32   $499,412.98  34.48    1-Aug-05    11.125      N
315955          2.250    360     1-Aug-32   $704,191.34  54.23    1-Aug-05    11.250      N
316073          2.250    360     1-Aug-32   $419,540.28  80.00    1-Aug-05    11.500      N
316209          2.250    360     1-Jul-32   $558,827.85  70.00    1-Jul-05    11.750      N
316445          2.250    360     1-Aug-32   $464,514.51  42.27    1-Aug-05    11.750      N
316476          2.250    360     1-Aug-32   $374,579.79  53.57    1-Aug-05    11.375      N
316495          2.250    360     1-Aug-32   $406,554.51  52.86    1-Aug-05    11.500      N
316511          2.250    360     1-Aug-32   $359,124.65  49.93    1-Aug-05    11.750      N
316614          2.250    360     1-Aug-32   $998,852.96  45.05    1-Aug-05    11.250      N
316642          2.250    360     1-Aug-32   $400,561.08  30.61    1-Aug-05    11.500      N
316834          2.250    360     1-Aug-32   $649,204.48  56.67    1-Aug-05    11.250      N
316875          2.250    360     1-Aug-32   $649,271.64  59.09    1-Aug-05    11.375      N
317067          2.250    360     1-Aug-32   $570,329.62  23.79    1-Aug-05    11.125      N
317104          2.250    360     1-Aug-32   $416,022.26  65.08    1-Aug-05    11.250      N
317143          2.250    360     1-Aug-32   $305,657.11  54.06    1-Aug-05    11.375      N
317430          2.250    360     1-Aug-32   $610,147.02  79.84    1-Aug-05    11.625      N
317569          2.250    360     1-Aug-32   $426,521.52  70.00    1-Aug-05    11.375      N
317825          2.250    360     1-Sep-32   $398,400.00  80.00    1-Sep-05    10.000      N
317857          2.250    360     1-Aug-32   $479,436.46  37.50    1-Aug-05    11.125      N
318304          2.250    360     1-Aug-32   $437,497.59  62.35    1-Aug-05    11.250      N
318322          2.250    360     1-Aug-32   $499,465.46  71.43    1-Aug-05    11.625      N
318490          2.250    360     1-Aug-32   $313,148.71  66.00    1-Aug-05    11.375      N
318759          2.250    360     1-Aug-32   $451,493.51  63.66    1-Aug-05    11.375      N
318815          2.250    360     1-Jul-32   $372,838.81  48.26    1-Jul-05    11.250      N
319199          2.250    360     1-Aug-32   $392,538.60  77.06    1-Aug-05    11.125      N
319374          2.250    360     1-Aug-32   $334,205.21  40.85    1-Aug-05    11.750      N
319519          2.250    360     1-Jul-32   $379,204.61  59.84    1-Jul-05    11.750      N
319670          2.250    360     1-Aug-32   $995,908.72  39.88    1-Aug-05    11.500      N
319818          2.250    360     1-Aug-32   $241,735.12  52.61    1-Aug-05    11.500      N
320067          2.250    360     1-Aug-32   $437,509.20  60.00    1-Aug-05    11.375      N
320166          2.250    360     1-Sep-32   $636,000.00  61.45    1-Sep-05    11.125      N
320172          2.250    360     1-Aug-32   $303,571.39  80.00    1-Aug-05    11.250      N
320321          2.250    360     1-Aug-32   $799,144.74  64.00    1-Aug-05    11.625      N
320371          2.250    360     1-Jul-32   $323,219.78  80.00    1-Jul-05    11.000      N
320542          2.250    360     1-Aug-32   $499,412.98  43.48    1-Aug-05    11.125      N
320665          2.250    360     1-Aug-32   $822,120.15  63.31    1-Aug-05    11.625      N
320679          2.250    360     1-Aug-32   $321,645.83  70.77    1-Aug-05    11.500      N
321088          2.250    360     1-Aug-32   $118,869.75  66.11    1-Aug-05    11.500      N
321285          2.250    360     1-Aug-32   $341,634.38  65.14    1-Aug-05    11.625      N
321312          2.250    360     1-Aug-32   $379,584.07  79.17    1-Aug-05    11.500      N
321341          2.250    360     1-Sep-32   $475,000.00  51.35    1-Sep-05    11.250      N
321446          2.250    360     1-Aug-32   $499,426.48  32.26    1-Aug-05    11.250      N
321461          2.250    360     1-Aug-32   $507,916.73  67.80    1-Aug-05    11.250      N
321891          2.250    360     1-Aug-32   $447,474.02  70.00    1-Aug-05    11.125      N
322088          2.250    360     1-Aug-32   $428,552.10  60.00    1-Aug-05    11.750      N
322215          2.250    360     1-Aug-32   $463,492.12  49.89    1-Aug-05    11.500      N
322235          2.250    360     1-Aug-32   $511,439.59  80.00    1-Aug-05    11.500      N
322459          2.250    360     1-Aug-32   $532,416.60  68.33    1-Aug-05    11.500      N
322600          2.250    360     1-Aug-32   $408,552.32  79.42    1-Aug-05    11.500      N
322799          2.250    360     1-Sep-32 $1,000,000.00  39.60    1-Sep-05    11.625      N
322804          2.250    360     1-Aug-32   $306,148.43  66.63    1-Aug-05    11.250      N
323186          2.250    360     1-Aug-32   $454,478.10  70.00    1-Aug-05    11.250      N
324234          2.250    360     1-Aug-32   $636,286.21  56.62    1-Aug-05    11.375      N
324341          2.250    360     1-Aug-32   $572,047.19  47.75    1-Aug-05    11.125      N
324783          2.250    360     1-Aug-32   $647,955.91  64.87    38565.00    11.250      N
324820          2.250    360     1-Sep-32   $586,000.00  65.11    38596.00    10.750      N
324887          2.250    360     1-Aug-32   $328,331.67  60.87    38565.00    11.375      N
325108          2.250    360     1-Aug-32   $349,634.57  45.81    38565.00    11.750      N
325156          2.250    360     1-Aug-32   $470,484.46  60.85    38565.00    11.500      N
325184          2.250    360     1-Aug-32   $488,925.30  69.93    38565.00    11.125      N
325342          2.250    360     1-Sep-32   $459,200.00  80.00    38596.00    11.375      N
325540          2.250    360     1-Aug-32   $499,439.72  56.18    38565.00    11.375      N
325646          2.250    360     1-Aug-32   $614,261.04  69.97    38565.00    11.000      N
326078          2.250    360     1-Aug-32   $384,526.60  44.77    38565.00    10.875      N
326106          2.250    360     1-Aug-32   $497,428.77  53.84    38565.00    11.250      N
326336          2.250    360     1-Aug-32   $438,519.48  79.10    38565.00    11.500      N
326369          2.250    360     1-Sep-32   $380,000.00  74.51    38596.00    11.625      N
326370          2.250    360     1-Sep-32   $462,000.00  60.31    38596.00    11.250      N
326438          2.250    360     1-Aug-32   $572,327.27  64.38    38565.00    11.125      N
326452          2.250    360     1-Sep-32   $710,000.00  62.83    38596.00    11.000      N
326486          2.250    360     1-Aug-32   $494,483.19  43.04    38565.00    11.750      N
326491          2.250    360     1-Aug-32   $381,800.00  62.95    38565.00    11.625      N
326544          2.250    360     1-Aug-32   $373,571.00  66.79    38565.00    11.250      N
326684          2.250    360     1-Aug-32   $609,267.05  53.04    38565.00    11.000      N
326865          2.250    360     1-Aug-32   $461,006.62  67.87    38565.00    11.625      N
327154          2.250    360     1-Aug-32   $503,421.89  80.00    38565.00    11.250      N
327242          2.250    360     1-Aug-32   $500,451.62  69.58    38565.00    11.500      N
327334          2.250    360     1-Sep-32   $355,200.00  62.87    38596.00    11.750      N
327357          2.250    360     1-Aug-32   $514,395.37  48.86    38565.00    11.125      N
327376          2.250    360     1-Aug-32   $998,880.99  63.49    38565.00    11.625      N
327583          2.250    360     1-Aug-32   $549,397.99  64.71    38565.00    11.500      N
328025          2.250    360     1-Aug-32   $354,446.79  89.92    38565.00    12.000      N         12
328222          2.250    360     1-Aug-32   $624,283.10  39.06    38565.00    11.250      N
328285          2.250    360     1-Aug-32   $395,986.13  79.76    38565.00    11.750      N
328571          2.250    360     1-Sep-32   $500,000.00  78.74    38596.00    11.000      N
328704          2.250    360     1-Aug-32   $385,567.47  51.47    38565.00    11.375      N
328730          2.250    360     1-Aug-32   $384,547.99  77.00    38565.00    11.125      N
329063          2.250    360     1-Aug-32   $699,197.07  59.37    38565.00    11.250      N
329068          2.250    360     1-Aug-32   $343,605.41  51.34    38565.00    11.250      N
329224          2.250    360     1-Aug-32   $496,402.82  53.16    38565.00    11.000      N
329225          2.250    360     1-Aug-32   $349,589.08  56.91    38565.00    11.125      N
329731          2.250    360     1-Aug-32   $394,546.92  46.47    38565.00    11.250      N
329956          2.250    360     1-Aug-32   $481,447.12  65.14    38565.00    11.250      N
329976          2.250    360     1-Aug-32   $572,357.92  61.09    38565.00    11.375      N
330198          2.250    360     1-Aug-32   $328,622.62  53.93    38565.00    11.250      N
330210          2.250    360     1-Aug-32   $599,279.07  63.16    38565.00    11.000      N
330635          2.250    360     1-Aug-32   $474,467.73  54.29    38565.00    11.375      N
330679          2.250    360     1-Aug-32   $350,606.69  42.29    38565.00    11.375      N
330945          2.250    360     1-Aug-32   $339,610.00  51.52    38565.00    11.250      N
331022          2.250    360     1-Aug-32   $628,278.51  65.66    38565.00    11.250      N
331303          2.250    360     1-Jul-32   $309,319.81  48.44    38534.00    11.500      N
331646          2.250    360     1-Aug-32   $499,426.48  31.75    38565.00    11.250      N
331968          2.250    360     1-Aug-32   $728,183.11  49.59    38565.00    11.375      N
332336          2.250    360     1-Aug-32   $312,465.59  44.69    38565.00    11.625      N
332390          2.250    360     1-Aug-32   $341,616.77  24.87    38565.00    11.375      N
332459          2.250    360     1-Aug-32   $998,825.96  62.50    38565.00    11.125      N
332566          2.250    360     1-Aug-32   $631,291.81  55.83    38565.00    11.375      N
332588          2.250    360     1-Aug-32   $595,362.83  56.76    38565.00    11.625      N
332762          2.250    360     1-Sep-32   $323,000.00  45.82    38596.00    11.250      N
332805          2.250    360     1-Aug-32   $539,408.93  46.96    38565.00    11.500      N
332850          2.250    360     1-Aug-32   $544,360.14  56.19    38565.00    11.125      N
332855          2.250    360     1-Aug-32   $484,412.98  53.19    38565.00    11.125      N
332902          2.250    360     1-Aug-32   $603,290.87  54.91    38565.00    11.125      N
333029          2.250    360     1-Aug-32   $437,473.72  69.52    38565.00    11.000      N
333274          2.250    360     1-Aug-32   $371,563.25  69.92    38565.00    11.125      N
333341          2.250    360     1-Aug-32   $359,587.06  48.65    38565.00    11.250      N
333348          2.250    360     1-Aug-32   $324,644.26  69.89    38565.00    11.500      N
333383          2.250    360     1-Aug-32   $314,428.09  28.74    38565.00    11.500      N
333408          2.250    360     1-Aug-32   $474,442.33  45.24    38565.00    11.125      N
333418          2.250    360     1-Aug-32   $537,368.37  79.70    38565.00    11.125      N
333446          2.250    360     1-Aug-32   $499,399.22  40.00    38565.00    11.000      N
333461          2.250    360     1-Aug-32   $393,546.92  35.11    38565.00    11.250      N
333490          2.250    360     1-Aug-32   $552,235.66  69.11    38565.00    11.000      N
333510          2.250    360     1-Aug-32   $647,203.23  68.21    38565.00    10.875      N
333525          2.250    360     1-Aug-32   $359,596.60  57.60    38565.00    11.375      N
333533          2.250    360     1-Aug-32   $405,523.34  55.24    38565.00    11.125      N
333627          2.250    360     1-Aug-32   $588,308.49  68.89    38565.00    11.125      N
333714          2.250    360     1-Aug-32   $309,668.59  43.06    38565.00    11.625      N
333736          2.250    360     1-Aug-32   $527,408.35  75.97    38565.00    11.375      N
333767          2.250    360     1-Aug-32   $948,884.66  55.88    38565.00    11.125      N
333987          2.250    360     1-Aug-32   $389,542.12  65.00    38565.00    11.125      N
333992          2.250    360     1-Aug-32   $559,342.54  74.67    38565.00    11.125      N
334088          2.250    360     1-Jul-32   $518,594.28  76.47    38534.00    11.500      N
334241          2.250    360     1-Aug-32   $423,524.89  80.00    38565.00    11.375      N
334372          2.250    360     1-Aug-32   $435,499.89  79.27    38565.00    11.250      N
334374          2.250    360     1-Aug-32   $349,598.53  69.31    38565.00    11.250      N
334408          2.250    360     1-Aug-32   $425,023.21  79.53    38565.00    11.375      N
334414          2.250    360     1-Aug-32   $529,377.75  66.25    38565.00    11.125      N
334662          2.250    360     1-Aug-32   $353,612.52  60.51    38565.00    11.500      N
334794          2.250    360     1-Aug-32   $881,963.33  23.24    38565.00    11.125      N
334808          2.250    360     1-Aug-32   $326,624.92  52.40    38565.00    11.250      N
335271          2.250    360     1-Aug-32   $398,949.60  85.00    38565.00    10.250      N         11
335332          2.250    360     1-Aug-32   $564,381.57  79.02    38565.00    11.500      N
335341          2.250    360     1-Aug-32   $429,994.57  70.00    38565.00    11.125      N
335537          2.250    360     1-Aug-32   $518,361.84  51.90    38565.00    10.875      N
335683          2.250    360     1-Aug-32   $399,541.18  51.95    38565.00    11.250      N
335741          2.250    360     1-Aug-32   $449,471.67  50.00    38565.00    11.125      N
335906          2.250    360     1-Aug-32   $493,295.55  66.35    38565.00    11.250      N
335990          2.250    360     1-Aug-32   $596,282.67  45.92    38565.00    11.000      N
336125          2.250    360     1-Aug-32   $488,425.89  44.45    38565.00    11.125      N
336168          2.250    360     1-Aug-32   $622,216.17  55.23    38565.00    10.750      N
336184          2.250    360     1-Aug-32   $496,429.92  69.51    38565.00    11.250      N
336311          2.250    360     1-Sep-32   $577,000.00  69.94    38596.00    11.250      N
336381          2.250    360     1-Aug-32   $412,426.39  60.72    38565.00    11.250      N
336444          2.250    360     1-Aug-32   $549,339.15  59.46    38565.00    11.000      N
336549          2.250    360     1-Sep-32   $618,000.00  69.44    38596.00    11.000      N
336744          2.250    360     1-Aug-32   $644,826.25  56.17    38565.00    11.250      N
336766          2.250    360     1-Aug-32   $430,979.79  57.11    38565.00    11.125      N
336783          2.250    360     1-Aug-32   $998,930.93  64.52    38565.00    11.625      N
336873          2.250    360     1-Aug-32   $391,539.78  80.00    38565.00    11.125      N
336915          2.250    360     1-Aug-32   $419,495.34  66.67    38565.00    11.000      N
336942          2.250    360     1-Aug-32   $750,901.53  37.60    38565.00    11.250      N
336976          2.250    360     1-Aug-32   $405,534.30  70.00    38565.00    11.250      N
337045          2.250    360     1-Aug-32   $549,718.72  78.62    38565.00    11.250      N
337085          2.250    360     1-Aug-32   $319,632.94  61.90    38565.00    11.250      N
337115          2.250    360     1-Aug-32   $475,441.16  69.49    38565.00    11.125      N
337221          2.250    360     1-Aug-32   $390,062.42  79.69    38565.00    11.375      N
337305          2.250    360     1-Aug-32   $341,607.71  52.62    38565.00    11.250      N
337381          2.250    360     1-Sep-32   $479,500.00  43.59    38596.00    11.250      N
337490          2.250    360     1-Aug-32   $649,271.64  67.71    38565.00    11.375      N
337538          2.250    360     1-Aug-32   $349,598.53  60.34    38565.00    11.250      N
337557          2.250    360     1-Aug-32   $608,914.58  66.67    38565.00    10.750      N
337608          2.250    360     1-Aug-32   $485,268.26  39.82    38565.00    11.500      N
337664          2.250    360     1-Aug-32   $469,460.89  69.12    38565.00    11.250      N
337672          2.250    360     1-Aug-32   $370,603.37  69.35    38565.00    11.625      N
337687          2.250    360     1-Aug-32   $399,572.37  53.33    38565.00    11.625      N
337690          2.250    360     1-Aug-32   $300,462.93  40.38    38565.00    11.375      N
337830          2.250    360     1-Aug-32   $513,002.29  74.99    38565.00    11.375      N
337913          2.250    360     1-Sep-32   $580,000.00  50.43    38596.00    11.250      N
338132          2.250    360     1-Aug-32   $769,196.06  68.44    38565.00    11.750      N
338148          2.250    360     1-Aug-32   $913,900.58  61.00    38565.00    11.000      N
338193          2.250    360     1-Aug-32   $431,492.81  69.34    38565.00    11.125      N
338224          2.250    360     1-Aug-32   $408,530.86  28.21    38565.00    11.250      N
338242          2.250    360     1-Aug-32   $334,650.24  53.17    38565.00    11.750      N
338289          2.250    360     1-Aug-32   $580,348.96  69.58    38565.00    11.375      N
338315          2.250    360     1-Aug-32   $649,271.64  67.71    38565.00    11.375      N
338375          2.250    360     1-Aug-32   $455,489.03  80.00    38565.00    11.375      N
338622          2.250    360     1-Aug-32   $367,587.63  62.37    38565.00    11.375      N
338645          2.250    360     1-Aug-32   $561,926.51  75.00    38565.00    11.875      N
338981          2.250    360     1-Jul-32   $369,667.82  42.34    38534.00    11.375      N
339066          2.250    360     1-Aug-32   $369,575.59  69.81    38565.00    11.250      N
339574          2.250    360     1-Aug-32   $629,310.42  68.48    38565.00    11.500      N
339682          2.250    360     1-Jul-32   $331,305.09  79.05    38534.00    11.750      N
339891          2.250    360     1-Aug-32   $544,430.98  49.55    38565.00    11.750      N
340021          2.250    360     1-Aug-32   $434,534.95  73.98    38565.00    11.625      N
340112          2.250    360     1-Sep-32   $570,000.00  72.15    38596.00    11.375      N
340156          2.250    360     1-Aug-32   $988,890.66  33.00    38565.00    11.375      N
340180          2.250    360     1-Aug-32   $324,618.43  61.32    38565.00    11.125      N
340289          2.250    360     1-Aug-32   $649,271.65  51.18    38565.00    11.375      N
340290          2.250    360     1-Aug-32   $396,344.85  62.00    38565.00    11.250      N
340560          2.250    360     1-Aug-32   $376,557.38  67.32    38565.00    11.125      N
340624          2.250    360     1-Aug-32   $447,497.99  68.92    38565.00    11.375      N
340702          2.250    360     1-Aug-32   $369,575.59  47.44    38565.00    11.250      N
340942          2.250    360     1-Aug-32   $614,294.57  64.06    38565.00    11.250      N
341023          2.250    360     1-Aug-32   $889,002.71  57.42    38565.00    11.375      N
341097          2.250    360     1-Aug-32   $736,673.60  25.43    38565.00    11.375      N
341128          2.250    360     1-Aug-32   $302,668.34  64.47    38565.00    11.500      N
341409          2.250    360     1-Aug-32   $455,976.38  55.00    38565.00    11.250      N
341841          2.250    360     1-Aug-32   $347,581.86  34.12    38565.00    11.000      N
341927          2.250    360     1-Aug-32   $415,511.60  79.24    38565.00    11.125      N
342016          2.250    360     1-Aug-32   $337,130.58  75.00    38565.00    11.500      N
342038          2.250    360     1-Sep-32   $460,000.00  67.65    38596.00    11.000      N
342240          2.250    360     1-Aug-32   $611,281.48  69.15    38565.00    11.125      N
342320          2.250    360     1-Aug-32   $547,341.54  56.99    38565.00    11.000      N
342384          2.250    360     1-Aug-32   $384,588.41  55.00    38565.00    11.625      N
342707          2.250    360     1-Aug-32   $559,311.43  45.86    38565.00    10.875      N
343006          2.250    360     1-Sep-32   $350,000.00  60.34    38596.00    11.375      N
343141          2.250    360     1-Aug-32   $863,960.66  69.20    38565.00    11.000      N
343710          2.250    360     1-Aug-32   $549,412.02  64.71    38565.00    11.625      N
343729          2.250    360     1-Aug-32   $629,277.36  70.00    38565.00    11.250      N
344190          2.250    360     1-Aug-32   $421,548.85  74.69    38565.00    11.625      N
344404          2.250    360     1-Aug-32   $349,404.17  43.70    38565.00    11.500      N
344422          2.250    360     1-Aug-32   $463,455.25  58.00    38565.00    11.125      N
344430          2.250    360     1-Aug-32   $424,501.03  38.64    38565.00    11.125      N
344462          2.250    360     1-Aug-32   $499,412.98  69.93    38565.00    11.125      N
344638          2.250    360     1-Aug-32   $649,236.87  41.67    38565.00    11.125      N
344781          2.250    360     1-Aug-32   $749,179.08  25.00    38565.00    11.500      N
344815          2.250    360     1-Aug-32   $396,522.98  61.08    38565.00    11.000      N
345055          2.250    360     1-Aug-32   $339,591.47  52.31    38565.00    11.000      N
345155          2.250    360     1-Sep-32   $340,000.00  59.65    38596.00    11.625      N
345163          2.250    360     1-Aug-32   $330,620.33  66.20    38565.00    11.250      N
345278          2.250    360     1-Aug-32   $317,635.24  60.00    38565.00    11.250      N
345383          2.250    360     1-Aug-32   $646,240.39  77.49    38565.00    11.125      N
345467          2.250    360     1-Aug-32   $881,011.68  35.28    38565.00    11.375      N
345468          2.250    360     1-Aug-32   $439,506.95  78.57    38565.00    11.375      N
345530          2.250    360     1-Aug-32   $488,976.69  44.50    38565.00    11.625      N
345639          2.250    360     1-Aug-32   $499,426.48  68.49    38565.00    11.250      N
345693          2.250    360     1-Aug-32   $589,338.87  79.73    38565.00    11.375      N
346142          2.250    360     1-Aug-32   $459,459.93  65.71    38565.00    11.125      N
346348          2.250    360     1-Aug-32   $535,413.32  79.41    38565.00    11.500      N
346414          2.250    360     1-Aug-32   $534,386.34  76.43    38565.00    11.250      N
346458          2.250    360     1-Aug-32   $395,945.31  37.75    38565.00    11.250      N
346520          2.250    360     1-Aug-32   $449,483.83  22.50    38565.00    11.250      N
346613          2.250    360     1-Aug-32   $562,822.55  80.00    38565.00    11.500      N
346716          2.250    360     1-Aug-32   $455,861.14  48.04    38565.00    11.625      N
346728          2.250    360     1-Aug-32   $316,145.35  68.80    38565.00    11.375      N
346813          2.250    360     1-Aug-32   $724,108.55  46.77    38565.00    10.875      N
346944          2.250    360     1-Aug-32   $499,370.93  37.04    38565.00    10.750      N
347016          2.250    360     1-Aug-32   $520,402.39  64.32    38565.00    11.250      N
347069          2.250    360     1-Aug-32   $446,087.73  42.94    38565.00    11.250      N
347134          2.250    360     1-Sep-32   $648,000.00  68.21    38596.00    11.000      N
347235          2.250    360     1-Aug-32   $448,519.99  73.61    38565.00    11.625      N
347342          2.250    360     1-Aug-32   $706,207.77  50.50    38565.00    11.375      N
347409          2.250    360     1-Aug-32   $309,636.05  38.99    38565.00    11.125      N
347445          2.250    360     1-Aug-32   $499,412.99  29.50    38565.00    11.125      N
347707          2.250    360     1-Aug-32   $479,423.25  63.58    38565.00    11.000      N
347802          2.250    360     1-Aug-32   $647,720.79  44.72    38565.00    11.000      N
347925          2.250    360     1-Aug-32   $649,236.87  79.17    38565.00    11.125      N
347942          2.250    360     1-Sep-32   $384,000.00  80.00    38596.00    11.375      N
348048          2.250    360     1-Aug-32   $705,227.24  54.31    38565.00    11.500      N
348124          2.250    360     1-Aug-32   $649,288.54  30.95    38565.00    11.500      N
348138          2.250    360     1-Sep-32   $433,000.00  69.84    38596.00    11.000      N
348265          2.250    360     1-Aug-32   $524,383.63  31.82    38565.00    11.125      N
348282          2.250    360     1-Aug-32   $369,575.59  47.44    38565.00    11.250      N
348475          2.250    360     1-Aug-32   $319,632.94  59.26    38565.00    11.250      N
348506          2.250    360     1-Aug-32   $455,512.50  80.00    38565.00    11.625      N
349093          2.250    360     1-Aug-32   $493,433.36  57.34    38565.00    11.250      N
349268          2.250    360     1-Aug-32   $739,090.10  68.84    38565.00    10.875      N
349303          2.250    360     1-Jul-32   $466,898.76  80.00    38534.00    11.125      N
349501          2.250    360     1-Aug-32   $983,946.97  67.93    38565.00    11.625      N
349550          2.250    360     1-Aug-32   $615,276.79  56.00    38565.00    11.125      N
349558          2.250    360     1-Aug-32   $499,465.46  72.46    38565.00    11.625      N
350056          2.250    360     1-Aug-32   $373,571.00  69.91    38565.00    11.250      N
350077          2.250    360     1-Aug-32   $645,059.24  64.26    38565.00    11.250      N
350361          2.250    360     1-Aug-32   $337,139.18  70.31    38565.00    11.625      N
350379          2.250    360     1-Aug-32   $399,530.38  68.97    38565.00    11.125      N
350412          2.250    360     1-Aug-32   $399,519.38  33.33    38565.00    11.000      N
350426          2.250    360     1-Aug-32   $348,599.68  64.63    38565.00    11.250      N
350676          2.250    360     1-Sep-32   $426,000.00  80.00    38596.00    11.375      N
350867          2.250    360     1-Jul-32   $346,476.04  41.77    38534.00    11.125      N
350904          2.250    360     1-Aug-32   $385,557.24  68.93    38565.00    11.250      N
351165          2.250    360     1-Aug-32   $374,579.79  68.18    38565.00    11.375      N
351572          2.250    360     1-Aug-32   $499,439.72  68.40    38565.00    11.375      N
351633          2.250    360     1-Aug-32   $432,479.73  66.11    38565.00    11.000      N
351765          2.250    360     1-Aug-32   $546,401.27  59.14    38565.00    11.500      N
351880          2.250    360     1-Sep-32   $447,900.00  69.98    38596.00    11.125      N
351900          2.250    360     1-Aug-32   $464,502.88  43.26    38565.00    11.625      N
351917          2.250    360     1-Aug-32   $373,580.91  64.48    38565.00    11.375      N
351950          2.250    360     1-Aug-32   $381,476.78  58.92    38565.00    11.250      N
351977          2.250    360     1-Aug-32   $519,375.19  67.53    38565.00    11.000      N
352192          2.250    360     1-Aug-32   $359,615.13  69.90    38565.00    11.625      N
352251          2.250    360     1-Aug-32   $557,344.88  73.42    38565.00    11.125      N
352318          2.250    360     1-Aug-32   $319,641.42  74.94    38565.00    11.375      N
352378          2.250    360     1-Sep-32   $325,000.00  51.59    38596.00    11.000      N
352474          2.250    360     1-Aug-32   $623,832.36  48.98    38565.00    11.625      N
352557          2.250    360     1-Sep-32   $400,000.00  67.80    38596.00    11.125      N
352790          2.250    360     1-Aug-32   $587,371.39  73.50    38565.00    11.625      N
352920          2.250    360     1-Aug-32   $888,930.61  57.61    38565.00    11.000      N
352924          2.250    360     1-Aug-32   $540,707.51  68.52    38565.00    11.500      N
353399          2.250    360     1-Aug-32   $398,563.27  57.00    38565.00    11.500      N
353806          2.250    360     1-Aug-32   $149,783.26  49.31    38565.00    11.500      N
354416          2.250    360     1-Sep-32   $650,000.00  69.52    38596.00    11.500      N
354728          2.250    360     1-Aug-32   $399,519.38  47.90    38565.00    11.000      N
355302          2.250    360     1-Aug-32   $385,057.81  52.45    38565.00    11.250      N
355338          2.250    360     1-Aug-32   $340,418.11  80.00    38565.00    11.375      N
355403          2.250    360     1-Aug-32   $499,426.48  65.88    38565.00    11.250      N
355546          2.250    360     1-Aug-32   $355,619.41  74.95    38565.00    11.625      N
355822          2.250    360     1-Aug-32   $769,031.23  70.00    38565.00    10.750      N
355899          2.250    360     1-Aug-32   $779,018.65  65.00    38565.00    10.750      N
356268          2.250    360     1-Aug-32   $339,610.00  67.33    38565.00    11.250      N
356288          2.250    360     1-Aug-32   $649,271.64  65.00    38565.00    11.375      N
356339          2.250    360     1-Aug-32   $451,493.51  80.00    38565.00    11.375      N
356437          2.250    360     1-Aug-32   $439,506.95  80.00    38565.00    11.375      N
356459          2.250    360     1-Aug-32   $479,462.13  62.34    38565.00    11.375      N
356490          2.250    360     1-Aug-32   $535,399.38  80.00    38565.00    11.375      N
356530          2.250    360     1-Aug-32   $525,011.04  80.00    38565.00    11.375      N
356595          2.250    360     1-Aug-32   $509,428.52  65.38    38565.00    11.375      N
356692          2.250    360     1-Aug-32   $398,531.55  70.00    38565.00    11.125      N
356942          2.250    360     1-Aug-32   $362,412.14  54.15    38565.00    11.625      N
357601          2.250    360     1-Aug-32   $557,389.23  75.41    38565.00    11.500      N
357853          2.250    360     1-Aug-32   $607,269.45  72.38    38565.00    11.000      N
358543          2.250    360     1-Sep-32   $316,000.00  78.02    38596.00    11.625      N
358813          2.250    360     1-Aug-32   $351,087.32  69.19    38565.00    11.125      N
359350          2.250    360     1-Aug-32   $629,277.36  19.09    38565.00    11.250      N
359529          2.250    360     1-Aug-32   $484,456.53  57.53    38565.00    11.375      N
359560          2.250    360     1-Aug-32   $300,662.71  65.43    38565.00    11.375      N
361427          2.250    360     1-Aug-32   $399,562.17  80.00    38565.00    11.500      N
361690          2.250    360     1-Aug-32   $364,609.79  60.83    38565.00    11.625      N
362185          2.250    360     1-Aug-32   $351,567.18  50.29    38565.00    10.875      N
362461          2.250    360     1-Aug-32   $489,476.16  61.64    38565.00    11.625      N
362828          2.250    360     1-Aug-32   $507,389.61  55.82    38565.00    11.000      N
362929          2.250    360     1-Aug-32   $339,619.01  35.42    38565.00    11.375      N
363273          2.250    360     1-Aug-32   $399,572.37  46.78    38565.00    11.625      N
363398          2.250    360     1-Aug-32   $306,996.45  95.00    38565.00    11.625      N         11
363829          2.250    360     1-Aug-32   $629,277.36  70.00    38565.00    11.250      N
363968          2.250    360     1-Aug-32   $431,538.16  80.00    38565.00    11.625      N
364176          2.250    360     1-Aug-32   $543,418.42  73.51    38565.00    11.625      N
364423          2.250    360     1-Sep-32   $650,000.00  59.96    38596.00    11.000      N
364519          2.250    360     1-Aug-32   $351,496.24  80.00    38565.00    11.250      N
364522          2.250    360     1-Aug-32   $529,433.40  63.86    38565.00    11.625      N
364704          2.250    360     1-Aug-32   $445,500.23  69.69    38565.00    11.375      N
365088          2.250    360     1-Aug-32   $330,217.08  79.95    38565.00    11.500      N
365282          2.250    360     1-Aug-32   $811,589.55  65.00    38565.00    11.375      N
365369          2.250    360     1-Aug-32   $496,456.00  78.89    38565.00    11.500      N
365943          2.250    360     1-Sep-32   $417,000.00  67.80    38596.00    11.250      N
367298          2.250    360     1-Aug-32   $925,936.70  24.39    38565.00    11.250      N
367857          2.250    360     1-Aug-32   $320,631.80  66.88    38565.00    11.250      N
368413          2.250    360     1-Sep-32   $925,000.00  61.67    38596.00    11.000      N
368892          2.250    360     1-Aug-32   $509,441.77  52.58    38565.00    11.500      N
369539          2.250    360     1-Aug-32   $324,627.21  40.63    38565.00    11.250      N
369935          2.250    360     1-Sep-32   $380,000.00  80.00    38596.00    11.000      N
370408          2.250    360     1-Aug-32   $549,354.28  77.46    38565.00    11.125      N
370427          2.250    360     1-Aug-32   $390,151.97  64.03    38565.00    11.250      N
370846          2.250    360     1-Aug-32   $600,326.55  54.64    38565.00    11.38       N
370931          2.250    360     1-Aug-32   $399,562.17  30.77    38565.00    11.50       N
370956          2.250    360     1-Sep-32   $427,000.00  39.45    38596.00    11.13       N
371520          2.250    360     1-Sep-32   $460,000.00  56.10    38596.00    11.00       N
371821          2.250    360     1-Aug-32   $439,970.72  69.92    38565.00    11.00       N
371894          2.250    360     1-Aug-32   $495,444.21  62.78    38565.00    11.38       N
371961          2.250    360     1-Aug-32   $357,608.14  67.55    38565.00    11.50       N
372066          2.250    360     1-Aug-32   $449,459.30  32.14    38565.00    11.00       N
372100          2.250    360     1-Aug-32   $419,506.90  52.83    38565.00    11.13       N
372155          2.250    360     1-Aug-32   $439,471.31  69.18    38565.00    11.00       N
372555          2.250    360     1-Jul-32   $450,936.41  77.93    38534.00    11.13       N
372741          2.250    360     1-Aug-32   $499,426.48  48.78    38565.00    11.25       N
372743          2.250    360     1-Aug-32   $393,548.06  52.53    38565.00    11.25       N
373108          2.250    360     1-Aug-32   $411,527.42  54.57    38565.00    11.25       N
373165          2.250    360     1-Aug-32   $456,974.65  61.07    38565.00    11.25       N
373181          2.250    360     1-Aug-32   $415,522.83  80.00    38565.00    11.25       N
373246          2.250    360     1-Aug-32   $339,600.82  69.39    38565.00    11.13       N
373286          2.250    360     1-Aug-32   $359,577.34  51.43    38565.00    11.13       N
373547          2.250    360     1-Aug-32   $300,654.74  62.06    38565.00    11.25       N
373553          2.250    360     1-Aug-32   $520,929.19  69.53    38565.00    11.50       N
373627          2.250    360     1-Sep-32   $550,000.00  40.74    38596.00    11.38       N
374247          2.250    360     1-Sep-32   $437,000.00  69.92    38596.00    11.25       N
374252          2.250    360     1-Aug-32   $329,521.58  46.46    38565.00    11.25       N
374274          2.250    360     1-Aug-32   $417,542.47  77.41    38565.00    11.50       N
374370          2.250    360     1-Aug-32   $643,243.92  58.55    38565.00    11.13       N
374551          2.250    360     1-Aug-32   $649,221.69  61.90    38565.00    11.38       N
374623          2.250    360     1-Aug-32   $995,882.81  64.74    38565.00    11.38       N
375375          2.250    360     1-Aug-32   $478,475.71  79.83    38565.00    11.50       N
375848          2.250    360     1-Sep-32   $409,000.00  63.71    38596.00    11.38       N
376484          2.250    360     1-Aug-32   $749,159.59  57.69    38565.00    11.38       N
376492          2.250    360     1-Aug-32   $844,096.64  27.26    38565.00    11.63       N
376630          2.250    360     1-Aug-32   $539,166.25  66.48    38565.00    11.13       N
376725          2.250    360     1-Sep-32   $497,000.00  45.18    38596.00    11.25       N
377216          2.250    360     1-Aug-32   $527,864.97  70.00    38565.00    11.00       N
377230          2.250    360     1-Aug-32   $428,530.43  69.76    38565.00    11.50       N
377438          2.250    360     1-Aug-32   $429,571.93  37.39    38565.00    12.00       N
377519          2.250    360     1-Sep-32   $750,000.00  75.00    38596.00    11.38       N
377631          2.250    360     1-Aug-32   $439,529.61  68.75    38565.00    11.63       N
377698          2.250    360     1-Aug-32   $440,933.75  68.00    38565.00    11.25       N
377760          2.250    360     1-Aug-32   $329,638.79  69.47    38565.00    11.50       N
377782          2.250    360     1-Aug-32   $441,516.20  77.54    38565.00    11.50       N
377836          2.250    360     1-Aug-32   $341,825.11  79.84    38565.00    11.50       N
377980          2.250    360     1-Sep-32   $441,000.00  56.54    38596.00    11.50       N
378004          2.250    360     1-Aug-32   $341,607.71  45.00    38565.00    11.25       N
378025          2.250    360     1-Aug-32   $393,537.43  69.98    38565.00    11.13       N
378041          2.250    360     1-Aug-32   $453,503.06  69.85    38565.00    11.50       N
378327          2.250    360     1-Aug-32   $599,311.77  22.22    38565.00    11.25       N
378537          2.250    360     1-Aug-32   $513,909.85  66.82    38565.00    11.25       N
378608          2.250    360     1-Aug-32   $549,339.15  49.11    38565.00    11.00       N
378735          2.250    360     1-Aug-32   $597,001.50  79.87    38565.00    11.38       N
378900          2.250    360     1-Aug-32   $337,630.04  46.30    38565.00    11.50       N
378982          2.250    360     1-Aug-32   $543,390.42  77.71    38565.00    11.38       N
379063          2.250    360     1-Aug-32   $471,146.20  67.39    38565.00    11.13       N
379084          2.250    360     1-Aug-32   $388,564.11  50.52    38565.00    11.38       N
379268          2.250    360     1-Aug-32   $998,905.44  73.53    38565.00    11.50       N
379753          2.250    360     1-Aug-32   $649,163.30  61.03    38565.00    10.63       N
380320          2.250    360     1-Aug-32   $399,519.38  53.33    38565.00    11.00       N
380525          2.250    360     1-Aug-32   $772,071.19  57.26    38565.00    11.00       N
380590          2.250    360     1-Aug-32   $369,555.43  39.78    38565.00    11.00       N
380796          2.250    360     1-Aug-32   $352,395.32  50.04    38565.00    11.25       N
381324          2.250    360     1-Aug-32   $235,741.68  30.45    38565.00    11.50       N
381473          2.250    360     1-Aug-32   $506,418.45  6.72     38565.00    11.25       N
381679          2.250    360     1-Aug-32   $479,474.61  63.16    38565.00    11.50       N
381893          2.250    360     1-Aug-32   $343,501.98  49.57    38565.00    11.25       N
381906          2.250    360     1-Aug-32   $359,577.34  49.32    38565.00    11.13       N
382253          2.250    360     1-Aug-32   $533,373.05  79.70    38565.00    11.13       N
382315          2.250    360     1-Aug-32   $649,100.90  63.10    38565.00    10.88       N
382386          2.250    360     1-Aug-32   $358,588.21  79.78    38565.00    11.25       N
382578          2.250    360     1-Aug-32   $343,196.60  37.76    38565.00    11.13       N
382596          2.250    360     1-Aug-32   $594,601.09  72.16    38565.00    11.13       N
383115          2.250    360     1-Aug-32   $463,467.77  79.32    38565.00    11.25       N
383527          2.250    360     1-Aug-32   $998,852.96  43.48    38565.00    11.25       N
383599          2.250    360     1-Aug-32   $399,530.38  54.79    38565.00    11.13       N
383665          2.250    360     1-Aug-32   $506,418.45  69.93    38565.00    11.25       N
383933          2.250    360     1-Sep-32   $805,000.00  70.00    38596.00    11.13       N
385656          2.250    360     1-Aug-32   $592,319.81  51.57    38565.00    11.25       N
385870          2.250    360     1-Aug-32   $599,402.69  47.06    38565.00    12.00       N
386449          2.250    360     1-Jul-32   $648,573.82  56.52    38534.00    11.50       N
386688          2.250    360     1-Aug-32   $499,326.49  80.00    38565.00    10.38       N
386817          2.250    360     1-Jul-32   $309,274.19  38.75    38534.00    11.88       N
387072          2.250    360     1-Jul-32   $351,726.57  75.00    38534.00    11.50       N
387702          2.250    360     1-Jul-32   $341,317.37  51.82    38534.00    12.00       N
388156          2.250    360     1-Jul-32   $525,872.23  79.97    38534.00    11.75       N
388194          2.250    360     1-Jul-32   $414,131.35  70.52    38534.00    11.75       N
388448          2.250    360     1-Jul-32   $317,380.26  74.82    38534.00    12.13       N
389982          2.250    360     1-Sep-32   $375,200.00  80.00    38596.00    10.25       N
390318          2.250    360     1-Jul-32   $548,875.75  79.59    38534.00    11.88       N
390389          2.250    360     1-Jun-32   $647,592.58  42.62    38504.00    10.88       N
391114          2.250    360     1-Jul-32   $997,856.87  50.00    38534.00    11.63       N
391266          2.250    360     1-Aug-32   $936,566.71  75.00    38565.00    12.00       N
391290          2.250    360     1-Jul-32   $648,573.82  40.63    38534.00    11.50       N
391294          2.250    360     1-Jun-32   $336,009.96  79.29    38504.00    12.13       N
391324          2.250    360     1-Jul-32   $482,936.13  57.62    38534.00    11.50       N
391521          2.250    360     1-Jul-32   $598,683.51  66.67    38534.00    11.50       N
391541          2.250    360     1-Jul-32   $374,233.47  78.95    38534.00    11.88       N
392874          2.250    360     1-Jul-32   $528,781.48  78.52    38534.00    11.25       N
393022          2.250    360     1-Aug-32   $591,237.96  80.00    38565.00    10.63       N
393477          2.250    360     1-Jul-32   $488,974.37  54.44    38534.00    11.75       N
393919          2.250    360     1-Aug-32   $339,627.84  35.79    38565.00    11.50       N
394040          2.250    360     1-Jun-32   $470,948.00  78.73    38504.00    11.88       N
394159          2.250    360     1-Jul-32   $641,621.94  58.45    38534.00    11.63       N
394179          2.250    360     1-Jul-32   $374,987.52  77.53    38534.00    12.00       N
395136          2.250    360     1-Jul-32   $439,121.75  68.22    38534.00    12.00       N
396232          2.250    360     1-Jul-32   $200,907.98  60.96    38534.00    11.38       N
397028          2.250    360     1-Jul-32   $748,315.41  68.18    38534.00    11.38       N
737865          2.250    360     1-Aug-32   $427,531.53  80.00    38565.00    11.50       N
738308          2.250    360     1-Jul-32   $399,080.35  37.74    38534.00    11.25       N
738333          2.250    360     1-Jun-32   $548,185.68  53.40    38504.00    11.50       N
738356          2.250    360     1-Jul-32   $349,267.39  50.00    38534.00    11.75       N
738596          2.250    360     1-Aug-32   $599,343.26  53.33    38565.00    11.50       N
738639          2.250    360     1-Jul-32   $448,967.48  69.77    38534.00    11.50       N
738649          2.250    360     1-Jul-32   $734,980.05  43.32    38534.00    12.00       N
739142          2.250    360     1-Jul-32   $648,463.10  78.98    38534.00    11.50       N
739291          2.250    360     1-Jul-32   $352,278.44  65.98    38534.00    11.88       N
739319          2.250    360     1-Jul-32   $350,227.16  90.00    38534.00    12.25       N         24
739494          2.250    360     1-Aug-32   $599,327.67  54.55    38565.00    11.38       N
739828          2.250    360     1-Jul-32   $426,106.23  67.24    38534.00    11.75       N
739981          2.250    360     1-Jul-32   $369,149.32  50.68    38534.00    11.25       N
740002          2.250    360     1-Aug-32   $469,473.34  50.54    38565.00    11.38       N
740054          2.250    360     1-Jun-32   $647,905.53  38.24    38504.00    11.63       N
740273          2.250    360     1-Jul-32   $506,936.68  69.49    38534.00    11.75       N
740378          2.250    360     1-Jul-32   $463,979.73  59.62    38534.00    11.50       N
740576          2.250    360     1-Jul-32   $556,886.22  90.00    38534.00    12.00       N         33
740732          2.250    360     1-Aug-32   $541,406.75  79.12    38565.00    11.50       N
741631          2.250    360     1-Jul-32   $843,313.37  36.74    38534.00    12.00       N
741692          2.250    360     1-Jun-32   $328,911.42  69.47    38504.00    11.50       N
741700          2.250    360     1-Jul-32   $648,702.60  67.71    38534.00    12.00       N
741772          2.250    360     1-Jun-32   $623,864.94  67.73    38504.00    11.88       N
741828          2.250    360     1-Jul-32   $512,974.06  78.96    38534.00    12.00       N
742119          2.250    360     1-Jul-32   $476,587.25  59.76    38534.00    11.13       N
742235          2.250    360     1-Jul-32   $406,584.70  47.00    38534.00    11.38       N
742994          2.250    360     1-Aug-32   $457,533.04  69.39    38565.00    11.88       N
743045          2.250    360     1-Jun-32   $486,998.51  61.06    38504.00    11.88       N
743064          2.250    360     1-Jul-32   $439,121.75  19.56    38534.00    12.00       N
743667          2.250    360     1-Jul-32   $698,534.81  56.91    38534.00    11.75       N
743727          2.250    360     1-Aug-32   $624,331.83  18.38    38565.00    11.63       N
743894          2.250    360     1-Jul-32   $370,185.98  70.00    38534.00    11.50       N
743907          2.250    360     1-Aug-32   $379,464.58  67.86    38565.00    10.13       N
744170          2.250    360     1-Jul-32   $633,603.12  70.56    38534.00    11.75       N
744206          2.250    360     1-Jul-32   $452,931.68  30.27    38534.00    11.13       N
744688          2.250    360     1-Aug-32   $311,658.49  80.00    38565.00    11.50       N
744745          2.250    360     1-Jul-32   $548,376.78  70.00    38534.00    11.88       N
745082          2.250    360     1-Aug-32   $407,303.69  70.00    38565.00    11.50       N
745086          2.250    360     1-Jul-32   $506,936.68  72.57    38534.00    11.75       N
745363          2.250    360     1-Jun-32   $449,546.73  76.44    38504.00    11.63       N
745438          2.250    360     1-Jul-32   $417,524.23  80.00    38534.00    11.75       N
745571          2.250    360     1-Jul-32   $548,875.75  69.62    38534.00    11.88       N
745764          2.250    360     1-Jun-32   $375,785.22  70.47    38504.00    11.63       N
746284          2.250    360     1-Aug-32   $988,837.69  53.80    38565.00    11.13       N
746575          2.250    360     1-Jul-32   $538,842.69  68.35    38534.00    11.63       N
746931          2.250    360     1-Jul-32   $418,301.58  80.00    38534.00    11.63       N
747379          2.250    360     1-Jun-32   $415,459.68  80.00    38504.00    10.75       N
747466          2.250    360     1-Jul-32   $468,968.76  71.31    38534.00    11.50       N
747719          2.250    360     1-Jul-32   $464,003.45  75.00    38534.00    11.63       N
747842          2.250    360     1-Jul-32   $698,427.72  70.00    38534.00    11.38       N
747979          2.250    360     1-Jul-32   $439,011.70  65.19    38534.00    11.38       N
748049          2.250    360     1-Aug-32   $890,674.40  57.93    38565.00    10.38       N
748308          2.250    360     1-Jul-32   $765,356.20  65.00    38534.00    11.63       N
748437          2.250    360     1-Jul-32   $344,859.33  80.00    38534.00    11.63       N
748524          2.250    360     1-Jul-32   $337,164.38  60.36    38534.00    11.75       N
748950          2.250    360     1-Jul-32   $548,848.77  50.00    38534.00    11.75       N
749308          2.250    360     1-Jul-32   $367,112.73  80.00    38534.00    11.50       N
749327          2.250    360     1-Jul-32   $178,510.92  66.28    38534.00    11.50       N
749585          2.250    360     1-Jul-32   $491,918.29  48.81    38534.00    11.50       N
749641          2.250    360     1-Jul-32   $598,652.33  35.93    38534.00    11.38       N
750053          2.250    360     1-Aug-32   $419,561.49  80.00    38565.00    11.75       N
750961          2.250    360     1-Sep-32   $321,176.00  62.98    38596.00    11.25       N
751128          2.250    360     1-Aug-32   $626,843.28  64.07    38565.00    11.63       N
751188          2.250    360     1-Jul-32   $518,878.97  80.00    38534.00    11.63       N
751597          2.250    360     1-Jul-32   $344,206.80  51.88    38534.00    11.25       N
751762          2.250    360     1-Aug-32   $524,411.71  18.42    38565.00    11.38       N
751807          2.250    360     1-Jul-32   $639,626.25  53.42    38534.00    11.63       N
752161          2.250    360     1-Jul-32   $409,081.41  60.97    38534.00    11.88       N
752660          2.250    360     1-Aug-32   $499,477.96  64.52    38565.00    11.75       N
752694          2.250    360     1-Jul-32   $433,513.00  65.91    38534.00    11.50       N
752995          2.250    360     1-Sep-32   $531,225.00  58.83    38596.00    11.38       N
753983          2.250    360     1-Jul-32   $997,955.92  64.52    38534.00    11.88       N
753986          2.250    360     1-Jul-32   $471,962.16  71.67    38534.00    11.50       N
754397          2.250    360     1-Aug-32   $346,387.97  95.00    38565.00    11.75       N         33
754503          2.250    360     1-Jun-32   $418,709.07  75.00    38504.00    11.88       N
754763          2.250    360     1-Jul-32   $428,964.50  57.33    38534.00    11.00       N
755172          2.250    360     1-Aug-32   $399,485.11  80.00    38565.00    10.63       N
755332          2.250    360     1-Jul-32   $586,517.51  70.00    38534.00    10.75       N
755839          2.250    360     1-Jul-32   $466,248.60  70.00    38534.00    11.63       N
756043          2.250    360     1-Jul-32   $942,926.54  63.00    38534.00    11.50       N
756548          2.250    360     1-Jul-32   $985,194.18  47.05    38534.00    11.75       N
756685          2.250    360     1-Jul-32   $534,796.07  80.00    38534.00    11.38       N
757264          2.250    360     1-Jul-32   $437,603.67  64.96    38534.00    11.88       N
757507          2.250    360     1-Jul-32   $455,949.30  69.35    38534.00    11.25       N
757553          2.250    360     1-Jul-32   $310,832.42  70.00    38534.00    11.63       N
757554          2.250    360     1-Jul-32   $483,984.83  69.29    38534.00    11.75       N
757669          2.250    360     1-Aug-32   $454,547.04  60.87    38565.00    12.00       N
757859          2.250    360     1-Aug-32   $499,279.59  66.67    38565.00    10.00       N
758637          2.250    360     1-Aug-32   $365,644.28  65.36    38565.00    12.13       N
758793          2.250    360     1-Aug-32   $648,853.42  68.01    38565.00    12.00       N
758897          2.250    360     1-Jul-32   $363,143.49  80.00    38534.00    11.13       N
758937          2.250    360     1-Jun-32   $474,392.66  70.00    38504.00    11.38       N
758963          2.250    360     1-Jul-32   $483,960.59  79.94    38534.00    11.63       N
759095          2.250    360     1-Jul-32   $608,692.68  77.22    38534.00    11.63       N
759143          2.250    360     1-Jul-32   $347,636.65  23.33    38534.00    11.63       N
760122          2.250    360     1-Jul-32   $562,819.46  80.00    38534.00    11.75       N
760377          2.250    360     1-Jul-32   $736,491.46  59.04    38534.00    11.88       N
760415          2.250    360     1-Aug-32   $480,435.28  65.89    38565.00    11.13       N
760429          2.250    360     1-Aug-32   $399,971.88  79.98    38565.00    11.63       N
760565          2.250    360     1-Aug-32   $369,512.76  84.09    38565.00    10.50       N         24
761530          2.250    360     1-Jul-32   $648,470.48  49.06    38534.00    11.13       N
761706          2.250    360     1-Aug-32   $252,729.52  74.41    38565.00    11.63       N
761927          2.250    360     1-Jun-32   $362,854.41  80.00    38504.00    11.75       N
762061          2.250    360     1-Jul-32   $314,340.68  63.64    38534.00    11.75       N
762088          2.250    360     1-Jul-32   $648,606.96  61.90    38534.00    11.63       N
762465          2.250    360     1-Jul-32   $642,952.60  47.73    38534.00    11.38       N
762560          2.250    360     1-Jul-32   $716,387.28  61.43    38534.00    11.38       N
762561          2.250    360     1-Jun-32   $468,520.81  74.60    38504.00    11.75       N
763102          2.250    360     1-Sep-32   $425,000.00  68.55    38596.00    11.13       N
763472          2.250    360     1-Jul-32   $648,639.46  69.89    38534.00    11.75       N
763881          2.250    360     1-Aug-32   $393,578.79  65.12    38565.00    11.63       N
763966          2.250    360     1-Aug-32   $787,237.37  70.00    38565.00    11.50       N
764033          2.250    360     1-Aug-32   $379,621.71  79.17    38565.00    12.00       N
764172          2.250    360     1-Aug-32   $356,599.96  52.50    38565.00    11.38       N
764251          2.250    360     1-Jul-32   $492,566.83  80.00    38534.00    11.75       N
764376          2.250    360     1-Jun-32   $500,344.03  80.00    38504.00    11.50       N
764377          2.250    360     1-Jul-32   $518,885.55  65.00    38534.00    11.63       N
764389          2.250    360     1-Jul-32   $334,247.54  51.15    38534.00    11.38       N
764476          2.250    360     1-Jul-32   $416,106.31  78.68    38534.00    11.63       N
764583          2.250    360     1-Jul-32   $995,897.29  30.77    38534.00    11.75       N
764683          2.250    360     1-Jul-32   $429,034.16  55.34    38534.00    11.38       N
764843          2.250    360     1-Jul-32   $544,802.00  70.00    38534.00    11.50       N
764896          2.250    360     1-Jul-32   $486,978.54  78.71    38534.00    11.75       N
765041          2.250    360     1-Jul-32   $426,434.13  50.28    38534.00    11.63       N
765308          2.250    360     1-Jul-32   $419,079.79  80.00    38534.00    12.00       N
765361          2.250    360     1-Aug-32   $935,045.70  67.39    38565.00    11.88       N
765645          2.250    360     1-Jun-32   $466,527.08  80.27    38504.00    11.75       N         33
765701          2.250    360     1-Jul-32   $399,122.34  80.00    38534.00    11.50       N
766277          2.250    360     1-Jul-32   $449,058.09  64.75    38534.00    11.75       N
766297          2.250    360     1-Jul-32   $300,120.48  63.32    38534.00    11.75       N
766355          2.250    360     1-Jul-32   $532,828.32  60.00    38534.00    11.50       N
766358          2.250    360     1-Jul-32   $532,509.27  62.78    38534.00    11.88       N
766367          2.250    360     1-Jul-32   $399,095.14  50.00    38534.00    11.63       N
766460          2.250    360     1-Jul-32   $554,414.41  65.36    38534.00    11.88       N
766649          2.250    360     1-Jul-32   $419,161.07  58.25    38534.00    12.00       N
766706          2.250    360     1-Aug-32   $599,358.56  20.00    38565.00    11.63       N
766965          2.250    360     1-Jul-32   $821,277.35  68.58    38534.00    11.75       N
766982          2.250    360     1-Jul-32   $449,101.80  75.00    38534.00    12.00       N
767432          2.250    360     1-Jul-32   $541,871.52  67.04    38534.00    12.00       N
768149          2.250    360     1-Aug-32   $416,532.72  33.04    38565.00    11.38       N
768163          2.250    360     1-Aug-32   $339,627.84  52.15    38565.00    11.50       N
768330          2.250    360     1-Aug-32   $487,399.96  64.21    38565.00    10.88       N
768335          2.250    360     1-Aug-32   $407,520.99  69.62    38565.00    11.13       N
768340          2.250    360     1-Aug-32   $415,522.83  46.40    38565.00    11.25       N
768662          2.250    360     1-Aug-32   $621,253.07  70.00    38565.00    11.38       N
768736          2.250    360     1-Aug-32   $489,463.66  64.47    38565.00    11.50       N
769244          2.250    360     1-Aug-32   $365,027.46  90.00    38565.00    11.88       N         33
769419          2.250    360     1-Sep-32   $485,000.00  60.19    38596.00    11.63       N
769607          2.250    360     1-Sep-32   $409,000.00  69.91    38596.00    11.00       N
769702          2.250    360     1-Aug-32   $359,596.60  36.00    38565.00    11.38       N
769705          2.250    360     1-Sep-32   $643,837.00  80.00    38596.00    10.00       N
769732          2.250    360     1-Aug-32   $459,434.39  63.89    38565.00    10.88       N
769847          2.250    360     1-Sep-32   $301,000.00  54.23    38596.00    11.50       N
769856          2.250    360     1-Aug-32   $342,633.30  62.04    38565.00    11.63       N
770092          2.250    360     1-Aug-32   $425,499.85  66.56    38565.00    11.13       N
770367          2.250    360     1-Aug-32   $346,620.19  66.73    38565.00    11.50       N
770459          2.250    360     1-Aug-32   $783,141.86  70.00    38565.00    11.50       N
770576          2.250    360     1-Aug-32   $463,216.46  28.54    38565.00    10.75       N
770618          2.250    360     1-Aug-32   $366,569.13  53.31    38565.00    11.13       N
770725          2.250    360     1-Aug-32   $339,627.84  73.12    38565.00    11.50       N
770731          2.250    360     1-Sep-32   $387,100.00  70.00    38596.00    11.13       N
771308          2.250    360     1-Aug-32   $524,425.35  70.00    38565.00    11.50       N
771361          2.250    360     1-Aug-32   $339,627.84  78.16    38565.00    11.50       N
771421          2.250    360     1-Aug-32   $582,361.87  77.73    38565.00    11.50       N
771425          2.250    360     1-Aug-32   $623,284.24  42.31    38565.00    11.25       N
771514          2.250    360     1-Aug-32   $388,564.11  76.27    38565.00    11.38       N
771542          2.250    360     1-Aug-32   $550,567.75  56.53    38565.00    11.25       N
772187          2.250    360     1-Aug-32   $549,383.69  30.99    38565.00    11.38       N
772205          2.250    360     1-Sep-32   $525,000.00  70.00    38596.00    11.63       N
772316          2.250    360     1-Sep-32   $424,000.00  80.00    38596.00    11.50       N
772357          2.250    360     1-Aug-32   $998,852.96  57.14    38565.00    11.25       N
772471          2.250    360     1-Sep-32   $313,600.00  70.00    38596.00    11.00       N
772626          2.250    360     1-Sep-32   $353,550.00  78.57    38596.00    11.00       N
772856          2.250    360     1-Aug-32   $351,337.04  75.00    38565.00    11.13       N
772964          2.250    360     1-Aug-32   $391,071.47  79.90    38565.00    11.50       N
773375          2.250    360     1-Aug-32   $948,858.52  53.22    38565.00    11.00       N
773692          2.250    360     1-Aug-32   $329,630.22  58.93    38565.00    11.38       N
773699          2.250    360     1-Aug-32   $424,512.51  70.83    38565.00    11.25       N
773700          2.250    360     1-Aug-32   $454,689.93  80.00    38565.00    11.38       N
773776          2.250    360     1-Sep-32   $440,000.00  67.18    38596.00    11.13       N
774062          2.250    360     1-Aug-32   $379,963.65  74.58    38565.00    11.50       N
774074          2.250    360     1-Aug-32   $445,476.37  23.47    38565.00    11.13       N
774139          2.250    360     1-Aug-32   $499,452.72  52.63    38565.00    11.50       N
774142          2.250    360     1-Aug-32   $339,600.82  57.63    38565.00    11.13       N
774143          2.250    360     1-Aug-32   $499,426.48  60.61    38565.00    11.25       N
774157          2.250    360     1-Aug-32   $597,297.92  66.44    38565.00    11.13       N
774289          2.250    360     1-Aug-32   $417,400.99  58.87    38565.00    11.00       N
774346          2.250    360     1-Sep-32   $398,000.00  53.78    38596.00    11.13       N
774479          2.250    360     1-Sep-32   $416,000.00  71.36    38596.00    11.00       N
774856          2.250    360     1-Sep-32   $540,000.00  65.85    38596.00    11.00       N
775500          2.250    360     1-Aug-32   $333,634.41  77.67    38565.00    11.50       N
775618          2.250    360     1-Sep-32   $368,000.00  89.76    38596.00    11.50       N         24
775678          2.250    360     1-Sep-32   $371,000.00  67.45    38596.00    11.63       N
775985          2.250    360     1-Aug-32   $446,821.81  65.30    38565.00    11.63       N
776242          2.250    360     1-Aug-32   $366,575.63  61.17    38565.00    11.25       N
776298          2.250    360     1-Aug-32   $734,116.86  52.50    38565.00    11.00       N
776577          2.250    360     1-Sep-32   $447,750.00  63.96    38596.00    11.50       N
776638          2.250    360     1-Sep-32   $307,000.00  72.41    38596.00    11.50       N
776721          2.250    360     1-Aug-32   $484,443.69  51.05    38565.00    11.25       N
776791          2.250    360     1-Sep-32   $485,000.00  51.05    38596.00    11.38       N
777022          2.250    360     1-Aug-32   $419,506.90  70.00    38565.00    11.13       N
777499          2.250    360     1-Aug-32   $448,472.85  65.55    38565.00    11.13       N
778232          2.250    360     1-Sep-32   $338,500.00  54.68    38596.00    10.88       N
778466          2.250    360     1-Sep-32   $584,500.00  70.00    38596.00    11.00       N
778569          2.250    360     1-Aug-32   $381,591.62  64.31    38565.00    11.63       N
778783          2.250    360     1-Sep-32   $500,000.00  69.83    38596.00    11.13       N
778835          2.250    360     1-Aug-32   $442,479.90  57.53    38565.00    11.13       N
778975          2.250    360     1-Aug-32   $350,597.39  56.16    38565.00    11.25       N
779030          2.250    360     1-Sep-32   $319,000.00  68.31    38596.00    11.38       N
779247          2.250    360     1-Aug-32   $424,477.42  55.92    38565.00    10.88       N
779425          2.250    360     1-Aug-32   $369,575.59  43.53    38565.00    11.25       N
779646          2.250    360     1-Aug-32   $399,519.38  63.49    38565.00    11.00       N
779715          2.250    360     1-Sep-32   $404,000.00  68.47    38596.00    11.13       N
779929          2.250    360     1-Sep-32   $335,000.00  69.07    38596.00    11.50       N
780083          2.250    360     1-Aug-32   $306,164.52  63.46    38565.00    10.50       N
780267          2.250    360     1-Aug-32   $304,666.16  78.21    38565.00    11.50       N
780546          2.250    360     1-Sep-32   $489,000.00  69.86    38596.00    11.13       N
780609          2.250    360     1-Aug-32   $409,829.37  75.94    38565.00    11.25       N
781123          2.250    360     1-Aug-32   $448,308.76  79.86    38565.00    11.50       N
781405          2.250    360     1-Sep-32   $570,000.00  60.00    38596.00    11.00       N
781417          2.250    360     1-Sep-32   $500,000.00  54.95    38596.00    11.00       N
781701          2.250    360     1-Aug-32   $616,775.03  67.12    38565.00    11.13       N
782207          2.250    360     1-Aug-32   $835,063.22  68.52    38565.00    11.38       N
782340          2.250    360     1-Aug-32   $435,511.44  67.60    38565.00    11.38       N
782809          2.250    360     1-Sep-32   $535,000.00  40.23    38596.00    11.13       N
783125          2.250    360     1-Sep-32   $906,000.00  74.88    38596.00    11.38       N
784042          2.250    360     1-Aug-32   $439,471.31  22.00    38565.00    11.00       N
785260          2.250    360     1-Aug-32   $517,020.01  80.00    38565.00    11.38       N
785585          2.250    360     1-Sep-32   $450,000.00  34.22    38596.00    11.38       N
785837          2.250    360     1-Aug-32   $354,592.80  54.62    38565.00    11.25       N
785866          2.250    360     1-Aug-32   $387,854.60  39.03    38565.00    11.25       N
785914          2.250    360     1-Sep-32   $650,000.00  56.52    38596.00    10.88       N
785952          2.250    360     1-Aug-32   $449,507.44  75.00    38565.00    11.50       N
786141          2.250    360     1-Sep-32   $493,000.00  75.85    38596.00    11.13       N
786275          2.250    360     1-Aug-32   $470,933.46  78.58    38565.00    11.00       N
786658          2.250    360     1-Aug-32   $998,852.96  62.50    38565.00    11.25       N
786773          2.250    360     1-Sep-32   $580,000.00  80.00    38596.00    11.63       N
786902          2.250    360     1-Aug-32   $403,150.29  68.89    38565.00    11.50       N
787702          2.250    360     1-Aug-32   $321,331.00  51.89    38565.00    11.25       N
787703          2.250    360     1-Aug-32   $792,152.23  38.68    38565.00    11.63       N
789060          2.250    360     1-Aug-32   $416,243.89  56.31    38565.00    11.50       N
789295          2.250    360     1-Aug-32   $519,360.61  68.42    38565.00    10.88       N
789319          2.250    360     1-Sep-32   $620,000.00  78.78    38596.00    11.13       N
789421          2.250    360     1-Sep-32   $339,500.00  70.00    38596.00    11.25       N
789459          2.250    360     1-Aug-32   $338,620.13  75.33    38565.00    11.38       N
789597          2.250    360     1-Aug-32   $381,561.83  30.56    38565.00    11.25       N
789769          2.250    360     1-Aug-32   $880,035.86  75.00    38565.00    10.25       N
790163          2.250    360     1-Sep-32   $330,000.00  44.00    38596.00    11.25       N
790216          2.250    360     1-Sep-32   $320,000.00  37.21    38596.00    10.88       N
790247          2.250    360     1-Aug-32   $429,471.28  68.80    38565.00    10.88       N
790566          2.250    360     1-Sep-32   $576,000.00  69.40    38596.00    11.13       N
790707          2.250    360     1-Aug-32   $475,466.61  80.00    38565.00    11.38       N
791088          2.250    360     1-Sep-32   $312,000.00  59.43    38596.00    11.38       N
791262          2.250    360     1-Sep-32   $610,000.00  69.71    38596.00    11.13       N
791294          2.250    360     1-Aug-32   $355,572.24  54.77    38565.00    11.00       N
791468          2.250    360     1-Aug-32   $529,333.18  64.63    38565.00    10.75       N
791554          2.250    360     1-Sep-32   $327,000.00  79.76    38596.00    11.38       N
791642          2.250    360     1-Sep-32   $470,000.00  52.22    38596.00    11.13       N
808574          2.250    360     1-Aug-32   $360,604.86  53.48    38565.00    11.50       N
817385          2.250    360     1-Jul-32   $422,978.95  80.00    38534.00    11.00       N
820791          2.250    360     1-Aug-32   $359,248.45  80.00    38565.00    11.25       N
835735          2.250    360     1-Jul-32   $774,131.30  78.38    38534.00    11.00       N
839676          2.250    360     1-Sep-32   $689,025.00  80.00    38596.00    10.25       N
842100          2.250    360     1-Jul-32   $370,574.25  80.00    38534.00    10.25       N
846851          2.250    360     1-Aug-32   $374,506.18  68.81    38565.00    10.50       N
850235          2.250    360     1-Aug-32   $514,422.91  67.76    38565.00    11.38       N
852842          2.250    360     1-Aug-32   $364,508.33  79.16    38565.00    10.38       N
855533          2.250    360     1-Aug-32   $524,369.18  70.00    38565.00    11.00       N
858959          2.250    360     1-Jul-32   $416,085.05  78.06    38534.00    11.50       N
867380          2.250    360     1-Aug-32   $424,064.94  95.00    38565.00    10.25       N         12
870657          2.250    360     1-Aug-32   $423,348.96  80.00    38565.00    10.38       N
883584          2.250    360     1-Jul-32   $558,079.10  80.00    38534.00    10.38       N
885791          2.250    360     1-Aug-32   $424,501.03  46.70    38565.00    11.13       N
886356          2.250    360     1-Aug-32   $449,407.41  65.69    38565.00    10.50       N
890416          2.250    360     1-Aug-32   $998,683.14  59.52    38565.00    10.50       N
894905          2.250    360     1-Jul-32   $517,661.27  66.62    38534.00    10.63       N
899276          2.250    360     1-Aug-32   $439,483.42  35.92    38565.00    11.13       N
901042          2.250    360     1-Jul-32   $618,671.25  68.89    38534.00    11.63       N
902085          2.250    360     1-Aug-32   $484,989.05  80.00    38565.00    10.75       N
902605          2.250    360     1-Jul-32   $803,315.01  70.00    38534.00    11.75       N
904697          2.250    360     1-Aug-32   $304,316.88  80.00    38565.00    11.50       N
905722          2.250    360     1-Jun-32   $470,616.68  77.38    38504.00    12.13       N
906223          2.250    360     1-Aug-32   $334,548.74  45.27    38565.00    10.38       N
906707          2.250    360     1-Jul-32   $324,335.67  51.18    38534.00    11.88       N
908543          2.250    360     1-Jul-32   $358,672.43  80.00    38534.00    10.63       N
912914          2.250    360     1-Jun-32   $648,095.02  79.66    38504.00    12.13       N
914350          2.250    360     1-Jun-32   $397,187.37  25.81    38504.00    12.00       N
919348          2.250    360     1-Aug-32   $343,657.54  80.00    38565.00    12.00       N
920319          2.250    360     1-Aug-32   $431,515.92  80.00    38565.00    11.38       N
920341          2.250    360     1-Jul-32   $498,977.96  69.93    38534.00    11.88       N
920779          2.250    360     1-Aug-32   $998,980.45  64.52    38565.00    11.88       N
921414          2.250    360     1-Jun-32   $355,953.73  70.00    38504.00    12.13       N
923657          2.250    360     1-Jul-32   $541,841.26  69.97    38534.00    12.13       N
924861          2.250    360     1-Jul-32   $685,661.13  68.70    38534.00    12.13       N
925184          2.250    360     1-Jul-32   $542,609.12  80.00    38534.00    10.75       N
937381          2.250    360     1-Jul-32   $997,301.03  50.63    38534.00    10.38       N
939390          2.250    360     1-Sep-32   $492,000.00  80.00    38596.00    11.63       N
950194          2.250    360     1-Aug-32   $341,417.84  84.38    38565.00    12.13       N         13
951597          2.250    360     1-Jul-32   $788,346.42  58.52    38534.00    11.75       N
952505          2.250    360     1-Aug-32   $372,809.13  80.28    38565.00    10.38       N         33
954710          2.250    360     1-Aug-32   $424,566.69  61.59    38565.00    11.88       N
957744          2.250    360     1-Jul-32   $368,891.68  80.00    38534.00    10.38       N
959674          2.250    360     1-Aug-32   $586,856.94  79.66    38565.00    11.50       N
964005          2.250    360     1-Jul-32   $494,805.57  80.00    38534.00    11.00       N
966299          2.250    360     1-Jul-32   $638,722.57  80.00    38534.00    12.00       N
966331          2.250    360     1-Aug-32   $998,905.44  41.67    38565.00    11.50       N
968843          2.250    360     1-Jul-32   $546,906.19  67.24    38534.00    12.00       N
969876          2.250    360     1-Aug-32   $649,104.47  68.78    38565.00    10.25       N
971208          2.250    360     1-May-32   $995,987.99  42.55    38473.00    12.00       N
971416          2.250    360     1-Jul-32   $430,054.32  69.98    38534.00    11.50       N
971592          2.250    360     1-Aug-32   $498,491.24  66.53    38565.00    11.88       N
972227          2.250    360     1-Jul-32   $889,831.57  69.96    38534.00    11.63       N
972270          2.250    360     1-Aug-32   $998,905.44  32.26    38565.00    11.50       N
973316          2.250    360     1-Jul-32   $411,515.64  75.00    38534.00    11.75       N
973333          2.250    360     1-Jul-32   $338,283.54  53.97    38534.00    11.75       N
973679          2.250    360     1-Aug-32   $347,531.23  80.00    38565.00    10.38       N
974356          2.250    360     1-Jun-32   $516,369.73  63.95    38504.00    11.75       N
974371          2.250    360     1-Aug-32   $434,613.78  80.00    38565.00    10.38       N
974823          2.250    360     1-Aug-32   $399,572.37  25.00    38565.00    11.63       N
974870          2.250    360     1-Jul-32   $484,031.93  79.51    38534.00    12.00       N
975382          2.250    360     1-Aug-32   $645,341.37  44.55    38565.00    11.88       N
976743          2.250    360     1-Jul-32   $405,170.09  75.19    38534.00    11.88       N
977061          2.250    360     1-Jun-32   $362,827.10  69.93    38504.00    11.63       N
977364          2.250    360     1-Aug-32   $354,329.66  70.94    38565.00    11.75       N
977816          2.250    360     1-Aug-32   $799,303.34  61.07    38565.00    11.38       N
978097          2.250    360     1-Aug-32   $380,592.68  74.71    38565.00    11.63       N
978686          2.250    360     1-Aug-32   $431,548.96  80.00    38565.00    11.75       N
978762          2.250    360     1-Jul-32   $429,598.89  70.00    38534.00    11.75       N
979421          2.250    360     1-Jun-32   $258,153.69  70.00    38504.00    11.88       N
980191          2.250    360     1-Jul-32   $473,977.59  77.87    38534.00    11.75       N
980327          2.250    360     1-Jul-32   $353,293.42  74.53    38534.00    12.00       N
980547          2.250    360     1-Jun-32   $445,857.75  62.55    38504.00    12.00       N
980611          2.250    360     1-Jul-32   $376,247.50  65.00    38534.00    12.00       N
981442          2.250    360     1-Jun-32   $408,638.89  68.45    38504.00    11.63       N
982139          2.250    360     1-Jul-32   $548,793.22  56.99    38534.00    11.50       N
982316          2.250    360     1-Aug-32   $384,616.73  70.00    38565.00    12.00       N
982552          2.250    360     1-Jul-32   $341,284.15  57.00    38534.00    11.75       N
982706          2.250    360     1-Jul-32   $621,990.95  56.68    38534.00    11.13       N
982908          2.250    360     1-Jul-32   $588,735.54  51.30    38534.00    11.63       N
983053          2.250    360     1-Aug-32   $546,442.30  45.58    38565.00    11.88       N
983265          2.250    360     1-Jul-32   $432,788.92  70.00    38534.00    11.63       N
983492          2.250    360     1-Jul-32   $570,774.11  79.28    38534.00    11.63       N
984851          2.250    360     1-Jul-32   $328,291.29  80.00    38534.00    10.25       N
985080          2.250    360     1-Jul-32   $447,936.82  36.20    38534.00    11.13       N
985134          2.250    360     1-Jul-32   $638,562.48  69.95    38534.00    11.38       N
985345          2.250    360     1-Jul-32   $997,955.91  62.50    38534.00    11.88       N
985428          2.250    360     1-Jul-32   $487,713.81  63.59    38534.00    11.75       N
985522          2.250    360     1-Jul-32   $948,058.12  61.29    38534.00    11.88       N
985765          2.250    360     1-Aug-32   $744,165.19  53.21    38565.00    11.38       N
986180          2.250    360     1-Jul-32   $345,309.38  79.18    38534.00    12.00       N
986440          2.250    360     1-Jul-32   $511,400.87  69.73    38534.00    11.63       N
986549          2.250    360     1-Jul-32   $449,058.09  65.69    38534.00    11.75       N
986559          2.250    360     1-Jun-32   $410,174.03  26.29    38504.00    11.63       N
986929          2.250    360     1-Sep-32   $380,000.00  63.33    38596.00    10.88       N
986954          2.250    360     1-Jul-32   $997,805.87  40.49    38534.00    11.50       N
987083          2.250    360     1-Aug-32   $519,403.54  69.33    38565.00    11.25       N
987702          2.250    360     1-Jul-32   $413,746.88  55.33    38534.00    12.00       N
988012          2.250    360     1-Aug-32   $988,890.66  55.00    38565.00    11.38       N
989413          2.250    360     1-Jul-32   $645,314.04  53.89    38534.00    11.63       N
989464          2.250    360     1-Aug-32   $524,438.74  70.00    38565.00    11.63       N
989469          2.250    360     1-Jul-32   $438,081.11  43.90    38534.00    11.75       N
990760          2.250    360     1-Jul-32   $693,764.54  69.87    38534.00    10.50       N
990880          2.250    360     1-Jul-32   $364,694.65  49.80    38534.00    11.50       N
990987          2.250    360     1-Jun-32   $423,624.90  79.01    38504.00    11.38       N
991424          2.250    360     1-Jul-32   $648,606.96  31.71    38534.00    11.63       N
991441          2.250    360     1-Aug-32   $499,452.72  66.93    38565.00    11.50       N
991569          2.250    360     1-Jul-32   $394,978.54  80.00    38534.00    10.63       N
991585          2.250    360     1-Jul-32   $803,233.70  70.00    38534.00    11.50       N
991847          2.250    360     1-Jul-32   $648,702.60  74.29    38534.00    12.00       N
991904          2.250    360     1-Aug-32   $459,531.00  69.17    38565.00    11.88       N
992080          2.250    360     1-Jul-32   $316,703.59  75.57    38534.00    11.50       N
992910          2.250    360     1-Jul-32   $494,646.84  73.48    38534.00    11.63       N
992928          2.250    360     1-Jul-32   $518,911.58  80.00    38534.00    11.75       N
992961          2.250    360     1-Jul-32   $496,408.40  68.62    38534.00    11.50       N
992983          2.250    360     1-Aug-32   $545,887.61  47.23    38565.00    11.38       N
992994          2.250    360     1-Jul-32   $541,309.68  70.00    38534.00    11.50       N
993013          2.250    360     1-Jul-32   $447,062.28  80.00    38534.00    11.75       N
993314          2.250    360     1-Aug-32   $568,983.00  67.64    38565.00    12.00       N
993687          2.250    360     1-Aug-32   $711,124.53  80.00    38565.00    10.88       N
994494          2.250    360     1-Aug-32   $494,418.84  67.35    38565.00    11.13       N
994734          2.250    360     1-Jul-32   $562,847.12  76.22    38534.00    11.88       N
995057          2.250    360     1-Jun-32   $996,543.80  54.91    38504.00    11.25       N
995226          2.250    360     1-Jul-32   $648,606.96  57.78    38534.00    11.63       N
995499          2.250    360     1-Jun-32   $400,441.20  60.00    38504.00    11.38       N
995578          2.250    360     1-Jun-32   $358,784.37  65.45    38504.00    11.38       N
995636          2.250    360     1-Jun-32   $510,587.45  69.17    38504.00    11.75       N
995693          2.250    360     1-Aug-32   $304,681.56  66.30    38565.00    11.75       N
995695          2.250    360     1-Aug-32   $603,323.19  61.95    38565.00    11.38       N
995786          2.250    360     1-Jul-32   $743,595.91  41.42    38534.00    11.50       N
995899          2.250    360     1-Jun-32   $441,496.23  63.43    38504.00    11.38       N
995954          2.250    360     1-Jun-32   $390,766.27  80.00    38504.00    11.75       N
995978          2.250    360     1-Jul-32   $506,881.77  80.00    38534.00    11.88       N
996056          2.250    360     1-Jun-32   $378,545.56  69.09    38504.00    11.50       N
996166          2.250    360     1-Jul-32   $478,921.85  64.00    38534.00    11.38       N
996204          2.250    360     1-Jul-32   $623,628.66  52.08    38534.00    11.50       N
996258          2.250    360     1-Jul-32   $344,025.53  61.57    38534.00    11.38       N
996331          2.250    360     1-Jul-32   $997,753.90  63.49    38534.00    11.38       N
996406          2.250    360     1-Jul-32   $560,396.41  80.00    38534.00    11.63       N
996623          2.250    360     1-Aug-32   $998,980.45  60.38    38565.00    11.88       N
996841          2.250    360     1-Aug-32   $549,212.23  69.99    38565.00    11.63       N
996863          2.250    360     1-Aug-32   $549,397.99  42.31    38565.00    11.50       N
996954          2.250    360     1-Jul-32   $488,949.86  36.98    38534.00    11.63       N
996987          2.250    360     1-Jul-32   $345,706.97  70.00    38534.00    11.50       N
997508          2.250    360     1-Jul-32   $811,377.25  50.81    38534.00    12.00       N
997517          2.250    360     1-Jul-32   $408,927.55  68.33    38534.00    11.50       N
997530          2.250    360     1-Jul-32   $997,906.87  22.22    38534.00    11.75       N
997574          2.250    360     1-Jul-32   $407,185.63  45.33    38534.00    12.00       N
997642          2.250    360     1-Jul-32   $629,647.66  79.87    38534.00    11.63       N
997647          2.250    360     1-Jul-32   $406,965.71  46.95    38534.00    11.63       N
997796          2.250    360     1-Jul-32   $989,823.42  57.67    38534.00    11.50       N
997830          2.250    360     1-Aug-32   $926,484.79  70.00    38565.00    11.50       N
997869          2.250    360     1-Aug-32   $479,522.15  80.00    38565.00    12.00       N
997923          2.250    360     1-Jul-32   $418,143.51  49.59    38534.00    11.88       N
998132          2.250    360     1-Aug-32   $454,442.31  73.98    38565.00    11.88       N
998137          2.250    360     1-Jul-32   $538,869.70  69.68    38534.00    11.75       N
998145          2.250    360     1-Aug-32   $627,328.62  76.59    38565.00    11.63       N
998190          2.250    360     1-Jul-32   $327,581.21  70.00    38534.00    12.00       N
998221          2.250    360     1-Jul-32   $449,080.16  23.68    38534.00    11.88       N
998246          2.250    360     1-Jul-32   $417,165.67  69.67    38534.00    12.00       N
998323          2.250    360     1-Jul-32   $398,090.02  51.48    38534.00    11.50       N
998325          2.250    360     1-Aug-32   $634,237.01  64.80    38565.00    11.00       N
998347          2.250    360     1-Jul-32   $381,855.05  77.63    38534.00    11.25       N
998373          2.250    360     1-Aug-32   $499,385.20  46.73    38565.00    10.88       N
998415          2.250    360     1-Aug-32   $398,021.18  42.48    38565.00    11.00       N
998429          2.250    360     1-Aug-32   $718,155.86  68.48    38565.00    11.13       N
998453          2.250    360     1-Sep-32   $307,000.00  38.38    38596.00    11.13       N
998454          2.250    360     1-Aug-32   $374,559.73  60.48    38565.00    11.13       N
998467          2.250    360     1-Sep-32   $468,000.00  74.29    38596.00    10.88       N
998528          2.250    360     1-Aug-32   $429,917.71  80.00    38565.00    11.38       N
998694          2.250    360     1-Sep-32   $650,000.00  47.27    38596.00    11.00       N
998701          2.250    360     1-Aug-32   $449,459.30  46.39    38565.00    11.00       N
998709          2.250    360     1-Sep-32   $385,000.00  64.17    38596.00    11.13       N
998779          2.250    360     1-Aug-32   $339,600.82  53.97    38565.00    11.13       N
998889          2.250    360     1-Aug-32   $499,412.98  69.64    38565.00    11.13       N
999090          2.250    360     1-Aug-32   $368,556.62  68.33    38565.00    11.00       N
999125          2.250    360     1-Sep-32   $386,700.00  47.16    38596.00    11.13       N
999152          2.250    360     1-Aug-32   $329,612.56  47.14    38565.00    11.13       N
999212          2.250    360     1-Aug-32   $336,613.45  46.16    38565.00    11.25       N
999718          2.250    360     1-Aug-32   $474,429.26  47.98    38565.00    11.00       N
999876          2.250    360     1-Sep-32   $337,600.00  80.00    38596.00    10.25       N
1526722         2.250    360     1-Sep-32   $507,300.00  69.49    38596.00    11.50       N
1547587         2.250    360     1-Aug-32   $415,500.15  65.51    38565.00    11.00       N
1576248         2.250    360     1-Sep-32   $500,000.00  53.19    38596.00    11.00       N
1633098         2.250    360     1-Aug-32   $405,184.70  95.00    38565.00    11.25       N         24
1633544         2.250    360     1-Sep-32   $700,000.00  63.64    38596.00    11.25       N
1634146         2.250    360     1-Sep-32   $375,000.00  53.19    38596.00    11.00       N
1866805         2.250    360     1-Sep-32   $460,000.00  69.70    38596.00    11.25       N
1873058         2.250    360     1-Sep-32   $323,000.00  47.85    38596.00    11.00       N
1929843         2.250    360     1-Sep-32   $700,000.00  60.87    38596.00    11.25       N
2207470         2.250    360     1-Sep-32   $547,800.00  69.78    38596.00    11.50       N
2227270         2.250    360     1-Aug-32   $449,459.30  61.64    38565.00    11.00       N
2345114         2.250    360     1-Aug-32   $549,339.15  79.71    38565.00    11.00       N
2349819         2.250    360     1-Aug-32   $419,483.57  30.66    38565.00    10.88       N
2378511         2.250    360     1-Sep-32   $365,000.00  57.94    38596.00    11.13       N
2387058         2.250    360     1-Sep-32   $510,000.00  66.23    38596.00    11.00       N
2391696         2.250    360     1-Aug-32   $329,638.79  64.08    38565.00    11.50       N
2512267         2.250    360     1-Aug-32   $437,009.76  70.00    38565.00    11.38       N
2561066         2.250    360     1-Aug-32   $470,472.23  75.36    38565.00    11.38       N
2573848         2.250    360     1-Aug-32   $647,221.39  40.50    38565.00    11.00       N
3608866         2.250    360     1-Sep-32   $589,000.00  61.35    38596.00    11.50       N
3614328         2.250    360     1-Sep-32   $540,000.00  66.26    38596.00    10.75       N
3617594         2.250    360     1-Aug-32   $419,340.50  61.74    38565.00    11.50       N
3659059         2.250    360     1-Aug-32   $397,510.63  51.69    38565.00    10.88       N
3663838         2.250    360     1-Sep-32   $365,000.00  30.42    38596.00    10.88       N
3665163         2.250    360     1-Aug-32   $409,540.57  78.10    38565.00    11.38       N
3741105         2.250    360     1-Aug-32   $552,335.54  36.87    38565.00    11.00       N
3759792         2.250    360     1-Aug-32   $517,419.55  78.60    38565.00    11.38       N
3767043         2.250    360     1-Sep-32   $395,000.00  39.50    38596.00    11.13       N
3816402         2.250    360     1-Aug-32   $524,411.71  64.42    38565.00    11.38       N
3817038         2.250    360     1-Aug-32   $338,611.15  65.19    38565.00    11.25       N
3823556         2.250    360     1-Sep-32   $465,200.00  73.84    38596.00    10.50       N
3848908         2.250    360     1-Sep-32   $575,000.00  78.77    38596.00    11.13       N
3870284         2.250    360     1-Sep-32   $363,000.00  44.54    38596.00    11.13       N
3947512         2.250    360     1-Sep-32   $468,000.00  80.00    38596.00    11.25       N
3955663         2.250    360     1-Sep-32   $454,000.00  69.85    38596.00    10.88       N
4030524         2.250    360     1-Aug-32   $194,781.49  20.53    38565.00    11.38       N
4117586         2.250    360     1-Sep-32   $454,000.00  67.26    38596.00    10.88       N
4141610         2.250    360     1-Aug-32   $411,549.03  80.00    38565.00    11.50       N
4337182         2.250    360     1-Sep-32   $363,000.00  63.13    38596.00    10.50       N
4403789         2.250    360     1-Aug-32   $925,140.57  80.00    38565.00    10.75       N
5169354         2.250    360     1-Sep-32   $442,500.00  73.75    38596.00    11.25       N
5506234         2.250    360     1-Sep-32   $403,000.00  76.76    38596.00    11.25       N
5520497         2.250    360     1-Sep-32   $549,000.00  73.20    38596.00    11.38       N
5542520         2.250    360     1-Sep-32   $593,600.00  80.00    38596.00    11.50       N
5967310         2.250    360     1-Aug-32   $446,475.20  23.53    38565.00    11.13       N
6090779         2.250    360     1-Aug-32   $486,896.28  75.97    38565.00    11.13       N
6110303         2.250    360     1-Aug-32   $356,590.51  63.75    38565.00    11.25       N
6151131         2.250    360     1-Aug-32   $599,373.56  40.00    38565.00    11.75       N
8004509         2.250    360     1-Aug-32   $983,896.26  56.29    38565.00    11.38       N
8010464         2.250    360     1-Aug-32   $397,019.38  14.63    38565.00    11.00       N
8013922         2.250    360     1-Sep-32   $331,000.00  50.92    38596.00    11.38       N
8022741         2.250    360     1-Sep-32   $580,000.00  69.05    38596.00    11.13       N
8024325         2.250    360     1-Sep-32   $604,000.00  26.01    38596.00    11.13       N
8038648         2.250    360     1-Aug-32   $385,577.50  79.59    38565.00    11.50       N
8076838         2.250    360     1-Sep-32   $390,000.00  41.05    38596.00    11.13       N
8144586         2.250    360     1-Sep-32   $393,000.00  78.60    38596.00    11.25       N
8151441         2.250    360     1-Sep-32   $484,000.00  80.00    38596.00    10.25       N
8172116         2.250    360     1-Sep-32   $645,000.00  46.07    38596.00    10.88       N
8175366         2.250    360     1-Sep-32   $334,000.00  74.22    38596.00    11.38       N
8236184         2.250    360     1-Aug-32   $324,627.21  78.31    38565.00    11.25       N
8297350         2.250    360     1-Aug-32   $428,372.63  61.45    38565.00    10.88       N
8312621         2.250    360     1-Aug-32   $420,505.72  79.89    38565.00    11.13       N
8318964         2.250    360     1-Sep-32   $418,500.00  69.87    38596.00    11.25       N
8349557         2.250    360     1-Aug-32   $549,397.99  36.67    38565.00    11.50       N
8359242         2.250    360     1-Aug-32   $649,288.54  73.45    38565.00    11.50       N
8360877         2.250    360     1-Aug-32   $744,184.55  55.19    38565.00    11.50       N
8380818         2.250    360     1-Aug-32   $503,934.68  79.45    38565.00    11.38       N
8397580         2.250    360     1-Aug-32   $369,565.60  59.68    38565.00    11.13       N
8398869         2.250    360     1-Sep-32   $550,000.00  66.27    38596.00    11.25       N
8430696         2.250    360     1-Sep-32   $325,000.00  65.00    38596.00    11.25       N
8440760         2.250    360     1-Sep-32   $490,000.00  39.20    38596.00    11.13       N
8448813         2.250    360     1-Sep-32   $458,000.00  68.87    38596.00    11.00       N
8477994         2.250    360     1-Aug-32   $506,390.81  57.29    38565.00    11.00       N
8495590         2.250    360     1-Aug-32   $612,263.45  68.88    38565.00    11.00       N
8497000         2.250    360     1-Sep-32   $600,000.00  23.08    38596.00    10.88       N
8518993         2.250    360     1-Sep-32   $389,000.00  24.31    38596.00    11.38       N
9915286         2.250    360     1-Aug-32   $324,635.82  46.43    38565.00    11.38       N
9928682         2.250    360     1-Aug-32   $608,339.95  80.00    38565.00    11.63       N
9930777         2.250    360     1-Aug-32   $736,174.16  40.94    38565.00    11.38       N
9936908         2.250    360     1-Aug-32   $370,987.83  80.00    38565.00    10.63       N
9941012         2.250    360     1-Aug-32   $493,846.18  80.00    38565.00    10.13       N
9957506         2.250    360     1-Jul-32   $349,117.91  94.85    38534.00    11.38       N         24
9960148         2.250    360     1-Aug-32   $459,421.25  63.01    38565.00    10.75       N
9961308         2.250    360     1-Jul-32   $329,309.25  78.57    38534.00    11.75       N
9964444         2.250    360     1-Aug-32   $571,175.85  80.00    38565.00    10.00       N
9967302         2.250    360     1-Aug-32   $543,896.87  79.87    38565.00    10.25       N
9970203         2.250    360     1-Aug-32   $599,209.88  69.77    38565.00    10.50       N
9972041         2.250    360     1-Aug-32   $331,636.61  80.00    38565.00    11.50       N
9978525         2.250    360     1-Jul-32   $654,383.50  80.00    38534.00    10.88       N
9982960         2.250    360     1-Aug-32   $998,622.27  71.68    38565.00    10.25       N
9988350         2.250    360     1-Aug-32   $498,276.77  95.00    38565.00    12.25       N         33
9992250         2.250    360     1-Jul-32   $648,606.96  67.60    38534.00    11.63       N
122327422       2.250    360     1-Sep-32   $470,000.00  63.51    38596.00    11.00       N
122329915       2.250    360     1-Sep-32   $360,000.00  80.00    38596.00    11.38       N
122335136       2.250    360     1-Sep-32   $350,500.00  75.05    38596.00    11.25       N
122336878       2.250    360     1-Sep-32   $315,000.00  68.48    38596.00    10.75       N
122344161       2.250    360     1-Sep-32   $510,000.00  50.50    38596.00    11.13       N
122350424       2.250    360     1-Sep-32   $450,000.00  61.64    38596.00    10.63       N
122355688       2.250    360     1-Aug-32   $399,562.17  57.14    38565.00    11.50       N
122379316       2.250    360     1-Sep-32   $422,000.00  62.06    38596.00    11.00       N
122385479       2.250    360     1-Aug-32   $427,436.38  80.00    38565.00    10.50       N
122422611       2.250    360     1-Sep-32   $945,000.00  69.74    38596.00    11.13       N
122423239       2.250    360     1-Sep-32   $370,000.00  52.86    38596.00    11.00       N
122459134       2.250    360     1-Sep-32   $582,400.00  80.00    38596.00    11.13       N
122462914       2.250    360     1-Sep-32   $312,000.00  42.45    38596.00    10.88       N
122479405       2.250    360     1-Sep-32   $650,000.00  57.78    38596.00    11.38       N
122499833       2.250    360     1-Sep-32   $400,000.00  47.23    38596.00    11.63       N
122553605       2.250    360     1-Sep-32   $629,000.00  78.63    38596.00    11.13       N
122572738       2.250    360     1-Aug-32   $357,180.16  80.00    38565.00    11.13       N
122621063       2.250    360     1-Sep-32   $600,000.00  68.18    38596.00    11.38       N

                                          $739,769,906.86

COUNT:
WAC:
WAM:
WALTV:

                                  EXHIBIT F-1B

                   [Schedule of Mortgage Loans in Group II]


WFMBS
WFMBS   2002-E GROUP II LOANS EXHIBIT F-1B
5/1 LIBOR ARM  LOANS


(i)            (ii)                                   (iii)         (iv)       (v)         (vi)         (vii)
--------       ----                  -----   ----     --------      --------   --------    ---------    ------
                                                                                CURRENT
                                                                     CURRENT     NET
MORTGAGE                                                            MORTGAGE   MORTGAGE     CURRENT
  LOAN                                       ZIP      PROPERTY      INTEREST   INTEREST     MONTHLY      GROSS
 NUMBER        CITY                  STATE   CODE       TYPE          RATE       RATE       PAYMENT     MARGIN
--------       ----                  -----   ----     --------      --------   --------    ---------    ------
102057         PLANO                  TX     75093      SFD          4.625       4.233     $2,077.13    2.250
104294         CHESTERFIELD           MO     63005      SFD          5.250       4.858     $2,595.36    2.250
257864         THE WOODLANDS          TX     77382      SFD          5.000       4.608     $1,911.29    2.250
257933         RADNOR                 PA     19087      SFD          4.500       4.108     $1,661.93    2.250
258735         OAKLAND                CA     94610      PUD          5.375       4.983     $2,127.90    2.250
259378         CARMEL                 IN     46032      SFD          5.500       5.108     $2,498.28    2.250
261342         STUDIO CITY            CA     91604      SFD          5.875       5.483     $2,454.89    2.250
261355         BURNSVILLE             MN     55337      SFD          5.625       5.233     $2,127.63    2.250
262547         SAN MATEO              CA     94401      MF2          5.750       5.358     $2,626.08    2.250
262809         DUBLIN                 OH     43017      SFD          5.125       4.733     $1,722.49    2.250
263094         UNIVERSITY PARK        TX     75205      SFD          6.250       5.858     $3,778.04    2.250
263481         WESTPORT               CT     06880      SFD          5.375       4.983     $8,399.57    2.250
263537         PACIFICA               CA     94044      SFD          6.250       5.858     $1,994.93    2.250
263899         HIDDEN HILLS           CA     91302      SFD          5.625       5.233     $4,777.95    2.250
264057         SARATOGA               CA     95070      SFD          6.000       5.608     $4,529.60    2.250
264228         BELVEDERE              CA     94920      SFD          6.000       5.608     $5,995.51    2.250
264988         SUNNYVALE              CA     94089      LCO          5.125       4.733     $2,302.10    2.250
265049         SUDSBURY               MA     01776      SFD          5.125       4.733     $2,450.19    2.250
265141         CHAMPAIGN              IL     61822      SFD          5.250       4.858     $1,718.46    2.250
265479         PRINCETON              NJ     08540      SFD          5.125       4.733     $6,955.83    2.250
265852         SAN RAMON              CA     94583      SFD          5.375       4.983     $3,987.00    2.250
265904         LEAWOOD                KS     66224      SFD          5.125       4.733     $2,265.07    2.250
265963         BOSTON                 MA     02109      HCO          6.000       5.608     $4,376.72    2.250
267046         BOSTON                 MA     02115      HCO          5.625       5.233     $3,448.19    2.250
267499         LINCROFT               NJ     07738      SFD          5.125       4.733     $1,894.82    2.250
267737         CASTRO VALLEY          CA     94552      SFD          5.625       5.233     $1,926.05    2.250
267817         MEDINA                 WA     98039      SFD          5.250       4.858     $1,916.15    2.250
268770         SHELBY TOWNSHIP        MI     48315      SFD          6.125       5.733     $2,100.21    2.250
269269         WINDERMERE             FL     34786      SFD          4.500       4.108     $3,546.80    2.250
269393         ELM GROVE              WI     53122      SFD          4.875       4.483     $3,439.86    2.250
269987         THOUSAND OAKS          CA     91362      SFD          5.750       5.358     $5,689.84    2.250
270110         SOMERVILLE             MA     02143      MF2          5.875       5.483     $2,863.04    2.250
271026         LOS GATOS              CA     95030      SFD          5.375       4.983     $2,575.87    2.250
271565         CAMPBELL               CA     95008      SFD          6.000       5.608     $2,422.19    2.250
271989         SAN FRANCISCO          CA     94107      HCO          6.375       5.983     $2,495.48    2.250
273143         KELLER                 TX     76262      SFD          5.000       4.608     $3,263.88    2.250
273150         WESTLAKE VILLAGE       CA     91361      SFD          5.375       4.983     $5,120.38    2.250
273551         PLYMOUTH               MN     55447      SFD          5.000       4.608     $2,125.82    2.250
273723         SAN ANSELMO            CA     94960      SFD          6.000       5.608     $3,147.65    2.250
274219         SAN DIEGO              CA     92128      SFD          5.875       5.483     $3,354.02    2.250
274450         PORTOLA VALLEY         CA     94028      SFD          6.125       5.733     $3,827.95    2.250
274745         NAPERVILLE             IL     60563      SFD          5.000       4.608     $2,082.87    2.250
275178         CHARLOTTE              NC     28210      SFD          5.125       4.733     $1,685.74    2.250
275619         WICHITA                KS     67206      SFD          4.750       4.358     $2,347.42    2.250
276091         LEESBURG               VA     20176      SFD          4.625       4.233     $1,682.69    2.250
               RANCHO SANTA
276663         MARGARITA              CA     92688      SFD          5.250       4.858     $2,116.05    2.250
277217         LOS GATOS              CA     95033      SFD          6.250       5.858     $2,068.81    2.250
277305         HOHOKUS                NJ     07423      SFD          5.875       5.483     $2,957.69    2.250
278197         CASTLE ROCK            CO     80108      SFD          4.375       3.983     $2,746.07    2.250
278562         LIVERMORE              CA     94550      SFD          5.500       5.108     $2,248.45    2.250
279644         BRIGHTON               MI     48116      SFD          5.375       4.983     $2,575.87    2.250
280418         PARADISE VALLEY        AZ     85255      SFD          5.500       5.108     $5,496.20    2.250
280745         READING                MA     01867      SFD          5.250       4.858     $2,871.46    2.250
280977         LOVELAND               OH     45140      SFD          5.500       5.108     $1,810.91    2.250
280993         SHREWSBURY             NJ     07702      SFD          5.500       5.108     $1,987.27    2.250
282104         ASHBURN                VA     20147      SFD          5.500       5.108     $2,606.16    2.250
282118         KIRKLAND               WA     98033      LCO          6.250       5.858     $2,792.28    2.250
282495         THOUSAND OAKS          CA     91360      SFD          5.750       5.358     $3,046.26    2.250
282535         BLUFFTON               SC     29910      SFD          5.875       5.483     $3,430.92    2.250
282577         SAN JOSE               CA     95120      SFD          5.875       5.483     $5,590.04    2.250
282958         LAGUNA HILLS           CA     92653      SFD          6.250       5.858     $3,301.79    2.250
283050         SAN JUAN CAPISTRANO    CA     92675      SFD          6.125       5.733     $2,940.84    2.250
283108         CHATHAM                NJ     07928      SFD          4.750       4.358     $2,493.48    2.250
283594         NAPA                   CA     94559      SFD          5.500       5.108     $2,362.01    2.250
283678         LOS ANGELES            CA     90046      SFD          6.000       5.608     $3,777.17    2.250
283857         SANTA CRUZ             CA     95060      SFD          6.250       5.858     $3,728.17    2.250
283909         LOS GATOS              CA     95032      SFD          5.375       4.983     $1,707.92    2.250
284316         DENVILLE               NJ     07834      SFD          4.500       4.108     $2,533.43    2.250
285356         PLEASANTON             CA     94566      SFD          5.625       5.233     $2,321.05    2.250
286196         MARINA DEL REY         CA     90292      HCO          5.750       5.358     $2,877.02    2.250
287081         SANDY HOOK             CT     06482      SFD          4.625       4.233     $2,476.10    2.250
287475         ENCINO                 CA     91316      SFD          5.875       5.483     $2,283.34    2.250
287572         CUYAHOGA FALLS         OH     44223      SFD          4.750       4.358     $1,573.29    2.250
287818         CHESTER                NH     03036      SFD          5.500       5.108     $1,816.48    2.250
287878         CORONA                 CA     92882      SFD          6.000       5.608     $2,566.08    2.250
288494         WESTLAKE VILLAGE       CA     91362      SFD          5.375       4.983     $2,979.05    2.250
288540         LAGUNA HILLS           CA     92653      PUD          6.125       5.733     $2,916.54    2.250
288678         MILPITAS               CA     95035      SFD          6.375       5.983     $2,046.30    2.250
288706         SAN MATEO              CA     94402      SFD          6.375       5.983     $2,657.69    2.250
289121         EAST GREENWICH         RI     02818      SFD          5.375       4.983     $2,771.86    2.250
289282         NEWTON                 MA     02459      SFD          5.625       5.233     $2,783.30    2.250
289758         NEWPORT COAST          CA     92657      SFD          5.375       4.983     $3,214.24    2.250
289862         LOS GATOS              CA     95032      SFD          5.500       5.108     $2,526.67    2.250
289864         SAN FRANCISCO          CA     94111      LCO          6.125       5.733     $2,205.63    2.250
290214         CHESTER                NJ     07930      SFD          4.625       4.233     $2,603.61    2.250
290281         SAN JOSE               CA     95131      SFD          5.875       5.483     $1,833.77    2.250
290567         BROOKLINE              MA     02467      SFD          6.000       5.608     $3,279.55    2.250
290633         SAN RAMON              CA     94583      SFD          5.500       5.108     $2,782.17    2.250
290658         KENSINGTON             CA     94708      SFD          6.000       5.608     $1,930.56    2.250
290731         YORBA LINDA            CA     92887      SFD          6.000       5.608     $2,739.95    2.250
291287         MOUNTAIN VIEW          CA     94596      SFD          6.250       5.858     $3,509.59    2.250
291515         CUPERTINO              CA     95014      SFD          5.875       5.483     $4,436.54    2.250
291533         PALO ALTO              CA     94306      SFD          5.625       5.233     $4,605.26    2.250
291581         SAN JOSE               CA     95135      SFD          5.500       5.108     $2,952.51    2.250
291828         SAN JOSE               CA     95135      SFD          5.500       5.108     $2,356.33    2.250
291890         SAN DIEGO              CA     92129      SFD          6.000       5.608     $2,405.70    2.250
291980         RICHLAND               MI     49083      SFD          5.125       4.733     $1,796.81    2.250
292054         MENDHAM                NJ     07945      SFD          4.750       4.358     $2,991.07    2.250
292068         MILL CREEK             WA     98012      SFD          5.500       5.108     $2,106.50    2.250
292091         DOWNEY                 CA     90240      SFD          6.000       5.608     $3,315.52    2.250
292840         SAN FRANCISCO          CA     94117      SFD          6.000       5.608     $2,647.02    2.250
292875         SAN FRANCISCO          CA     94103      LCO          5.750       5.358     $2,343.05    2.250
293004         NEWPORT BEACH          CA     92660      SFD          5.750       5.358     $2,334.30    2.250
293071         NEWPORT BEACH          CA     92660      SFD          6.125       5.733     $4,739.36    2.250
293374         OAKLAND                CA     94611      SFD          5.750       5.358     $3,063.76    2.250
293386         ALISO VIEJO            CA     92656      SFD          5.625       5.233     $3,010.69    2.250
293442         ALPHARETTA             GA     30005      SFD          6.125       5.733     $2,217.78    2.250
293476         PACIFICA               CA     94044      SFD          5.750       5.358     $2,246.76    2.250
293536         ENCINO                 CA     91436      SFD          6.000       5.608     $2,997.75    2.250
293588         SAN RAFAEL             CA     94901      SFD          6.000       5.608     $2,791.32    2.250
293774         FREMONT                CA     94539      SFD          5.750       5.358     $2,270.10    2.250
294129         SAN JOSE               CA     95119      SFD          5.750       5.358     $2,334.30    2.250
294337         FALLS CHURCH           VA     22044      SFD          6.125       5.733     $2,065.88    2.250
294391         SAN FRANCISCO          CA     94122      SFD          5.625       5.233     $2,535.77    2.250
294422         CARLSBAD               CA     92009      SFD          6.125       5.733     $2,928.69    2.250
294627         MOUNTAIN VIEW          CA     94043      SFD          6.125       5.733     $3,548.45    2.250
294913         SAN FRANCISCO          CA     94132      LCO          5.500       5.108     $2,117.86    2.250
295123         BELL CANYON            CA     91307      SFD          5.750       5.358     $3,057.93    2.250
295240         REDWOOD CITY           CA     94062      SFD          5.750       5.358     $3,063.76    2.250
295371         PALO ALTO              CA     94306      SFD          5.750       5.358     $4,376.80    2.250
295721         PEACHTREE CITY         GA     30269      SFD          5.375       4.983     $2,106.62    2.250
296026         ARLINGTON              VA     22201      PUD          5.875       5.483     $2,974.84    2.250
296067         REDWOOD CITY           CA     94062      SFD          5.625       5.233     $2,360.20    2.250
296318         SAUSALITO              CA     94965      SFD          6.125       5.733     $2,978.82    2.250
296463         CORONA                 CA     92883      SFD          4.750       4.358     $1,713.62    2.250
296575         FREMONT                CA     94555      SFD          5.750       5.358     $2,521.04    2.250
296942         SAINT HELENA           CA     94574      SFD          6.125       5.733     $3,849.22    2.250
297008         BOULDER                CO     80302      SFD          6.125       5.733     $2,387.91    2.250
297049         SAN FRANCISCO          CA     94131      SFD          5.750       5.358     $3,349.71    2.250
297053         PLEASANTON             CA     94588      SFD          5.875       5.483     $2,697.42    2.250
297202         SEWICKLEY              PA     15143      SFD          6.000       5.608     $1,956.94    2.250
297312         MILL VALLEY            CA     94941      SFD          6.125       5.733     $3,232.49    2.250
297323         SAN MATEO              CA     94403      SFD          5.500       5.108     $2,807.72    2.250
297464         SARATOGA               CA     95070      SFD          6.000       5.608     $3,897.08    2.250
297511         SAN JOSE               CA     95148      SFD          5.750       5.358     $2,917.87    2.250
297527         REDWOOD CITY           CA     94062      SFD          5.625       5.233     $4,576.47    2.250
297854         SAN FRANCISCO          CA     94117      LCO          6.000       5.608     $2,883.84    2.250
298172         NORTH HAMPTON          NH     03862      SFD          6.000       5.608     $2,697.98    2.250
298185         PALO ALTO              CA     94303      SFD          5.500       5.108     $3,406.73    2.250
298196         ATLANTA                GA     30342      SFD          5.750       5.358     $2,582.60    2.250
298311         FOSTER CITY            CA     94404      SFD          5.625       5.233     $1,925.58    2.250
298536         WESTLAKE VILLAGE       CA     91361      SFD          6.000       5.608     $3,207.60    2.250
298780         ROCKVILLE              MD     20850      SFD          5.875       5.483     $2,076.30    2.250
298855         SAN RAMON              CA     94583      SFD          5.750       5.358     $3,326.37    2.250
298953         BEDFORD                MA     01730      SFD          5.625       5.233     $4,818.25    2.250
299361         SAN JOSE               CA     95138      SFD          5.875       5.483     $4,406.96    2.250
299541         HOLLISTER              CA     95023      SFD          6.125       5.733     $2,351.46    2.250
299544         SAN JOSE               CA     95148      SFD          5.750       5.358     $2,281.77    2.250
299569         CUPERTINO              CA     95014      SFD          5.375       4.983     $2,441.48    2.250
299753         RANCHO SANTA FE        CA     92091      SFD          5.375       4.983     $2,295.89    2.250
299790         SAN JOSE               CA     95148      SFD          5.500       5.108     $2,083.79    2.250
300044         NOVATO                 CA     94945      SFD          6.000       5.608     $2,482.14    2.250
300647         CHICAGO                IL     60610      LCO          6.250       5.858     $2,167.33    2.250
301356         GLENDALE               CA     91207      SFD          5.625       5.233     $2,515.62    2.250
301443         FREMONT                CA     94555      SFD          6.000       5.608     $2,206.35    2.250
301551         VALPARAISO             IN     46383      SFD          4.750       4.358     $1,904.02    2.250
301783         CHULA VISTA            CA     91910      SFD          5.250       4.858     $1,811.23    2.250
302258         SAN FRANCISCO          CA     94131      SFD          5.750       5.358     $3,711.52    2.250
302558         GRANITE BAY            CA     95746      SFD          5.750       5.358     $3,227.16    2.250
302712         SAN RAFAEL             CA     94903      SFD          6.000       5.608     $1,968.95    2.250
302787         SAN MARINO             CA     91108      SFD          6.125       5.733     $4,539.46    2.250
302840         POWAY                  CA     92064      SFD          5.625       5.233     $2,072.37    2.250
302876         TIBURON                CA     94920      SFD          5.750       5.358     $4,227.99    2.250
303145         PLEASANTON             CA     94566      SFD          5.750       5.358     $3,034.58    2.250
303384         LOS ALTOS HILLS        CA     94022      SFD          5.375       4.983     $2,777.46    2.250
303485         MILPITAS               CA     95035      PUD          5.375       4.983     $2,066.29    2.250
303986         FREMONT                CA     94536      SFD          5.750       5.358     $2,042.51    2.250
304046         FREMONT                CA     94539      SFD          5.750       5.358     $2,567.73    2.250
304151         LAKE FOREST            IL     60045      SFD          5.625       5.233     $2,222.03    2.250
304560         ENGLEWOOD CLIFFS       NJ     07632      SFD          5.750       5.358     $3,221.33    2.250
304765         GREAT FALLS            VA     22066      SFD          5.375       4.983     $2,883.85    2.250
304937         SUNNYVALE              CA     94087      SFD          5.625       5.233     $2,296.87    2.250
305571         LOS ALTOS              CA     94024      SFD          6.000       5.608     $2,697.98    2.250
305816         SAN RAMON              CA     94583      SFD          5.750       5.358     $2,602.74    2.250
305824         SAN FRANCISCO          CA     94118      LCO          5.875       5.483     $2,011.23    2.250
305968         PROSPECT               KY     40059      LCO          5.875       5.483     $2,329.18    2.250
306259         LOS ANGELES            CA     90077      SFD          5.500       5.108     $3,037.68    2.250
306367         LOS ALTOS              CA     94024      SFD          6.000       5.608     $2,997.76    2.250
306397         SAN RAFAEL             CA     94901      SFD          6.000       5.608     $3,507.38    2.250
306596         ALBANY                 CA     94706      SFD          6.000       5.608     $2,380.22    2.250
307278         SAN JOSE               CA     95135      SFD          5.500       5.108     $2,027.01    2.250
307359         LAFAYETTE              CA     94549      SFD          5.750       5.358     $3,565.63    2.250
307487         SANTA MONICA           CA     90403      SFD          5.875       5.483     $3,797.68    2.250
307574         MORGAN HILL            CA     95037      SFD          6.000       5.608     $2,368.22    2.250
307613         PORTOLA VALLEY         CA     94028      SFD          5.875       5.483     $3,845.00    2.250
307641         SAN FRANCISCO          CA     94117      LCO          5.625       5.233     $2,878.28    2.250
307644         SAN FRANCISCO          CA     94114      SFD          5.875       5.483     $3,507.82    2.250
307701         ROCKVILLE              MD     20850      SFD          5.250       4.858     $1,938.23    2.250
307753         FREMONT                CA     94539      SFD          5.500       5.108     $2,520.99    2.250
307792         NEWARK                 CA     94560      SFD          5.750       5.358     $2,917.87    2.250
307915         REDWOOD CITY           CA     94065      SFD          5.875       5.483     $3,262.34    2.250
307916         SOUTH SAN FRANCISCO    CA     94080      SFD          5.750       5.358     $2,760.30    2.250
308110         DALLAS                 TX     75230      SFD          5.500       5.108     $3,656.56    2.250
308166         SAN RAFAEL             CA     94901      SFD          5.875       5.483     $2,815.72    2.250
308824         FOSTER CITY            CA     94404      SFD          5.875       5.483     $3,123.32    2.250
309019         SAN JOSE               CA     95125      SFD          5.875       5.483     $3,815.42    2.250
309333         SAN JOSE               CA     95120      PUD          5.625       5.233     $2,049.34    2.250
309698         GREAT FALLS            VA     22066      SFD          5.375       4.983     $2,575.87    2.250
309712         PLEASANT HILL          CA     94523      SFD          5.500       5.108     $2,861.66    2.250
309810         PALM DESERT            CA     92260      SFD          5.875       5.483     $1,881.09    2.250
309962         ATLANTA                GA     30319      SFD          5.375       4.983     $2,045.01    2.250
310068         LAGUNA NIGUEL          CA     92677      SFD          5.500       5.108     $1,941.84    2.250
310205         SUNNYVALE              CA     94087      SFD          5.750       5.358     $2,205.91    2.250
310246         SAN JOSE               CA     95135      SFD          5.750       5.358     $1,809.08    2.250
310368         SAN RAMON              CA     94583      SFD          5.625       5.233     $4,202.30    2.250
310983         BOSTON                 MA     02108      LCO          5.500       5.108     $3,302.62    2.250
311673         OAKLAND                CA     94611      SFD          6.000       5.608     $2,781.92    2.250
311728         TUSTIN                 CA     92782      SFD          5.125       4.733     $2,862.37    2.250
311881         PACIFIC PALISADES      CA     90272      SFD          5.375       4.983     $2,034.94    2.250
311900         SAN JOSE               CA     95130      SFD          5.625       5.233     $2,129.93    2.250
312184         SAN JOSE               CA     95134      LCO          5.500       5.108     $1,754.47    2.250
312824         LOS GATOS              CA     95032      SFD          5.750       5.358     $3,787.39    2.250
312858         SARATOGA               CA     95070      SFD          5.250       4.858     $3,512.02    2.250
312866         NEW YORK               NY     01169      HCO          5.250       4.858     $4,845.59    2.250
312997         MENLO PARK             CA     94025      SFD          5.625       5.233     $3,309.45    2.250
313038         UPTON                  MA     01568      SFD          4.750       4.358     $1,721.44    2.250
313062         FREMONT                CA     94536      SFD          5.625       5.233     $2,302.63    2.250
313450         SAN CLEMENTE           CA     92672      SFD          5.500       5.108     $3,225.05    2.250
313598         SAN MATEO              CA     94401      SFD          6.000       5.608     $1,870.60    2.250
313901         HINSDALE               IL     60521      SFD          5.375       4.983     $5,599.72    2.250
314134         CORAL GABLES           FL     33134      SFD          5.750       5.358     $2,189.57    2.250
314313         NEWTOWN                PA     18940      SFD          5.375       4.983     $2,743.86    2.250
314379         SUNNYVALE              CA     94087      SFD          5.375       4.983     $3,449.43    2.250
314465         LOS ALAMITOS           CA     90720      SFD          5.875       5.483     $3,365.85    2.250
314788         LOS GATOS              CA     95032      SFD          5.625       5.233     $2,129.93    2.250
315298         BOYNE CITY             MI     49712      SFD          5.750       5.358     $3,408.07    2.250
315330         PLEASANTON             CA     94588      SFD          5.625       5.233     $2,072.36    2.250
315447         PLEASANTON             CA     94566      SFD          5.875       5.483     $3,338.64    2.250
315628         SUNNYVALE              CA     94086      SFD          5.500       5.108     $2,242.77    2.250
315779         NEWPORT BEACH          CA     92660      SFD          5.750       5.358     $3,501.44    2.250
315807         CUPERTINO              CA     95014      SFD          5.625       5.233     $2,616.36    2.250
316040         HALF MOON BAY          CA     94019      SFD          5.625       5.233     $3,740.04    2.250
316217         HUNTINGTON BEACH       CA     92648      SFD          5.000       4.608     $2,200.97    2.250
316297         SAN DIEGO              CA     92109      SFD          6.000       5.608     $2,122.41    2.250
316557         SUNNYVALE              CA     94087      SFD          5.625       5.233     $2,947.37    2.250
316574         CUPERTINO              CA     95014      SFD          6.000       5.608     $2,608.05    2.250
316589         LOS ALTOS              CA     94024      SFD          5.500       5.108     $2,421.63    2.250
316594         SCOTTSDALE             AZ     85262      SFD          5.875       5.483     $2,173.90    2.250
316605         SOUTH RIDING           VA     20152      SFD          5.875       5.483     $1,952.67    2.250
316655         CLAYTON                CA     94517      SFD          6.125       5.733     $2,138.79    2.250
316677         PLEASANTON             CA     94566      SFD          5.875       5.483     $2,644.18    2.250
316719         CUPERTINO              CA     95014      SFD          5.250       4.858     $3,313.23    2.250
316817         SAN JOSE               CA     95129      SFD          5.250       4.858     $3,070.26    2.250
316832         FREMONT                CA     94536      SFD          5.625       5.233     $2,187.50    2.250
316896         DANVILLE               CA     94506      SFD          5.625       5.233     $3,453.94    2.250
316913         LAFAYETTE              CA     94549      SFD          6.125       5.733     $5,924.21    2.250
316933         PALATINE               IL     60067      SFD          5.750       5.358     $3,028.74    2.250
316964         SAN JOSE               CA     95120      SFD          5.875       5.483     $2,247.85    2.250
317083         LOS ALTOS              CA     94024      SFD          5.500       5.108     $3,690.63    2.250
317193         LOS ALTOS              CA     94024      SFD          5.875       5.483     $2,904.46    2.250
317288         SAN FRANCISCO          CA     94109      HCO          5.625       5.233     $3,223.68    2.250
317707         EVERGREEN              CO     80439      SFD          5.375       4.983     $1,854.07    2.250
318819         CARLSBAD               CA     92009      SFD          6.000       5.608     $2,230.33    2.250
318883         ATLANTA                GA     30342      SFD          5.750       5.358     $2,701.94    2.250
318952         WATERFORD              VA     20197      SFD          4.375       3.983     $3,195.43    2.250
319322         SUNNYVALE              CA     94087      SFD          5.625       5.233     $2,958.88    2.250
319630         LOS ANGELES            CA     90019      SFD          5.750       5.358     $2,329.63    2.250
320041         MOUNTAIN VIEW          CA     94043      SFD          5.750       5.358     $2,824.50    2.250
320061         SAN FRANCISCO          CA     94118      LCO          5.875       5.483     $1,889.96    2.250
320181         SARATOGA               CA     95070      SFD          5.875       5.483     $5,146.38    2.250
320459         BETHESDA               MD     20816      SFD          6.000       5.608     $2,871.85    2.250
320624         SUNNYVALE              CA     94087      SFD          5.750       5.358     $2,690.28    2.250
320984         SAN RAFAEL             CA     94901      SFD          5.875       5.483     $2,902.68    2.250
321328         SAN JOSE               CA     95136      SFD          5.750       5.358     $1,984.15    2.250
321503         SAN JOSE               CA     95130      SFD          5.625       5.233     $2,515.62    2.250
321511         SAN JOSE               CA     95138      SFD          5.750       5.358     $4,085.01    2.250
321824         SAN FRANCISCO          CA     94110      SFD          5.875       5.483     $4,022.46    2.250
321857         WAXHAW                 NC     28173      SFD          5.500       5.108     $1,975.91    2.250
322195         NEWPORT BEACH          CA     92660      SFD          6.000       5.608     $1,828.63    2.250
322216         UNION CITY             CA     94587      SFD          6.125       5.733     $2,102.34    2.250
322247         PLEASANTON             CA     94588      SFD          5.875       5.483     $2,276.24    2.250
322327         ORINDA                 CA     94563      SFD          5.625       5.233     $2,819.28    2.250
322904         LAFAYETTE              CA     94549      SFD          5.875       5.483     $2,277.43    2.250
323127         APTOS                  CA     95003      SFD          6.000       5.608     $3,843.12    2.250
323335         HILLSBOROUGH           CA     94010      SFD          6.000       5.608     $5,968.23    2.250
323397         GENEVA                 IL     60134      SFD          5.500       5.108     $2,396.07    2.250
323405         PALO ALTO              CA     94306      SFD          5.500       5.108     $2,708.36    2.250
324382         BETHANY BEACH          DE     19930      SFD          5.875       5.483     $3,629.09    2.250
324923         CUPERTINO              CA     95014      SFD          5.500       5.108     $2,157.60    2.250
324938         FREMONT                CA     94539      SFD          5.375       4.983     $3,116.80    2.250
324994         LAGUNA HILLS           CA     92653      SFD          5.750       5.358     $2,345.97    2.250
325153         SAN DIEGO              CA     92130      SFD          5.750       5.358     $1,902.45    2.250
325216         SAN JOSE               CA     95129      SFD          5.750       5.358     $2,964.56    2.250
325296         ENCINITAS              CA     92024      SFD          5.750       5.358     $1,855.77    2.250
326039         SAN FRANCISCO          CA     94117      SFD          6.000       5.608     $3,837.12    2.250
326406         MILPITAS               CA     95035      LCO          5.500       5.108     $2,254.13    2.250
326467         SAN JOSE               CA     95136      SFD          5.625       5.233     $1,778.78    2.250
326830         REDWOOD CITY           CA     94062      SFD          5.500       5.108     $3,040.52    2.250
327278         DANVILLE               CA     94506      SFD          5.750       5.358     $5,695.68    2.250
327454         RIVIERA BEACH          FL     33404      SFD          5.875       5.483     $2,188.69    2.250
328407         SAN JOSE               CA     95132      SFD          5.750       5.358     $5,438.90    2.250
328417         GREENWICH              CT     06830      SFD          5.875       5.483     $2,555.44    2.250
328655         MOUNTAIN VIEW          CA     94043      SFD          5.625       5.233     $1,853.62    2.250
328796         SAN FRANCISCO          CA     94134      SFD          5.875       5.483     $2,407.56    2.250
328848         OAKLAND                MI     48306      SFD          6.000       5.608     $1,861.61    2.250
328984         SAN JOSE               CA     95120      SFD          5.375       4.983     $2,990.25    2.250
329272         SAN JOSE               CA     95125      LCO          5.875       5.483     $1,937.29    2.250
329315         GLENN DALE             MD     20769      SFD          5.375       4.983     $1,959.90    2.250
329426         SAN JOSE               CA     95130      SFD          5.625       5.233     $2,164.47    2.250
329971         APTOS                  CA     95003      SFD          6.000       5.608     $3,261.55    2.250
330180         UNION CITY             CA     94587      SFD          5.750       5.358     $2,246.76    2.250
330330         SAN RAFAEL             CA     94903      SFD          5.375       4.983     $2,127.90    2.250
330598         CLEVELAND HEIGHTS      OH     44106      SFD          5.375       4.983     $1,684.40    2.250
330974         SAN FRANCISCO          CA     94127      SFD          5.250       4.858     $3,445.76    2.250
331402         LEESBURG               VA     20175      PUD          6.000       5.608     $1,894.58    2.250
331404         SAN FRANCISCO          CA     94131      SFD          5.375       4.983     $2,575.87    2.250
331426         FOSTER CITY            CA     94404      SFD          5.500       5.108     $3,457.84    2.250
331866         DANVILLE               CA     94506      SFD          5.750       5.358     $2,564.81    2.250
331908         SUNNYVALE              CA     94087      SFD          5.375       4.983     $2,183.89    2.250
332004         SAN JOSE               CA     95123      SFD          5.625       5.233     $2,291.11    2.250
332112         ORANGE                 CA     92867      SFD          5.125       4.733     $2,085.39    2.250
332142         SAN FRANCISCO          CA     94107      LCO          5.625       5.233     $2,089.63    2.250
332265         REDWOOD CITY           CA     94065      SFD          5.750       5.358     $3,571.47    2.250
332376         CUPERTINO              CA     95014      SFD          5.625       5.233     $4,749.17    2.250
332450         OVERLAND PARK          KS     66223      SFD          5.375       4.983     $1,931.90    2.250
332493         SAN CARLOS             CA     94070      SFD          5.875       5.483     $3,283.03    2.250
332784         CUPERTINO              CA     95014      SFD          5.250       4.858     $3,572.76    2.250
332869         FREMONT                CA     94539      SFD          5.625       5.233     $2,728.62    2.250
332929         SAN JOSE               CA     95135      SFD          5.375       4.983     $2,239.89    2.250
332996         PALO ALTO              CA     94301      SFD          5.875       5.483     $3,643.88    2.250
333052         LIVERMORE              CA     94550      SFD          6.000       5.608     $3,015.74    2.250
333707         FREMONT                CA     94539      SFD          5.500       5.108     $2,941.15    2.250
333800         SAN JOSE               CA     95129      SFD          5.625       5.233     $2,245.06    2.250
333854         SAN FRANCISCO          CA     94114      SFD          5.875       5.483     $3,804.77    2.250
333870         HANOVER                MA     02339      SFD          5.500       5.108     $2,441.49    2.250
333961         LOS GATOS              CA     95032      SFD          5.500       5.108     $2,123.54    2.250
334249         DUBLIN                 CA     94568      SFD          5.750       5.358     $2,459.76    2.250
334589         FOSTER CITY            CA     94404      SFD          5.500       5.108     $3,497.58    2.250
334619         CUPERTINO              CA     95014      SFD          5.125       4.733     $2,341.30    2.250
335188         SAN JOSE               CA     95124      SFD          5.500       5.108     $2,373.36    2.250
335396         SAN JOSE               CA     95135      SFD          5.500       5.108     $2,611.83    2.250
335605         SAN JOSE               CA     95129      SFD          5.375       4.983     $2,869.86    2.250
335815         MILPITAS               CA     95035      SFD          6.000       5.608     $2,413.20    2.250
335855         LOS ALTOS              CA     94024      SFD          5.500       5.108     $3,321.57    2.250
335986         ELLICOTT CITY          MD     21042      SFD          5.625       5.233     $3,396.38    2.250
335987         LOS ALTOS              CA     94022      SFD          6.000       5.608     $5,518.87    2.250
336030         SANTA CLARA            CA     95054      SFD          5.625       5.233     $2,705.59    2.250
336105         SARATOGA               CA     95070      SFD          5.375       4.983     $3,191.84    2.250
336247         SEATTLE                WA     98136      SFD          5.750       5.358     $2,049.51    2.250
336259         SOUTH HAMILTON         MA     01936      SFD          5.875       5.483     $2,650.09    2.250
336270         LA JOLLA               CA     92037      SFD          5.875       5.483     $3,845.00    2.250
336822         BELMONT                CA     94002      SFD          5.500       5.108     $2,384.71    2.250
336833         SAN RAMON              CA     94583      SFD          6.000       5.608     $3,743.00    2.250
336839         CUPERTINO              CA     95014      SFD          5.500       5.108     $3,690.63    2.250
336952         SAN JOSE               CA     95138      SFD          5.375       4.983     $3,359.83    2.250
337009         ROLLING HILLS          CA     90274      SFD          5.500       5.108     $2,214.38    2.250
337061         ELIZABETH              CO     80107      SFD          5.375       4.983     $2,729.86    2.250
337155         SAN JOSE               CA     95127      SFD          5.875       5.483     $2,129.54    2.250
337236         SAN JOSE               CA     95138      SFD          5.250       4.858     $3,445.76    2.250
337343         RANCHO PALOS VERDES    CA     90275      SFD          5.875       5.483     $3,371.77    2.250
337368         SAN JOSE               CA     95129      SFD          5.625       5.233     $1,750.00    2.250
337426         YORBA LINDA            CA     92886      SFD          5.875       5.483     $2,957.69    2.250
337647         SAN JOSE               CA     95124      SFD          5.750       5.358     $1,884.95    2.250
337755         SAN JOSE               CA     95120      SFD          5.750       5.358     $2,416.58    2.250
338122         APTOS                  CA     95003      SFD          6.000       5.608     $5,995.51    2.250
338336         REDWOOD CITY           CA     94065      SFD          5.875       5.483     $2,715.16    2.250
338807         CUPERTINO              CA     95014      SFD          5.375       4.983     $2,682.27    2.250
338946         MANHATTAN BEACH        CA     90266      SFD          5.125       4.733     $3,501.06    2.250
338983         SAN MATEO              CA     94402      SFD          5.250       4.858     $2,576.86    2.250
338999         DANVILLE               CA     94506      SFD          5.375       4.983     $2,777.46    2.250
339158         SAN JOSE               CA     95131      SFD          5.500       5.108     $2,572.09    2.250
339287         NEWPORT COAST          CA     92657      LCO          6.000       5.608     $1,678.75    2.250
339638         CASTRO VALLEY          CA     94552      SFD          5.875       5.483     $3,064.17    2.250
339824         SAN JOSE               CA     95120      SFD          5.875       5.483     $2,863.05    2.250
339992         BRENTWOOD              TN     37027      SFD          5.375       4.983     $2,778.58    2.250
339999         UNIVERSITY PARK        TX     75225      SFD          5.500       5.108     $2,203.02    2.250
340175         SALINAS                CA     93908      SFD          6.000       5.608     $2,398.20    2.250
340255         LOS GATOS              CA     95032      SFD          5.875       5.483     $2,757.75    2.250
340494         LOS ANGELES            CA     91364      SFD          6.000       5.608     $2,290.28    2.250
340495         DOWNERS GROVE          IL     60515      SFD          5.625       5.233     $2,331.41    2.250
340610         SAN JOSE               CA     95123      SFD          5.625       5.233     $2,745.89    2.250
340775         PLEASANTON             CA     94566      SFD          5.625       5.233     $2,406.25    2.250
341257         OAKLAND                CA     94610      SFD          5.625       5.233     $3,022.20    2.250
341437         SAN DIEGO              CA     92101      LCO          5.875       5.483     $2,082.22    2.250
341556         SAN JOSE               CA     95129      SFD          5.375       4.983     $2,071.90    2.250
341616         CHESTERFIELD           MO     63005      PUD          5.875       5.483     $2,153.20    2.250
342079         SAN JOSE               CA     95129      SFD          5.750       5.358     $2,130.05    2.250
342168         DUBLIN                 CA     94568      SFD          5.875       5.483     $2,480.02    2.250
342272         SAN LEANDRO            CA     94577      SFD          6.000       5.608     $2,062.45    2.250
342380         SAN JOSE               CA     95136      LCO          5.500       5.108     $1,816.93    2.250
342776         FAIRFIELD              CA     94533      SFD          5.375       4.983     $1,959.90    2.250
342830         SAN JOSE               CA     95124      SFD          5.125       4.733     $3,511.95    2.250
343499         PEACHTREE CITY         GA     30269      SFD          5.500       5.108     $2,448.31    2.250
343520         FREMONT                CA     94538      SFD          6.000       5.608     $1,438.93    2.250
343694         NAPERVILLE             IL     60564      SFD          5.500       5.108     $2,572.09    2.250
343711         DANVILLE               CA     94526      SFD          5.625       5.233     $2,884.04    2.250
344089         SAN RAMON              CA     94583      SFD          5.875       5.483     $2,070.39    2.250
344372         LUBBOCK                TX     79416      SFD          5.875       5.483     $3,194.30    2.250
               PALOS VERDES
344448         ESTATES                CA     90274      SFD          5.625       5.233     $2,717.10    2.250
344509         FOSTER CITY            CA     94404      SFD          5.500       5.108     $2,185.99    2.250
344665         ORINDA                 CA     94563      SFD          5.750       5.358     $2,917.86    2.250
344708         SAN RAMON              CA     94583      SFD          5.875       5.483     $3,194.30    2.250
344743         BELMONT                CA     94002      SFD          5.625       5.233     $3,320.39    2.250
344825         SAN FRANCISCO          CA     94131      MF2          5.875       5.483     $2,366.15    2.250
344898         LITTLETOM              CO     80124      SFD          6.000       5.608     $3,261.55    2.250
345189         OAK HILL               VA     20171      SFD          5.000       4.608     $2,469.38    2.250
345262         FREMONT                CA     94555      SFD          5.875       5.483     $2,141.37    2.250
345271         SAN JOSE               CA     95120      SFD          5.500       5.108     $2,867.34    2.250
345662         FOSTER CITY            CA     94404      SFD          5.625       5.233     $4,806.73    2.250
345737         BEVERLY HILLS          CA     90210      SFD          6.000       5.608     $4,853.37    2.250
345742         REDWOOD CITY           CA     94065      LCO          5.500       5.108     $2,305.23    2.250
345767         FOSTER CITY            CA     94404      PUD          5.750       5.358     $1,755.39    2.250
346112         MILPITAS               CA     95035      LCO          5.500       5.108     $1,828.29    2.250
346435         LA SELVA BEACH         CA     95076      SFD          5.875       5.483     $4,637.66    2.250
346562         SAN JOSE               CA     95148      SFD          5.625       5.233     $2,072.37    2.250
346801         CUPERTINO              CA     95014      SFD          5.625       5.233     $2,112.66    2.250
347011         CUPERTINO              CA     95014      SFD          5.250       4.858     $2,534.62    2.250
347131         VALLEJO                CA     94591      SFD          5.750       5.358     $2,560.13    2.250
347424         FOSTER CITY            CA     94404      SFD          5.250       4.858     $2,374.48    2.250
347551         REDMOND                WA     98053      SFD          5.375       4.983     $2,043.90    2.250
347560         SAN JOSE               CA     95134      LCO          5.750       5.358     $2,100.58    2.250
347590         UNIVERSITY PARK        TX     75225      SFD          5.250       4.858     $2,518.05    2.250
347602         SAN JOSE               CA     95120      SFD          6.000       5.608     $3,201.60    2.250
347672         DALLAS                 TX     75209      SFD          5.875       5.483     $1,878.72    2.250
347959         CASTRO VALLEY          CA     94552      SFD          5.875       5.483     $2,351.37    2.250
               ROLLING HILLS
348064         ESTATE                 CA     90274      SFD          5.750       5.358     $2,509.37    2.250
348141         MOUNTAIN VIEW          CA     94040      SFD          5.500       5.108     $3,364.15    2.250
               LA CANADA
348355         FLINTRIDGE             CA     91011      SFD          5.625       5.233     $2,272.98    2.250
348517         HOUSTON                TX     77005      SFD          5.875       5.483     $2,502.21    2.250
348980         ALAMO                  CA     94507      SFD          5.500       5.108     $3,690.63    2.250
349074         GREEN OAKS             IL     60048      SFD          5.625       5.233     $1,934.20    2.250
349326         SAN RAMON              CA     94583      SFD          5.500       5.108     $2,063.92    2.250
349374         SAN JOSE               CA     95118      SFD          5.875       5.483     $1,934.33    2.250
349527         HINSDALE               IL     60521      SFD          5.500       5.108     $3,406.74    2.250
349546         ALAMO                  CA     94507      SFD          5.875       5.483     $2,839.39    2.250
349611         MOUNTAIN VIEW          CA     94040      PUD          5.375       4.983     $2,945.45    2.250
350221         SAN CLEMENTE           CA     92672      SFD          5.500       5.108     $2,469.32    2.250
350289         LOS ANGELES            CA     90046      SFD          5.500       5.108     $2,600.48    2.250
350337         CUPERTINO              CA     95014      SFD          5.500       5.108     $2,339.30    2.250
351028         SAN JOSE               CA     95126      SFD          5.500       5.108     $3,690.63    2.250
351035         PLEASANTON             CA     94566      SFD          5.500       5.108     $3,349.96    2.250
351085         SUNNYVALE              CA     94087      SFD          5.750       5.358     $2,451.01    2.250
351256         ARNOLD                 MD     21012      SFD          5.750       5.358     $1,867.44    2.250
351522         SAN JOSE               CA     95135      SFD          5.875       5.483     $2,661.92    2.250
351966         REDWOOD CITY           CA     94062      SFD          5.625       5.233     $3,016.44    2.250
352135         DANVILLE               CA     94526      SFD          5.500       5.108     $3,690.63    2.250
352180         SAN JOSE               CA     95125      SFD          5.875       5.483     $4,194.01    2.250
352472         NEWBURY PARK           CA     91320      SFD          5.500       5.108     $1,971.37    2.250
352702         SAN JOSE               CA     95117      SFD          5.500       5.108     $2,171.80    2.250
352737         SAN RAFAEL             CA     94901      SFD          5.875       5.483     $2,481.50    2.250
352878         UNION CITY             CA     94587      SFD          5.750       5.358     $2,532.71    2.250
353198         DANVILLE               CA     94506      SFD          5.875       5.483     $2,472.63    2.250
353233         BARRINGTON             IL     60010      SFD          5.500       5.108     $2,731.07    2.250
353525         SUDBURY                MA     01776      LCO          5.375       4.983     $3,023.85    2.250
354719         REDWOOD CITY           CA     94065      LCO          6.000       5.608     $2,236.33    2.250
356079         LONG BEACH             CA     90803      SFD          5.250       4.858     $2,761.02    2.250
356104         SUGAR LAND             TX     77479      SFD          5.375       4.983     $2,239.89    2.250
356631         SAN JOSE               CA     95123      SFD          6.000       5.608     $1,858.61    2.250
356983         PLEASANTON             CA     94566      SFD          6.000       5.608     $3,055.31    2.250
357150         INDIANAPOLIS           IN     46236      SFD          5.250       4.858     $2,341.35    2.250
357309         SAN FRANCISCO          CA     94116      SFD          5.625       5.233     $2,295.72    2.250
357534         MONTAUK                NY     11954      SFD          5.875       5.483     $2,342.49    2.250
357885         REDWOOD CITY           CA     94065      SFD          5.625       5.233     $1,732.73    2.250
358095         AROMAS                 CA     95004      SFD          5.875       5.483     $3,578.81    2.250
358105         WESTMINSTER            CO     80031      PUD          6.000       5.608     $2,296.28    2.250
358129         SAN JOSE               CA     95120      SFD          5.375       4.983     $2,351.88    2.250
358423         CAMPBELL               CA     95008      SFD          5.500       5.108     $2,427.30    2.250
358574         HERMOSA BEACH          CA     90254      LCO          6.000       5.608     $2,494.14    2.250
358842         SCOTTS VALLEY          CA     95066      SFD          5.875       5.483     $3,845.00    2.250
359248         WILTON                 CT     06897      SFD          5.625       5.233     $2,993.42    2.250
359412         FREMONT                CA     94539      SFD          5.375       4.983     $2,239.89    2.250
359578         SAN JOSE               CA     95120      SFD          6.000       5.608     $3,897.08    2.250
360319         ORANGE                 CA     92867      SFD          5.625       5.233     $2,268.09    2.250
360352         MISSION VIEJO          CA     92692      SFD          5.875       5.483     $2,299.90    2.250
360632         COMMACK                NY     11725      SFD          4.125       3.733     $1,705.97    2.250
360749         MILPITAS               CA     95035      SFD          5.875       5.483     $2,307.00    2.250
360963         SARATOGA               CA     95070      SFD          5.375       4.983     $2,951.05    2.250
361244         SAN RAMON              CA     94583      SFD          6.000       5.608     $1,985.42    2.250
361731         COTO DE CAZA           CA     92679      SFD          5.250       4.858     $3,285.62    2.250
361954         DANVILLE               CA     94526      SFD          5.750       5.358     $2,007.50    2.250
362382         WEST LINN              OR     97068      SFD          5.750       5.358     $2,240.92    2.250
362485         WAYNE                  NJ     07470      SFD          5.500       5.108     $2,299.55    2.250
362650         DUBLIN                 CA     94568      SFD          6.000       5.608     $2,530.11    2.250
362678         SAN JOSE               CA     95129      SFD          5.375       4.983     $2,682.27    2.250
362907         SAN MATEO              CA     94403      SFD          5.625       5.233     $3,033.71    2.250
363058         SARATOGA               CA     95070      SFD          5.500       5.108     $3,667.92    2.250
363063         LOVETTSVILLE           VA     20180      SFD          5.625       5.233     $1,784.54    2.250
363224         FOOTHILL RANCH         CA     92610      SFD          5.875       5.483     $2,514.04    2.250
363307         SAN JOSE               CA     95136      SFD          5.750       5.358     $1,838.26    2.250
364230         SARATOGA               CA     95070      SFD          5.625       5.233     $3,569.07    2.250
364297         FOSTER CITY            CA     94404      SFD          5.750       5.358     $2,408.99    2.250
364359         PLANO                  TX     75093      SFD          5.625       5.233     $2,555.91    2.250
364557         HINSDALE               IL     60522      SFD          5.750       5.358     $2,830.33    2.250
364680         SAN JOSE               CA     95120      SFD          5.500       5.108     $2,816.24    2.250
365276         JAMAICA PLAIN          MA     02130      SFD          6.000       5.608     $2,877.85    2.250
365982         SAN JOSE               CA     95135      SFD          5.500       5.108     $3,656.57    2.250
365983         GERMANTOWN             TN     38139      SFD          5.000       4.608     $1,833.79    2.250
366383         WALNUT CREEK           CA     94596      SFD          6.000       5.608     $2,715.97    2.250
366969         SAN JOSE               CA     95129      SFD          5.750       5.358     $2,170.90    2.250
367100         SUNNYVALE              CA     94086      SFD          5.750       5.358     $3,402.23    2.250
367119         LITTLETON              CO     80127      SFD          4.375       3.983     $1,997.15    2.250
367209         SAN JOSE               CA     95129      SFD          5.875       5.483     $2,070.39    2.250
367282         PLEASANTON             CA     94566      SFD          5.625       5.233     $3,310.03    2.250
367332         SAN JOSE               CA     95120      SFD          5.625       5.233     $2,262.33    2.250
367456         MENLO PARK             CA     94025      SFD          5.375       4.983     $2,876.02    2.250
367695         CLARKSVILLE            MD     21029      SFD          5.500       5.108     $3,604.90    2.250
367852         FREMONT                CA     94536      SFD          5.500       5.108     $2,355.19    2.250
368087         CHARLOTTE              NC     28277      PUD          5.875       5.483     $2,386.85    2.250
368104         SAN JOSE               CA     95120      SFD          5.375       4.983     $2,799.86    2.250
369156         PORTOLA VALLEY         CA     94028      SFD          5.625       5.233     $4,461.34    2.250
369375         MILLBRAE               CA     94030      SFD          5.750       5.358     $3,355.55    2.250
369643         DENVER                 CO     80202      LCO          6.125       5.733     $2,236.01    2.250
369981         SAN JOSE               CA     95129      SFD          5.375       4.983     $2,760.66    2.250
370168         SAN JOSE               CA     95138      SFD          5.875       5.483     $2,957.69    2.250
370293         MOUNTAIN VIEW          CA     94041      LCO          5.625       5.233     $2,486.84    2.250
370500         DAMESTOWN              MD     20874      SFD          5.375       4.983     $1,875.91    2.250
370540         SAN JOSE               CA     95148      SFD          5.625       5.233     $2,003.29    2.250
370704         SAN FRANCISCO          CA     94133      LCO          5.500       5.108     $3,043.35    2.250
370773         ORINDA                 CA     94563      SFD          5.750       5.358     $3,209.65    2.250
370927         BUELLTON               CA     93427      SFD          5.500       5.108     $1,814.66    2.250
370942         LOS ALTOS              CA     94024      SFD          5.375       4.983     $4,619.77    2.250
371015         LOS ALTOS              CA     94022      SFD          5.500       5.108     $3,662.24    2.250
371409         CHARLOTTE              NC     28207      SFD          5.000       4.608     $3,489.34    2.250
371648         RANCHO PALOS VERDES    CA     90275      SFD          5.875       5.483     $2,645.36    2.250
371713         OVERLAND PARK          KS     66223      SFD          5.750       5.358     $2,095.03    2.250
371798         MILPITAS               CA     95035      SFD          5.625       5.233     $1,986.02    2.250
371854         BELMONT                CA     94002      SFD          5.875       5.483     $2,993.19    2.250
371986         STINSON BEACH          CA     94970      SFD          5.875       5.483     $3,194.31    2.250
372054         HAYWARD                CA     94542      SFD          5.875       5.483     $2,160.30    2.250
372135         HUNTINGTON BEACH       CA     92649      SFD          5.625       5.233     $2,814.96    2.250
372240         FREMONT                CA     94539      SFD          5.875       5.483     $1,756.87    2.250
372344         HERMOSA BEACH          CA     90254      SFD          5.875       5.483     $3,845.00    2.250
372549         LIVERMORE              CA     94550      SFD          5.625       5.233     $2,820.72    2.250
372688         MENLO PARK             CA     94025      SFD          5.625       5.233     $2,498.35    2.250
373070         SARATOGA               CA     95070      SFD          5.750       5.358     $3,466.43    2.250
373269         STEVENSON RANCH        CA     91381      SFD          5.875       5.483     $1,934.33    2.250
373403         SAN JOSE               CA     95129      SFD          5.750       5.358     $2,684.44    2.250
373426         HAYWARD                CA     94542      SFD          5.750       5.358     $1,912.96    2.250
373441         TIBURON                CA     94920      SFD          5.625       5.233     $3,511.51    2.250
373561         SUNNYVALE              CA     94087      SFD          5.750       5.358     $2,433.50    2.250
373789         NEW YORK               NY     10021      HCO          5.500       5.108     $2,406.01    2.250
373908         CASTRO VALLEY          CA     94552      SFD          5.875       5.483     $2,454.89    2.250
373914         HOLMDEL                NJ     07733      SFD          5.250       4.858     $2,142.56    2.250
374072         FREMONT                CA     94538      SFD          5.500       5.108     $3,690.63    2.250
374086         FREMONT                CA     94539      SFD          5.625       5.233     $3,741.77    2.250
374097         SAN JOSE               CA     95138      SFD          5.625       5.233     $2,118.42    2.250
374301         SAN RAMON              CA     94583      SFD          5.500       5.108     $3,531.65    2.250
374381         SAN JOSE               CA     95131      LCO          5.750       5.358     $2,188.40    2.250
374759         SHERBORN               MA     01770      SFD          5.625       5.233     $3,678.45    2.250
374809         SAN FRANCISCO          CA     94122      SFD          5.500       5.108     $2,225.74    2.250
374842         PALO ALTO              CA     94303      SFD          5.625       5.233     $2,878.29    2.250
375254         VALLEJO                CA     94591      SFD          5.875       5.483     $1,779.35    2.250
375274         BOCA RATON             FL     33496      SFD          5.875       5.483     $3,149.35    2.250
375541         CLAYTON                CA     94517      SFD          5.375       4.983     $1,926.31    2.250
375720         DOVE CANYON            CA     92679      SFD          5.625       5.233     $2,341.78    2.250
375743         SAN JOSE               CA     95124      SFD          5.125       4.733     $2,450.20    2.250
375959         FREMONT                CA     94539      SFD          5.625       5.233     $2,302.63    2.250
376077         SAN JOSE               CA     95132      SFD          6.000       5.608     $2,334.06    2.250
376131         SUNNYVALE              CA     94087      SFD          5.750       5.358     $2,626.08    2.250
376246         SAN JOSE               CA     95129      SFD          5.625       5.233     $2,590.46    2.250
376538         SHERMAN OAKS           CA     91403      SFD          5.875       5.483     $2,298.13    2.250
376570         BELMONT                CA     94002      PUD          5.500       5.108     $1,890.74    2.250
376739         SAN RAMON              CA     94583      SFD          5.500       5.108     $2,157.60    2.250
376796         SAN JOSE               CA     95002      SFD          5.625       5.233     $2,216.28    2.250
376901         SANTA CLARA            CA     95051      SFD          6.000       5.608     $2,104.43    2.250
377199         FREMONT                CA     94539      SFD          5.875       5.483     $2,868.96    2.250
377442         SAN FRANCISCO          CA     94127      SFD          5.625       5.233     $3,298.52    2.250
377621         SAN JOSE               CA     95129      SFD          5.375       4.983     $2,071.90    2.250
377679         SAN MARINO             CA     91108      SFD          5.875       5.483     $4,093.45    2.250
377934         PLEASANTON             CA     94588      SFD          5.750       5.358     $2,258.43    2.250
378136         CUPERTINO              CA     95014      LCO          5.875       5.483     $1,839.69    2.250
378247         SAN JOSE               CA     95121      SFD          5.500       5.108     $2,509.63    2.250
378295         SAN BRUNO              CA     94066      SFD          5.875       5.483     $2,354.33    2.250
378316         ORINDA                 CA     94563      SFD          5.375       4.983     $2,547.87    2.250
378387         MONTE SERENO           CA     95030      SFD          5.500       5.108     $3,270.47    2.250
378404         SAN JOSE               CA     95138      SFD          5.500       5.108     $5,677.89    2.250
378628         SAN JOSE               CA     95130      SFD          5.500       5.108     $2,157.60    2.250
378629         CHICAGO                IL     60613      LCO          5.875       5.483     $2,207.61    2.250
378867         FOSTER CITY            CA     94404      SFD          5.500       5.108     $2,151.93    2.250
379006         CUPERTINO              CA     95014      SFD          5.625       5.233     $1,904.85    2.250
379022         CHESHIRE               CT     06410      SFD          5.125       4.733     $1,764.14    2.250
379220         FREMONT                CA     94555      SFD          5.750       5.358     $2,121.29    2.250
379278         SAUSALITO              CA     94965      SFD          6.000       5.608     $4,796.40    2.250
380664         SAN JOSE               CA     95130      SFD          5.500       5.108     $2,534.62    2.250
380712         SAN JOSE               CA     95129      SFD          5.750       5.358     $1,858.10    2.250
381366         SAN DIEGO              CA     92129      SFD          6.000       5.608     $1,816.64    2.250
381474         WELLINGTON             FL     33414      SFD          5.000       4.608     $2,490.86    2.250
381625         CUPERTINO              CA     95014      SFD          5.375       4.983     $2,959.45    2.250
381656         REDWOOD CITY           CA     94061      SFD          5.875       5.483     $3,182.48    2.250
381881         SUNNYVALE              CA     94087      SFD          5.625       5.233     $1,980.26    2.250
382129         REDWOOD CITY           CA     94065      SFD          5.500       5.108     $2,697.00    2.250
382274         FREMONT                CA     94539      SFD          5.375       4.983     $2,564.67    2.250
382379         ZIONSVILLE             IN     46077      SFD          4.875       4.483     $2,301.00    2.250
382447         MILPITAS               CA     95035      SFD          5.500       5.108     $2,498.28    2.250
382518         SAN DIEGO              CA     92130      SFD          5.500       5.108     $2,725.39    2.250
382693         MILLBRAE               CA     94030      SFD          5.500       5.108     $3,131.93    2.250
382733         SAN JOSE               CA     95116      SFD          5.875       5.483     $2,517.59    2.250
383039         SANTA CLARA            CA     95051      SFD          5.625       5.233     $1,949.18    2.250
383670         SAN JOSE               CA     95130      SFD          5.625       5.233     $2,072.37    2.250
383680         SUNNYVALE              CA     94086      SFD          5.625       5.233     $2,072.37    2.250
383890         NOKOMIS                FL     34275      SFD          4.500       4.108     $1,801.27    2.250
384027         RANCHO CUCAMONGA       CA     91737      SFD          5.375       4.983     $2,956.65    2.250
384394         HIGHLANDS RANCH        CO     80130      SFD          5.500       5.108     $2,095.57    2.250
384872         SAN JOSE               CA     95124      LCO          6.000       5.608     $2,044.47    2.250
384949         LOS GATOS              CA     95032      SFD          5.500       5.108     $3,423.77    2.250
385356         SAN JOSE               CA     95124      SFD          6.000       5.608     $3,477.40    2.250
385357         FREMONT                CA     94539      PUD          5.750       5.358     $2,316.79    2.250
385640         DANVILLE               CA     94506      SFD          5.750       5.358     $2,095.03    2.250
385652         SAN JOSE               CA     95148      SFD          6.000       5.608     $1,978.52    2.250
385680         SAN JOSE               CA     95120      SFD          5.625       5.233     $3,453.94    2.250
389591         PACIFIC PALISADES      CA     90272      LCO          6.500       6.108     $2,076.35    2.250
395156         SEATTLE                WA     98199      SFD          4.500       4.108     $2,168.62    2.250
396639         NEW YORK               NY     10036      COP          5.625       5.233     $1,834.91    2.250
738739         LONG BEACH             CA     90803      SFD          6.125       5.733     $1,828.31    2.250
739272         CHATHAM                NJ     07928      SFD          4.250       3.858     $2,380.99    2.250
740978         COLGATE                WI     53017      SFD          6.500       6.108     $1,951.52    2.250
741216         MAPLE GLEN             PA     19002      SFD          5.875       5.483     $2,437.14    2.250
743471         LOS ALTOS              CA     94204      SFD          5.875       5.483     $3,261.15    2.250
743994         WASHINGTON             DC     20016      LCO          6.500       6.108     $4,108.45    2.250
746585         VOORHEES               NJ     08043      SFD          5.375       4.983     $1,768.81    2.250
746588         MIAMI                  FL     33133      SFD          5.000       4.608     $2,941.79    2.250
747098         NAGS HEAD              NC     27959      SFD          6.000       5.608     $4,871.35    2.250
748531         SAN RAMON              CA     94583      SFD          6.500       6.108     $2,654.69    2.250
749365         CENTER VALLEY          PA     18034      SFD          5.000       4.608     $2,291.16    2.250
749590         WELLESLEY              MA     02481      SFD          5.750       5.358     $3,218.41    2.250
               LOS ANGELES
751379         TARZANA AREA           CA     91356      SFD          5.500       5.108     $2,271.16    2.250
751667         WASHINGTON             DC     20007      SFD          6.250       5.858     $2,986.23    2.250
752727         STILWELL               KS     66085      SFD          5.500       5.108     $2,058.24    2.250
752848         DUBLIN                 CA     94568      SFD          6.500       6.108     $2,338.65    2.250
753108         HAYMARKET              VA     20169      SFD          5.375       4.983     $2,396.68    2.250
753339         CARLSBAD               CA     92009      SFD          4.750       4.358     $2,403.34    2.250
753738         BROOKLINE              MA     02446      LCO          6.625       6.233     $4,162.03    2.250
754395         FREEMONT               CA     94538      LCO          6.500       6.108     $2,351.29    2.250
755381         OYSTER BAY COVE        NY     11771      SFD          6.125       5.733     $2,895.27    2.250
755609         INVERNESS              IL     60067      SFD          5.375       4.983     $3,471.83    2.250
757167         GOODYEAR               AZ     85338      SFD          5.500       5.108     $1,978.58    2.250
757892         CARMEL                 IN     46033      SFD          5.250       4.858     $1,982.42    2.250
758172         ALAMO                  CA     94507      SFD          5.500       5.108     $3,406.74    2.250
759877         NEWTOWN                CT     06470      SFD          6.125       5.733     $3,421.95    2.250
760333         CHARLOTTE              NC     28277      SFD          5.000       4.608     $2,039.93    2.250
760387         CHICAGO                IL     60647      SFD          5.750       5.358     $1,893.70    2.250
760500         NEW BERLIN             WI     53531      SFD          5.875       5.483     $2,721.07    2.250
761241         MORGAN HILL            CA     95037      SFD          6.500       6.108     $2,591.48    2.250
762151         COTO DE CAZA           CA     92679      SFD          5.875       5.483     $3,099.81    2.250
762780         ASHBURN                VA     20147      SFD          6.375       5.983     $2,044.74    2.250
763083         HINSDALE               IL     60521      SFD          5.500       5.108     $5,677.89    2.250
763536         RIDGEFIELD             CT     06877      SFD          5.625       5.233     $3,126.97    2.250
764210         CARY                   NC     27513      SFD          5.875       5.483     $1,963.91    2.250
764862         BELMONT                CA     94002      SFD          5.875       5.483     $2,453.11    2.250
765362         NEWTON                 MA     02465      SFD          5.875       5.483     $2,957.69    2.250
766177         SANTEE                 CA     92071      SFD          6.000       5.608     $1,208.70    2.250
766969         NORTH HOLLYWOOD        CA     91607      SFD          5.375       4.983     $1,855.19    2.250
768297         NEW HOPE               PA     18938      SFD          5.000       4.608     $2,963.26    2.250
768363         DANVILLE               CA     94506      SFD          5.375       4.983     $3,135.84    2.250
768616         PALO ALTO              CA     94306      SFD          6.000       5.608     $3,693.24    2.250
768664         NEWARK                 CA     94560      SFD          5.750       5.358     $2,007.50    2.250
768666         GROTON                 MA     01450      SFD          5.750       5.358     $2,334.30    2.250
768860         ASHBURN                VA     20148      SFD          5.500       5.108     $2,339.30    2.250
769503         GILROY                 CA     95020      SFD          5.750       5.358     $2,060.02    2.250
769698         CARMEL                 CA     93921      SFD          5.625       5.233     $3,453.94    2.250
769798         SAN DIEGO              CA     92130      SFD          6.000       5.608     $3,039.73    2.250
769868         FAIRFAX                CA     94930      SFD          5.875       5.483     $2,645.36    2.250
769891         BOSTON                 MA     02113      HCO          5.500       5.108     $2,969.54    2.250
769912         PASADENA               CA     91103      SFD          6.000       5.608     $4,346.75    2.250
769917         NAPA                   CA     94559      SFD          5.625       5.233     $1,925.58    2.250
770048         WALNUT CREEK           CA     94596      SFD          5.500       5.108     $3,957.49    2.250
770170         CUPERTINO              CA     95014      SFD          5.250       4.858     $1,678.70    2.250
770308         SARATOGA               CA     95070      SFD          5.375       4.983     $3,606.22    2.250
770393         SHERMAN OAKS           CA     91403      SFD          5.500       5.108     $1,845.32    2.250
770455         UNION CITY             CA     94587      SFD          5.500       5.108     $2,401.75    2.250
770664         REDWOOD CITY           CA     94063      SFD          6.000       5.608     $2,188.36    2.250
771053         SILVER SPRING          MD     20901      SFD          6.000       5.608     $1,884.57    2.250
771150         SOUTH RIDING           VA     20152      SFD          5.875       5.483     $1,956.22    2.250
771318         ASHBURN                VA     20147      PUD          5.625       5.233     $2,128.20    2.250
771334         CLAYTON                CA     94517      SFD          5.750       5.358     $3,676.51    2.250
771349         CUPERTINO              CA     95014      PUD          6.000       5.608     $2,206.35    2.250
771510         FOLSOM                 CA     95630      SFD          5.500       5.108     $2,838.95    2.250
771969         CARMEL                 CA     93921      SFD          5.750       5.358     $3,338.04    2.250
771978         PALO ALTO              CA     94306      SFD          5.875       5.483     $3,064.17    2.250
772013         TRUCKEE                CA     96161      SFD          5.750       5.358     $3,664.84    2.250
772042         UNION CITY             CA     94587      SFD          5.875       5.483     $2,007.89    2.250
772177         CLAYTON                CA     94517      SFD          5.875       5.483     $1,869.26    2.250
772248         LOS ALTOS HILLS        CA     94024      SFD          5.750       5.358     $5,835.73    2.250
772310         SAN FRANCISCO          CA     94115      LCO          5.875       5.483     $1,851.52    2.250
772391         SAN MARTIN             CA     95046      SFD          5.875       5.483     $3,454.58    2.250
772409         NEWTOWN                PA     18940      SFD          5.000       4.608     $2,872.00    2.250
772431         SAN FRANCISCO          CA     94133      SFD          5.875       5.483     $2,377.99    2.250
772432         CUPERTINO              CA     95014      SFD          5.500       5.108     $2,027.01    2.250
772446         GAITHERSBURG           MD     20878      SFD          5.750       5.358     $2,287.61    2.250
773703         SAN JOSE               CA     95131      PUD          5.875       5.483     $2,011.23    2.250
773825         SAN JOSE               CA     95120      SFD          5.250       4.858     $2,103.90    2.250
773839         FREMONT                CA     94539      SFD          5.375       4.983     $1,909.51    2.250
773854         BERKELEY               CA     94707      SFD          5.750       5.358     $3,688.19    2.250
773900         SAN JOSE               CA     95134      SFD          5.750       5.358     $2,420.08    2.250
773962         CASTRO VALLEY          CA     94552      SFD          5.500       5.108     $2,396.07    2.250
774011         LAGUNA NIGUEL          CA     92677      SFD          5.875       5.483     $2,070.39    2.250
774200         FREMONT                CA     94539      SFD          5.750       5.358     $3,466.43    2.250
774271         ORINDA                 CA     94563      SFD          5.625       5.233     $2,789.92    2.250
774300         SUNNYVALE              CA     94087      SFD          5.875       5.483     $3,135.16    2.250
774434         SANTA CLARA            CA     95051      SFD          5.500       5.108     $1,875.98    2.250
774482         OAKLAND                CA     94618      SFD          5.500       5.108     $3,974.53    2.250
774558         SAN JOSE               CA     95136      LCO          5.875       5.483     $1,863.35    2.250
774696         SAN RAMON              CA     94583      SFD          5.875       5.483     $2,070.39    2.250
774716         ELMHURST               IL     60126      SFD          5.375       4.983     $1,898.30    2.250
774739         BURLINGAME             CA     94010      SFD          5.875       5.483     $3,472.33    2.250
774983         SAN FRANCISCO          CA     94123      SFD          5.875       5.483     $4,199.92    2.250
775187         FAIRFAX                VA     22032      SFD          5.625       5.233     $2,935.85    2.250
775217         SAN JOSE               CA     95129      SFD          5.625       5.233     $2,590.46    2.250
775324         PLANO                  TX     75093      SFD          5.500       5.108     $3,160.89    2.250
775443         CHICAGO                IL     60622      SFD          5.375       4.983     $3,863.81    2.250
775449         SUNNYVALE              CA     94087      SFD          5.625       5.233     $2,085.03    2.250
775473         NAPERVILLE             IL     60564      SFD          5.500       5.108     $2,316.58    2.250
775590         BURLINGAME             CA     94010      SFD          5.500       5.108     $4,668.37    2.250
776462         PACHECO                CA     94553      SFD          5.750       5.358     $1,838.26    2.250
776551         FREMONT                CA     94539      SFD          5.500       5.108     $2,441.50    2.250
776701         FREMONT                CA     94539      SFD          5.500       5.108     $3,642.37    2.250
776780         LOS ALTOS              CA     94024      SFD          5.750       5.358     $3,052.09    2.250
776800         FREMONT                CA     94539      SFD          5.750       5.358     $3,022.91    2.250
776804         FREMONT                CA     94538      SFD          5.875       5.483     $1,833.77    2.250
777827         SARASOTA               FL     34242      SFD          5.250       4.858     $2,584.32    2.250
777969         FREMONT                CA     94539      SFD          5.375       4.983     $2,449.88    2.250
777999         LAGUNA HILLS           CA     92653      PUD          5.250       4.858     $3,147.57    2.250
778017         PALO ALTO              CA     94301      SFD          5.750       5.358     $2,917.87    2.250
778026         SARATOGA               CA     95070      SFD          5.375       4.983     $4,619.77    2.250
778417         DUBLIN                 CA     94568      SFD          5.750       5.358     $2,357.64    2.250
778469         SAN MARTIN             CA     95046      SFD          5.500       5.108     $3,662.24    2.250
778500         FREMONT                CA     94536      SFD          5.625       5.233     $2,158.72    2.250
778533         SAN JOSE               CA     95117      SFD          5.500       5.108     $1,930.49    2.250
778604         SAN JOSE               CA     95129      SFD          5.625       5.233     $2,527.14    2.250
778742         SAN JOSE               CA     95132      SFD          5.750       5.358     $2,114.29    2.250
778754         SAN CARLOS             CA     94070      SFD          5.750       5.358     $3,307.96    2.250
779275         SAN JOSE               CA     95123      SFD          5.750       5.358     $2,166.23    2.250
779372         PLEASANTON             CA     94566      SFD          5.750       5.358     $2,165.06    2.250
779391         SANTA CLARA            CA     95054      SFD          5.500       5.108     $2,157.60    2.250
779527         PLEASANTON             CA     94566      SFD          5.375       4.983     $2,962.25    2.250
779625         DUBLIN                 CA     94568      SFD          5.625       5.233     $2,032.07    2.250
779665         SAN JOSE               CA     95125      SFD          5.750       5.358     $2,789.48    2.250
779684         SUNNYVALE              CA     94087      SFD          5.625       5.233     $3,471.21    2.250
779790         SAN JOSE               CA     95148      SFD          5.375       4.983     $1,794.15    2.250
779856         MENLO PARK             CA     94025      SFD          5.750       5.358     $4,668.58    2.250
779913         SAN JOSE               CA     95120      SFD          5.500       5.108     $1,975.91    2.250
780027         SEATTLE                WA     98112      SFD          5.500       5.108     $2,134.89    2.250
780268         FREMONT                CA     94539      SFD          5.750       5.358     $3,793.23    2.250
780272         NORTH HOLLYWOOD        CA     91607      SFD          5.625       5.233     $1,994.65    2.250
780358         ORINDA                 CA     94563      SFD          5.500       5.108     $2,129.21    2.250
780492         ORINDA                 CA     94563      SFD          5.750       5.358     $2,000.49    2.250
780503         FREMONT                CA     94539      SFD          5.500       5.108     $2,256.96    2.250
780574         SUNNYVALE              CA     94086      SFD          5.500       5.108     $1,799.90    2.250
780819         SAN JOSE               CA     95129      SFD          5.375       4.983     $2,228.69    2.250
780834         MENLO PARK             CA     94025      MF2          5.625       5.233     $3,741.77    2.250
780876         FREMONT                CA     94539      SFD          5.750       5.358     $2,153.39    2.250
780900         FREMONT                CA     94536      PUD          5.750       5.358     $1,826.59    2.250
780912         IRVINE                 CA     92602      SFD          5.750       5.358     $2,754.47    2.250
780949         OAKLAND                CA     94605      SFD          5.750       5.358     $2,526.88    2.250
781331         SUNNYVALE              CA     94087      SFD          5.750       5.358     $2,159.22    2.250
781502         SAN CARLOS             CA     94070      LCO          5.750       5.358     $1,925.80    2.250
781558         SUNNYVALE              CA     94087      SFD          5.500       5.108     $3,236.40    2.250
781748         SUNNYVALE              CA     94086      SFD          5.750       5.358     $2,007.49    2.250
781838         SAN JOSE               CA     95148      SFD          5.875       5.483     $2,231.88    2.250
782415         BELMONT                CA     94002      SFD          5.625       5.233     $2,060.85    2.250
782928         SUNNYVALE              CA     94087      SFD          5.750       5.358     $2,917.87    2.250
782973         SARATOGA               CA     95070      SFD          5.500       5.108     $1,987.27    2.250
783165         HUNTINGTON BEACH       CA     92648      SFD          5.625       5.233     $5,756.57    2.250
783264         SAN JOSE               CA     95148      SFD          5.375       4.983     $3,348.63    2.250
783543         SAN MATEO              CA     94402      SFD          5.750       5.358     $2,742.80    2.250
783578         SAN RAMON              CA     94583      SFD          5.750       5.358     $2,293.45    2.250
783864         WESTON                 CT     06883      SFD          5.000       4.608     $1,889.62    2.250
784156         LAGUNA BEACH           CA     92651      SFD          5.750       5.358     $2,529.79    2.250
784696         UNION CITY             CA     94587      SFD          5.625       5.233     $3,137.33    2.250
784721         LAFAYETTE              CA     94549      SFD          5.750       5.358     $2,121.29    2.250
784825         SAN FRANCISCO          CA     94105      HCO          5.500       5.108     $2,748.10    2.250
784916         SAN FRANCISCO          CA     94110      LCO          5.375       4.983     $2,508.68    2.250
785151         LOS GATOS              CA     95032      SFD          5.750       5.358     $2,392.65    2.250
785197         BELMONT                CA     94002      SFD          5.500       5.108     $2,078.11    2.250
785216         MOORESVILLE            NC     28117      SFD          5.000       4.608     $3,470.56    2.250
785306         SANTA CLARA            CA     95051      SFD          5.000       4.608     $2,329.81    2.250
785520         LOS ALTOS              CA     94022      SFD          5.375       4.983     $3,354.23    2.250
785581         MORRISON               CO     80465      SFD          5.375       4.983     $2,035.50    2.250
785619         SAN FRANCISCO          CA     94109      HCO          5.250       4.858     $2,981.90    2.250
785662         FREMONT                CA     94555      SFD          5.625       5.233     $2,676.81    2.250
785712         CAMPBELL               CA     95008      SFD          5.750       5.358     $3,174.64    2.250
785793         SANTA CLARA            CA     95051      SFD          5.500       5.108     $1,918.56    2.250
786106         SAN FRANCISCO          CA     94116      SFD          5.500       5.108     $3,299.99    2.250
786310         LAFAYETTE              CA     94549      SFD          5.750       5.358     $3,775.72    2.250
786336         SAN JOSE               CA     95136      SFD          5.375       4.983     $2,083.10    2.250
786488         ARLINGTON              VA     22209      SFD          5.625       5.233     $2,826.48    2.250
786562         CUPERTINO              CA     95014      SFD          5.375       4.983     $2,071.90    2.250
786660         FREMONT                CA     94538      SFD          5.750       5.358     $2,040.17    2.250
786668         BOXBORO                MA     01719      SFD          5.625       5.233     $2,072.37    2.250
786686         ALVISO                 CA     95002      SFD          5.750       5.358     $2,334.30    2.250
786695         SAN JOSE               CA     95134      PUD          5.625       5.233     $2,210.53    2.250
786796         SAN RAMON              CA     94583      SFD          5.750       5.358     $2,060.02    2.250
786873         SANTA CLARA            CA     95054      SFD          5.375       4.983     $2,167.09    2.250
786973         SAN JOSE               CA     95121      SFD          5.375       4.983     $3,393.43    2.250
787011         SAN JOSE               CA     95135      SFD          5.375       4.983     $2,547.87    2.250
787265         MOUNTAIN VIEW          CA     94043      SFD          5.750       5.358     $1,925.80    2.250
787444         SAN FRANCISCO          CA     94116      SFD          5.750       5.358     $2,970.39    2.250
787587         SUNNYVALE              CA     94087      SFD          5.375       4.983     $3,197.44    2.250
787799         MILL VALLEY            CA     94941      SFD          5.750       5.358     $2,591.07    2.250
787993         SAN JOSE               CA     95129      SFD          5.500       5.108     $2,072.43    2.250
788028         GILROY                 CA     95020      SFD          5.750       5.358     $1,803.25    2.250
788068         CHATHAM                NJ     07928      SFD          5.625       5.233     $4,547.69    2.250
788100         SAN JOSE               CA     95124      SFD          5.625       5.233     $1,986.02    2.250
788136         SAN JOSE               CA     95131      SFD          5.500       5.108     $2,401.75    2.250
788380         FREMONT                CA     94539      SFD          5.375       4.983     $3,639.82    2.250
788590         CUPERTINO              CA     95014      SFD          5.750       5.358     $2,386.82    2.250
788645         PHOENIX                AZ     85007      SFD          5.750       5.358     $2,188.40    2.250
788719         SAN JOSE               CA     95123      SFD          5.750       5.358     $2,704.87    2.250
789218         FREMONT                CA     94539      SFD          5.375       4.983     $2,500.28    2.250
789328         SARATOGA               CA     95070      SFD          5.500       5.108     $3,293.18    2.250
789385         SAN JOSE               CA     95131      SFD          5.625       5.233     $2,385.53    2.250
789410         SAN FRANCISCO          CA     94107      LCO          5.500       5.108     $3,129.66    2.250
789439         SAN JOSE               CA     95125      SFD          5.500       5.108     $2,015.66    2.250
789454         DANVILLE               CA     94506      SFD          5.750       5.358     $2,334.30    2.250
789514         SAN DIEGO              CA     92130      SFD          5.500       5.108     $2,129.21    2.250
789857         PALO ALTO              CA     94303      SFD          5.375       4.983     $3,359.83    2.250
790016         DALLAS                 TX     75253      SFD          5.250       4.858     $2,010.03    2.250
790232         LIVERMORE              CA     94550      SFD          5.750       5.358     $2,007.50    2.250
790294         FREMONT                CA     94536      SFD          5.375       4.983     $2,973.45    2.250
790309         SIMI VALLEY            CA     93065      SFD          5.750       5.358     $2,516.95    2.250
790348         MILPITAS               CA     95035      SFD          5.750       5.358     $2,001.66    2.250
790694         AUSTIN                 TX     78731      SFD          5.625       5.233     $3,471.75    2.250
790845         LA CANADA              CA     91011      SFD          5.875       5.483     $4,229.50    2.250
791031         FREMONT                CA     94539      SFD          5.500       5.108     $3,355.64    2.250
791265         SANTA BARBARA          CA     93109      SFD          5.625       5.233     $3,741.77    2.250
791345         NEWTON                 MA     02459      SFD          5.500       5.108     $2,861.66    2.250
791446         CARLSBAD               CA     92009      SFD          5.625       5.233     $1,928.45    2.250
791470         SUNNYVALE              CA     94087      SFD          5.500       5.108     $3,026.32    2.250
791581         SAN JOSE               CA     95129      SFD          5.500       5.108     $3,100.13    2.250
791623         FREMONT                CA     94539      SFD          5.375       4.983     $2,855.86    2.250
809946         COLLEGEVILLE           PA     19426      SFD          6.125       5.733     $2,065.88    2.250
821510         MESA                   AZ     85213      SFD          5.500       5.108     $2,542.71    2.250
855599         RANDOLPH               NJ     07869      SFD          5.500       5.108     $1,958.88    2.250
860406         FAIRFIELD              CT     06432      SFD          4.875       4.483     $1,809.90    2.250
864621         CARNELIAN BAY          CA     96140      SFD          6.000       5.608     $1,804.65    2.250
864800         LAGRANGEVILLE          NY     12540      SFD          5.000       4.608     $1,717.83    2.250
865606         DARIEN                 CT     06820      SFD          5.000       4.608     $4,831.40    2.250
866711         CHAMBERSBURG           PA     17201      SFD          4.500       4.108     $2,209.15    2.250
870726         LEBANON                NJ     08833      SFD          6.000       5.608     $2,349.76    2.250
875442         BOSTON                 MA     02114      LCO          5.875       5.483     $2,650.09    2.250
876702         THE WOODLANDS          TX     77381      SFD          5.000       4.608     $1,784.88    2.250
881432         SAINT CHARLES          IL     60174      SFD          5.250       4.858     $3,525.27    2.250
884682         GREENWICH              CT     06830      SFD          4.875       4.483     $5,292.09    2.250
891756         WILDWOOD               MO     63005      SFD          5.625       5.233     $2,337.17    2.250
900888         SIMI VALLEY            CA     93065      SFD          5.375       4.983     $2,251.09    2.250
902280         PALO ALTO              CA     94301      SFD          6.000       5.608     $4,721.47    2.250
908674         SEATTLE                WA     98109      SFD          5.000       4.608     $1,996.98    2.250
909128         SAN DIEGO              CA     92127      SFD          5.500       5.108     $2,523.83    2.250
909448         LARCHMONT              NY     10538      SFD          5.625       5.233     $4,766.44    2.250
914654         FOSTER CITY            CA     94404      SFD          6.000       5.608     $2,853.87    2.250
915091         DUBLIN                 CA     94568      SFD          5.875       5.483     $2,188.69    2.250
916875         WINNETKA               IL     60093      SFD          5.875       5.483     $3,105.58    2.250
917756         SAN MATEO              CA     94401      SFD          5.500       5.108     $2,982.13    2.250
918043         OAKLAND                CA     94611      SFD          5.750       5.358     $2,170.90    2.250
923131         LARCHMONT              NY     10538      SFD          4.875       4.483     $2,571.96    2.250
923717         ROLLING HILLS          CA     90274      SFD          6.000       5.608     $3,591.31    2.250
932200         WEST REDDING           CT     06896      SFD          5.125       4.733     $4,791.49    2.250
958189         CHAPEL HILL            NC     27517      SFD          5.250       4.858     $2,032.11    2.250
961487         SAN JOSE               CA     95120      SFD          5.500       5.108     $3,270.47    2.250
964807         SHERMAN OAKS           CA     91423      SFD          5.500       5.108     $3,411.28    2.250
970634         DUBLIN                 CA     94568      SFD          5.875       5.483     $2,475.59    2.250
970780         SAN FRANCISCO          CA     94107      LCO          6.000       5.608     $2,182.37    2.250
973310         ISSAQUAH               WA     98029      SFD          5.125       4.733     $2,177.95    2.250
976165         STAMFORD               CT     06902      LCO          5.375       4.983     $2,343.48    2.250
976368         NEW CANAAN             CT     06840      SFD          5.625       5.233     $2,619.24    2.250
976614         CARY                   NC     27511      SFD          5.500       5.108     $1,762.99    2.250
979100         SADDLE RIVER           NJ     07458      SFD          5.500       5.108     $3,463.52    2.250
982320         LIVERMORE              CA     94550      SFD          4.375       3.983     $2,879.60    2.250
982970         CONCORD                MA     01742      SFD          6.125       5.733     $3,038.05    2.250
984528         LA GRANGE              IL     60525      SFD          6.000       5.608     $2,188.36    2.250
985362         ATLANTA                GA     30305      SFD          5.000       4.608     $7,515.51    2.250
986192         PORTLAND               OR     97219      SFD          5.500       5.108     $3,403.22    2.250
987175         OLD LYME               CT     06371      SFD          5.000       4.608     $2,711.43    2.250
988560         CONCORD                MA     01773      SFD          6.250       5.858     $2,647.59    2.250
988566         DOBBS FERRY            NY     10522      LCO          5.250       4.858     $3,589.33    2.250
988597         DOWNINGTOWN            PA     19372      SFD          5.375       4.983     $2,665.47    2.250
988631         POWDER SPRINGS         GA     30127      SFD          4.875       4.483     $1,744.28    2.250
990930         FAIRFIELD              CA     94585      SFD          5.750       5.358     $3,618.16    2.250
992060         SAN FRANCISCO          CA     94112      LCO          5.875       5.483     $2,324.75    2.250
993681         ARLINGTON              VA     22201      SFD          6.125       5.733     $2,994.91    2.250
994362         RADNOR                 PA     19087      SFD          5.000       4.608     $3,757.76    2.250
994575         LANDENBERG             PA     19350      SFD          4.875       4.483     $1,799.31    2.250
994965         MILPITAS               CA     95035      SFD          5.875       5.483     $2,840.57    2.250
995937         RARITAN                NJ     08822      SFD          5.250       4.858     $1,932.72    2.250
996011         PHOENIX                AZ     85001      SFD          5.375       4.983     $2,202.93    2.250
996072         GLENVIEW               IL     60025      SFD          5.875       5.483     $2,654.83    2.250
997860         RIDGEFIELD             CT     06877      SFD          5.500       5.108     $5,677.89    2.250
998060         REDONDO BEACH          CA     90277      LCO          6.250       5.858     $2,493.35    2.250
998374         MOUNTAIN VIEW          CA     94043      PUD          5.625       5.233     $2,167.35    2.250
998402         THOUSAND OAKS          CA     91362      SFD          5.625       5.233     $5,509.04    2.250
998477         MILPITAS               CA     95035      SFD          5.500       5.108     $2,107.92    2.250
999023         DAVIS                  CA     95616      SFD          5.750       5.358     $2,363.48    2.250
999057         ORINDA                 CA     94563      SFD          5.375       4.983     $3,639.82    2.250
999236         DANVILLE               CA     94506      SFD          5.500       5.108     $1,987.27    2.250
999602         UNIVERSITY PARK        TX     75225      SFD          5.375       4.983     $2,591.55    2.250
999686         SARATOGA               CA     95070      SFD          5.375       4.983     $2,503.08    2.250
1504083        SAN JOSE               CA     95121      SFD          5.500       5.108     $2,980.90    2.250
1713197        SAN DIEGO              CA     92127      PUD          5.750       5.358     $2,270.10    2.250
1821990        SAN JOSE               CA     95120      SFD          5.375       4.983     $2,749.46    2.250
1871946        SAN JOSE               CA     95125      SFD          5.625       5.233     $2,619.24    2.250
1934918        MENLO PARK             CA     94025      SFD          5.625       5.233     $3,678.45    2.250
2044573        CUPERTINO              CA     95014      SFD          5.250       4.858     $3,092.35    2.250
2237352        PLEASANTON             CA     94566      SFD          5.625       5.233     $3,068.25    2.250
2251379        MERCER ISLAND          WA     98040      SFD          5.500       5.108     $2,259.81    2.250
2285864        OAKLAND                CA     94601      SFD          5.125       4.733     $1,873.04    2.250
2294148        ANDOVER                MA     01810      SFD          5.375       4.983     $2,239.89    2.250
2402584        PLEASANTON             CA     94566      SFD          5.750       5.358     $2,229.25    2.250
2441681        LEAWOOD                KS     66206      SFD          5.500       5.108     $1,833.96    2.250
2451524        LEXINGTON              MA     02421      SFD          5.625       5.233     $5,504.72    2.250
2498210        ATLANTA                GA     30305      SFD          5.375       4.983     $1,825.37    2.250
2524049        SAN JOSE               CA     95120      SFD          5.625       5.233     $3,453.94    2.250
2556801        SUNNYVALE              CA     94085      LCO          5.625       5.233     $1,842.11    2.250
2564979        SANTA CLARA            CA     95051      SFD          5.375       4.983     $2,235.41    2.250
2927802        SAN RAMON              CA     94583      SFD          5.750       5.358     $2,509.37    2.250
3611597        SAN JOSE               CA     95120      SFD          5.250       4.858     $2,335.83    2.250
3638301        PLEASANTON             CA     94588      SFD          5.375       4.983     $2,015.90    2.250
3652617        CUPERTINO              CA     95014      SFD          5.500       5.108     $2,469.89    2.250
3701448        LOS GATOS              CA     95030      SFD          5.875       5.483     $2,999.10    2.250
3758919        ALAMO                  CA     94507      LCO          5.625       5.233     $2,158.72    2.250
3946654        MILPITAS               CA     95035      SFD          5.375       4.983     $1,903.91    2.250
3966793        SARATOGA               CA     95070      SFD          5.375       4.983     $2,407.88    2.250
4064572        FREMONT                CA     94536      SFD          5.375       4.983     $2,710.27    2.250
4302981        SANTA CLARA            CA     95051      SFD          5.500       5.108     $2,725.39    2.250
4333812        NEWARK                 CA     94560      SFD          5.500       5.108     $1,947.52    2.250
4398681        PHOENIX                AZ     85020      SFD          5.625       5.233     $2,108.63    2.250
4650073        SAN JOSE               CA     95129      SFD          5.500       5.108     $2,492.60    2.250
4693461        CUPERTINO              CA     95014      SFD          5.750       5.358     $2,322.62    2.250
4884177        FREMONT                CA     94539      SFD          5.625       5.233     $2,440.79    2.250
4910873        SARATOGA               CA     95070      SFD          5.125       4.733     $2,346.74    2.250
5348164        SAN JOSE               CA     95120      SFD          5.875       5.483     $2,336.58    2.250
5351748        SAN CARLOS             CA     94070      SFD          5.125       4.733     $2,613.54    2.250
6249555        CASTLE ROCK            CO     80104      SFD          5.625       5.233     $2,734.37    2.250
8004269        RANCHO SANTA FE        CA     92067      SFD          5.500       5.108     $4,826.21    2.250
8021768        SAN JOSE               CA     95129      SFD          5.250       4.858     $1,921.67    2.250
8034639        FREMONT                CA     94555      SFD          5.750       5.358     $2,334.30    2.250
8090904        SAN DIEGO              CA     92130      SFD          4.875       4.483     $2,950.34    2.250
8095069        SANTA CLARA            CA     95051      PUD          5.500       5.108     $2,066.76    2.250
8141277        SAN JOSE               CA     95121      SFD          5.375       4.983     $2,631.87    2.250
8165078        SARATOGA               CA     95070      SFD          5.750       5.358     $3,717.36    2.250
8242125        SAN JOSE               CA     95128      SFD          5.625       5.233     $2,486.84    2.250
8281578        LOS ALTOS              CA     94024      SFD          5.500       5.108     $2,387.56    2.250
8287583        WEST SIMSBURY          CT     06092      SFD          4.625       4.233     $3,084.84    2.250
8291569        SAN JOSE               CA     95123      SFD          5.250       4.858     $1,921.67    2.250
8295230        SAN JOSE               CA     95148      SFD          5.375       4.983     $2,200.69    2.250
8295677        SAN JOSE               CA     95120      SFD          5.250       4.858     $3,304.94    2.250
8305260        UNION CITY             CA     94587      SFD          5.500       5.108     $2,958.19    2.250
8310047        LOS ALTOS              CA     94022      SFD          5.500       5.108     $3,234.70    2.250
8323016        SAN JOSE               CA     95129      SFD          5.625       5.233     $2,837.99    2.250
8323636        MILLBRAE               CA     94030      SFD          5.750       5.358     $2,404.33    2.250
8329435        CAMPBELL               CA     95008      SFD          5.625       5.233     $2,182.89    2.250
8361925        SAN JOSE               CA     95129      SFD          5.500       5.108     $1,998.62    2.250
8412350        MOUNTAIN VIEW          CA     94043      SFD          5.500       5.108     $3,393.11    2.250
8418170        BRENTWOOD              CA     94513      SFD          5.625       5.233     $1,954.15    2.250
8434680        LAFAYETTE              CO     80026      SFD          5.750       5.358     $2,623.75    2.250
8469116        FREMONT                CA     94539      SFD          5.125       4.733     $3,539.17    2.250
8481079        SOUTHLAKE              TX     76092      SFD          5.250       4.858     $3,114.43    2.250
8509218        SUNNYVALE              CA     94086      SFD          5.500       5.108     $2,736.75    2.250
9942583        DEL MAR                CA     92014      SFD          5.625       5.233     $2,256.58    2.250
9947683        GERMANTOWN             MD     20874      SFD          5.500       5.108     $1,939.60    2.250
9958144        CORTLANDT MANOR        NY     10567      SFD          5.000       4.608     $1,932.56    2.250
9958260        BERNARDS TOWNSHIP      NJ     07920      SFD          5.500       5.108     $2,168.96    2.250
9963767        NEW YORK               NY     10028      COP          5.875       5.483     $1,885.53    2.250
9978068        FLOWER MOUND           TX     75028      SFD          5.125       4.733     $2,177.95    2.250
9978369        SUMMIT                 NJ     07901      SFD          5.875       5.483     $5,915.38    2.250
9980510        STRATHAM               NH     03885      SFD          5.875       5.483     $3,329.18    2.250
9992871        MORRIS PLAINS          NJ     07950      SFD          5.500       5.108     $2,180.31    2.250
122335342      NEEDHAM                MA     02492      SFD          5.625       5.233     $2,826.48    2.250
122335417      LEXINGTON              MA     02420      LCO          5.625       5.233     $1,957.24    2.250
122339641      SAN JOSE               CA     95129      SFD          5.000       4.608     $2,023.82    2.250
122342512      ACTON                  MA     01720      SFD          5.750       5.358     $2,229.25    2.250
122360274      LEXINGTON              MA     02421      SFD          5.250       4.858     $3,512.02    2.250
122373079      BENICIA                CA     94510      SFD          5.625       5.233     $2,003.29    2.250
122381643      WEST BARNSTABLE        MA     02668      SFD          5.625       5.233     $1,899.66    2.250
122384696      WELLESLEY              MA     02482      SFD          5.250       4.858     $2,484.92    2.250
122388697      FORT WAYNE             IN     46814      SFD          4.625       4.233     $1,933.17    2.250
122404726      CULVER CITY            CA     90230      SFD          5.750       5.358     $1,914.12    2.250
122422868      SAN JOSE               CA     95118      SFD          5.375       4.983     $1,808.71    2.250
122447451      LOS ANGELES            CA     90025      SFD          5.750       5.358     $2,892.19    2.250



COUNT:                         968
WAC:                   5.613119808
WAM:                      359.2050
WALTV:                 65.23885162



TABLE (CONTINUED)

(i)           (viii)    (ix)       (x)            (xi)    (xii)         (xiii)   (xiv)       (xv)      (xvi) (xvii)  (xviii)
--------     --------     ---------  -----------    -----  ----------   ------    ----------- --------- ----- ------- -------
                                       CUT-OFF
MORTGAGE     ORIGINAL     SCHEDULED     DATE                  NEXT                             MORTGAGE                MASTER
  LOAN       TERM TO       MATURITY   PRINCIPAL            ADJUSTMENT    LIFE     CONVERTIBLE INSURANCE       SERVICE SERVICE
 NUMBER      MATURITY       DATE       BALANCE       LTV      DATE        CAP        LOANS      CODE    INDEX   FEE     FEE
--------     --------     ---------  -----------    -----  ----------   ------    ----------- --------- ----- ------- -------
102057         360        1-Sep-32   $404,000.00    59.15   1-Sep-07     9.625        N
104294         360        1-Aug-32   $468,231.50    79.66   1-Aug-07    10.250        N
257864         360        1-Aug-32   $355,609.20    80.00   1-Aug-07    10.000        N
257933         360        1-Sep-32   $328,000.00    80.00   1-Sep-07     9.500        N
258735         360        1-Aug-32   $379,574.18    65.52   1-Aug-07    10.375        N
259378         360        1-Aug-32   $439,518.39    74.58   1-Aug-07    10.500        N
261342         360        1-Aug-32   $414,576.88    65.10   1-Aug-07    10.875        N
261355         360        1-Aug-32   $369,204.87    80.00   1-Aug-07    10.625        N
262547         360        1-Aug-32   $449,530.17    54.09   1-Aug-07    10.750        N
262809         360        1-Sep-32   $316,350.00    95.00   1-Sep-07    10.125        N         33
263094         360        1-Aug-32   $613,017.79    80.00   1-Aug-07    11.250        N
263481         360        1-Sep-32 $1,500,000.00    68.97   1-Sep-07    10.375        N
263537         360        1-Aug-32   $323,692.57    77.70   1-Aug-07    11.250        N
263899         360        1-Aug-32   $829,112.68    37.73   1-Aug-07    10.625        N
264057         360        1-Jul-32   $753,992.04    67.52   1-Jul-07    11.000        N
264228         360        1-Aug-32   $999,004.49    35.71   1-Aug-07    11.000        N
264988         360        1-Sep-32   $422,800.00    80.00   1-Sep-07    10.125        N
265049         360        1-Aug-32   $449,471.68    69.23   1-Aug-07    10.125        N
265141         360        1-Aug-32   $310,843.04    80.00   1-Aug-07    10.250        N
265479         360        1-Sep-32 $1,277,500.00    70.00   1-Sep-07    10.125        N
265852         360        1-Aug-32   $711,202.17    80.00   1-Aug-07    10.375        N
265904         360        1-Sep-32   $416,000.00    80.00   1-Sep-07    10.125        N
265963         360        1-Aug-32   $729,273.28    69.06   1-Aug-07    11.000        N
267046         360        1-Sep-32   $599,000.00    53.01   1-Sep-07    10.625        N
267499         360        1-Sep-32   $348,000.00    80.00   1-Sep-07    10.125        N
267737         360        1-Sep-32   $334,583.00    80.00   1-Sep-07    10.625        N
267817         360        1-Aug-32   $346,601.98    46.58   1-Aug-07    10.250        N
268770         360        1-Sep-32   $345,650.00    82.49   1-Sep-07    11.125        N         33
269269         360        1-Sep-32   $700,000.00    59.32   1-Sep-07     9.500        N
269393         360        1-Aug-32   $649,200.77    76.02   1-Aug-07     9.875        N
269987         360        1-Aug-32   $973,982.04    48.75   1-Aug-07    10.750        N
270110         360        1-Aug-32   $483,506.54    80.00   1-Aug-07    10.875        N
271026         360        1-Aug-32   $459,484.55    29.58   1-Aug-07    10.375        N
271565         360        1-Sep-32   $404,000.00    79.22   1-Sep-07    11.000        N
271989         360        1-Aug-32   $399,629.52    49.63   1-Aug-07    11.375        N
273143         360        1-Aug-32   $607,269.45    80.00   1-Aug-07    10.000        N
273150         360        1-Aug-32   $913,375.37    80.00   1-Aug-07    10.375        N
273551         360        1-Sep-32   $396,000.00    80.00   1-Sep-07    10.000        N
273723         360        1-Aug-32   $524,477.35    55.85   1-Aug-07    11.000        N
274219         360        1-Sep-32   $567,000.00    90.00   1-Sep-07    10.875        N         24
274450         360        1-Jul-32   $628,772.23    60.00   1-Jul-07    11.125        N
274745         360        1-Sep-32   $388,000.00    80.00   1-Sep-07    10.000        N
275178         360        1-Sep-32   $309,600.00    80.00   1-Sep-07    10.125        N
275619         360        1-Sep-32   $450,000.00    69.23   1-Sep-07     9.750        N
276091         360        1-Aug-32   $326,860.71    80.00   1-Aug-07     9.625        N
276663         360        1-Aug-32   $382,760.45    80.00   1-Aug-07    10.250        N
277217         360        1-Jul-32   $335,360.72    80.00   1-Jul-07    11.250        N
277305         360        1-Aug-32   $499,490.23    35.09   1-Aug-07    10.875        N
278197         360        1-Sep-32   $550,000.00    36.67   1-Sep-07     9.375        N
278562         360        1-Aug-32   $395,566.55    64.39   1-Aug-07    10.500        N
279644         360        1-Sep-32   $460,000.00    80.00   1-Sep-07    10.375        N
280418         360        1-Aug-32   $966,940.47    80.00   1-Aug-07    10.500        N
280745         360        1-Sep-32   $520,000.00    80.00   1-Sep-07    10.250        N
280977         360        1-Aug-32   $318,590.90    80.00   1-Aug-07    10.500        N
280993         360        1-Sep-32   $350,000.00    55.56   1-Sep-07    10.500        N
282104         360        1-Aug-32   $458,497.59    76.50   1-Aug-07    10.500        N
282118         360        1-Aug-32   $453,069.70    53.35   1-Aug-07    11.250        N
282495         360        1-Aug-32   $521,454.99    90.00   1-Aug-07    10.750        N         24
282535         360        1-Aug-32   $579,408.66    58.00   1-Aug-07    10.875        N
282577         360        1-Aug-32   $944,036.52    77.27   1-Aug-07    10.875        N
282958         360        1-Aug-32   $535,741.18    59.25   1-Aug-07    11.250        N
283050         360        1-Aug-32   $483,529.58    69.14   1-Aug-07    11.125        N
283108         360        1-Aug-32   $477,398.60    63.31   1-Aug-07     9.750        N
283594         360        1-Aug-32   $415,544.66    80.00   1-Aug-07    10.500        N
283678         360        1-Aug-32   $624,777.62    70.00   1-Aug-07    11.000        N
283857         360        1-Aug-32   $604,925.48    66.17   1-Aug-07    11.250        N
283909         360        1-Sep-32   $305,000.00    33.89   1-Sep-07    10.375        N
284316         360        1-Sep-32   $500,000.00    75.53   1-Sep-07     9.500        N
285356         360        1-Aug-32   $402,090.00    70.00   1-Aug-07    10.625        N
286196         360        1-Aug-32   $492,485.27    54.78   1-Aug-07    10.750        N
287081         360        1-Aug-32   $480,980.07    79.88   1-Aug-07     9.625        N
287475         360        1-Aug-32   $385,606.45    47.25   1-Aug-07    10.875        N
287572         360        1-Aug-32   $301,220.54    80.00   1-Aug-07     9.750        N
287818         360        1-Sep-32   $319,920.00    80.00   1-Sep-07    10.500        N
287878         360        1-Sep-32   $428,000.00    80.00   1-Sep-07    11.000        N
288494         360        1-Sep-32   $532,000.00    80.00   1-Sep-07    10.375        N
288540         360        1-Aug-32   $479,533.46    43.64   1-Aug-07    11.125        N
288678         360        1-Aug-32   $327,696.20    63.69   1-Aug-07    11.375        N
288706         360        1-Aug-32   $425,605.44    74.74   1-Aug-07    11.375        N
289121         360        1-Sep-32   $495,000.00    75.00   1-Sep-07    10.375        N
289282         360        1-Sep-32   $483,500.00    35.16   1-Sep-07    10.625        N
289758         360        1-Aug-32   $573,356.80    68.33   1-Aug-07    10.375        N
289862         360        1-Aug-32   $444,512.91    68.46   1-Aug-07    10.500        N
289864         360        1-Sep-32   $363,000.00    51.86   1-Sep-07    11.125        N
290214         360        1-Sep-32   $506,400.00    80.00   1-Sep-07     9.625        N
290281         360        1-Jul-32   $309,366.33    66.67   1-Jul-07    10.875        N
290567         360        1-Sep-32   $547,000.00    52.10   1-Sep-07    11.000        N
290633         360        1-Aug-32   $489,463.66    65.33   1-Aug-07    10.500        N
290658         360        1-Aug-32   $321,110.00    53.67   1-Aug-07    11.000        N
290731         360        1-Aug-32   $456,545.05    66.23   1-Aug-07    11.000        N
291287         360        1-Aug-32   $569,459.16    69.94   1-Aug-07    11.250        N
291515         360        1-Aug-32   $749,235.33    57.69   1-Aug-07    10.875        N
291533         360        1-Aug-32   $799,144.74    69.57   1-Aug-07    10.625        N
291581         360        1-Aug-32   $519,430.82    62.28   1-Aug-07    10.500        N
291828         360        1-Aug-32   $414,545.75    41.71   1-Aug-07    10.500        N
291890         360        1-Jul-32   $400,449.10    75.00   1-Jul-07    11.000        N
291980         360        1-Aug-32   $329,612.56    62.26   1-Aug-07    10.125        N
292054         360        1-Sep-32   $573,388.00    52.13   1-Sep-07     9.750        N
292068         360        1-Sep-32   $371,000.00    65.09   1-Sep-07    10.500        N
292091         360        1-Aug-32   $552,449.48    61.44   1-Aug-07    11.000        N
292840         360        1-Aug-32   $441,060.48    43.37   1-Aug-07    11.000        N
292875         360        1-Aug-32   $401,080.80    78.73   1-Aug-07    10.750        N
293004         360        1-Aug-32   $395,916.67    28.57   1-Aug-07    10.750        N
293071         360        1-Aug-32   $779,241.89    57.78   1-Aug-07    11.125        N
293374         360        1-Aug-32   $524,451.87    57.07   1-Aug-07    10.750        N
293386         360        1-Aug-32   $522,440.87    65.38   1-Aug-07    10.625        N
293442         360        1-Aug-32   $364,645.24    28.08   1-Aug-07    11.125        N
293476         360        1-Aug-32   $384,598.03    70.00   1-Aug-07    10.750        N
293536         360        1-Aug-32   $499,502.25    80.00   1-Aug-07    11.000        N
293588         360        1-Sep-32   $465,568.00    55.42   1-Sep-07    11.000        N
293774         360        1-Aug-32   $388,593.86    44.46   1-Aug-07    10.750        N
294129         360        1-Aug-32   $399,582.37    78.82   1-Aug-07    10.750        N
294337         360        1-Aug-32   $339,669.54    80.00   1-Aug-07    11.125        N
294391         360        1-Aug-32   $440,029.07    63.38   1-Aug-07    10.625        N
294422         360        1-Aug-32   $480,460.21    74.73   1-Aug-07    11.125        N
294627         360        1-Aug-32   $583,432.38    80.00   1-Aug-07    11.125        N
294913         360        1-Aug-32   $372,591.72    59.68   1-Aug-07    10.500        N
295123         360        1-Aug-32   $523,452.90    68.50   1-Aug-07    10.750        N
295240         360        1-Aug-32   $524,451.87    46.05   1-Aug-07    10.750        N
295371         360        1-Jul-32   $748,430.15    68.18   1-Jul-07    10.750        N
295721         360        1-Sep-32   $376,200.00    53.36   1-Sep-07    10.375        N
296026         360        1-Jul-32   $501,872.04    80.00   1-Jul-07    10.875        N
296067         360        1-Aug-32   $409,561.68    56.94   1-Aug-07    10.625        N
296318         360        1-Aug-32   $489,773.50    23.91   1-Aug-07    11.125        N
296463         360        1-Sep-32   $328,500.00    90.00   1-Sep-07     9.750        N         06
296575         360        1-Aug-32   $431,548.96    78.55   1-Aug-07    10.750        N
296942         360        1-Aug-32   $632,884.27    68.49   1-Aug-07    11.125        N
297008         360        1-Aug-32   $392,618.03    74.15   1-Aug-07    11.125        N
297049         360        1-Aug-32   $573,400.71    59.18   1-Aug-07    10.750        N
297053         360        1-Aug-32   $455,535.08    60.00   1-Aug-07    10.875        N
297202         360        1-Sep-32   $326,400.00    80.00   1-Sep-07    11.000        N
297312         360        1-Aug-32   $531,482.93    55.42   1-Aug-07    11.125        N
297323         360        1-Sep-32   $494,500.00    52.05   1-Sep-07    10.500        N
297464         360        1-Aug-32   $649,352.92    22.61   1-Aug-07    11.000        N
297511         360        1-Aug-32   $499,477.96    66.84   1-Aug-07    10.750        N
297527         360        1-Aug-32   $794,150.09    64.90   1-Aug-07    10.625        N
297854         360        1-Aug-32   $480,521.16    69.71   1-Aug-07    11.000        N
298172         360        1-Aug-32   $449,552.02    69.02   1-Aug-07    11.000        N
298185         360        1-Aug-32   $599,343.27    54.05   1-Aug-07    10.500        N
298196         360        1-Aug-32   $442,087.95    57.47   1-Aug-07    10.750        N
298311         360        1-Aug-32   $334,142.39    65.85   1-Aug-07    10.625        N
298536         360        1-Aug-32   $534,467.40    69.48   1-Aug-07    11.000        N
298780         360        1-Aug-32   $350,642.14    68.82   1-Aug-07    10.875        N
298855         360        1-Aug-32   $569,404.88    66.28   1-Aug-07    10.750        N
298953         360        1-Aug-32   $836,105.19    70.99   1-Aug-07    10.625        N
299361         360        1-Aug-32   $744,240.44    38.50   1-Aug-07    10.875        N
299541         360        1-Sep-32   $387,000.00    90.00   1-Sep-07    11.125        N         12
299544         360        1-Aug-32   $390,591.77    85.00   1-Aug-07    10.750        N         24
299569         360        1-Aug-32   $435,511.44    68.13   1-Aug-07    10.375        N
299753         360        1-Aug-32   $409,040.57    58.57   1-Aug-07    10.375        N
299790         360        1-Sep-32   $367,000.00    63.83   1-Sep-07    10.500        N
300044         360        1-Aug-32   $413,587.86    57.34   1-Aug-07    11.000        N
300647         360        1-Aug-32   $351,666.00    80.00   1-Aug-07    11.250        N
301356         360        1-Aug-32   $436,532.82    69.92   1-Aug-07    10.625        N
301443         360        1-Aug-32   $367,633.65    80.00   1-Aug-07    11.000        N
301551         360        1-Aug-32   $364,540.77    65.18   1-Aug-07     9.750        N
301783         360        1-Aug-32   $327,623.77    69.05   1-Aug-07    10.250        N
302258         360        1-Aug-32   $635,335.98    79.50   1-Aug-07    10.750        N
302558         360        1-Aug-32   $552,422.63    69.13   1-Aug-07    10.750        N
302712         360        1-Aug-32   $328,076.07    52.97   1-Aug-07    11.000        N
302787         360        1-Aug-32   $746,373.86    57.47   1-Aug-07    11.125        N
302840         360        1-Aug-32   $359,615.13    74.38   1-Aug-07    10.625        N
302876         360        1-Aug-32   $723,743.57    54.68   1-Aug-07    10.750        N
303145         360        1-Aug-32   $519,457.09    80.00   1-Aug-07    10.750        N
303384         360        1-Aug-32   $495,444.21    20.41   1-Aug-07    10.375        N
303485         360        1-Aug-32   $368,586.52    69.62   1-Aug-07    10.375        N
303986         360        1-Aug-32   $349,634.57    50.00   1-Aug-07    10.750        N
304046         360        1-Aug-32   $439,540.60    59.06   1-Aug-07    10.750        N
304151         360        1-Aug-32   $380,587.35    24.13   1-Aug-07    10.625        N
304560         360        1-Aug-32   $551,423.67    80.00   1-Aug-07    10.750        N
304765         360        1-Aug-32   $514,422.92    58.52   1-Aug-07    10.375        N
304937         360        1-Aug-32   $398,573.44    63.84   1-Aug-07    10.625        N
305571         360        1-Sep-32   $450,000.00    25.64   1-Sep-07    11.000        N
305816         360        1-Aug-32   $445,534.34    54.72   1-Aug-07    10.750        N
305824         360        1-Aug-32   $339,653.35    64.15   1-Aug-07    10.875        N
305968         360        1-Aug-32   $393,348.55    75.00   1-Aug-07    10.875        N
306259         360        1-Sep-32   $532,833.88    54.04   1-Sep-07    10.500        N
306367         360        1-Aug-32   $499,502.24    33.90   1-Aug-07    11.000        N
306397         360        1-Aug-32   $584,417.62    54.42   1-Aug-07    11.000        N
306596         360        1-Aug-32   $396,604.78    64.03   1-Aug-07    11.000        N
307278         360        1-Sep-32   $357,000.00    60.51   1-Sep-07    10.500        N
307359         360        1-Aug-32   $606,093.25    57.91   1-Aug-07    10.750        N
307487         360        1-Aug-32   $641,345.44    64.20   1-Aug-07    10.875        N
307574         360        1-Aug-32   $394,606.78    79.00   1-Aug-07    11.000        N
307613         360        1-Aug-32   $649,337.29    50.00   1-Aug-07    10.875        N
307641         360        1-Aug-32   $499,465.47    80.00   1-Aug-07    10.625        N
307644         360        1-Aug-32   $592,395.41    42.36   1-Aug-07    10.875        N
307701         360        1-Aug-32   $350,597.40    65.24   1-Aug-07    10.250        N
307753         360        1-Aug-32   $443,514.01    69.38   1-Aug-07    10.500        N
307792         360        1-Aug-32   $499,477.96    65.79   1-Aug-07    10.750        N
307915         360        1-Aug-32   $550,937.71    79.93   1-Aug-07    10.875        N
307916         360        1-Aug-32   $472,506.16    67.57   1-Aug-07    10.750        N
308110         360        1-Aug-32   $643,295.11    80.00   1-Aug-07    10.500        N
308166         360        1-Aug-32   $475,514.70    62.63   1-Aug-07    10.875        N
308824         360        1-Aug-32   $527,461.68    74.89   1-Aug-07    10.875        N
309019         360        1-Aug-32   $644,337.39    67.89   1-Aug-07    10.875        N
309333         360        1-Aug-32   $355,619.41    80.00   1-Aug-07    10.625        N
309698         360        1-Aug-32   $459,460.42    41.82   1-Aug-07    10.375        N
309712         360        1-Aug-32   $503,448.34    80.00   1-Aug-07    10.500        N
309810         360        1-Aug-32   $317,675.78    89.58   1-Aug-07    10.875        N         01
309962         360        1-Aug-32   $364,790.77    80.00   1-Aug-07    10.375        N
310068         360        1-Aug-32   $341,625.66    54.72   1-Aug-07    10.500        N
310205         360        1-Aug-32   $377,605.34    60.00   1-Aug-07    10.750        N
310246         360        1-Aug-32   $309,676.34    67.39   1-Aug-07    10.750        N
310368         360        1-Aug-32   $729,219.58    63.48   1-Aug-07    10.625        N
310983         360        1-Sep-32   $581,662.00    34.22   1-Sep-07    10.500        N
311673         360        1-Aug-32   $463,538.08    80.00   1-Aug-07    11.000        N
311728         360        1-Sep-32   $525,700.00    63.88   1-Sep-07    10.125        N
311881         360        1-Aug-32   $362,992.79    43.78   1-Aug-07    10.375        N
311900         360        1-Aug-32   $368,604.45    68.52   1-Aug-07    10.625        N
312184         360        1-Aug-32   $308,661.78    69.44   1-Aug-07    10.500        N
312824         360        1-Aug-32   $648,322.40    64.90   1-Aug-07    10.750        N
312858         360        1-Aug-32   $635,270.48    69.13   1-Aug-07    10.250        N
312866         360        1-Aug-32   $876,493.47    65.00   1-Aug-07    10.250        N
312997         360        1-Sep-32   $574,900.00    54.75   1-Sep-07    10.625        N
313038         360        1-Aug-32   $329,584.81    56.51   1-Aug-07     9.750        N
313062         360        1-Sep-32   $400,000.00    74.07   1-Sep-07    10.625        N
313450         360        1-Aug-32   $567,378.28    80.00   1-Aug-07    10.500        N
313598         360        1-Aug-32   $311,689.40    51.57   1-Aug-07    11.000        N
313901         360        1-Aug-32   $998,879.45    45.45   1-Aug-07    10.375        N
314134         360        1-Sep-32   $375,200.00    80.00   1-Sep-07    10.750        N
314313         360        1-Sep-32   $490,000.00    50.26   1-Sep-07    10.375        N
314379         360        1-Aug-32   $615,309.74    70.00   1-Aug-07    10.375        N
314465         360        1-Aug-32   $568,419.88    66.94   1-Aug-07    10.875        N
314788         360        1-Aug-32   $369,604.45    48.05   1-Aug-07    10.625        N
315298         360        1-Aug-32   $583,390.26    32.00   1-Aug-07    10.750        N
315330         360        1-Aug-32   $359,615.14    59.02   1-Aug-07    10.625        N
315447         360        1-Aug-32   $563,824.57    68.41   1-Aug-07    10.875        N
315628         360        1-Sep-32   $395,000.00    52.67   1-Sep-07    10.500        N
315779         360        1-Aug-32   $599,373.56    69.36   1-Aug-07    10.750        N
315807         360        1-Aug-32   $453,514.11    69.39   1-Aug-07    10.625        N
316040         360        1-Aug-32   $649,005.43    72.19   1-Aug-07    10.625        N
316217         360        1-Sep-32   $410,000.00    73.21   1-Sep-07    10.000        N
316297         360        1-Aug-32   $353,647.59    51.30   1-Aug-07    11.000        N
316557         360        1-Sep-32   $512,000.00    80.00   1-Sep-07    10.625        N
316574         360        1-Aug-32   $434,566.95    54.04   1-Aug-07    11.000        N
316589         360        1-Aug-32   $426,033.16    40.62   1-Aug-07    10.500        N
316594         360        1-Jul-32   $366,748.79    70.00   1-Jul-07    10.875        N
316605         360        1-Aug-32   $329,763.44    80.00   1-Aug-07    10.875        N
316655         360        1-Aug-32   $351,657.88    69.70   1-Aug-07    11.125        N
316677         360        1-Aug-32   $446,544.26    73.88   1-Aug-07    10.875        N
316719         360        1-Aug-32   $599,311.77    57.14   1-Aug-07    10.250        N
316817         360        1-Aug-32   $555,362.24    69.50   1-Aug-07    10.250        N
316832         360        1-Aug-32   $379,593.75    79.50   1-Aug-07    10.625        N
316896         360        1-Aug-32   $599,358.56    26.67   1-Aug-07    10.625        N
316913         360        1-Sep-32   $975,000.00    48.75   1-Sep-07    11.125        N
316933         360        1-Aug-32   $518,458.14    72.08   1-Aug-07    10.750        N
316964         360        1-Aug-32   $379,612.57    56.72   1-Aug-07    10.875        N
317083         360        1-Aug-32   $649,288.54    54.17   1-Aug-07    10.500        N
317193         360        1-Aug-32   $490,499.39    18.19   1-Aug-07    10.875        N
317288         360        1-Aug-32   $559,401.32    65.88   1-Aug-07    10.625        N
317707         360        1-Sep-32   $331,100.00    27.59   1-Sep-07    10.375        N
318819         360        1-Aug-32   $371,629.67    80.00   1-Aug-07    11.000        N
318883         360        1-Aug-32   $462,516.60    62.57   1-Aug-07    10.750        N
318952         360        1-Sep-32   $640,000.00    80.00   1-Sep-07     9.375        N
319322         360        1-Aug-32   $513,449.38    79.69   1-Aug-07    10.625        N
319630         360        1-Aug-32   $398,783.20    80.00   1-Aug-07    10.750        N
320041         360        1-Sep-32   $484,000.00    80.00   1-Sep-07    10.750        N
320061         360        1-Aug-32   $319,174.26    56.55   1-Aug-07    10.875        N
320181         360        1-Aug-32   $869,112.99    66.92   1-Aug-07    10.875        N
320459         360        1-Aug-32   $478,523.15    69.93   1-Aug-07    11.000        N
320624         360        1-Aug-32   $460,518.68    69.85   1-Aug-07    10.750        N
320984         360        1-Aug-32   $490,199.71    57.73   1-Aug-07    10.875        N
321328         360        1-Aug-32   $339,645.02    60.71   1-Aug-07    10.750        N
321503         360        1-Aug-32   $436,532.82    76.00   1-Aug-07    10.625        N
321511         360        1-Aug-32   $699,269.16    43.75   1-Aug-07    10.750        N
321824         360        1-Sep-32   $680,000.00    61.82   1-Sep-07    10.875        N
321857         360        1-Aug-32   $347,619.09    74.04   1-Aug-07    10.500        N
322195         360        1-Aug-32   $304,696.37    36.97   1-Aug-07    11.000        N
322216         360        1-Aug-32   $345,663.70    53.23   1-Aug-07    11.125        N
322247         360        1-Aug-32   $379,584.18    54.97   1-Aug-07    10.875        N
322327         360        1-Aug-32   $489,226.42    69.96   1-Aug-07    10.625        N
322904         360        1-Aug-32   $384,607.47    40.53   1-Aug-07    10.875        N
323127         360        1-Aug-32   $640,361.88    63.53   1-Aug-07    11.000        N
323335         360        1-Aug-32   $994,459.02    39.82   1-Aug-07    11.000        N
323397         360        1-Aug-32   $421,538.10    78.15   1-Aug-07    10.500        N
323405         360        1-Aug-32   $476,477.89    51.57   1-Aug-07    10.500        N
324382         360        1-Aug-32   $612,874.50    43.82   1-Aug-07    10.875        N
324923         360        1-Aug-32   $379,584.07    41.99   1-Aug-07    10.500        N
324938         360        1-Aug-32   $555,976.30    66.26   1-Aug-07    10.375        N
324994         360        1-Aug-32   $401,580.28    63.31   1-Aug-07    10.750        N
325153         360        1-Aug-32   $325,659.63    42.61   1-Aug-07    10.750        N
325216         360        1-Aug-32   $507,469.61    53.47   1-Aug-07    10.750        N
325296         360        1-Aug-32   $317,667.98    64.90   1-Aug-07    10.750        N
326039         360        1-Aug-32   $639,362.88    49.42   1-Aug-07    11.000        N
326406         360        1-Aug-32   $396,565.45    76.35   1-Aug-07    10.500        N
326467         360        1-Aug-32   $308,669.66    49.84   1-Aug-07    10.625        N
326830         360        1-Sep-32   $535,500.00    76.28   1-Sep-07    10.500        N
327278         360        1-Aug-32   $974,980.99    66.39   1-Aug-07    10.750        N
327454         360        1-Aug-32   $369,622.77    32.46   1-Aug-07    10.875        N
328407         360        1-Aug-32   $931,026.93    69.55   1-Aug-07    10.750        N
328417         360        1-Aug-32   $431,559.56    80.00   1-Aug-07    10.875        N
328655         360        1-Aug-32   $321,655.76    53.67   1-Aug-07    10.625        N
328796         360        1-Aug-32   $406,585.04    74.68   1-Aug-07    10.875        N
328848         360        1-Sep-32   $310,500.00    65.37   1-Sep-07    11.000        N
328984         360        1-Sep-32   $534,000.00    73.15   1-Sep-07    10.375        N
329272         360        1-Aug-32   $327,166.10    79.88   1-Aug-07    10.875        N
329315         360        1-Sep-32   $350,000.00    68.63   1-Sep-07    10.375        N
329426         360        1-Aug-32   $375,598.03    69.89   1-Aug-07    10.625        N
329971         360        1-Aug-32   $543,458.45    61.12   1-Aug-07    11.000        N
330180         360        1-Sep-32   $385,000.00    63.11   1-Sep-07    10.750        N
330330         360        1-Aug-32   $379,574.18    53.15   1-Aug-07    10.375        N
330598         360        1-Sep-32   $300,800.00    64.00   1-Sep-07    10.375        N
330974         360        1-Aug-32   $623,284.24    67.10   1-Aug-07    10.250        N
331402         360        1-Aug-32   $315,685.42    80.00   1-Aug-07    11.000        N
331404         360        1-Sep-32   $460,000.00    80.00   1-Sep-07    10.375        N
331426         360        1-Sep-32   $609,000.00    71.65   1-Sep-07    10.500        N
331866         360        1-Aug-32   $439,041.13    58.60   1-Aug-07    10.750        N
331908         360        1-Aug-32   $389,562.99    54.17   1-Aug-07    10.375        N
332004         360        1-Aug-32   $397,574.52    87.09   1-Aug-07    10.625        N         11
332112         360        1-Aug-32   $382,550.34    35.63   1-Aug-07    10.125        N
332142         360        1-Aug-32   $362,611.93    63.46   1-Aug-07    10.625        N
332265         360        1-Aug-32   $611,361.03    79.48   1-Aug-07    10.750        N
332376         360        1-Sep-32   $825,000.00    75.00   1-Sep-07    10.625        N
332450         360        1-Aug-32   $341,935.30    69.70   1-Aug-07    10.375        N
332493         360        1-Aug-32   $554,417.19    69.81   1-Aug-07    10.875        N
332784         360        1-Aug-32   $646,257.87    68.11   1-Aug-07    10.250        N
332869         360        1-Sep-32   $474,000.00    71.82   1-Sep-07    10.625        N
332929         360        1-Aug-32   $399,551.78    41.67   1-Aug-07    10.375        N
332996         360        1-Aug-32   $615,371.95    78.27   1-Aug-07    10.875        N
333052         360        1-Sep-32   $503,000.00    78.59   1-Sep-07    11.000        N
333707         360        1-Aug-32   $517,433.02    39.85   1-Aug-07    10.500        N
333800         360        1-Aug-32   $389,583.07    67.24   1-Aug-07    10.625        N
333854         360        1-Aug-32   $642,544.23    80.00   1-Aug-07    10.875        N
333870         360        1-Aug-32   $429,529.34    55.70   1-Aug-07    10.500        N
333961         360        1-Aug-32   $373,514.17    66.19   1-Aug-07    10.500        N
334249         360        1-Aug-32   $421,059.93    56.20   1-Aug-07    10.750        N
334589         360        1-Aug-32   $615,325.75    59.23   1-Aug-07    10.500        N
334619         360        1-Aug-32   $429,495.16    39.09   1-Aug-07    10.125        N
335188         360        1-Aug-32   $417,542.47    77.41   1-Aug-07    10.500        N
335396         360        1-Aug-32   $459,496.50    58.97   1-Aug-07    10.500        N
335605         360        1-Aug-32   $511,925.71    61.75   1-Aug-07    10.375        N
335815         360        1-Aug-32   $402,099.30    70.00   1-Aug-07    11.000        N
335855         360        1-Sep-32   $585,000.00    48.75   1-Sep-07    10.500        N
335986         360        1-Jul-32   $588,735.54    66.67   1-Jul-07    10.625        N
335987         360        1-Aug-32   $919,583.63    59.01   1-Aug-07    11.000        N
336030         360        1-Aug-32   $469,497.54    69.12   1-Aug-07    10.625        N
336105         360        1-Aug-32   $569,361.29    45.97   1-Aug-07    10.375        N
336247         360        1-Aug-32   $350,730.84    80.00   1-Aug-07    10.750        N
336259         360        1-Aug-32   $447,543.24    59.73   1-Aug-07    10.875        N
336270         360        1-Aug-32   $649,337.29    65.00   1-Aug-07    10.875        N
336822         360        1-Aug-32   $416,740.29    60.00   1-Aug-07    10.500        N
336833         360        1-Aug-32   $623,678.50    67.86   1-Aug-07    11.000        N
336839         360        1-Aug-32   $649,288.54    50.00   1-Aug-07    10.500        N
336952         360        1-Sep-32   $600,000.00    37.50   1-Sep-07    10.375        N
337009         360        1-Aug-32   $389,573.12    55.71   1-Aug-07    10.500        N
337061         360        1-Aug-32   $486,953.73    75.00   1-Aug-07    10.375        N
337155         360        1-Aug-32   $359,632.96    53.73   1-Aug-07    10.875        N
337236         360        1-Sep-32   $624,000.00    67.83   1-Sep-07    10.250        N
337343         360        1-Aug-32   $569,418.85    79.17   1-Aug-07    10.875        N
337368         360        1-Aug-32   $303,675.00    52.87   1-Aug-07    10.625        N
337426         360        1-Aug-32   $499,490.23    68.97   1-Aug-07    10.875        N
337647         360        1-Aug-32   $317,662.76    52.10   1-Aug-07    10.750        N
337755         360        1-Aug-32   $413,667.65    50.50   1-Aug-07    10.750        N
338122         360        1-Sep-32 $1,000,000.00    57.14   1-Sep-07    11.000        N
338336         360        1-Aug-32   $458,532.03    65.57   1-Aug-07    10.875        N
338807         360        1-Sep-32   $479,000.00    59.28   1-Sep-07    10.375        N
338946         360        1-Aug-32   $642,245.09    58.45   1-Aug-07    10.125        N
338983         360        1-Aug-32   $466,114.73    77.78   1-Aug-07    10.250        N
338999         360        1-Sep-32   $496,000.00    68.89   1-Sep-07    10.375        N
339158         360        1-Aug-32   $452,504.16    66.62   1-Aug-07    10.500        N
339287         360        1-Aug-32   $279,721.25    45.16   1-Aug-07    11.000        N
339638         360        1-Aug-32   $517,471.87    69.07   1-Aug-07    10.875        N
339824         360        1-Aug-32   $483,506.53    75.63   1-Aug-07    10.875        N
339992         360        1-Sep-32   $496,200.00    38.17   1-Sep-07    10.375        N
339999         360        1-Aug-32   $387,575.31    69.91   1-Aug-07    10.500        N
340175         360        1-Aug-32   $399,601.79    41.03   1-Aug-07    11.000        N
340255         360        1-Aug-32   $465,724.69    69.07   1-Aug-07    10.875        N
340494         360        1-Aug-32   $381,619.71    57.88   1-Aug-07    11.000        N
340495         360        1-Aug-32   $404,567.03    60.00   1-Aug-07    10.625        N
340610         360        1-Aug-32   $476,490.05    79.50   1-Aug-07    10.625        N
340775         360        1-Aug-32   $417,553.13    38.00   1-Aug-07    10.625        N
341257         360        1-Aug-32   $523,960.94    43.64   1-Aug-07    10.625        N
341437         360        1-Aug-32   $351,641.11    80.00   1-Aug-07    10.875        N
341556         360        1-Aug-32   $369,585.39    61.67   1-Aug-07    10.375        N
341616         360        1-Aug-32   $363,628.88    72.80   1-Aug-07    10.875        N
342079         360        1-Aug-32   $364,618.91    69.52   1-Aug-07    10.750        N
342168         360        1-Sep-32   $419,250.00    67.62   1-Sep-07    10.875        N
342272         360        1-Aug-32   $343,657.55    80.00   1-Aug-07    11.000        N
342380         360        1-Aug-32   $319,649.74    80.00   1-Aug-07    10.500        N
342776         360        1-Sep-32   $350,000.00    69.31   1-Sep-07    10.375        N
342830         360        1-Aug-32   $644,242.74    73.71   1-Aug-07    10.125        N
343499         360        1-Aug-32   $430,728.02    80.00   1-Aug-07    10.500        N
343520         360        1-Aug-32   $239,761.07    43.64   1-Aug-07    11.000        N
343694         360        1-Sep-32   $453,000.00    65.18   1-Sep-07    10.500        N
343711         360        1-Aug-32   $500,464.40    61.85   1-Aug-07    10.625        N
344089         360        1-Aug-32   $349,643.15    36.84   1-Aug-07    10.875        N
344372         360        1-Aug-32   $539,449.45    80.00   1-Aug-07    10.875        N
344448         360        1-Aug-32   $471,495.40    65.46   1-Aug-07    10.625        N
344509         360        1-Aug-32   $384,578.59    64.17   1-Aug-07    10.500        N
344665         360        1-Aug-32   $499,477.97    68.97   1-Aug-07    10.750        N
344708         360        1-Aug-32   $539,449.45    67.92   1-Aug-07    10.875        N
344743         360        1-Aug-32   $576,183.36    70.00   1-Aug-07    10.625        N
344825         360        1-Aug-32   $399,592.18    42.11   1-Aug-07    10.875        N
344898         360        1-Aug-32   $543,458.45    80.00   1-Aug-07    11.000        N
345189         360        1-Sep-32   $460,000.00    80.00   1-Sep-07    10.000        N
345262         360        1-Aug-32   $361,630.92    73.88   1-Aug-07    10.875        N
345271         360        1-Sep-32   $505,000.00    68.24   1-Sep-07    10.500        N
345662         360        1-Aug-32   $834,107.33    74.55   1-Aug-07    10.625        N
345737         360        1-Aug-32   $808,694.13    57.82   1-Aug-07    11.000        N
345742         360        1-Sep-32   $406,000.00    68.93   1-Sep-07    10.500        N
345767         360        1-Aug-32   $300,485.94    44.90   1-Aug-07    10.750        N
346112         360        1-Sep-32   $322,000.00    68.51   1-Sep-07    10.500        N
346435         360        1-Aug-32   $782,519.43    50.74   1-Aug-07    10.875        N
346562         360        1-Sep-32   $360,000.00    56.25   1-Sep-07    10.625        N
346801         360        1-Aug-32   $364,462.55    46.46   1-Aug-07    10.625        N
347011         360        1-Aug-32   $458,473.51    48.32   1-Aug-07    10.250        N
347131         360        1-Aug-32   $438,141.97    79.99   1-Aug-07    10.750        N
347424         360        1-Sep-32   $430,000.00    66.15   1-Sep-07    10.250        N
347551         360        1-Aug-32   $364,591.00    45.63   1-Aug-07    10.375        N
347560         360        1-Aug-32   $359,574.18    79.99   1-Aug-07    10.750        N
347590         360        1-Aug-32   $455,476.95    41.45   1-Aug-07    10.250        N
347602         360        1-Aug-32   $533,468.40    73.66   1-Aug-07    11.000        N
347672         360        1-Aug-32   $317,276.20    80.00   1-Aug-07    10.875        N
347959         360        1-Aug-32   $397,094.72    74.30   1-Aug-07    10.875        N
348064         360        1-Aug-32   $429,551.05    66.15   1-Aug-07    10.750        N
348141         360        1-Aug-32   $591,851.47    53.86   1-Aug-07    10.500        N
348355         360        1-Aug-32   $393,427.88    27.71   1-Aug-07    10.625        N
348517         360        1-Aug-32   $422,568.73    63.61   1-Aug-07    10.875        N
348980         360        1-Aug-32   $649,288.54    63.41   1-Aug-07    10.500        N
349074         360        1-Aug-32   $335,640.80    77.24   1-Aug-07    10.625        N
349326         360        1-Aug-32   $363,102.12    66.09   1-Aug-07    10.500        N
349374         360        1-Aug-32   $326,666.61    64.12   1-Aug-07    10.875        N
349527         360        1-Aug-32   $599,343.26    57.14   1-Aug-07    10.500        N
349546         360        1-Aug-32   $479,510.61    50.00   1-Aug-07    10.875        N
349611         360        1-Aug-32   $525,410.59    61.16   1-Aug-07    10.375        N
350221         360        1-Aug-32   $434,423.97    68.27   1-Aug-07    10.500        N
350289         360        1-Aug-32   $457,498.69    68.36   1-Aug-07    10.500        N
350337         360        1-Sep-32   $412,000.00    68.67   1-Sep-07    10.500        N
351028         360        1-Aug-32   $649,288.54    69.89   1-Aug-07    10.500        N
351035         360        1-Sep-32   $590,000.00    42.14   1-Sep-07    10.500        N
351085         360        1-Sep-32   $420,000.00    64.62   1-Sep-07    10.750        N
351256         360        1-Aug-32   $319,665.89    80.00   1-Aug-07    10.750        N
351522         360        1-Aug-32   $449,541.20    72.00   1-Aug-07    10.875        N
351966         360        1-Aug-32   $523,439.81    69.87   1-Aug-07    10.625        N
352135         360        1-Aug-32   $649,288.54    63.41   1-Aug-07    10.500        N
352180         360        1-Aug-32   $708,277.14    67.52   1-Aug-07    10.875        N
352472         360        1-Sep-32   $347,200.00    80.00   1-Sep-07    10.500        N
352702         360        1-Aug-32   $382,081.32    67.22   1-Aug-07    10.500        N
352737         360        1-Aug-32   $419,072.30    76.27   1-Aug-07    10.875        N
352878         360        1-Aug-32   $433,546.87    69.66   1-Aug-07    10.750        N
353198         360        1-Aug-32   $417,046.46    48.05   1-Aug-07    10.875        N
353233         360        1-Aug-32   $480,473.51    62.06   1-Aug-07    10.500        N
353525         360        1-Sep-32   $540,000.00    80.00   1-Sep-07    10.375        N
354719         360        1-Sep-32   $373,000.00    79.36   1-Sep-07    11.000        N
356079         360        1-Aug-32   $499,426.48    69.44   1-Aug-07    10.250        N
356104         360        1-Aug-32   $399,551.78    66.23   1-Aug-07    10.375        N
356631         360        1-Aug-32   $309,691.39    59.05   1-Aug-07    11.000        N
356983         360        1-Aug-32   $509,092.69    78.40   1-Aug-07    11.000        N
357150         360        1-Sep-32   $424,000.00    80.00   1-Sep-07    10.250        N
357309         360        1-Sep-32   $398,800.00    56.97   1-Sep-07    10.625        N
357534         360        1-Aug-32   $395,596.26    80.00   1-Aug-07    10.875        N
357885         360        1-Aug-32   $300,678.21    35.41   1-Aug-07    10.625        N
358095         360        1-Aug-32   $604,383.17    74.23   1-Aug-07    10.875        N
358105         360        1-Aug-32   $382,618.72    78.16   1-Aug-07    11.000        N
358129         360        1-Aug-32   $419,529.37    54.76   1-Aug-07    10.375        N
358423         360        1-Sep-32   $427,500.00    76.34   1-Sep-07    10.500        N
358574         360        1-Aug-32   $415,585.86    69.33   1-Aug-07    11.000        N
358842         360        1-Aug-32   $649,337.29    50.00   1-Aug-07    10.875        N
359248         360        1-Aug-32   $519,444.08    52.00   1-Aug-07    10.625        N
359412         360        1-Aug-32   $399,551.78    66.67   1-Aug-07    10.375        N
359578         360        1-Sep-32   $650,000.00    36.11   1-Sep-07    11.000        N
360319         360        1-Aug-32   $393,078.79    49.25   1-Aug-07    10.625        N
360352         360        1-Aug-32   $388,403.60    68.81   1-Aug-07    10.875        N
360632         360        1-Aug-32   $351,504.03    80.00   1-Aug-07     9.125        N
360749         360        1-Aug-32   $389,602.37    79.27   1-Aug-07    10.875        N
360963         360        1-Aug-32   $526,409.47    26.35   1-Aug-07    10.375        N
361244         360        1-Sep-32   $331,150.00    56.13   1-Sep-07    11.000        N
361731         360        1-Aug-32   $594,317.51    70.00   1-Aug-07    10.250        N
361954         360        1-Aug-32   $343,640.83    65.52   1-Aug-07    10.750        N
362382         360        1-Sep-32   $384,000.00    80.84   1-Sep-07    10.750        N         12
362485         360        1-Aug-32   $404,556.70    69.83   1-Aug-07    10.500        N
362650         360        1-Aug-32   $421,579.89    64.92   1-Aug-07    11.000        N
362678         360        1-Aug-32   $478,463.25    63.87   1-Aug-07    10.375        N
362907         360        1-Aug-32   $526,436.60    69.34   1-Aug-07    10.625        N
363058         360        1-Aug-32   $645,292.91    46.14   1-Aug-07    10.500        N
363063         360        1-Aug-32   $309,668.59    80.00   1-Aug-07    10.625        N
363224         360        1-Aug-32   $424,566.69    69.67   1-Aug-07    10.875        N
363307         360        1-Aug-32   $314,671.12    68.48   1-Aug-07    10.750        N
364230         360        1-Aug-32   $619,337.18    33.51   1-Aug-07    10.625        N
364297         360        1-Aug-32   $412,369.01    79.38   1-Aug-07    10.750        N
364359         360        1-Aug-32   $443,525.34    69.38   1-Aug-07    10.625        N
364557         360        1-Aug-32   $484,323.96    69.29   1-Aug-07    10.750        N
364680         360        1-Aug-32   $495,457.09    64.00   1-Aug-07    10.500        N
365276         360        1-Sep-32   $480,000.00    80.00   1-Sep-07    11.000        N
365982         360        1-Aug-32   $643,295.10    78.54   1-Aug-07    10.500        N
365983         360        1-Sep-32   $341,600.00    77.36   1-Sep-07    10.000        N
366383         360        1-Aug-32   $452,549.03    62.92   1-Aug-07    11.000        N
366969         360        1-Aug-32   $371,611.60    50.61   1-Aug-07    10.750        N
367100         360        1-Sep-32   $583,000.00    78.78   1-Sep-07    10.750        N
367119         360        1-Aug-32   $399,461.18    79.21   1-Aug-07     9.375        N
367209         360        1-Aug-32   $349,643.15    55.56   1-Aug-07    10.875        N
367282         360        1-Aug-32   $574,385.28    54.76   1-Aug-07    10.625        N
367332         360        1-Aug-32   $392,579.86    60.09   1-Aug-07    10.625        N
367456         360        1-Sep-32   $513,600.00    51.36   1-Sep-07    10.375        N
367695         360        1-Aug-32   $634,204.14    70.00   1-Aug-07    10.500        N
367852         360        1-Aug-32   $414,345.98    68.00   1-Aug-07    10.500        N
368087         360        1-Aug-32   $403,088.62    79.12   1-Aug-07    10.875        N
368104         360        1-Aug-32   $499,439.72    56.18   1-Aug-07    10.375        N
369156         360        1-Aug-32   $774,171.47    74.88   1-Aug-07    10.625        N
369375         360        1-Aug-32   $574,399.66    69.70   1-Aug-07    10.750        N
369643         360        1-Sep-32   $368,000.00    46.00   1-Sep-07    11.125        N
369981         360        1-Aug-32   $492,447.57    61.63   1-Aug-07    10.375        N
370168         360        1-Aug-32   $499,490.23    37.04   1-Aug-07    10.875        N
370293         360        1-Aug-32   $431,538.16    80.00   1-Aug-07    10.625        N
370500         360        1-Aug-32   $334,624.61    45.27   1-Aug-07    10.375        N
370540         360        1-Aug-32   $347,627.96    44.62   1-Aug-07    10.625        N
370704         360        1-Aug-32   $535,413.32    68.72   1-Aug-07    10.500        N
370773         360        1-Aug-32   $549,425.77    55.00   1-Aug-07    10.750        N
370927         360        1-Aug-32   $319,250.17    80.00   1-Aug-07    10.500        N
370942         360        1-Aug-32   $824,075.54    68.75   1-Aug-07    10.375        N
371015         360        1-Aug-32   $644,294.01    69.35   1-Aug-07    10.500        N
371409         360        1-Aug-32   $649,218.99    56.52   1-Aug-07    10.000        N
371648         360        1-Aug-32   $446,744.06    80.00   1-Aug-07    10.875        N
371713         360        1-Aug-32   $358,625.18    57.44   1-Aug-07    10.750        N
371798         360        1-Sep-32   $345,000.00    71.88   1-Sep-07    10.625        N
371854         360        1-Aug-32   $505,484.10    68.84   1-Aug-07    10.875        N
371986         360        1-Sep-32   $540,000.00    54.00   1-Sep-07    10.875        N
372054         360        1-Aug-32   $364,827.66    78.54   1-Aug-07    10.875        N
372135         360        1-Aug-32   $488,477.23    68.01   1-Aug-07    10.625        N
372240         360        1-Aug-32   $296,697.19    69.88   1-Aug-07    10.875        N
372344         360        1-Aug-32   $649,337.29    65.66   1-Aug-07    10.875        N
372549         360        1-Sep-32   $490,000.00    57.11   1-Sep-07    10.625        N
372688         360        1-Sep-32   $434,000.00    54.25   1-Sep-07    10.625        N
373070         360        1-Aug-32   $593,379.82    34.94   1-Aug-07    10.750        N
373269         360        1-Aug-32   $326,666.61    65.40   1-Aug-07    10.875        N
373403         360        1-Aug-32   $459,519.73    65.71   1-Aug-07    10.750        N
373426         360        1-Aug-32   $326,889.06    45.34   1-Aug-07    10.750        N
373441         360        1-Aug-32   $609,347.87    66.67   1-Aug-07    10.625        N
373561         360        1-Aug-32   $416,564.63    57.12   1-Aug-07    10.750        N
373789         360        1-Sep-32   $423,750.00    75.00   1-Sep-07    10.500        N
373908         360        1-Sep-32   $415,000.00    74.11   1-Sep-07    10.875        N
373914         360        1-Sep-32   $388,000.00    78.54   1-Sep-07    10.250        N
374072         360        1-Sep-32   $650,000.00    62.62   1-Sep-07    10.500        N
374086         360        1-Aug-32   $649,305.11    73.53   1-Aug-07    10.625        N
374097         360        1-Aug-32   $367,606.58    80.00   1-Aug-07    10.625        N
374301         360        1-Aug-32   $621,319.18    69.50   1-Aug-07    10.500        N
374381         360        1-Aug-32   $374,608.48    79.96   1-Aug-07    10.750        N
374759         360        1-Aug-32   $638,316.86    75.18   1-Aug-07    10.625        N
374809         360        1-Aug-32   $391,570.93    80.00   1-Aug-07    10.500        N
374842         360        1-Aug-32   $499,465.46    61.88   1-Aug-07    10.625        N
375254         360        1-Aug-32   $300,493.32    63.73   1-Aug-07    10.875        N
375274         360        1-Aug-32   $531,857.19    80.00   1-Aug-07    10.875        N
375541         360        1-Aug-32   $343,614.52    47.19   1-Aug-07    10.375        N
375720         360        1-Aug-32   $406,206.88    74.51   1-Aug-07    10.625        N
375743         360        1-Sep-32   $450,000.00    77.59   1-Sep-07    10.125        N
375959         360        1-Sep-32   $400,000.00    50.63   1-Sep-07    10.625        N
376077         360        1-Sep-32   $389,300.00    79.45   1-Sep-07    11.000        N
376131         360        1-Sep-32   $450,000.00    61.22   1-Sep-07    10.750        N
376246         360        1-Aug-32   $449,518.92    56.60   1-Aug-07    10.625        N
376538         360        1-Aug-32   $388,103.90    70.00   1-Aug-07    10.875        N
376570         360        1-Sep-32   $333,000.00    53.28   1-Sep-07    10.500        N
376739         360        1-Aug-32   $379,584.07    69.72   1-Aug-07    10.500        N
376796         360        1-Aug-32   $384,588.41    61.60   1-Aug-07    10.625        N
376901         360        1-Aug-32   $350,650.57    79.77   1-Aug-07    11.000        N
377199         360        1-Aug-32   $484,505.52    74.62   1-Aug-07    10.875        N
377442         360        1-Aug-32   $572,387.42    60.63   1-Aug-07    10.625        N
377621         360        1-Aug-32   $369,585.39    55.22   1-Aug-07    10.375        N
377679         360        1-Aug-32   $691,294.47    65.28   1-Aug-07    10.875        N
377934         360        1-Aug-32   $386,595.95    69.73   1-Aug-07    10.750        N
378136         360        1-Aug-32   $310,522.60    76.04   1-Aug-07    10.875        N
378247         360        1-Aug-32   $441,516.20    55.95   1-Aug-07    10.500        N
378295         360        1-Aug-32   $397,594.21    69.22   1-Aug-07    10.875        N
378316         360        1-Aug-32   $454,490.15    67.41   1-Aug-07    10.375        N
378387         360        1-Aug-32   $575,369.53    48.00   1-Aug-07    10.500        N
378404         360        1-Aug-32   $998,905.44    67.80   1-Aug-07    10.500        N
378628         360        1-Sep-32   $380,000.00    63.02   1-Sep-07    10.500        N
378629         360        1-Aug-32   $372,819.51    79.98   1-Aug-07    10.875        N
378867         360        1-Aug-32   $378,585.15    67.68   1-Aug-07    10.500        N
379006         360        1-Sep-32   $330,900.00    44.72   1-Sep-07    10.625        N
379022         360        1-Sep-32   $324,000.00    80.00   1-Sep-07    10.125        N
379220         360        1-Aug-32   $363,120.48    79.89   1-Aug-07    10.750        N
379278         360        1-Aug-32   $799,203.59    53.33   1-Aug-07    11.000        N
380664         360        1-Sep-32   $446,400.00    78.32   1-Sep-07    10.500        N
380712         360        1-Aug-32   $318,067.57    74.05   1-Aug-07    10.750        N
381366         360        1-Aug-32   $301,930.66    55.09   1-Aug-07    11.000        N
381474         360        1-Aug-32   $463,442.47    80.00   1-Aug-07    10.000        N
381625         360        1-Aug-32   $527,907.79    70.00   1-Aug-07    10.375        N
381656         360        1-Aug-32   $537,451.48    74.72   1-Aug-07    10.875        N
381881         360        1-Aug-32   $343,632.24    79.81   1-Aug-07    10.625        N
382129         360        1-Aug-32   $474,480.08    65.07   1-Aug-07    10.500        N
382274         360        1-Aug-32   $457,486.79    67.35   1-Aug-07    10.375        N
382379         360        1-Sep-32   $434,800.00    80.00   1-Sep-07     9.875        N
382447         360        1-Aug-32   $436,818.39    64.71   1-Aug-07    10.500        N
382518         360        1-Aug-32   $479,474.61    61.94   1-Aug-07    10.500        N
382693         360        1-Aug-32   $550,996.24    70.00   1-Aug-07    10.500        N
382733         360        1-Aug-32   $425,166.08    80.00   1-Aug-07    10.875        N
383039         360        1-Aug-32   $338,238.01    49.79   1-Aug-07    10.625        N
383670         360        1-Aug-32   $359,615.13    64.86   1-Aug-07    10.625        N
383680         360        1-Aug-32   $359,615.13    58.82   1-Aug-07    10.625        N
383890         360        1-Sep-32   $355,500.00    92.34   1-Sep-07     9.500        N         12
384027         360        1-Aug-32   $527,408.35    80.00   1-Aug-07    10.375        N
384394         360        1-Sep-32   $369,075.00    95.00   1-Sep-07    10.500        N         33
384872         360        1-Aug-32   $340,660.53    74.13   1-Aug-07    11.000        N
384949         360        1-Aug-32   $602,339.98    51.76   1-Aug-07    10.500        N
385356         360        1-Aug-32   $579,422.60    80.00   1-Aug-07    11.000        N
385357         360        1-Aug-32   $396,585.50    46.71   1-Aug-07    10.750        N
385640         360        1-Aug-32   $358,625.18    26.11   1-Aug-07    10.750        N
385652         360        1-Aug-32   $329,671.48    42.31   1-Aug-07    11.000        N
385680         360        1-Aug-32   $599,358.56    48.00   1-Aug-07    10.625        N
389591         360        1-Aug-32   $328,203.03    59.19   1-Aug-07    11.500        N
395156         360        1-Sep-32   $428,000.00    80.00   1-Sep-07     9.500        N
396639         360        1-Sep-32   $318,750.00    75.00   1-Sep-07    10.625        N
738739         360        1-Aug-32   $300,607.53    33.43   1-Aug-07    11.125        N
739272         360        1-Sep-32   $484,000.00    80.00   1-Sep-07     9.250        N
740978         360        1-Sep-32   $308,750.00    95.00   1-Sep-07    11.500        N         33
741216         360        1-Aug-32   $411,579.94    80.00   1-Aug-07    10.875        N
743471         360        1-Jul-32   $550,173.10    78.76   1-Jul-07    10.875        N
743994         360        1-Sep-32   $650,000.00    72.30   1-Sep-07    11.500        N
746585         360        1-Sep-32   $315,875.00    95.00   1-Sep-07    10.375        N         33
746588         360        1-Sep-32   $548,000.00    80.00   1-Sep-07    10.000        N
747098         360        1-Jun-32   $805,551.29    65.00   1-Jun-07    11.000        N
748531         360        1-Jul-32   $419,238.56    70.00   1-Jul-07    11.500        N
749365         360        1-Aug-32   $426,287.17    80.00   1-Aug-07    10.000        N
749590         360        1-Aug-32   $550,924.19    80.00   1-Aug-07    10.750        N
751379         360        1-Aug-32   $399,562.17    57.97   1-Aug-07    10.500        N
751667         360        1-Aug-32   $484,539.81    57.06   1-Aug-07    11.250        N
752727         360        1-Aug-32   $362,103.22    61.70   1-Aug-07    10.500        N
752848         360        1-Jul-32   $368,878.47    59.20   1-Jul-07    11.500        N
753108         360        1-Aug-32   $427,520.40    80.00   1-Aug-07    10.375        N
753339         360        1-Aug-32   $460,140.34    80.00   1-Aug-07     9.750        N
753738         360        1-Aug-32   $649,426.51    54.17   1-Aug-07    11.625        N
754395         360        1-Aug-32   $371,663.71    80.00   1-Aug-07    11.500        N
755381         360        1-Jul-32   $475,513.17    31.77   1-Jul-07    11.125        N
755609         360        1-Sep-32   $620,000.00    64.25   1-Sep-07    10.375        N
757167         360        1-Sep-32   $348,470.00    80.00   1-Sep-07    10.500        N
757892         360        1-Jul-32   $358,174.61    78.21   1-Jul-07    10.250        N
758172         360        1-Aug-32   $599,343.26    60.00   1-Aug-07    10.500        N
759877         360        1-Jul-32   $562,082.43    80.00   1-Jul-07    11.125        N
760333         360        1-Aug-32   $379,543.40    80.00   1-Aug-07    10.000        N
760387         360        1-Aug-32   $324,161.20    66.22   1-Aug-07    10.750        N
760500         360        1-Jun-32   $458,307.21    67.65   1-Jun-07    10.875        N
761241         360        1-Aug-32   $409,629.35    52.97   1-Aug-07    11.500        N
762151         360        1-Aug-32   $523,490.73    69.87   1-Aug-07    10.875        N
762780         360        1-Jul-32   $327,141.25    95.00   1-Jul-07    11.375        N         33
763083         360        1-Aug-32   $998,905.44    53.33   1-Aug-07    10.500        N
763536         360        1-Sep-32   $543,200.00    80.00   1-Sep-07    10.625        N
764210         360        1-Aug-32   $331,661.51    80.00   1-Aug-07    10.875        N
764862         360        1-Aug-32   $414,277.19    78.99   1-Aug-07    10.875        N
765362         360        1-Aug-32   $499,490.23    80.00   1-Aug-07    10.875        N
766177         360        1-Aug-32   $201,399.30    68.22   1-Aug-07    11.000        N
766969         360        1-Sep-32   $331,300.00    56.63   1-Sep-07    10.375        N
768297         360        1-Sep-32   $552,000.00    80.00   1-Sep-07    10.000        N
768363         360        1-Aug-32   $559,372.49    80.00   1-Aug-07    10.375        N
768616         360        1-Aug-32   $615,080.00    66.59   1-Aug-07    11.000        N
768664         360        1-Aug-32   $343,640.83    80.00   1-Aug-07    10.750        N
768666         360        1-Aug-32   $399,582.37    74.21   1-Aug-07    10.750        N
768860         360        1-Aug-32   $411,549.03    80.00   1-Aug-07    10.500        N
769503         360        1-Aug-32   $352,631.44    64.89   1-Aug-07    10.750        N
769698         360        1-Aug-32   $599,358.56    46.15   1-Aug-07    10.625        N
769798         360        1-Sep-32   $507,000.00    71.91   1-Sep-07    11.000        N
769868         360        1-Aug-32   $446,744.06    80.00   1-Aug-07    10.875        N
769891         360        1-Sep-32   $523,000.00    75.80   1-Sep-07    10.500        N
769912         360        1-Aug-32   $724,278.25    64.44   1-Aug-07    11.000        N
769917         360        1-Aug-32   $334,142.39    33.45   1-Aug-07    10.625        N
770048         360        1-Aug-32   $696,237.09    56.67   1-Aug-07    10.500        N
770170         360        1-Sep-32   $304,000.00    56.30   1-Sep-07    10.250        N
770308         360        1-Aug-32   $643,278.36    74.45   1-Aug-07    10.375        N
770393         360        1-Aug-32   $324,644.26    48.51   1-Aug-07    10.500        N
770455         360        1-Aug-32   $422,537.00    69.92   1-Aug-07    10.500        N
770664         360        1-Aug-32   $364,636.64    76.04   1-Aug-07    11.000        N
771053         360        1-Aug-32   $314,017.08    80.00   1-Aug-07    11.000        N
771150         360        1-Aug-32   $330,362.83    80.00   1-Aug-07    10.875        N
771318         360        1-Aug-32   $369,304.77    80.00   1-Aug-07    10.625        N
771334         360        1-Aug-32   $629,342.24    63.00   1-Aug-07    10.750        N
771349         360        1-Aug-32   $367,633.65    65.95   1-Aug-07    11.000        N
771510         360        1-Aug-32   $499,452.72    64.94   1-Aug-07    10.500        N
771969         360        1-Aug-32   $571,402.79    61.18   1-Aug-07    10.750        N
771978         360        1-Aug-32   $517,471.87    65.99   1-Aug-07    10.875        N
772013         360        1-Aug-32   $627,344.33    80.00   1-Aug-07    10.750        N
772042         360        1-Aug-32   $339,088.93    57.53   1-Aug-07    10.875        N
772177         360        1-Aug-32   $315,677.82    80.00   1-Aug-07    10.875        N
772248         360        1-Aug-32   $998,955.94    45.45   1-Aug-07    10.750        N
772310         360        1-Aug-32   $312,680.88    47.07   1-Aug-07    10.875        N
772391         360        1-Aug-32   $583,404.59    80.00   1-Aug-07    10.875        N
772409         360        1-Aug-32   $534,357.17    64.46   1-Aug-07    10.000        N
772431         360        1-Sep-32   $402,000.00    53.60   1-Sep-07    10.875        N
772432         360        1-Aug-32   $356,609.24    70.00   1-Aug-07    10.500        N
772446         360        1-Aug-32   $391,590.72    68.77   1-Aug-07    10.750        N
773703         360        1-Aug-32   $339,653.35    80.00   1-Aug-07    10.875        N
773825         360        1-Aug-32   $380,562.98    37.17   1-Aug-07    10.250        N
773839         360        1-Aug-32   $340,617.89    58.79   1-Aug-07    10.375        N
773854         360        1-Aug-32   $631,340.14    56.78   1-Aug-07    10.750        N
773900         360        1-Aug-32   $414,267.02    72.12   1-Aug-07    10.750        N
773962         360        1-Aug-32   $421,538.10    69.75   1-Aug-07    10.500        N
774011         360        1-Aug-32   $348,143.15    41.18   1-Aug-07    10.875        N
774200         360        1-Aug-32   $593,379.82    37.13   1-Aug-07    10.750        N
774271         360        1-Aug-32   $484,131.88    54.46   1-Aug-07    10.625        N
774300         360        1-Sep-32   $530,000.00    77.37   1-Sep-07    10.875        N
774434         360        1-Aug-32   $330,038.35    50.83   1-Aug-07    10.500        N
774482         360        1-Aug-32   $699,233.80    53.85   1-Aug-07    10.500        N
774558         360        1-Aug-32   $314,678.84    77.59   1-Aug-07    10.875        N
774696         360        1-Aug-32   $349,613.54    70.00   1-Aug-07    10.875        N
774716         360        1-Aug-32   $338,620.14    79.16   1-Aug-07    10.375        N
774739         360        1-Sep-32   $587,000.00    69.96   1-Sep-07    10.875        N
774983         360        1-Aug-32   $709,276.12    61.21   1-Aug-07    10.875        N
775187         360        1-Sep-32   $510,000.00    73.32   1-Sep-07    10.625        N
775217         360        1-Aug-32   $449,518.92    69.23   1-Aug-07    10.625        N
775324         360        1-Aug-32   $556,090.65    61.86   1-Aug-07    10.500        N
775443         360        1-Aug-32   $689,226.82    67.32   1-Aug-07    10.375        N
775449         360        1-Sep-32   $362,200.00    54.47   1-Sep-07    10.625        N
775473         360        1-Aug-32   $407,453.42    79.87   1-Aug-07    10.500        N
775590         360        1-Aug-32   $821,300.05    68.52   1-Aug-07    10.500        N
776462         360        1-Aug-32   $314,671.12    76.83   1-Aug-07    10.750        N
776551         360        1-Aug-32   $429,529.33    58.90   1-Aug-07    10.500        N
776701         360        1-Sep-32   $641,500.00    60.23   1-Sep-07    10.500        N
776780         360        1-Aug-32   $522,453.95    53.64   1-Aug-07    10.750        N
776800         360        1-Aug-32   $517,459.17    70.00   1-Aug-07    10.750        N
776804         360        1-Sep-32   $310,000.00    68.43   1-Sep-07    10.875        N
777827         360        1-Sep-32   $468,000.00    75.48   1-Sep-07    10.250        N
777969         360        1-Aug-32   $437,009.76    54.82   1-Aug-07    10.375        N
777999         360        1-Aug-32   $569,346.18    59.82   1-Aug-07    10.250        N
778017         360        1-Aug-32   $499,477.96    52.36   1-Aug-07    10.750        N
778026         360        1-Aug-32   $824,075.54    55.00   1-Aug-07    10.375        N
778417         360        1-Aug-32   $403,578.19    74.95   1-Aug-07    10.750        N
778469         360        1-Aug-32   $644,294.01    46.07   1-Aug-07    10.500        N
778500         360        1-Aug-32   $374,597.81    67.57   1-Aug-07    10.625        N
778533         360        1-Sep-32   $340,000.00    61.82   1-Sep-07    10.500        N
778604         360        1-Aug-32   $438,057.81    79.96   1-Aug-07    10.625        N
778742         360        1-Aug-32   $361,921.73    72.46   1-Aug-07    10.750        N
778754         360        1-Aug-32   $566,253.17    65.91   1-Aug-07    10.750        N
779275         360        1-Aug-32   $370,812.44    80.00   1-Aug-07    10.750        N
779372         360        1-Sep-32   $371,000.00    70.00   1-Sep-07    10.750        N
779391         360        1-Aug-32   $379,584.07    60.32   1-Aug-07    10.500        N
779527         360        1-Sep-32   $529,000.00    58.78   1-Sep-07    10.375        N
779625         360        1-Aug-32   $352,622.62    53.08   1-Aug-07    10.625        N
779665         360        1-Aug-32   $477,500.94    61.68   1-Aug-07    10.750        N
779684         360        1-Aug-32   $602,355.35    80.00   1-Aug-07    10.625        N
779790         360        1-Aug-32   $320,040.98    63.45   1-Aug-07    10.375        N
779856         360        1-Aug-32   $799,164.74    69.57   1-Aug-07    10.750        N
779913         360        1-Aug-32   $347,619.09    56.59   1-Aug-07    10.500        N
780027         360        1-Aug-32   $375,588.44    80.00   1-Aug-07    10.500        N
780268         360        1-Sep-32   $650,000.00    50.98   1-Sep-07    10.750        N
780272         360        1-Aug-32   $346,129.57    68.61   1-Aug-07    10.625        N
780358         360        1-Aug-32   $374,560.03    67.93   1-Aug-07    10.500        N
780492         360        1-Aug-32   $342,442.09    63.48   1-Aug-07    10.750        N
780503         360        1-Aug-32   $397,064.91    75.00   1-Aug-07    10.500        N
780574         360        1-Sep-32   $317,000.00    49.53   1-Sep-07    10.500        N
780819         360        1-Aug-32   $397,554.02    52.37   1-Aug-07    10.375        N
780834         360        1-Sep-32   $650,000.00    54.17   1-Sep-07    10.625        N
780876         360        1-Aug-32   $368,614.74    45.67   1-Aug-07    10.750        N
780900         360        1-Sep-32   $313,000.00    55.40   1-Sep-07    10.750        N
780912         360        1-Aug-32   $471,507.20    78.80   1-Aug-07    10.750        N
780949         360        1-Sep-32   $433,000.00    79.01   1-Sep-07    10.750        N
781331         360        1-Sep-32   $370,000.00    52.11   1-Sep-07    10.750        N
781502         360        1-Aug-32   $329,655.45    75.00   1-Aug-07    10.750        N
781558         360        1-Aug-32   $569,376.10    79.83   1-Aug-07    10.500        N
781748         360        1-Aug-32   $343,640.84    80.00   1-Aug-07    10.750        N
781838         360        1-Aug-32   $376,915.32    79.43   1-Aug-07    10.875        N
782415         360        1-Aug-32   $357,617.28    58.69   1-Aug-07    10.625        N
782928         360        1-Aug-32   $499,477.96    69.44   1-Aug-07    10.750        N
782973         360        1-Sep-32   $350,000.00    26.92   1-Sep-07    10.500        N
783165         360        1-Aug-32   $998,930.93    72.73   1-Aug-07    10.625        N
783264         360        1-Aug-32   $597,329.91    68.34   1-Aug-07    10.375        N
783543         360        1-Sep-32   $470,000.00    24.10   1-Sep-07    10.750        N
783578         360        1-Aug-32   $392,589.68    69.56   1-Aug-07    10.750        N
783864         360        1-Sep-32   $352,000.00    52.15   1-Sep-07    10.000        N
784156         360        1-Aug-32   $433,047.40    63.75   1-Aug-07    10.750        N
784696         360        1-Sep-32   $545,000.00    77.86   1-Sep-07    10.625        N
784721         360        1-Sep-32   $363,500.00    41.54   1-Sep-07    10.750        N
784825         360        1-Aug-32   $483,470.23    80.00   1-Aug-07    10.500        N
784916         360        1-Sep-32   $448,000.00    80.00   1-Sep-07    10.375        N
785151         360        1-Aug-32   $409,571.93    39.23   1-Aug-07    10.750        N
785197         360        1-Aug-32   $365,599.39    53.43   1-Aug-07    10.500        N
785216         360        1-Aug-32   $645,693.75    52.14   1-Aug-07    10.000        N
785306         360        1-Aug-32   $433,478.52    80.00   1-Aug-07    10.000        N
785520         360        1-Sep-32   $599,000.00    67.30   1-Sep-07    10.375        N
785581         360        1-Aug-32   $363,092.68    66.09   1-Aug-07    10.375        N
785619         360        1-Aug-32   $539,380.60    78.72   1-Aug-07    10.250        N
785662         360        1-Sep-32   $465,000.00    75.61   1-Sep-07    10.625        N
785712         360        1-Sep-32   $544,000.00    80.00   1-Sep-07    10.750        N
785793         360        1-Sep-32   $337,900.00    71.89   1-Sep-07    10.500        N
786106         360        1-Aug-32   $580,563.84    69.03   1-Aug-07    10.500        N
786310         360        1-Sep-32   $647,000.00    64.70   1-Sep-07    10.750        N
786336         360        1-Aug-32   $371,583.15    64.03   1-Aug-07    10.375        N
786488         360        1-Aug-32   $490,475.08    65.47   1-Aug-07    10.625        N
786562         360        1-Aug-32   $369,585.39    44.31   1-Aug-07    10.375        N
786660         360        1-Aug-32   $349,235.00    80.00   1-Aug-07    10.750        N
786668         360        1-Aug-32   $359,615.13    54.75   1-Aug-07    10.625        N
786686         360        1-Aug-32   $399,582.37    64.00   1-Aug-07    10.750        N
786695         360        1-Aug-32   $383,589.47    76.04   1-Aug-07    10.625        N
786796         360        1-Aug-32   $352,631.44    65.61   1-Aug-07    10.750        N
786873         360        1-Aug-32   $386,566.35    59.54   1-Aug-07    10.375        N
786973         360        1-Aug-32   $605,320.95    50.50   1-Aug-07    10.375        N
787011         360        1-Aug-32   $454,490.15    56.88   1-Aug-07    10.375        N
787265         360        1-Aug-32   $329,655.45    66.67   1-Aug-07    10.750        N
787444         360        1-Aug-32   $508,468.57    67.87   1-Aug-07    10.750        N
787587         360        1-Aug-32   $570,360.16    60.11   1-Aug-07    10.375        N
787799         360        1-Sep-32   $444,000.00    80.00   1-Sep-07    10.750        N
787993         360        1-Aug-32   $364,600.49    57.03   1-Aug-07    10.500        N
788028         360        1-Sep-32   $309,000.00    65.05   1-Sep-07    10.750        N
788068         360        1-Aug-32   $789,155.44    71.82   1-Aug-07    10.625        N
788100         360        1-Aug-32   $344,631.17    63.89   1-Aug-07    10.625        N
788136         360        1-Aug-32   $422,537.00    59.58   1-Aug-07    10.500        N
788380         360        1-Sep-32   $650,000.00    66.61   1-Sep-07    10.375        N
788590         360        1-Aug-32   $408,572.97    68.05   1-Aug-07    10.750        N
788645         360        1-Aug-32   $374,608.48    50.00   1-Aug-07    10.750        N
788719         360        1-Aug-32   $463,016.07    74.76   1-Aug-07    10.750        N
789218         360        1-Aug-32   $445,999.67    37.21   1-Aug-07    10.375        N
789328         360        1-Aug-32   $579,365.15    48.43   1-Aug-07    10.500        N
789385         360        1-Aug-32   $413,942.50    80.00   1-Aug-07    10.625        N
789410         360        1-Aug-32   $550,596.67    80.00   1-Aug-07    10.500        N
789439         360        1-Aug-32   $354,611.42    57.72   1-Aug-07    10.500        N
789454         360        1-Sep-32   $400,000.00    42.11   1-Sep-07    10.750        N
789514         360        1-Aug-32   $374,589.54    60.48   1-Aug-07    10.500        N
789857         360        1-Aug-32   $599,327.67    61.73   1-Aug-07    10.375        N
790016         360        1-Aug-32   $363,582.47    80.00   1-Aug-07    10.250        N
790232         360        1-Sep-32   $344,000.00    80.00   1-Sep-07    10.750        N
790294         360        1-Sep-32   $531,000.00    79.97   1-Sep-07    10.375        N
790309         360        1-Aug-32   $430,849.70    79.14   1-Aug-07    10.750        N
790348         360        1-Aug-32   $342,641.88    74.57   1-Aug-07    10.750        N
790694         360        1-Aug-32   $601,266.44    52.44   1-Aug-07    10.625        N
790845         360        1-Aug-32   $714,271.02    65.00   1-Aug-07    10.875        N
791031         360        1-Aug-32   $590,353.11    66.40   1-Aug-07    10.500        N
791265         360        1-Sep-32   $650,000.00    74.29   1-Sep-07    10.625        N
791345         360        1-Aug-32   $503,448.34    80.00   1-Aug-07    10.500        N
791446         360        1-Aug-32   $334,641.86    67.00   1-Aug-07    10.625        N
791470         360        1-Sep-32   $533,000.00    65.00   1-Sep-07    10.500        N
791581         360        1-Sep-32   $546,000.00    70.00   1-Sep-07    10.500        N
791623         360        1-Aug-32   $509,428.52    64.64   1-Aug-07    10.375        N
809946         360        1-Aug-32   $339,669.54    80.00   1-Aug-07    11.125        N
821510         360        1-Jul-32   $446,842.39    80.00   1-Jul-07    10.500        N
855599         360        1-Aug-32   $344,622.37    73.40   1-Aug-07    10.500        N
860406         360        1-Sep-32   $342,000.00    80.00   1-Sep-07     9.875        N
864621         360        1-Aug-32   $300,700.35    70.00   1-Aug-07    11.000        N
864800         360        1-Sep-32   $320,000.00    53.70   1-Sep-07    10.000        N
865606         360        1-Sep-32   $900,000.00    79.65   1-Sep-07    10.000        N
866711         360        1-Aug-32   $435,425.85    80.00   1-Aug-07     9.500        N
870726         360        1-Aug-32   $391,529.84    80.00   1-Aug-07    11.000        N
875442         360        1-Sep-32   $448,000.00    80.00   1-Sep-07    10.875        N
876702         360        1-Aug-32   $332,090.50    79.83   1-Aug-07    10.000        N
881432         360        1-Jul-32   $636,887.12    80.00   1-Jul-07    10.250        N
884682         360        1-Sep-32 $1,000,000.00    46.62   1-Sep-07     9.875        N
891756         360        1-Aug-32   $405,565.96    71.23   1-Aug-07    10.625        N
900888         360        1-Aug-32   $401,549.54    80.00   1-Aug-07    10.375        N
902280         360        1-Aug-32   $786,716.03    75.00   1-Aug-07    11.000        N
908674         360        1-Aug-32   $371,553.02    80.00   1-Aug-07    10.000        N
909128         360        1-Aug-32   $444,013.46    70.00   1-Aug-07    10.500        N
909448         360        1-Aug-32   $827,114.81    80.00   1-Aug-07    10.625        N
914654         360        1-Aug-32   $475,526.13    56.67   1-Aug-07    11.000        N
915091         360        1-Jul-32   $369,243.69    69.81   1-Jul-07    10.875        N
916875         360        1-Aug-32   $524,309.45    78.36   1-Aug-07    10.875        N
917756         360        1-Sep-32   $525,217.00    80.00   1-Sep-07    10.500        N
918043         360        1-Aug-32   $371,611.60    80.00   1-Aug-07    10.750        N
923131         360        1-Sep-32   $486,000.00    80.00   1-Sep-07     9.88         N
923717         360        1-Aug-32   $598,403.69    46.08   1-Aug-07    11.00         N
932200         360        1-Sep-32   $880,000.00    80.00   1-Sep-07    10.13         N
958189         360        1-Aug-32   $367,577.89    79.14   1-Aug-07    10.25         N
961487         360        1-Sep-32   $576,000.00    80.00   1-Sep-07    10.50         N
964807         360        1-Aug-32   $596,715.57    80.00   1-Aug-07    10.50         N
970634         360        1-Aug-32   $418,073.32    68.10   1-Aug-07    10.88         N
970780         360        1-Aug-32   $363,637.63    80.00   1-Aug-07    11.00         N
973310         360        1-Aug-32   $399,530.38    80.00   1-Aug-07    10.13         N
976165         360        1-Sep-32   $418,500.00    90.00   1-Sep-07    10.38         N         33
976368         360        1-Aug-32   $454,513.57    47.64   1-Aug-07    10.63         N
976614         360        1-Aug-32   $310,160.13    90.00   1-Aug-07    10.50         N         33
979100         360        1-Sep-32   $610,000.00    75.08   1-Sep-07    10.50         N
982320         360        1-Aug-32   $575,966.11    80.00   1-Aug-07     9.38         N
982970         360        1-Aug-32   $499,513.81    52.63   1-Aug-07    11.13         N
984528         360        1-Jun-32   $363,904.46    66.36   1-Jun-07    11.00         N
985362         360        1-Sep-32 $1,400,000.00    50.00   1-Sep-07    10.00         N
986192         360        1-Aug-32   $598,724.94    64.80   1-Aug-07    10.50         N
987175         360        1-Aug-32   $504,481.10    80.00   1-Aug-07    10.00         N
988560         360        1-Aug-32   $429,591.99    69.30   1-Aug-07    11.25         N
988566         360        1-Aug-32   $649,254.42    61.90   1-Aug-07    10.25         N
988597         360        1-Aug-32   $475,466.61    80.00   1-Aug-07    10.38         N
988631         360        1-Sep-32   $329,600.00    80.00   1-Sep-07     9.88         N
990930         360        1-Aug-32   $619,352.67    80.00   1-Aug-07    10.75         N
992060         360        1-Aug-32   $392,599.31    77.82   1-Aug-07    10.88         N
993681         360        1-Jul-32   $491,934.61    68.84   1-Jul-07    11.13         N
994362         360        1-Sep-32   $700,000.00    75.39   1-Sep-07    10.00         N
994575         360        1-Aug-32   $339,581.94    80.00   1-Aug-07     9.88         N
994965         360        1-Aug-32   $475,690.83    76.83   1-Aug-07    10.88         N
995937         360        1-Aug-32   $349,598.53    70.00   1-Aug-07    10.25         N
996011         360        1-Sep-32   $393,400.00    79.00   1-Sep-07    10.38         N
996072         360        1-Jul-32   $447,883.60    60.75   1-Jul-07    10.88         N
997860         360        1-Aug-32   $998,905.44    79.05   1-Aug-07    10.50         N
998060         360        1-Jul-32   $404,179.52    89.99   1-Jul-07    11.25         N         12
998374         360        1-Sep-32   $376,500.00    69.08   1-Sep-07    10.63         N
998402         360        1-Aug-32   $955,976.90    62.75   1-Aug-07    10.63         N
998477         360        1-Aug-32   $370,800.79    75.00   1-Aug-07    10.50         N
999023         360        1-Aug-32   $404,577.15    75.00   1-Aug-07    10.75         N
999057         360        1-Aug-32   $649,271.64    68.42   1-Aug-07    10.38         N
999236         360        1-Sep-32   $350,000.00    30.97   1-Sep-07    10.50         N
999602         360        1-Aug-32   $462,281.41    68.06   1-Aug-07    10.38         N
999686         360        1-Aug-32   $446,499.11    25.99   1-Aug-07    10.38         N
1504083        360        1-Sep-32   $525,000.00    36.33   1-Sep-07    10.50         N
1713197        360        1-Aug-32   $388,593.86    76.27   1-Aug-07    10.75         N
1821990        360        1-Sep-32   $491,000.00    68.67   1-Sep-07    10.38         N
1871946        360        1-Sep-32   $455,000.00    70.00   1-Sep-07    10.63         N
1934918        360        1-Aug-32   $638,316.86    79.88   1-Aug-07    10.63         N
2044573        360        1-Aug-32   $559,357.65    43.08   1-Aug-07    10.25         N
2237352        360        1-Aug-32   $532,430.19    73.52   1-Aug-07    10.63         N
2251379        360        1-Aug-32   $397,564.36    57.27   1-Aug-07    10.50         N
2285864        360        1-Sep-32   $344,000.00    80.00   1-Sep-07    10.13         N
2294148        360        1-Sep-32   $400,000.00    69.57   1-Sep-07    10.38         N
2402584        360        1-Aug-32   $381,601.17    75.64   1-Aug-07    10.75         N
2441681        360        1-Aug-32   $322,646.46    70.22   1-Aug-07    10.50         N
2451524        360        1-Sep-32   $956,250.00    75.00   1-Sep-07    10.63         N
2498210        360        1-Aug-32   $325,108.72    64.94   1-Aug-07    10.38         N
2524049        360        1-Sep-32   $600,000.00    72.29   1-Sep-07    10.63         N
2556801        360        1-Sep-32   $320,000.00    80.00   1-Sep-07    10.63         N
2564979        360        1-Sep-32   $399,200.00    68.83   1-Sep-07    10.38         N
2927802        360        1-Sep-32   $430,000.00    58.90   1-Sep-07    10.75         N
3611597        360        1-Sep-32   $423,000.00    69.34   1-Sep-07    10.25         N
3638301        360        1-Aug-32   $359,596.60    60.00   1-Aug-07    10.38         N
3652617        360        1-Aug-32   $434,523.86    60.84   1-Aug-07    10.50         N
3701448        360        1-Aug-32   $506,483.09    36.21   1-Aug-07    10.88         N
3758919        360        1-Sep-32   $375,000.00    65.22   1-Sep-07    10.63         N
3946654        360        1-Sep-32   $340,000.00    66.67   1-Sep-07    10.38         N
3966793        360        1-Sep-32   $430,000.00    35.83   1-Sep-07    10.38         N
4064572        360        1-Aug-32   $483,457.65    80.00   1-Aug-07    10.38         N
4302981        360        1-Aug-32   $479,474.61    80.00   1-Aug-07    10.50         N
4333812        360        1-Sep-32   $343,000.00    55.32   1-Sep-07    10.50         N
4398681        360        1-Aug-32   $365,908.40    79.99   1-Aug-07    10.63         N
4650073        360        1-Sep-32   $439,000.00    69.68   1-Sep-07    10.50         N
4693461        360        1-Sep-32   $398,000.00    57.68   1-Sep-07    10.75         N
4884177        360        1-Aug-32   $423,546.71    80.00   1-Aug-07    10.63         N
4910873        360        1-Aug-32   $414,032.77    37.48   1-Aug-07    10.13         N
5348164        360        1-Sep-32   $395,000.00    49.38   1-Sep-07    10.88         N
5351748        360        1-Aug-32   $479,436.46    44.86   1-Aug-07    10.13         N
6249555        360        1-Aug-32   $474,492.19    74.99   1-Aug-07    10.63         N
8004269        360        1-Sep-32   $850,000.00    60.93   1-Sep-07    10.50         N
8021768        360        1-Aug-32   $347,600.83    47.35   1-Aug-07    10.25         N
8034639        360        1-Aug-32   $399,582.37    80.00   1-Aug-07    10.75         N
8090904        360        1-Sep-32   $557,500.00    61.26   1-Sep-07     9.88         N
8095069        360        1-Sep-32   $364,000.00    89.88   1-Sep-07    10.50         N         12
8141277        360        1-Sep-32   $470,000.00    62.67   1-Sep-07    10.38         N
8165078        360        1-Aug-32   $636,334.93    38.49   1-Aug-07    10.75         N
8242125        360        1-Aug-32   $431,538.16    80.00   1-Aug-07    10.63         N
8281578        360        1-Sep-32   $420,500.00    40.55   1-Sep-07    10.50         N
8287583        360        1-Sep-32   $600,000.00    80.00   1-Sep-07     9.63         N
8291569        360        1-Aug-32   $346,649.30    69.25   1-Aug-07    10.25         N
8295230        360        1-Aug-32   $392,559.62    60.46   1-Aug-07    10.38         N
8295677        360        1-Aug-32   $597,813.50    70.00   1-Aug-07    10.25         N
8305260        360        1-Aug-32   $520,429.73    76.62   1-Aug-07    10.50         N
8310047        360        1-Sep-32   $569,700.00    63.30   1-Sep-07    10.50         N
8323016        360        1-Sep-32   $493,000.00    71.04   1-Sep-07    10.63         N
8323636        360        1-Aug-32   $411,569.84    69.83   1-Aug-07    10.75         N
8329435        360        1-Sep-32   $379,200.00    80.00   1-Sep-07    10.63         N
8361925        360        1-Aug-32   $351,614.71    46.93   1-Aug-07    10.50         N
8412350        360        1-Sep-32   $597,600.00    80.00   1-Sep-07    10.50         N
8418170        360        1-Aug-32   $339,101.09    80.00   1-Aug-07    10.63         N
8434680        360        1-Aug-32   $449,130.58    78.88   1-Aug-07    10.75         N
8469116        360        1-Aug-32   $649,236.87    74.88   1-Aug-07    10.13         N
8481079        360        1-Sep-32   $564,000.00    71.30   1-Sep-07    10.25         N
8509218        360        1-Sep-32   $482,000.00    79.93   1-Sep-07    10.50         N
9942583        360        1-Sep-32   $392,000.00    26.58   1-Sep-07    10.63         N
9947683        360        1-Jul-32   $340,855.47    80.00   1-Jul-07    10.50         N
9958144        360        1-Aug-32   $359,567.44    75.00   1-Aug-07    10.00         N
9958260        360        1-Aug-32   $381,581.87    65.30   1-Aug-07    10.50         N
9963767        360        1-Aug-32   $318,425.02    75.00   1-Aug-07    10.88         N
9978068        360        1-Aug-32   $399,530.38    61.16   1-Aug-07    10.13         N
9978369        360        1-Jul-32   $997,955.91    53.33   1-Jul-07    10.88         N
9980510        360        1-Jul-32   $561,649.58    80.00   1-Jul-07    10.88         N
9992871        360        1-Sep-32   $384,000.00    80.00   1-Sep-07    10.50         N
122335342      360        1-Sep-32   $491,000.00    76.12   1-Sep-07    10.63         N
122335417      360        1-Aug-32   $339,271.32    80.00   1-Aug-07    10.63         N
122339641      360        1-Sep-32   $377,000.00    54.64   1-Sep-07    10.00         N
122342512      360        1-Sep-32   $382,000.00    79.58   1-Sep-07    10.75         N
122360274      360        1-Aug-32   $635,270.48    80.00   1-Aug-07    10.25         N
122373079      360        1-Sep-32   $348,000.00    80.00   1-Sep-07    10.63         N
122381643      360        1-Aug-32   $329,647.22    55.00   1-Aug-07    10.63         N
122384696      360        1-Sep-32   $450,000.00    61.06   1-Sep-07    10.25         N
122388697      360        1-Sep-32   $376,000.00    80.00   1-Sep-07     9.63         N
122404726      360        1-Aug-32   $327,313.46    80.00   1-Aug-07    10.75         N
122422868      360        1-Sep-32   $323,000.00    65.25   1-Sep-07    10.38         N
122447451      360        1-Sep-32   $495,600.00    69.31   1-Sep-07    10.75         N

                                   $460,594,588.92

COUNT:
WAC:
WAM:
WALTV:

                                    EXHIBIT G

                        REQUEST FOR RELEASE OF DOCUMENTS

To:   Wells Fargo Bank Minnesota, National Association
      1015 10th Avenue S.E.
      Minneapolis., MN  55414
      Attn:  ________________

      Re: Custodial Agreement, dated as of September 27, 2002, among Wachovia Bank National Association, as Trustee, Wells Fargo Asset Securities Corporation, as Seller, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and Wells Fargo Bank Minnesota, National Association, as Custodian, relating to the Wells Fargo Asset Securities Corporation; Mortgage Pass-Through Certificates, Series 2002-E.
            -------------------------------------------------------------------

            In connection with the administration of the Mortgage Loans held by you as Custodian for the Trust Estate pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Owner Mortgage Loan File for the Mortgage Loan described below, for the reason indicated.

                              Mortgage Loan Number:

                       Mortgagor Name, Address & Zip Code:

            Reason for Requesting Documents (check one):

            _______           1.    Mortgage Paid in Full

            _______           2.    Foreclosure

            _______           3.    Substitution

            _______           4.    Other Liquidation (Repurchases, etc.)

            _______           5.    Nonliquidation

            Reason:____________________________________

            By:_______________________________________
                 (authorized signer)

            Issuer:_____________________________________



            Address:___________________________________

                    ___________________________________



            Date: ______________________________________

                                    Custodian

Wells Fargo Bank Minnesota, National Association

            Please acknowledge the execution of the above request by your signature and date below:


____________________________________      _________________
Signature                                 Date



Documents returned to Custodian:

____________________________________      _________________
Custodian                                  Date

                                    EXHIBIT H

                                            AFFIDAVIT   PURSUANT   TO  SECTION
                                            860E(e)(4)    OF   THE    INTERNAL
                                            REVENUE CODE OF 1986,  AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS




STATE OF                )
                        )  ss.:
COUNTY OF               )


            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is [______________].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-E, Class [I-A-R][I-A-LR] Certificate (the "Class [I-A-R][I-A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [I-A-R][I-A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [I-A-R][I-A-LR] Certificate in excess of cash flows generated by the Class [I-A-R][I-A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [I-A-R][I-A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 10 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser is aware that the Class [I-A-R][I-A-LR] Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            8. That the Purchaser will not cause income from the Class [I-A-R][I-A-LR] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other person.

            9. That, if the Purchaser is purchasing the Class [I-A-R][I-A-LR] Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Purchaser has executed and attached Attachment A hereto.

            10. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [I-A-R][I-A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [I-A-R][I-A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [I-A-R][I-A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [I-A-R][I-A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 10 hereof.

            12. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 8.13 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.

                                           [NAME OF PURCHASER]



                                       By:___________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of _______, 20__.




Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                  ATTACHMENT A

                                       to

    AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF
                  1986, AS AMENDED, AND FOR NON-ERISA INVESTORS


Check the appropriate box:

o The consideration paid to the Purchaser to acquire the Class [I-A-R][I-A-LR] Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code and the compounding period used by the Purchaser.

                                         OR

o The transfer of the Class [I-A-R][I-A-LR] Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

      (i) the Purchaser is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Class [I-A-R][I-A-LR] Certificate will only be taxed in the United States;

      (ii) at the time of the transfer, and at the close of the Purchaser's two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

      (iii) the Purchaser will transfer the Class [I-A-R][I-A-LR] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and
            (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

      (iv) the Purchaser has determined the consideration paid to it to acquire the Class [I-A-R][I-A-LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith; and

      (v) in the event of any transfer of the Class [I-A-R][I-A-LR] Certificate by the Purchaser, the Purchaser will require its transferee to complete a representation in the form of this Attachment A as a condition of the transferee's purchase of the Class [I-A-R][I-A-LR] Certificate.

                                    EXHIBIT I

          [Letter from Transferor of Class [I-A-R][I-A-LR] Certificate]




                                     [Date]

Wachovia Bank, National Association
401 South Tryon Street
Charlotte, North Carolina 28202

      Re: Wells Fargo Asset Securities Corporation, Series 2002-E, Class [I-A-R][I-A-LR]
            -------------------------------------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraphs 3, 4, 8 and 10 thereof is not true.

                                                Very truly yours,
                                                [Transferor]



                                                ______________________

                                    EXHIBIT J

                    WELLS FARGO ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-E
                      CLASS [B-4] [B-5] [B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                    _________________ __, ____

Wachovia Bank, National Association
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way

Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-E, Class [B-4] [B-5] [B-6] Certificates (the "Class [B-4] [B-5] [B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of September 26, 2002 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and Wachovia Bank, National Association, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-E.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4] [B-5] [B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4] [B-5] [B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4] [B-5] [B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4] [B-5] [B-6] Certificates and can afford a complete loss of such investment.]

            [(d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _______________, relating to the Class [B-4] [B-5] [B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4] [B-5] [B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4] [B-5] [B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4] [B-5] [B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4] [B-5] [B-6] Certificates other than in connection with a subsequent sale of Class [B-4] [B-5] [B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4] [B-5] [B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4] [B-5] [B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

            (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4] [B-5] [B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [B-4] [B-5] [B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:_____________________________________



                                       Its:____________________________________

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                            WFHM Servicing Agreement

                                    EXHIBIT M

                    [FORM OF SPECIAL SERVICING AGREEMENT]

               SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT
            This  SPECIAL   SERVICING  AND  COLLATERAL   FUND  AGREEMENT  (the
"Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and

 (the "Purchaser").
                              PRELIMINARY STATEMENT

            is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-E, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of September 26, 2002 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer, and Wachovia Bank, National Association, as Trustee.

            intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01      Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund  established and maintained  pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least A-1 by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by S&P or at least Aa2 by Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02      Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01      Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

             (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

             (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02      Purchaser's   Election  to  Delay  Foreclosure
Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03      Purchaser's  Election to Commence  Foreclosure
Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04      Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01      Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-E." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02      Collateral Fund Permitted Investments

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03      Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04      Collateral Shortfalls

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01      Amendment

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02      Counterparts

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03      Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04      Notices

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way

                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,

                  ________________________

                  ________________________

                  ________________________

                  Attention: _____________

            Section 4.05      Severability of Provisions

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06      Successors and Assigns

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07      Article and Section Headings

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08      Confidentiality

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09      Indemnification

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       Wells Fargo Bank Minnesota, National
                                          Association

                                       By:_____________________________________
                                          Name:
                                          Title:



                                          _____________________________



                                       By:_____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT N

                FORM OF INITIAL CERTIFICATION OF THE CUSTODIAN


                                September 27 2002

Wells Fargo Asset Securities Corporation
7485 New Horizon Way

Frederick, Maryland  21703

Wachovia Bank, National Association
401 South Tryon Street
Charlotte, North Carolina 28202

      Re: The Pooling and Servicing Agreement, dated September 27, 2002, among Wells Fargo Asset Securities Corporation, as Seller, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and Wachovia Bank, National Association, as Trustee, relating to the Wells Fargo Asset Securities Corporation; Mortgage Pass-Through Certificates, Series 2002-E.
            -------------------------------------------------------------------

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian on behalf of the Trustee, hereby certifies that, except as specified in any list of exceptions attached hereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this initial certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                       ASSOCIATION,
                                        as Custodian on behalf of the Trustee

                                       By:_____________________________________
                                          Name: _______________________________
                                          Title:_______________________________

                                    EXHIBIT O

                  FORM OF FINAL CERTIFICATION OF THE CUSTODIAN


                              [__________ __, ____]


Wells Fargo Asset Securities Corporation
7485 New Horizon Way

Frederick, Maryland  21703

Wachovia Bank, National Association
401 South Tryon Street
Charlotte, North Carolina 28202

      Re: The Pooling and Servicing Agreement, dated September 27, 2002, among Wells Fargo Asset Securities Corporation, as Seller, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and Wachovia Bank, National Association, as Trustee, relating to the Wells Fargo Asset Securities Corporation; Mortgage Pass-Through Certificates, Series 2002-E.
            -------------------------------------------------------------------

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian on behalf of the Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this final certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                       ASSOCIATION,
                                        as Custodian on behalf of the Trustee

                                       By:_____________________________________
                                          Name: _______________________________
                                          Title:_______________________________

                                   SCHEDULE I

                  Wells Fargo Asset Securities Corporation,
              Mortgage Pass-Through Certificates, Series 2002-E
               Applicable Unscheduled Principal Receipt Period

                                          Full Unscheduled         Partial Unscheduled
Servicer                                 Principal Receipts         Principal Receipts

WFHM                                          Mid-Month                 Mid-Month